   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1998


                                                      REGISTRATION NO. 333-31363
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 4


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                       ANCHOR GLASS CONTAINER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            3220                           59-3417812
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)

                              CONSUMERS U.S., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            6719                           23-2874087
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)

                            ------------------------
                                ONE ANCHOR PLAZA

                           4343 ANCHOR PLAZA PARKWAY
                           TAMPA, FLORIDA 33634-7513
                                 (813) 884-0000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                               C. KENT MAY, ESQ.

              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       ANCHOR GLASS CONTAINER CORPORATION
                                ONE ANCHOR PLAZA
                           4343 ANCHOR PLAZA PARKWAY
                           TAMPA, FLORIDA 33634-7513
                                 (813) 884-0000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                               AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:
                            RANDI L. STRUDLER, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 326-3939
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:   As soon as
practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 10, 1998

PROSPECTUS

[ANCHOR LOGO]
                       ANCHOR GLASS CONTAINER CORPORATION

          OFFER TO EXCHANGE ITS 11 1/4% FIRST MORTGAGE NOTES DUE 2005,
       WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT (AS DEFINED),
           FOR ITS OUTSTANDING 11 1/4% FIRST MORTGAGE NOTES DUE 2005
            THESE NOTES ARE GUARANTEED ON A SENIOR SECURED BASIS BY

                              CONSUMERS U.S., INC.
      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                      , 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").
                            ------------------------

    Anchor Glass Container Corporation, a Delaware corporation ("Anchor" or the "Company"), hereby offers to exchange (the "Exchange Offer") up to $150,000,000 aggregate principal amount of its new 11 1/4% First Mortgage Notes due 2005 (the "Exchange Notes") for an equal principal amount of its outstanding 11 1/4% First Mortgage Notes due 2005 (the "Outstanding Notes") sold by the Company on April 17, 1997, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (the "Letter of Transmittal"). The Exchange Notes and the Outstanding Notes are collectively referred to herein as the "Notes." The terms of the Exchange Notes are identical in all material respects to those of the Outstanding Notes, except for certain transfer restrictions and registration rights relating to the Outstanding Notes. The Exchange Notes will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined) governing the Outstanding Notes.

    Interest on the Exchange Notes will accrue from and including the Exchange Date (as defined) and will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 1997, at the rate of 11 1/4% per annum. Additionally, interest on the Exchange Notes will accrue from the last interest payment date on which interest was paid on the Outstanding Notes surrendered in exchange therefor or, if no interest has been paid on the Outstanding Notes, from the date of original issue of the Outstanding Notes to but not including the Exchange Date. The Exchange Notes will be redeemable, in whole or in part, at the option of the Company on or after April 1, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time or from time to time on or prior to April 1, 2000, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Equity Offerings (as defined), at a redemption price equal to 111.25% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that after giving effect to any such redemption, at least 65% of the initial aggregate principal amount of the Notes originally issued remains outstanding.

    The Exchange Notes will be senior obligations of the Company secured by a first priority lien (subject to Permitted Liens (as defined)) on substantially all existing and future property, plant and equipment owned or leased by the Company other than the Bank Collateral (as defined) and Purchase Money Assets (as defined), and a pari passu lien with the lenders under the Company's $110.0 million Revolving Credit Facility (as defined) on the Shared Collateral (as defined), which includes, among other things, intellectual property and contract rights and certain insurance proceeds. The Exchange Notes will rank senior in right of payment to all existing and future subordinated Indebtedness (as defined) of the Company and pari passu in right of payment with all other existing and future senior Indebtedness of the Company, including all Indebtedness outstanding under the Revolving Credit Facility, which is secured by a first priority lien on the Bank Collateral and a pari passu lien on the Shared Collateral. The Exchange Notes will be fully and unconditionally guaranteed (each a "Guarantee" and collectively the "Guarantees" and together with the Exchange Notes, the "Securities") on a senior secured basis by Consumers U.S., Inc. ("Consumers U.S." or the "Parent Guarantor") and by any future Restricted Subsidiary (as defined) of the Company, each of which future Restricted Subsidiaries will become a guarantor in accordance with the terms of the Indenture (each, including the Parent Guarantor, a "Guarantor" and, collectively, the "Guarantors"). Each Guarantee will rank senior in right of payment to all existing and future subordinated Indebtedness of the relevant Guarantor and pari passu in right of payment to all existing and future senior Indebtedness of such Guarantor and will be secured, in the case of the Guarantee by the Parent Guarantor, by a perfected first priority pledge of the capital stock of the Company owned by Consumers U.S. and, in the case of any Guarantee by a Restricted Subsidiary, by a first priority lien (subject to Permitted Liens) on all existing and future property, plant and equipment owned or leased by such Restricted Subsidiary other than the Bank Collateral and Purchase Money Assets. At December 31, 1997, the Company had approximately $163.8 million of Indebtedness outstanding.
                                                        (Continued on next page)
                            ------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE EXCHANGE OFFER.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                THE DATE OF THIS PROSPECTUS IS           , 1998.

(Continued from previous page)

    Upon a Change of Control (as defined), each holder of the Notes will have the right to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. Within 90 days after the consummation of any Change of Control Offer (as defined) pursuant to which the Company has repurchased at least 90% of the Notes outstanding immediately prior to such Change of Control Offer, the Company may, at its option, redeem all of the remaining Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. In addition, under certain circumstances, the Company will be required to offer to purchase the Notes at 100% of the principal amount thereof plus accrued interest, if any, to the date of repurchase with the net cash proceeds of certain Asset Sales (as defined). See "Description of the Notes."

    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where they were acquired by such broker-dealer as a result of market-making or other trading activities. Each broker-dealer that received Outstanding Notes from the Company and not as a result of market-making or other trading activities, in the absence of an exemption, must comply with the registration requirements of the Securities Act. The Company and the Parent Guarantor will, for a period of 180 days after consummation of the Exchange Offer, make copies of this Prospectus available to any broker-dealer for use in connection with any such resale.

    The Outstanding Notes held by "qualified institutional buyers" (as such term is defined in Rule 144A under the Securities Act, "QIBs") are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages Market (the "PORTAL Market") of the National Association of Securities Dealers Inc. The Exchange Notes constitute securities for which there is no established trading market. Any Outstanding Notes not tendered and accepted in the Exchange Offer will remain outstanding. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the Exchange Notes is currently anticipated. If a market for the Exchange Notes should develop, such Exchange Notes could trade at a discount from their principal amount. To the extent that any Outstanding Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Outstanding Notes could be adversely affected. No assurance can be given as to the liquidity of the trading market for either the Outstanding Notes or the Exchange Notes.

    The Exchange Notes are being offered hereby in order to satisfy certain obligations of the Company and the Parent Guarantor contained in the Registration Rights Agreement dated as of April 17, 1997 (the "Registration Rights Agreement") among the Company, the Parent Guarantor and certain institutional accredited investors (the "Initial Purchasers") entered into at the time of original issue of the Outstanding Notes. Neither the Company nor the Parent Guarantor will receive any proceeds from the Exchange Offer. The Company will pay all expenses incident to the Exchange Offer.

    The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange pursuant to the Exchange Offer. The date of acceptance and exchange (the "Exchange Date") of the Outstanding Notes will be the second business day following the Expiration Date. Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Outstanding Notes with respect to the Exchange Offer, the Company will promptly return such Outstanding Notes to the holders thereof.

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING, AMONG OTHER ITEMS, (I) THE REALIZATION OF ANCHOR'S BUSINESS STRATEGY AND THE COST SAVINGS ESTIMATED TO BE ACHIEVED IN CONNECTION THEREWITH AND THE COSTS ASSOCIATED THEREWITH, (II) THE SUFFICIENCY OF CASH FLOW AND OTHER SOURCES OF LIQUIDITY TO FUND ANCHOR'S DEBT SERVICE REQUIREMENTS, WORKING CAPITAL NEEDS AND OTHER SIGNIFICANT EXPENDITURES AND (III) ANTICIPATED TRENDS IN THE GLASS PACKAGING INDUSTRY, INCLUDING, WITH RESPECT TO INDUSTRY CAPACITY, PRODUCT DEMAND AND PRICING. FORWARD-LOOKING STATEMENTS ARE TYPICALLY IDENTIFIED BY THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "ESTIMATE," "PROJECT" AND SIMILAR EXPRESSIONS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND ANCHOR'S CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF FACTORS INCLUDING THOSE DESCRIBED IN "RISK FACTORS." IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THERE CAN BE NO ASSURANCE THAT THE RESULTS AND EVENTS CONTEMPLATED BY THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS PROSPECTUS WILL IN FACT TRANSPIRE. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THEIR DATES. ANCHOR DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS.

     THIS PROSPECTUS CONTAINS HISTORICAL FINANCIAL INFORMATION REGARDING GLENSHAW GLASS COMPANY, INC. ("GLENSHAW") AND CONSUMERS PACKAGING INC. ("CONSUMERS"), AFFILIATES OF ANCHOR. PRIOR RESULTS OF CONSUMERS AND GLENSHAW ARE NOT INDICATIVE OF THE COMPANY'S FUTURE RESULTS. THE NATURE AND RISKS OF THE RESTRUCTURING CARRIED OUT AT CONSUMERS AND GLENSHAW, AND MARKET CONDITIONS FACED BY THEM, DIFFER SUBSTANTIALLY FROM THE NATURE AND RISKS OF THE BUSINESS STRATEGY FOR ANCHOR DESCRIBED UNDER "BUSINESS -- BUSINESS STRATEGY."

                            ------------------------

                             AVAILABLE INFORMATION

     The Company and Consumers U.S. have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Exchange Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company, Consumers U.S. and the Exchange Notes, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. Copies of the Registration Statement may be examined without charge at the Public References Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of certain fees prescribed by the Commission. The Commission maintains an Internet site on the World Wide Web at "http://www.sec.gov." which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

     Neither the Company nor Consumers U.S. is currently subject to the informational requirements of Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon completion of the Exchange Offer, the Company and Consumers U.S. will be subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file periodic reports and other information with the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of any material so filed can be obtained from the Public Reference Section of the Commission, upon payment of certain fees prescribed by the Commission. Notwithstanding the foregoing, Consumers U.S. intends to request that the Commission, pursuant to Section

12(h) of the Exchange Act, grant an order exempting it from complying with the information requirements of the Exchange Act.

     In addition, the Company is required by the terms of the Indenture to furnish the Trustee and the holders of the Notes with annual reports containing consolidated financial statements audited by its independent public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the consolidated financial statements and notes thereto, included elsewhere in this Prospectus. Unless otherwise noted, references to: (i) "Anchor" or "the Company" shall mean Anchor Glass Container Corporation; (ii) "Consumers" shall mean Consumers Packaging Inc. and its Canadian subsidiary, Consumers International Inc. ("Consumers International"); (iii) "Consumers U.S." or the "Parent Guarantor" shall mean Consumers U.S., Inc.; (iv) the "Anchor Acquisition" shall mean the acquisition by the Company of certain assets and the assumption of certain liabilities of Old Anchor on February 5, 1997; and (v) "Old Anchor" shall mean the former Anchor Glass Container Corporation, which is currently a debtor-in-possession under Chapter 11 of the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and was renamed Anchor Resolution Corp. following the Anchor Acquisition. Financial information set forth in this Prospectus has been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). References to "C$" are to Canadian Dollars.

                                  THE COMPANY

     On a pro forma basis after giving effect to the Anchor Acquisition, Anchor is the third largest manufacturer of glass containers in the United States, with an approximate 19% share of U.S. glass container sales in 1996. Anchor produces a diverse line of flint (clear), amber, green and other colored glass containers of various types, designs and sizes. The Company manufactures and sells its products to many of the leading producers of beer, liquor, wine, food, juice, tea, soda and mineral water. The Company focuses on the production of beer containers as this product category accounted for approximately 50% of the Company's pro forma 1996 unit sales, nearly twice the volume of its next largest category. After giving effect to the Anchor Acquisition, for the year ended December 31, 1996, the Company had pro forma net sales of $722.7 million.

     Consumers, Canada's only glass container manufacturer, indirectly owns approximately 59% of Anchor on a fully diluted basis. By management's estimates, Consumers produced in excess of 80% of all glass containers sold in Canada in 1996, with U.S. glass container manufacturers (including Old Anchor) having produced most of the remainder. On a pro forma combined basis, after giving effect to the Anchor Acquisition, the Company and Consumers would have had total net sales of over $1.0 billion in 1996, net of intercompany sales.

     A new senior management team, including executives from Consumers and its majority shareholder, G&G Investments, Inc. ("G&G"), who led the turnarounds at both Consumers and Glenshaw Glass Company, Inc. ("Glenshaw"), will implement a series of turnaround initiatives at Anchor. This new management team believes that Old Anchor was slow to respond to the changing dynamics of the market for glass packaging. Burdened by over $550.0 million of debt and with limited financial flexibility, Old Anchor's strategy focused on aggressively increasing its market share in a competitive market that suffered from substantial overcapacity. Additionally, new management believes that during 1995 and 1996 relationships with some of Old Anchor's customers deteriorated because their needs were not properly addressed and the pricing terms of certain long-term contracts with important customers were not honored.

     Anchor's strategy to improve upon Old Anchor's operating performance is to
(i) establish and maintain strong customer relationships, (ii) provide high quality products and service, (iii) control manufacturing, distribution and overhead costs, and (iv) improve production planning and product mix at the plant level to increase operating and distribution efficiency. Consistent with this strategy, management of the Company and of Consumers has closed two Anchor plants, removed two furnaces from production at two other Anchor plants and closed one Consumers plant. Management believes that its strategy to eliminate excess capacity is consistent with certain recent actions of the Company's two major competitors. The consolidation in the glass packaging industry has resulted in the three leading manufacturers producing approximately 95% of 1996 U.S. sales.

                             COMPETITIVE STRENGTHS

     Management believes the Company has the following key competitive strengths:

     EXPERIENCED TURNAROUND MANAGEMENT TEAM. John J. Ghaznavi, Chairman and Chief Executive Officer of Anchor and his team of managers plan to implement a turnaround program at Anchor that will focus on reducing costs and optimizing production efficiency at the plant level. Mr. Ghaznavi and this management team have successfully implemented turnarounds at both Consumers and Glenshaw.

     In 1993, through G&G, Mr. Ghaznavi acquired a controlling interest in Consumers, which had experienced annual losses since 1987. Following such acquisition, Mr. Ghaznavi installed experienced management and technical teams that restructured Consumers' business. By rationalizing operations, improving productivity, focusing on niche markets and introducing new production technology, as well as building and capitalizing on strong customer relationships, Mr. Ghaznavi and his team of managers were able to improve Consumers' operating and distribution efficiency. Consumers' sales increased from C$425.4 million in 1992 to C$462.3 million in 1996 during a period of general industry decline, while EBITDA increased from C$37.4 million, or 8.8% of sales, in 1992 to C$63.2 million, or 13.7% of sales, in 1996.

     Mr. Ghaznavi and his team of managers also engineered a turnaround at Glenshaw, a single-plant U.S. glass container manufacturer that focuses on low-volume, customized production runs. During the years preceding Mr. Ghaznavi's acquisition of Glenshaw through G&G in 1988, Glenshaw had experienced declining sales and operating losses. Since its acquisition by G&G, Glenshaw's sales have more than doubled and EBITDA has more than tripled.

     Mr. Ghaznavi has extensive industry and customer networks. From 1995 through 1997, he served as Chairman of the Board of Trustees of the Glass Packaging Institute, the leading industry organization that includes as its members manufacturers representing over 95% of North America's glass container production and remains a member of its board. Mr. Ghaznavi intends to build on these industry and customer networks to establish new customer relationships, as well as to recapture and strengthen Old Anchor's former customer relationships.

     EFFICIENT MANUFACTURING FACILITIES. From 1991 to 1996, Old Anchor invested in excess of $218.9 million to maintain and upgrade its machines and furnaces at the facilities that management has identified as ongoing plants, resulting in more efficient and modern glass production facilities. In addition, Old Anchor invested $145.1 million in molds for all plants during the same period. As a result of these expenditures and the reduction of capacity through plant closings, the Company believes it has the manufacturing facilities which will allow it to significantly increase efficiency upon improved allocation of production. In conjunction with the Note Offering, American Appraisal Associates, Inc. ("AAA") estimated the market value for real property and the liquidation in place value of the Company's ongoing plants, machinery and mold facilities to be $243.0 million. Additionally, AAA has estimated the fair market value of these properties on the premise of continued use to be approximately $312.4 million. See Summarization Letters of AAA, attached as Annex A to this Prospectus.

     SUPERIOR DESIGN CAPABILITIES. Old Anchor had distinguished itself as a premier provider of new product designs with the ability to integrate such designs into the production process. The Company's willingness to work closely with customers to produce unique package designs is an effective marketing tool and is expected to assist in re-establishing customer relationships.

     ACCESS TO OWENS TECHNOLOGY. Most of Anchor's production facilities utilize proprietary glass manufacturing technology of Owens-Brockway Glass Container Inc. ("Owens"), which is generally considered a recognized technological leader in the manufacture of glass containers. In February 1997, the Company entered into a Technical Assistance and License Agreement (the "Technology Agreement") for a term of up to ten years with Owens to use Owens' proprietary glass manufacturing technology. Management believes that the Technology Agreement provides key benefits to Anchor in both marketing and manufacturing its products.

                               BUSINESS STRATEGY

     Management believes it can significantly improve upon Old Anchor's recent operating results by implementing the following strategy:

     REDUCE COST STRUCTURE. Management believes that Old Anchor maintained excessive production capacity, which resulted in higher operating costs. In addition, management believes that Old Anchor maintained disproportionately large corporate overhead expenses in relation to its plant operations. Management has already begun to implement its cost reduction strategy in the following areas:

     Plant Closings. Following the Anchor Acquisition, the Company closed its Houston, Texas ("Houston") and Dayville, Connecticut ("Dayville") plants (the "Plant Closings") in order to reduce excess capacity. In September 1997, Hillsboro Glass Company ("Hillsboro"), a glass container manufacturing plant owned by G&G, discontinued manufacturing. All of Hillsboro's rights and obligations to fill orders under a supply contract between Consumers and one of its major customers have been purchased by Consumers and Anchor. In addition, management will continue to monitor business conditions and utilization of plant capacity to determine the appropriateness of further plant closings. The Plant Closings are expected to eliminate an estimated $24.1 million of annual fixed costs based on 1996 costs at the two plants. These fixed costs include an estimated $16.5 million of annual indirect labor costs and an estimated $7.6 million of annual fixed manufacturing costs (fuel, power and repairs) and operating costs (equipment rentals, taxes and insurance). In connection with the Anchor Acquisition, Anchor recorded a reserve for expenses estimated to be incurred in connection with the closing of the Houston and Dayville plants of approximately $33.0 million to be spent over a three year time frame, $20.0 million of which has already been incurred.

     Selling and Administrative Expense Savings. Anchor has implemented a targeted expense reduction program, the objective of which is to create a leaner organization through the elimination of excess layers of management and consolidation of certain functions such as purchasing, sales, engineering and MIS, with Consumers and Glenshaw. The Company has realized an estimated $7.2 million in annual cost savings through the elimination of 25% or 61 of Old Anchor's corporate headquarters positions as of March 1997 (the "Headquarters Cost Reductions") and has realized an additional estimated $6.2 million in annual cost savings from further headquarters employee reductions and related expenses. Management estimates that one-time severance costs approximate $2.2 million in connection with these staff reductions, a majority of which has already been incurred. Further, in connection with a plan to simplify the corporate ownership structure of Consumers, Anchor and their affiliates, Glenshaw may become a subsidiary of Anchor.

     IMPROVE PRODUCTION PLANNING AND PRODUCT MIX. With the elimination of excess capacity, management believes it will be able to improve efficiency and operating results by reallocating production among the Company's manufacturing facilities according to machine strength and by instituting longer production runs with fewer mold and color changes. To implement this strategy, individual plant managers are now responsible for managing each plant's financial performance and each product sales organization is responsible for managing the product mix and the financial performance of its product line.

     STRENGTHEN CUSTOMER RELATIONS. The Company believes that reestablishing the positive customer relationships Old Anchor benefitted from in the past is essential to improving financial performance. Management believes that Old Anchor's operating results suffered in part due to a shift in product mix toward shorter production runs, which require more frequent retooling and increased costs. This shift occurred when management of Old Anchor began to fill excess capacity created by the loss of long-term contractual customers with less desirable spot orders. Establishing long-term customer relationships improves efficiency through longer production runs and more predictable scheduling. Management at Anchor has already begun to rebuild relationships with some of Old Anchor's larger volume customers, including Anheuser-Busch Companies, Inc. ("Anheuser-Busch"), which purchased approximately 4.0 million gross in 1997 and placed a purchase order for approximately 9.9 million gross in 1998, after substantially reducing its purchases from Old Anchor.

     EXPLOIT SYNERGIES. Management intends to exploit synergies that exist between the Company and its affiliates, including Consumers and Glenshaw:

     Purchasing. Management believes that it will be able to obtain lower costs on certain of its raw materials than Old Anchor did in 1996 by combining Anchor's purchasing with that of its affiliates thereby creating potential for more favorable bulk purchasing rates. Management has already experienced some cost savings as compared to Old Anchor in bulk purchasing of soda ash, sand and packaging materials.

     Freight Savings. Management believes that Old Anchor maintained excess manufacturing capacity and less than optimal plant by plant product mix relative to its plant-specific machine strengths and the geographic needs of its customers. As a result, management believes that Old Anchor suffered from excessive freight and allowance costs as it sought to utilize excess capacity by satisfying orders in plants beyond economical shipping distances. Certain production has been, and will continue to be, reallocated among Anchor plants and between Anchor and Consumers to maximize regional production where possible. This represents an opportunity for Anchor to reduce shipping distances and thus reduce freight and allowance costs.

     Marketing. Management believes that its affiliation with Consumers and Glenshaw will create a competitive advantage in marketing to the broader United States and Canadian markets. Consumers has been marketing Anchor's production capacity to those existing Canadian customers who currently have their U.S. orders filled through competitors of Anchor.

                  THE ANCHOR ACQUISITION AND THE NOTE OFFERING


     On February 5, 1997, the Company purchased from Old Anchor eleven operating plants, several idled plants and other related assets, as well as the liabilities related to the purchased assets, for consideration of $200.5 million in cash in addition to common and convertible preferred stock of the Company. In addition, the Company contributed $9.1 million in cash and convertible preferred stock of the Company valued at $9.0 million to three defined benefit plans of Old Anchor, certain of the liabilities in respect of which were assumed and which plans are now maintained by the Company. The Company also incurred approximately $9.9 million of fees and expenses in connection with the Anchor Acquisition. The Company obtained the cash portion of the purchase price for the Anchor Acquisition, including the defined benefit plan contributions, from (i) an $85.0 million cash investment by Consumers in common stock and convertible preferred stock of the Company representing approximately 59% of the Company's capital stock on a fully diluted basis, (ii) a $130.0 million loan facility (the "Anchor Loan Facility"), (iii) $0.1 million of borrowings under the Company's $110.0 million revolving credit facility (the "Revolving Credit Facility"), and
(iv) $4.4 million from the sale of certain inventory to Owens. In addition, in connection with the Anchor Acquisition, Owens acquired certain assets and assumed certain liabilities of Old Anchor. The purchase price paid by the Company is subject to adjustment. On June 13, 1997, Old Anchor delivered to the Company the closing balance sheet, which indicated that Old Anchor believed that it was entitled to additional payments from the Company and Owens totaling approximately $76.3 million. On July 28, 1997, the Company delivered its notice of disagreement to Old Anchor, which requested a reduction of the purchase price of approximately $96.8 million. Since that time, the parties have been negotiating the amount of the adjustment and in January 1998, have reached a proposed settlement (the "Proposed Settlement"). The Proposed Settlement requires the payment by the Company to Old Anchor of an additional $1.0 million in cash and the issuance of 1,225,000 warrants to purchase additional shares of common stock, together valued at approximately $7.1 million. In addition, the Company will issue 525,000 warrants to purchase additional shares of common stock to Consumers U.S. or its affiliate, valued at approximately $2.6 million. The Proposed Settlement is subject to final approval by the Company, Old Anchor and the bankruptcy court.


     On April 17, 1997, the Company sold the Outstanding Notes (the "Note Offering") and used a portion of the net proceeds therefrom to repay all outstanding Indebtedness under the Anchor Loan Facility and advances outstanding under the Revolving Credit Facility. The remainder of such net proceeds will be used by the Company for working capital.

                              CORPORATE STRUCTURE

                          [ORGANIZATIONAL FLOW CHART]
---------------
(1) Owned directly or indirectly.

(2) Listed on The Toronto Stock Exchange under the symbol "CGC."

(3) Concurrent with the Exchange Offer, Consumers International Inc. ("Consumers International"), which indirectly owns approximately 59% of the Company on a fully diluted basis through Consumers U.S., will offer to exchange ("Consumers International Exchange Offer") its 10 1/4% Senior Secured Notes due 2005, which will have been registered under the Securities Act, for its outstanding 10 1/4% Senior Secured Notes due 2005.

(4) On a fully diluted basis.

(5) In connection with a plan to simplify the corporate ownership structure of Consumers, Anchor and their affiliates, Glenshaw may become a subsidiary of Anchor or Consumers U.S.
                            ------------------------

     The principal executive offices of the Company are located at One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513. The telephone number is (813) 884-0000.

                               THE EXCHANGE OFFER

The Exchange Offer.................    The Company is offering to exchange up to
                                       $150,000,000 aggregate principal amount
                                       of its new 11 1/4% First Mortgage Notes
                                       due 2005 for an equal principal amount of its outstanding 11 1/4% First Mortgage
                                       Notes due 2005. The terms of the Exchange
                                       Notes are identical in all material
                                       respects to those of the Outstanding
                                       Notes, except for certain transfer
                                       restrictions and registration rights
                                       relating to the Outstanding Notes.

Purpose of the Exchange Offer......    The Exchange Notes are being offered to
                                       satisfy certain obligations of the
                                       Company under the Registration Rights
                                       Agreement.

Expiration Date; Withdrawal of
Tender.............................    The Exchange Offer will expire at 5:00
                                       p.m., New York City time, on
                                                      , 1998, or such later date
                                       and time to which it is extended by the
                                       Company (the "Expiration Date"). The
                                       tender of Outstanding Notes pursuant to
                                       the Exchange Offer may be withdrawn at
                                       any time prior to the Expiration Date.
                                       Any Outstanding Notes not accepted for
                                       exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Procedures for Tendering
Outstanding Notes..................    Each holder of Outstanding Notes wishing
                                       to accept the Exchange Offer must
                                       complete, sign and date the Letter of
                                       Transmittal, or a facsimile thereof, in
                                       accordance with the instructions
                                       contained herein and therein, and mail or otherwise deliver such Letter of
                                       Transmittal, or such facsimile, together with the Outstanding Notes and any other required documentation to the Exchange
                                       Agent (as defined) at the address set
                                       forth in the Letter of Transmittal.
                                       Outstanding Notes may be physically
                                       delivered, but physical delivery is not
                                       required if a confirmation of a
                                       book-entry transfer of such Outstanding
                                       Notes to the Exchange Agent's account at The Depository Trust Company ("DTC" or the "Depository") is delivered in a timely fashion. See "The Exchange
                                       Offer -- Procedures for Tendering
                                       Outstanding Notes."

Conditions to the Exchange Offer...    The Exchange Offer is not conditioned
                                       upon any minimum aggregate principal
                                       amount of Outstanding Notes being
                                       tendered for exchange. The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer --
                                       Conditions to the Exchange Offer."

Exchange Agent.....................    The Bank of New York (the "Exchange
                                       Agent").

Certain U.S. Federal Income Tax
  Considerations...................    The exchange of an Outstanding Note for
                                       an Exchange Note by a Holder pursuant to the Exchange Offer will not constitute a taxable exchange. Such an exchange will not result in taxable income, gain or loss being recognized by such Holder or by the Company.
                                       Immediately after the exchange, such
                                       Holder will have the same adjusted basis and holding period in each Exchange Note received as such Holder had immediately prior to the exchange in the corresponding Outstanding Note surrendered. See "Certain U.S. Federal
                                       Income Tax Considerations."

Consequences of Exchanging
Outstanding Notes Pursuant to the
  Exchange Offer...................    Based on certain interpretive letters
                                       issued by the staff of the Commission to third parties in unrelated transactions, holders of Outstanding Notes (other than any holder who is an "affiliate" of the Company or the Parent Guarantor within the meaning of Rule 405 under the Securities Act) who exchange their
                                       Outstanding Notes for Exchange Notes
                                       pursuant to the Exchange Offer generally may offer such Exchange Notes for resale, resell such Exchange Notes and otherwise transfer such Exchange Notes without compliance with the registration and prospectus delivery provisions of the
                                       Securities Act, provided that such
                                       Exchange Notes are acquired in the
                                       ordinary course of the holders' business and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding
                                       Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the
                                       Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights
                                       Agreement and subject to certain
                                       specified limitations therein, to
                                       register or qualify the Exchange Notes
                                       for offer or sale under the securities or blue sky laws of such jurisdictions as any holders of the Notes request in writing. If a holder of Outstanding Notes does not exchange such Outstanding Notes for Exchange Notes pursuant to the Exchange Offer, such Outstanding Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. If any holder of such Outstanding Notes is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be acquired in the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the Commission and (ii) must comply with the regis-tration requirements of the Securities
                                       Act in connection with any resale
                                       transaction. In general, the Outstanding
                                       Notes may not be offered or sold unless
                                       registered under the Securities Act,
                                       except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the
                                       Securities Act and applicable state
                                       securities laws.

                               THE EXCHANGE NOTES

     The Terms of the Exchange Notes are identical in all material respects to those of the Outstanding Notes, except for certain transfer restrictions and registration rights relating to the Outstanding Notes.

Securities Offered.................    $150,000,000 aggregate principal amount
                                       of 11 1/4% First Mortgage Notes due 2005.

Issuer.............................    Anchor Glass Container Corporation.

Maturity Date......................    April 1, 2005.

Interest Payment Dates.............    Interest on the Exchange Notes will be
                                       payable semi-annually in arrears on each April 1, and October 1, commencing
                                       October 1, 1997 and will accrue from and including the Exchange Date.
                                       Additionally, interest on the Exchange
                                       Notes will accrue from the last interest payment date on which interest was paid on the Outstanding Notes surrendered in exchange therefor or, if no interest has been paid on the Outstanding Notes, from the date of original issue of the Outstanding Notes to but not including the Exchange Date. Holders whose
                                       Outstanding Notes are accepted for
                                       exchange will be deemed to have waived
                                       the right to receive any interest accrued on the Outstanding Notes.

Ranking............................    The Exchange Notes will be senior secured
                                       obligations of the Company ranking pari
                                       passu with all existing and future senior
                                       Indebtedness of the Company, including
                                       all Indebtedness outstanding under the
                                       Company's $110.0 million Revolving Credit
                                       Facility, which is secured by a first
                                       priority lien on the Bank Collateral and a pari passu lien on the Shared
                                       Collateral, and senior in right of
                                       payment to all existing and future
                                       subordinated Indebtedness of the Company.
                                       At December 31, 1997, the Company had
                                       approximately $163.8 million of
                                       Indebtedness outstanding. At December 31,
                                       1997, there was no Indebtedness senior to the Notes and there was $10.5 million of Indebtedness pari passu with the Notes.

Guarantees.........................    The Exchange Notes will be fully and
                                       unconditionally guaranteed on a senior
                                       secured basis by the Guarantors. The
                                       Guarantees will rank pari passu with all existing and future senior Indebtedness of the Guarantors and senior in right of payment to all existing and future subordinated Indebtedness of the
                                       Guarantors.

Security...........................    The Exchange Notes will be secured by a
                                       first priority lien (subject to Permitted
                                       Liens) on substantially all of the
                                       property, plant and equipment owned or
                                       leased by the Company, including the
                                       Shared Collateral but excluding the Bank
                                       Collateral, Capital Stock (as defined)
                                       (other than Capital Stock of Restricted
                                       Subsidiaries) and Purchase Money Assets.
                                       The Guarantee by Consumers U.S. will be
                                       secured by a perfected first priority
                                       pledge of all of the capital stock of the Company owned by Consumers U.S. Each
                                       Guarantee by any future Restricted
                                       Subsidiary will be secured by a first
                                       priority lien (subject to Permitted
                                       Liens) on all existing and future
                                       property, plant and equipment owned or
                                       leased by such Restricted Subsidiary.

Optional Redemption................    The Exchange Notes will be redeemable, in
                                       whole or in part, at the option of the
                                       Company on or after April 1, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time or from time to time on or prior to April 1, 2000, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Equity Offerings, at a redemption price equal to 111.25% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that, after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding.

Change of Control..................    Upon a Change of Control, each holder of
                                       Notes will have the right to require the Company to repurchase all or any part of such holder's Notes at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. Within
                                       90 days after the consummation of any
                                       Change of Control Offer (as defined)
                                       pursuant to which the Company has
                                       repurchased at least 90% of the Notes
                                       outstanding immediately prior to such
                                       Change of Control Offer, the Company may, at its option, redeem all of the remaining Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

Certain Covenants..................    The indenture relating to the Exchange
                                       Notes and the Guarantees (the
                                       "Indenture") contains certain covenants
                                       that limit the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional
                                       Indebtedness, pay dividends or make
                                       certain other restricted payments,
                                       consummate certain asset sales, enter
                                       into certain transactions with
                                       affiliates, incur liens, merge or
                                       consolidate with any other person or
                                       sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, under certain circumstances, the Company will be required to offer to purchase the Exchange Notes, in whole or in part, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, with the net cash proceeds of certain Asset Sales.

     For additional information regarding the Exchange Notes, see "Description of the Notes."

                                USE OF PROCEEDS

     Neither the Company nor the Parent Guarantor will receive any proceeds from the Exchange Offer.

                                  RISK FACTORS

     Holders of Outstanding Notes should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" in connection with the Exchange Offer.

           SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

     The following table sets forth certain unaudited pro forma financial information and certain historical financial information of the Company and the Company's predecessor, Old Anchor. The summary historical financial data for the period from February 5, 1997 to September 30, 1997 has been derived from, and should be read in conjunction with, the Company's unaudited condensed financial statements, including the notes thereto and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus. The summary historical financial data for the nine months ended September 30, 1996 and the period from January 1, 1997 to February 4, 1997 has been derived from and should be read in conjunction with Old Anchor's consolidated financial statements, including the notes thereto, included elsewhere in this Prospectus. The historical financial information for Old Anchor may not be representative of future operating results of the Company.

     The unaudited summary pro forma financial information for the Company for the nine months ended September 30, 1996 and 1997 is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position of the Company would have been as of and for the periods indicated, nor does it purport to represent the Company's future financial position and results of operations. Such unaudited summary pro forma financial information has been derived from, and should be read in conjunction with, the Company's unaudited pro forma consolidated financial information, including the notes thereto and the related "Management's Discussion and Analysis of Pro Forma Financial Condition and Results of Operations," included elsewhere in this Prospectus.


                                                                         OLD ANCHOR       ANCHOR       PRO FORMA AS ADJUSTED
                                                         OLD ANCHOR     PERIOD FROM     PERIOD FROM    ---------------------
                                                         NINE MONTHS     JANUARY 1,     FEBRUARY 5,      NINE MONTHS ENDED
                                                            ENDED         1997 TO         1997 TO          SEPTEMBER 30,
                                                        SEPTEMBER 30,   FEBRUARY 4,    SEPTEMBER 30,   ---------------------
                                                            1996            1997          1997(1)        1996        1997
                                                        -------------   ------------   -------------   ---------   ---------
                                                                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales.............................................    $ 640,049       $ 62,560       $ 415,636     $ 568,732   $ 469,713
Cost of products sold.................................      640,397         70,608         386,130       554,156     448,095
Selling and administrative expenses...................       30,736          3,745          18,127        30,736      21,872
Restructuring and other charges(2)....................       49,973             --              --        49,973          --
Impairment of long-lived assets(9)....................      457,232             --              --            --          --
                                                           --------       --------        --------      --------    --------
Income (loss) from operations.........................     (538,289)       (11,793)         11,379       (66,133)       (254)
Other income (expense), net...........................       (3,379)          (595)            234         2,413         269
Interest expense(3)...................................      (42,160)        (2,437)        (12,725)      (14,430)    (14,430)
                                                           --------       --------        --------      --------    --------
Loss before reorganization items, income taxes and
  extraordinary items.................................     (583,828)       (14,825)         (1,112)      (78,150)    (14,415)
Reorganization items..................................       (1,576)          (827)             --        (1,576)       (827)
Income taxes(4).......................................       (1,825)            --              --        (1,825)         --
                                                           --------       --------        --------      --------    --------
Loss before extraordinary items.......................     (587,229)       (15,652)         (1,112)      (81,551)    (15,242)
Extraordinary items(5)................................       (2,336)            --         (11,200)      (13,536)    (11,200)
                                                           --------       --------        --------      --------    --------
Net loss..............................................    $(589,565)      $(15,652)      $ (12,312)    $ (95,087)  $ (26,442)
                                                           ========       ========        ========      ========    ========
Preferred stock dividends.............................                                   $  (8,032)    $  (9,213)  $  (9,213)
                                                                                          ========      ========    ========
Loss before extraordinary items applicable to common
  stock...............................................                                   $  (9,144)    $ (90,764)  $ (24,455)
                                                                                          ========      ========    ========
Loss applicable to common stock.......................                                   $ (20,344)    $(104,300)  $ (35,655)
                                                                                          ========      ========    ========
OTHER FINANCIAL DATA:
Net cash provided by (used in) operating activities...    $ (58,746)      $(11,427)      $   3,364     $ (41,377)  $  (7,998)
Net cash used in investing activities.................      (57,016)        (7,500)       (231,333)     (243,358)   (238,823)
Net cash provided by financing activities.............      101,790         17,478         228,773       228,247     238,646
Adjusted EBITDA(6)....................................       44,256         (4,783)         48,611        31,304      43,153
Depreciation and amortization.........................       78,719          7,605          36,998        45,051      43,138
Capital expenditures..................................       36,144          7,184          21,152        36,144      28,336
Ratio of earnings to fixed charges(7).................           --             --              --            --          --



                                                          OLD ANCHOR      OLD ANCHOR       ANCHOR
                                                         SEPTEMBER 30,   FEBRUARY 4,    SEPTEMBER 30,
                                                             1996            1997        1997(1)(8)
                                                         -------------   ------------   -------------
BALANCE SHEET DATA:
Accounts receivable....................................    $  85,130       $ 60,978       $  60,840
Inventories............................................      166,527        148,731         118,191
Total assets...........................................      734,889        651,801         588,712
Total debt(8)..........................................      575,732        570,335         158,168
Total stockholders' equity (deficiency in assets)......     (207,478)      (284,959)         87,023


                                                          (Footnotes on page 13)

     The following table sets forth certain unaudited pro forma financial information and certain historical financial information of the Company's predecessor, Old Anchor. The summary historical financial data for the three years ended December 31, 1996 has been derived from, and should be read in conjunction with, Old Anchor's consolidated financial statements, including the notes thereto and the related "Management's Discussion and Analysis of Historical Financial Condition and Results of Operations" for Old Anchor, included elsewhere in this Prospectus. The summary historical financial data for the two years ended December 31, 1993 has been derived from consolidated financial statements of Old Anchor, which are not included in this Prospectus. Such historical information for Old Anchor may not be representative of future operating results of the Company. The unaudited summary pro forma financial information for the year ended December 31, 1996 is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position of the Company would have been as of and for the period indicated, nor does it purport to represent the Company's future financial position and results of operations. Such unaudited summary pro forma financial information should be read in conjunction with the Company's unaudited pro forma consolidated financial information, including the notes thereto, included elsewhere in this Prospectus.

                                                         OLD ANCHOR HISTORICAL
                                     -------------------------------------------------------------
                                                                                                      PRO FORMA
                                                              YEAR ENDED                             ------------
                                                             DECEMBER 31,                             YEAR ENDED
                                     -------------------------------------------------------------   DECEMBER 31,
                                        1992         1993         1994         1995        1996          1996
                                     ----------   ----------   ----------   ----------   ---------   ------------
                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales..........................  $1,161,925   $1,126,037   $1,089,317   $  956,639   $ 814,370    $  722,681
Cost of products sold..............   1,037,329    1,028,332      996,780      906,393     831,612       718,098
Selling and administrative
  expenses.........................      45,785       51,137       52,371       48,998      39,570        39,570
Restructuring and other
  charges(2).......................          --           --       79,481       10,267      49,973        49,973
Impairment of long-lived
  assets(9)........................          --           --           --           --     490,232            --
Write-up of assets held for
  sale(2)..........................          --           --           --           --      (8,967)       (3,767)
                                     ----------   ----------   ----------     --------    --------      --------
Income (loss) from operations......      78,811       46,568      (39,315)      (9,019)   (588,050)      (81,193)
Other income (expense), net........        (523)         500       (2,385)         171     (10,020)        1,995
Interest expense(3)................     (64,659)     (62,535)     (56,070)     (56,871)    (48,601)      (19,448)
                                     ----------   ----------   ----------     --------    --------      --------
Income (loss) before reorganization
  items, income taxes,
  extraordinary items and
  cumulative change................      13,629      (15,467)     (97,770)     (65,719)   (646,671)      (98,646)
Reorganization items...............          --           --           --           --      (5,008)       (5,008)
Income taxes(4)....................      (1,300)      (2,400)        (250)        (250)     (1,825)       (1,825)
Extraordinary items(5).............      (9,026)     (18,152)          --           --      (2,336)      (13,908)
Cumulative effect of accounting
  change...........................          --        1,776           --           --          --            --
                                     ----------   ----------   ----------     --------    --------      --------
Net income (loss)..................       3,303      (34,243)     (98,020)     (65,969)   (655,840)     (119,387)
Preferred dividends................          --           --           --           --          --       (12,318)
                                     ----------   ----------   ----------     --------    --------      --------
Income (loss) applicable to common
  stock............................  $    3,303   $  (34,243)  $  (98,020)  $  (65,969)  $(655,840)   $ (131,705)
                                     ==========   ==========   ==========     ========    ========      ========
OTHER FINANCIAL DATA:
Net cash provided by (used in)
  operating activities.............  $   74,092   $   99,279   $   27,914   $      430   $ (28,411)   $   (8,471)
Net cash used in investing
  activities.......................     (78,358)    (118,470)     (96,655)     (48,500)    (63,892)     (253,696)
Net cash provided by (used in)
  financing activities.............      (4,388)       3,259       28,467       52,198      78,886       249,377
Adjusted EBITDA(6).................     181,495      150,617      138,257      101,334      34,824        28,752
Depreciation and amortization......     103,207      103,549      100,476       99,915     101,656        61,744
Capital expenditures...............      77,580       89,901       93,833       70,368      46,254        45,308
Ratio of earnings to fixed
  charges(7).......................        1.19x          --           --           --          --            --
BALANCE SHEET DATA (AT END OF
  PERIOD):
Accounts receivable................  $   58,079   $   58,128   $   66,618   $   40,965   $  55,851    $   43,445
Inventories........................     196,827      173,204      176,769      180,574     144,419       118,243
Total assets.......................   1,321,733    1,347,201    1,264,488    1,208,348     643,468       594,064
Total debt(8)......................     526,405      555,222      584,671      557,450     552,848       152,480
Total stockholder's equity
  (deficiency in assets)...........     462,063      412,752      324,554      289,603    (269,307)       91,413

                                                        (footnotes on next page)

(footnotes from previous two pages)

 (1) The Anchor Acquisition was consummated on February 5, 1997. Accordingly, the information provided for Old Anchor for the nine months ended September 30, 1996 and for the period from January 1, 1997 to February 4, 1997 is not comparable to the information provided for the Company for the period from February 5, 1997 to September 30, 1997.

 (2) Restructuring and other charges reflects Old Anchor's implementation of a series of restructuring plans in an effort to respond to the continued decline in industry sales volume combined with, in 1996, the loss of a significant portion of the business of Old Anchor's largest customer. During the year ended December 31, 1996, Old Anchor recorded an adjustment to the carrying value of certain idled facilities held for sale. These assets were previously written down to an estimated net realizable value. Upon a current evaluation of quotes and offers on these properties in 1996, Old Anchor increased their net carrying value by approximately $9.0 million. The balance of the restructuring liability is anticipated to be expended and charged against the liability over the next several years.

 (3) Because of the Chapter 11 proceeding of Old Anchor, there had been no accrual of interest on the $100.0 million 10.25% Senior Notes or the $200.0 million 9.875% Senior Subordinated Debentures of Old Anchor since September 12, 1996. If accrued, interest expense would have increased $1.5 million during the period ended September 30, 1996, $9.1 million during the year ended December 31, 1996 and $2.9 million during the period from January 1, 1997 to February 4, 1997.

 (4) Income tax provision reflects any additional valuation allowances required to be recorded under Statement of Financial Accounting Standards No.
     109 -- Accounting for Income Taxes ("SFAS 109"). The adoption of SFAS 109 effective January 1, 1993 resulted in an increase in the cumulative net deferred tax asset of $1.8 million. Under SFAS 109, deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. If on the basis of available evidence, it is more likely than not that all or a portion of the deferred tax asset will not be realized, the asset must be reduced by a valuation allowance.

 (5) Extraordinary items in the three years ended December 31, 1992, 1993 and 1996 result from the write-off of financing costs related to debt extinguished during the relevant periods, net of taxes.

 (6) Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) ("Adjusted EBITDA") is an amount equal to income (loss) before reorganization items, income taxes, extraordinary items, cumulative effect of accounting change and dividends on preferred stock plus the amounts of restructuring charges and the impairment of long-lived assets, interest, depreciation and amortization and less the amount of the write-up of assets held for sale as calculated below, using income (loss) from operations as a starting point:


                                                                                                        PRO FORMA
                                                                                                    ------------------
                                                OLD ANCHOR
                                 ----------------------------------------          ANCHOR           NINE MONTHS ENDED
                                    NINE MONTHS           PERIOD FROM            PERIOD FROM          SEPTEMBER 30,
                                       ENDED            JANUARY 1, 1997       FEBRUARY 5, 1997      ------------------
                                 SEPTEMBER 30, 1996   TO FEBRUARY 4, 1997   TO SEPTEMBER 30, 1997     1996      1997
                                 ------------------   -------------------   ---------------------   --------   -------
                                                                (DOLLARS IN THOUSANDS)
     Income (loss) from
       operations..............      $ (538,289)           $ (11,793)              $11,379          $(66,133)  $  (254)
     Other income (expense),
       net.....................          (3,379)                (595)                  234             2,413       269
     Impairment of long-lived
       assets..................         457,232                   --                    --                --        --
     Restructuring and other
       charges.................          49,973                   --                    --            49,973        --
     Depreciation and
       amortization............          78,719                7,605                36,998            45,051    43,138
                                       --------             --------               -------          --------   -------
     Adjusted EBITDA...........      $   44,256            $  (4,783)              $48,611          $ 31,304   $43,153
                                       ========             ========               =======          ========   =======

                                                           OLD ANCHOR HISTORICAL
                                           -----------------------------------------------------    PRO FORMA
                                                                                                   ------------
                                                          YEAR ENDED DECEMBER 31,                   YEAR ENDED
                                           -----------------------------------------------------   DECEMBER 31,
                                             1992       1993       1994       1995       1996          1996
                                           --------   --------   --------   --------   ---------   ------------
                                                                  (DOLLARS IN THOUSANDS)
     Income (loss) from operations.......  $ 78,811   $ 46,568   $(39,315)  $ (9,019)  $(588,050)    $(81,193)
     Other income (expense), net.........      (523)       500     (2,385)       171     (10,020)       1,995
     Write-up of assets held for sale....        --         --         --         --      (8,967)      (3,767)
     Impairment of long-lived assets.....        --         --         --         --     490,232           --
     Restructuring and other charges.....        --         --     79,481     10,267      49,973       49,973
     Depreciation and amortization.......   103,207    103,549    100,476     99,915     101,656       61,744
                                           --------   --------   --------   --------    --------      -------
     Adjusted EBITDA.....................  $181,495   $150,617   $138,257   $101,334   $  34,824     $ 28,752
                                           ========   ========   ========   ========    ========      =======

     The Company believes that, in addition to cash flow from operations and net earnings, Adjusted EBITDA is a useful financial performance measurement for assessing operating performance as it provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund capital expenditures. In evaluating Adjusted EBITDA, the Company believes that investors should consider, among other things, the amount by which Adjusted EBITDA exceeds interest costs for the period, how Adjusted EBITDA compares to principal repayments on debt for the period and how Adjusted EBITDA compares to capital expenditures for the period. To evaluate Adjusted EBITDA, the components of Adjusted EBITDA, such as revenues and operating expenses and the variability of such components over time, should also be considered. Investors should be cautioned that the Company's method of calculating Adjusted EBITDA may differ from the methods used by other companies and, as a result, the Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures disclosed by other companies.


 (7) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest and amortization of debt expense plus a portion of operating lease expense representative of the interest factor. There was a deficiency of earnings to cover fixed charges in 1993, 1994, 1995, 1996 and pro forma 1996 of $15.5 million, $97.8 million, $65.7 million, $651.7 million and $103.7 million, respectively. There was a deficiency of earnings to cover fixed charges for the nine months ended September 30, 1996, the period from January 1, 1997 to February 4, 1997, the period from February 5, 1997 to September 30, 1997, pro forma nine months ended September 30, 1996 and 1997 of $585.4 million, $15.7 million, $1.1 million, $79.7 million and $15.2 million, respectively.


 (8) Total debt as of December 31, 1996 includes $462.3 million of pre-petition liabilities and $90.5 million outstanding under Old Anchor's debtor-in-possession credit facility.


 (9) As a result of the declining profitability, decreasing cash flow and the bankruptcy proceedings, the recoverable value of the carrying amount of long-lived assets and intangibles was reviewed for impairment. Based upon this review, the amount of remaining excess of the purchase price over the fair value of net assets acquired of $457.2 million and $33.0 million of other long-lived assets were written off in the year ended December 31, 1996. The excess cost over fair value of net assets acquired had been amortized on a straight line basis over a 40 year period. Amortization expense, included as a component of cost of products sold, was approximately $13.9 million for each of the years ended December 31, 1994, 1995 and 1996 and approximately $10.4 million for the nine months ended September 30, 1996. See the Notes to Old Anchor's Consolidated Financial Statements included elsewhere in this Prospectus.

                                  RISK FACTORS

     An investment in the Exchange Notes represents a high degree of risk. There are a number of factors, including those specified below, which may adversely affect the Company's ability to make payments on the Exchange Notes. Holders of the Exchange Notes could therefore lose a substantial portion or all of their investment in the Exchange Notes. Consequently, an investment in the Exchange Notes should only be considered by persons who can assume such risk. The risk factors described below are not necessarily exhaustive and each potential investor is encouraged to perform its own investigation with respect to the Company.

     This Prospectus contains forward-looking statements, including statements regarding, among other items, (i) the expected realization of Anchor's business strategy and the cost savings estimated to be achieved in connection therewith and the costs associated therewith, (ii) the sufficiency of cash flow and other sources of liquidity to fund Anchor's debt service requirements, working capital needs and other significant expenditures and (iii) anticipated trends in the glass packaging industry, including with respect to industry capacity, product demand and pricing. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate," "project" and similar expressions. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Anchor's control. Actual results could differ materially from those contemplated by these forward-looking statements as a result of factors including those described below. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this Prospectus will in fact transpire. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Anchor does not undertake any obligation to update or revise any forward-looking statements.

     This Prospectus contains historical financial information regarding Glenshaw and Consumers. Prior results of Consumers and Glenshaw are not indicative of the Company's future results. The nature and risks of the restructuring carried out at Consumers and Glenshaw, and market conditions faced by them, differ substantially from the nature and the risks of the business strategy for the Company described under "Business -- Business Strategy."

LIMITED OPERATING HISTORY; RECENT INSOLVENCY OF OLD ANCHOR

     The Company was formed in January 1997 to acquire certain assets and assume certain liabilities of Old Anchor. Prior to the Anchor Acquisition, the Company had no operations. In addition, former management of Old Anchor has largely been replaced since the consummation of the Anchor Acquisition in February 1997 and new management has concentrated on formulating and refining the Company's business strategy. Since the Anchor Acquisition, the Company has had a limited financial performance track record.

     Additionally, Old Anchor sought protection under Chapter 11 of the Bankruptcy Code in September 1996 and is subject to continuing reorganization proceedings. In the bankruptcy, previous investors in, and lenders to, Old Anchor incurred substantial losses. From 1993 to 1996, Old Anchor had significant operating losses, incurring a 1996 net loss of approximately $655.8 million including a $490.2 million impairment of long-lived assets. As of December 31, 1996, Old Anchor had an accumulated deficit of approximately $823.2 million. The report of Arthur Andersen LLP, independent public accountants, on Old Anchor's 1994, 1995 and 1996 financial statements includes an explanatory paragraph because of the possible material effects of uncertainties resulting from Old Anchor's filing for reorganization under Chapter 11 of the Federal Bankruptcy Code and doubts about Old Anchor's ability to continue as a going concern following its sale of substantially all of its assets on February 5, 1997.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

     Anchor has incurred significant Indebtedness. At December 31, 1997, Anchor's aggregate consolidated Indebtedness was $163.8 million and it had outstanding advances of $10.5 million and outstanding letters of credit of $12.8 million under the Revolving Credit Facility. At September 30, 1997, Anchor's stockholders' equity was $87.0 million. In addition, subject to the restrictions in the Revolving Credit Facility and the

Indenture, the Company may incur additional Indebtedness from time to time to finance capital expenditures or for other purposes. See "Description of Revolving Credit Facility." Substantially all of the Company's assets have been pledged to secure the Notes and the Revolving Credit Facility. On a pro forma basis, the Company's earnings for fiscal 1996 would have been insufficient to cover its fixed charges. The Company's debt service requirements (including interest and principal) over the next five years are expected to be approximately $19.5 million annually. See "Unaudited Pro Forma Financial Statements."

     The level of the Company's Indebtedness could have important consequences to holders of the Exchange Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to service debt and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures or other needs may be limited; and (iii) the Company's level of Indebtedness could limit its flexibility in reacting to changes in the industry in which it competes and economic conditions in general. Certain of the Company's competitors currently operate on a less leveraged basis and have significantly greater operating and financing flexibility than the Company.

     The Company's ability to pay interest on the Notes, to repay portions of its long-term Indebtedness (including the Notes) and to satisfy its other debt obligations will depend upon its future operating performance and the availability of refinancing Indebtedness, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond the Company's control. In addition, the indenture (the "Consumers Indenture") governing Consumers International's 10 1/4% Senior Secured Notes (the "Consumers International Notes") and Consumers' revolving credit facility substantially restrict Consumers' ability to make further investments in the Company whether through equity investments, loans or otherwise. Accordingly, Anchor will not be able to rely on Consumers for liquidity or for payments on the Notes. The Company anticipates that its operating cash flow, together with borrowings under the Revolving Credit Facility, will be sufficient to meet its operating needs and to meet its debt service requirements as they become due, assuming that the Company achieves a significant portion of the cost reduction components of its business strategy. See "Business -- Business Strategy." However, if this is not the case, the Company will be forced to seek alternatives that may include reducing or delaying capital expenditures, selling assets, restructuring or refinancing its Indebtedness or seeking additional equity capital. There can be no assurance that any such strategy could be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     In addition, the Company's Series A 10% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") issued to certain creditors of Old Anchor and contributed to the Plans (as defined) in connection with the Anchor Acquisition is subject to mandatory redemption in 2009, which could adversely affect Anchor's ability to refinance the Notes at their maturity. See "Description of Capital Stock."

SIGNIFICANT EXPENDITURES; DEPENDENCE ON SUCCESSFUL IMPLEMENTATION OF BUSINESS STRATEGY

     Old Anchor experienced net losses for each of the past four years. In addition, Old Anchor's EBITDA in 1995 of $101.3 million declined to $28.8 for the Company in 1996 on a pro forma basis after giving effect to the Anchor Acquisition and the Note Offering. The Company has significant expenditures not deducted in calculating EBITDA relating to the operation of its business, including the following: (i) anticipated borrowings under the Revolving Credit Facility; (ii) required pension plan contributions for underfundings of $13.4 million in 1998, $13.9 million in 1999 and $40.5 million to be contributed over the three years thereafter; (iii) payments in respect of the Company's supply agreement with The Stroh Brewery Company ("Stroh's") of $7.0 million in 1998;
(iv) significant capital expenditures of approximately $45.0 million and $45.0 million in 1998 and 1999, respectively; and (v) significant cash expenses of closing the Houston and Dayville plants and certain plants previously closed by Old Anchor including an estimated $11.0 million and $3.0 million in 1998 and 1999, respectively. In connection with the Anchor Acquisition, the Company assumed and amended Old Anchor's lease of the headquarters facility located in Tampa, Florida and a related option to purchase. The Company has exercised its option to purchase and the amended lease expires on February 1, 1998. The property is encumbered by a mortgage in favor of Citicorp Leasing, Inc. ("Citicorp") which secures a loan from Citicorp to the landlord, Fountain Associates I, Ltd. ("Fountain"), the principal balance of which was $10.2 million as of February 5, 1997. This mortgage indebtedness is required to be repaid or refinanced by February 1, 1998. The Company's rights under the option agreement have been assigned to a third-party purchaser of the facility, with a closing expected to occur in late January 1998. Contemporaneously with the closing, the Company and the purchaser will enter into a lease pursuant to which the Company will lease a portion of the headquarters facility for an initial term of ten years. The balance of the space will be leased to other tenants.

     The Company is also accruing annual dividend payment obligations of approximately $5.6 million in respect of the Company's Series A Preferred Stock and approximately $6.7 million in respect of the Company's Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), although the Series B Preferred Stock receives dividends only in kind until February 2000.

     In order to meet its fixed payment obligations and retain sufficient borrowing availability under the Revolving Credit Facility to satisfy its working capital requirements, the Company must achieve significant cash flow from operations which requires it to improve its operating results significantly over those of Old Anchor. The Company estimates that its net sales for 1997 declined by approximately 15% as compared to pro forma net sales for 1996. In order to improve on Old Anchor's operating results with this lower net sales amount, the Company must achieve substantial cost savings and improvements in average selling prices resulting from a shift in product mix toward products with higher average selling prices. In the event that the operating improvements from management's business strategy are materially less than estimated and/or require a longer time frame than anticipated to achieve or the estimated costs of the plant closings are materially higher than anticipated, the Company's ability to service its debt and pay its other fixed charges could be adversely impacted.

     The estimated cost savings described under "Business -- Business Strategy," represent Anchor's current estimates of cost savings from implementation of management's business strategy. These estimated future cost savings are based upon a number of assumptions which may not be accurate, in which case the actual results of such business strategy may differ materially from these estimates. Moreover, these estimates relate only to estimated cost reductions on the items described and therefore are not necessarily indicative of Anchor's financial results, including EBITDA and net income, which are affected by a number of other factors, including demand and pricing for Anchor's products and other costs associated with Anchor's production, distribution and other activities.

     In the event that Anchor's cash flow from operations is less than anticipated or its cash expenditures are greater than anticipated and available borrowings under the Revolving Credit Facility are used, there can be no assurance that Anchor can raise additional funds through equity or debt financings or asset sales given the financial and other covenants to which Anchor is subject under the Indenture and the Revolving Credit Facility, Old Anchor's recent insolvency and uncertainty regarding Anchor's future operating performance, the pledge by Anchor of substantially all of its assets to secure the Notes and the Revolving Credit Facility and the limitations on investments by Consumers in Anchor imposed under Consumers' credit facilities. See
"-- Substantial Leverage; Ability to Service Debt" and "-- Restrictive Debt Covenants."

RESTRICTIVE DEBT COVENANTS

     The Indenture restricts the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, incur liens, pay dividends or make certain other restricted payments or investments, consummate certain asset sales, enter into certain transactions with affiliates, incur Indebtedness that is subordinate in right of payment to any senior Indebtedness and senior in right of payment to the Notes, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. The Indenture also imposes restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company. In addition, the Revolving Credit Facility contains other and more restrictive covenants and prohibits the Company from prepaying the Notes, except in certain circumstances. The Revolving Credit Facility also requires the Company to maintain specified financial ratios and satisfy certain financial tests. The Company's ability to meet such financial ratios and tests may be affected by events beyond its control. There can be no assurance that the Company will meet such tests. A breach of any of these covenants could result in an event of default under the Revolving Credit Facility. If such an event of default occurs, the lenders could elect to declare all amounts borrowed under the Revolving Credit Facility, together with accrued interest, to be immediately due and payable and to terminate all commitments under the Revolving Credit Facility. If the Company were unable to repay all amounts declared due and payable, the lenders could proceed against the Bank Collateral granted to them to satisfy the Indebtedness and other obligations due and payable. If Indebtedness under the Revolving Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such Indebtedness and the other Indebtedness of the Company, including the Notes. See "Description of the Notes -- Certain Covenants" and "Description of Revolving Credit Facility."

COMPETITION; THE GLASS CONTAINER MARKET

     The Company is subject to intense competition from other glass container producers as well as from makers of alternative forms of packaging, such as aluminum cans and plastic containers. The Company's principal competitors among glass container producers are Owens and Ball-Foster Glass Container Corporation Co., L.L.C. ("Ball-Foster"), both of which are larger competitors with less leverage and more financial resources than the Company. Over the past several years, there has been a decline in the glass container industry, principally as a result of the loss of market share in the soft drink and food industries to alternative forms of packaging. Competitive pressures from alternative forms of packaging, as well as consolidation in the glass container industry, have resulted in excess capacity and have led to severe pricing pressures on glass container manufacturers. See "Business -- Competition."

     During the period of its continued losses, insolvency and uncertainty regarding future operations and ownership, Old Anchor's relationships with many of its major customers were adversely affected and Old Anchor lost certain customers or received volume reductions and in many cases reduced prices substantially in order to maintain production volumes. In order to successfully improve the Company's operating performance as compared to Old Anchor, the Company will need to establish and maintain strong relationships with major customers based upon competitive pricing. There can be no assurance that the Company will be able to achieve this objective.

DEPENDENCE ON KEY PERSONNEL AND G&G

     Certain executive officers of the Company are key to the management and direction of the Company. In addition, the Company has entered into a Management Agreement (the "Management Agreement") with G&G, an affiliate of the Company, for the provision of certain management services, including marketing, managerial and technical assistance. See "Certain Transactions." The initial term of the Management Agreement expires on February 5, 2000. Thereafter, the Management Agreement automatically renews for periods of one year unless either party gives notice of termination at least six months prior to the expiration of the then current term. In addition, the Company does not, as a general rule, enter into employment agreements with its executive officers and/or other key employees. The loss of the services of such executive officers or of G&G, by termination of the Management Agreement or otherwise, could have a material adverse effect on the Company, and there can be no assurance that the Company would be able to find replacements for such executive officers or G&G with equivalent business experience and skills. See "Management -- Directors and Executive Officers of the Company" and "Certain Transactions."

CONTROLLING STOCKHOLDER; TRANSACTIONS WITH RELATED PARTIES

     Mr. Ghaznavi effectively controls Anchor through G&G's control of Consumers and its subsidiaries, Consumers International and Consumers U.S. Consumers U.S. owns approximately 59% of Anchor on a fully diluted basis and is entitled, as sole holder of the Company's Class B Common Stock, par value $.10 per share (the "Class B Common Stock"), to appoint five of the nine members of Anchor's Board of Directors (the "Board of Directors") until February 5, 2000. In connection with the Proposed Settlement, it is expected that the certificate of incorporation of the Company will be amended to increase the number of directors to be elected by the holders of Class B Common Stock. See "Management -- Board of Directors of the

Company" and "Description of Capital Stock." As a result, Anchor is part of a group of glass manufacturing companies with Consumers and Glenshaw. A portion of the cost savings anticipated to be achieved by Anchor in connection with the implementation of its business strategy is dependent upon the successful reallocation of customers between Anchor and Consumers in order to achieve freight cost savings and plant operational efficiencies. In addition, it is anticipated that Anchor will be party to a number of arrangements with Consumers, Glenshaw and other affiliated companies regarding, among other things, bulk purchasing, production for customers (for which commissions may be payable), managerial services, including the Management Agreement with G&G, leasing of fleets and equipment and shipping. See "Certain Transactions." The Indenture and the Revolving Credit Facility limit commissions and other fees payable by the Company to Consumers and its affiliates and otherwise require that transactions and agreements among the companies be on terms no less favorable to the Company than could be obtained from third parties and, for transactions in excess of certain thresholds, be approved by the Company's independent directors and/or submitted to an independent financial advisor. See "Description of Revolving Credit Facility" and "Description of the Notes." The business, financial condition and results of operations of the Company may be adversely affected by decisions made by Consumers taking into account the needs of Consumers, Glenshaw and other affiliated companies. Consumers is highly leveraged and a default by Consumers on its indebtedness or an insolvency or bankruptcy of Consumers would not constitute a default under the Indenture. A default on indebtedness, insolvency or bankruptcy of Consumers could adversely affect Anchor's business and results of operations, given that many members of management at Consumers are involved in Anchor's affairs and that Anchor may be closely associated with Consumers, its customers and suppliers, which could adversely affect trading prices for the Notes or Anchor's ability to raise debt or equity capital.

LABOR RELATIONS

     The Company is a party to collective bargaining agreements with labor unions that will expire between March 1999 and August 1999. In the aggregate, under those agreements the Company currently employs approximately 2,800 full-time employees. The Company's inability to negotiate acceptable contracts with these unions could result in strikes by the affected workers and increased operating costs as a result of higher wages or benefits paid to union members. Although Old Anchor historically has not had any labor disruptions, if the unionized workers were to engage in a strike or other work stoppage, the Company could experience a significant disruption of its operations and higher ongoing labor costs, which could have an adverse effect on the Company's business, financial position and results of operations. See "Business -- Employees."

DEPENDENCE ON KEY CUSTOMERS

     Old Anchor's two largest customers (Anheuser-Busch and Stroh's) accounted for 11.3% and 10.8% of its net sales in 1996, respectively, and 8.1% and 15.3% of its net sales for the period since the Anchor Acquisition on February 5, 1997 to September 30, 1997, respectively. The termination by either of such customers of its relationship with the Company could have a material adverse effect upon the Company's business, financial position and results of operations.


     The Company's existing customers' purchase orders and contracts typically vary from one to three years. Prices under these arrangements are tied to market standards and therefore vary with market conditions. The contracts generally are requirements contracts which do not obligate the customer to purchase any given amount of product from the Company. Accordingly, notwithstanding the existence of certain supply contracts, the Company faces the risk that customers will not purchase the amounts expected by the Company pursuant to such supply contracts. In addition, the Company has a purchase order relationship with Anheuser-Busch whereby Anheuser-Busch renegotiates with the Company each year for the next year's purchase orders. Accordingly, past purchase orders placed by Anheuser-Busch are not necessarily indicative of future purchase orders.


SEASONALITY; RAW MATERIALS

     Due principally to the seasonal nature of the brewing, iced tea and other beverage industries, in which demand is stronger during the summer months, the Company's shipment volume is expected to be higher in the second and third quarters. Consequently, the Company normally builds inventory during the first quarter in anticipation of seasonal demands during the second and third quarters. Historically, the Company has scheduled shutdowns of its plants for furnace rebuilds and machine repairs in the first and fourth quarters of the year to coincide with scheduled holiday and vacation time under its labor union contracts. These shutdowns adversely affect profitability during the first and fourth quarters.

     Sand, soda ash, limestone, cullet and corrugated packaging materials are the principal raw materials used by the Company. Raw materials represented approximately 26.2% of the cost of products sold for the Company in 1996. The Company believes that a sufficient supply of these raw materials exists and that the Company is not dependent upon any single supplier for any of them. Material increases in the cost of any of the principal raw materials used by the Company could have a material adverse impact on the Company's results of operations.

ENVIRONMENTAL AND OTHER GOVERNMENT REGULATION

     Environmental Regulation and Compliance. The Company's operations are subject to increasingly complex and detailed Federal, state and local laws and regulations including, but not limited to, the Federal Water Pollution Control Act of 1972, as amended, the U.S. Clean Air Act, as amended, and the Federal Resource Conservation and Recovery Act, as amended, that are designed to protect the environment. Among the activities subject to regulation are the disposal of checker slag (furnace residue usually removed during furnace rebuilds), the disposal of furnace bricks containing chromium, the disposal of waste, the discharge of water used to clean machines and cooling water, dust produced by the batch mixing process, underground storage tanks and air emissions produced by furnaces. In addition, the Company is required to obtain and maintain permits in connection with its operations. Many environmental laws and regulations provide for substantial fines and criminal sanctions for violations. The Company believes that it is in material compliance with applicable environmental laws and regulations. It is difficult to predict the future development of such laws and regulations or their impact on future earnings and operations, but the Company anticipates that these standards will continue to require increased capital expenditures. There can be no assurance that material costs or liabilities will not be incurred.

     Certain environmental laws, such as the U.S. Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund") and analogous state laws provide for strict, joint and several liability for investigation and remediation of releases of hazardous substances into the environment. Such laws may apply to conditions at properties presently or formerly owned or operated by an entity or its predecessors, as well as properties at which wastes attributable to an entity or its predecessors were disposed. See
"Business -- Environmental and Other Government Regulation."

     The Company is engaged in investigation and remediation projects at plants currently being operated and at closed facilities. In addition, Old Anchor was named as a potentially responsible party ("PRP") under CERCLA with respect to a number of sites. Of these sites, the Company has assumed responsibility with respect to four sites that are currently active. While the Company may be jointly and severally liable for costs related to these sites, in most cases, it is only one of a number of PRPs who are also jointly and severally liable. With respect to the four currently active sites for which the Company has assumed responsibility, the Company estimates that its share of the aggregate cleanup costs of such sites should not exceed $2.0 million, and that the likely range after taking into consideration the contributions anticipated from other potentially responsible parties could be significantly less. However, no assurance can be given that the cleanup costs of such sites will not exceed $2.0 million or that the Company will have these funds available. The Company has established reserves of approximately $16.0 million for environmental costs which it believes are adequate to address the anticipated costs of remediation of these operated and closed facilities and its liability as a PRP under CERCLA. The timing and magnitude of such costs cannot always be determined with certainty due to, among other things, incomplete information with respect to environmental conditions at certain sites, the absence of regulatory determinations with respect to environmental requirements at certain sites, new and amended environmental laws and regulations, and uncertainties regarding the timing of remedial expenditures.

     Capital expenditures required for environmental compliance were approximately $1.8 million for 1997 and are anticipated to be approximately $1.5 million annually in 1998 and 1999. However, there can be no assurance that future changes in such laws, regulations or interpretations thereof or the nature of the Company's operations will not require the Company to make significant additional capital expenditures to ensure compliance in the future.

     ERISA. The Company maintains three defined benefit plans and two profit sharing plans that, prior to the Anchor Acquisition, were maintained by Old Anchor. These plans are covered by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are tax-qualified under the Internal Revenue Code of 1986, as amended (the "Code"), and subject to regulation by the Internal Revenue Service and the Department of Labor. The three defined benefit plans are also subject to regulation by the Pension Benefit Guaranty Corporation ("PBGC"). The Company's two profit sharing plans contain cash or deferred arrangements under Section 401(k) of the Code. The Company' tax-qualified plans must meet stringent requirements both in form and in operation in order to maintain their tax-qualified status. These requirements are constantly changing with the enactment of new pension legislation, the issuance of new Treasury regulations and other guidance from the Internal Revenue Service. The loss of a plan's qualified status could result in the assessment of tax on the plan's trust income, disallowance of the Company's tax deduction for contributions, and immediate income tax liability upon individual participants' benefits.

     The defined benefit plan covering salaried employees was frozen at the end of 1994, and, at the end of 1996, was not underfunded under Statement of Financial Accounting Standards No. 87 ("SFAS No. 87"). However, the two defined benefit plans that are maintained for hourly employees are significantly underfunded and will require substantial cash contributions over the next few years. At the end of 1996, these two plans in the aggregate had unfunded benefits under SFAS No. 87 totaling approximately $76.7 million. Pension underfunding contributions made to the three defined benefit plans during 1997, excluding contributions made by the Company upon the closing of the Anchor Acquisition, were approximately $15.1 million. In addition, the underfunding of the two hourly plans required the payment of increased premiums to the PBGC under its pension guaranty program of approximately $1.8 million in 1997.

     Employee Health and Safety Regulation. The Company's operations are subject to a variety of worker safety laws. The U.S. Occupational Safety and Health Act of 1970 ("OSHA") and analogous state laws mandate general requirements for safe workplaces for all employees. The Company believes that its operations are in material compliance with applicable employee health and safety laws.

     Deposit and Recycling Legislation. In recent years, legislation has been introduced at the Federal, state and local levels that would require a deposit or tax, or impose other restrictions, on the sale or use of certain containers, particularly beer and carbonated soft drink containers. To date, ten states have enacted some form of deposit legislation, although no such new legislation has been enacted since 1986. The enactment of additional laws or comparable administrative actions that would require a deposit on beer or soft drink containers, or otherwise restrict their use, could have a material adverse effect on the Company's business. In jurisdictions where deposit legislation has been enacted, the consumption of beverages in glass bottles has generally declined due largely to the preference of retailers for handling returned cans and plastic bottles. Container deposit legislation continues to be considered from time to time at various governmental levels.

SECURITY FOR THE NOTES

     The Notes will be secured by a first priority lien on the Collateral, which consists principally of substantially all of the Company's property, plant and equipment, other than the Bank Collateral. No assurance can be given that the proceeds from a sale of the Collateral following acceleration of the Notes would not be substantially less than would be required to repay amounts due in respect of the Notes. On a pro forma basis, the net book value of the Company's existing property, plant and equipment as of December 31, 1996 was $321.0 million. The appraised value as of December 31, 1996 of nine of the manufacturing facilities, one mold shop and one repair shop, as estimated by AAA was $243.0 million on a "liquidation in place" basis. Additionally, AAA has estimated the fair market value of these properties on the premise of continued use to be approximately $312.4 million. See Summarization Letters of AAA, attached as Annex A to this Prospectus.

     By its nature, some or all of the Collateral may be illiquid and, because of the integrated nature of the Company's facilities, difficult to sell other than as a complete unit. Accordingly, the amount that might be realized from the sale of the Collateral may be materially less than its appraised value and no assurance can be given that the Collateral could be sold expeditiously, if at all. In addition, the appraised value reflects AAA's estimate as of the date of the appraisal and assumes that a sale would not be made under distress conditions. The actual amount realized from a sale of the Collateral in connection with any foreclosure would be affected by the Company's operating results, market conditions, the physical condition of the Collateral, the need for environmental or other capital expenditures with respect to the Collateral and other factors affecting the Collateral's resale value at the time of sale and would also be adversely affected if the sale were made under distress conditions. The ability of the Trustee to realize upon the Collateral will be delayed if the Company is subject to bankruptcy or receivership proceedings and may be affected by environmental regulations.

     If the proceeds received from the sale of the Collateral (after payment of any expenses of the sale and repayment of Indebtedness secured by liens permitted under the Indenture or other liens on the Collateral which might, in either case, have priority under applicable law to the lien on the Collateral in favor of the Trustee) were insufficient to pay all amounts due under the Notes, then the holders of the Notes would (to the extent of such insufficiency) only have an unsecured claim against any remaining unencumbered assets of the Company (subject, in the case of subsidiaries of the Company, to the claims of creditors of each subsidiary). Substantially all of the assets of the Company other than the Collateral are pledged to secure other Indebtedness of the Company. Accordingly, there is a risk that holders of the Notes would receive less than the amount of their investment in the event of a liquidation or reorganization of the Company. In addition, although Consumers U.S. has pledged the shares of Anchor that it owns directly to secure its guarantee of the Notes, it is not expected that a foreclosure of these shares by the Trustee would increase the amount available to pay the holders of the Notes and, moreover, such shares will be released as Collateral upon any sale by Consumers U.S. of such shares.

     Pursuant to the Technology Agreement, Anchor utilizes Owen's technology in the operation of its plants. The Trustee and the collateral agent under the Revolving Credit Facility are parties to an Assurance Agreement with Owens, which grants certain rights to such collateral agent and the Trustee in the event of a foreclosure. However, a default by Consumers or Anchor under, or a termination of, the Technology Agreement would not constitute a default under the Indenture. Accordingly, the Technology Agreement could be terminated without giving the Trustee the right to foreclose on the Collateral under the Indenture. Moreover, the Technology Agreement and the rights thereunder may not be transferred to or used by a competitor or customer of Owens (as determined by Owens) without Owens' consent, which limitation may adversely affect the Trustee's ability to realize on the Collateral, including the timing of and proceeds obtained in connection with a sale of the Collateral following a foreclosure.

FRAUDULENT CONVEYANCE RISKS

     Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court to subordinate or avoid the obligation of, or liens securing the Notes or any Guarantee in favor of, other existing or future creditors of the Company or a Guarantor.

     The incurrence by the Company of the Indebtedness evidenced by the Notes is subject to federal and state statutes and principles relating to fraudulent conveyances ("Fraudulent Conveyance Laws") which could be invoked in a bankruptcy proceeding or a lawsuit by or on behalf of creditors of the Company. Under the Fraudulent Conveyance Laws, if, at the time the Notes were issued and the proceeds applied (a) the Company issued the Notes and applied the proceeds with the intent of hindering, delaying or defrauding creditors, or (b) the Company received less than a reasonably equivalent value or fair consideration for granting the liens and incurring the Indebtedness under, or issuing, the Notes, and, after applying the proceeds, the Company (i) was insolvent or rendered insolvent by reason of such actions, (ii) was engaged in a business or transaction or was or was about to engage in a business or transaction for which its assets constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured (as such terms are defined in, or interpreted under, Fraudulent Conveyance
Laws), a court could subordinate all or part of the Notes to existing and future Indebtedness of the Company, recover any payments made on the Notes or take other actions detrimental to the holders of the Notes, including, under certain circumstances, invalidating the Notes and/or the liens securing the Notes.

     In addition, Fraudulent Conveyance Laws may apply to the Guarantors' issuance of the Guarantees. Pursuant to the terms of the Guarantees, the liability of each Guarantor is limited to the maximum amount of Indebtedness permitted, at the time of the grant of the Guarantee, to be incurred in compliance with the Fraudulent Conveyance Laws or other similar laws. To the extent that a court were to find that (x) a Guarantee was incurred by a Guarantor with actual intent to hinder, delay or defraud any present or future creditor or (y) such Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and such Guarantor (i) was insolvent,
(ii) was rendered insolvent by reason of the issuance of such Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured (as such terms are defined in, or interpreted under, Fraudulent Conveyance Laws), a court could avoid or subordinate such Guarantee in favor of the Guarantor's creditors. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantor as a result of the issuance by the Company of the Notes. The Guarantees to be given by future Restricted Subsidiaries of the Company will have to be supported by a direct quantifiable benefit for each such Guarantee reasonably equivalent to the obligation taken on in order to uphold such Guarantee, which will be particularly difficult to demonstrate with respect to future Guarantees given by future Restricted Subsidiaries of the Company that are not in existence at the time of the issuance of the Notes. Such analysis will depend upon the financial condition of any future Restricted Subsidiary and there can be no assurance that such a Guarantee will be enforceable in the face of a challenge under the Fraudulent Conveyance Laws. To the extent any Guarantees were avoided as a fraudulent conveyance or held unenforceable for any other reason, the claims of holders of the Notes in respect of such Guarantor would be adversely affected and such holders would, to such extent, be creditors solely of the Company and any Guarantor whose Guarantee was not avoided or held unenforceable. To the extent the claims of the holders of the Notes against the issuer of an invalid Guarantee were subordinated, they would be subject to the prior payment of all liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any voided portion of any of the Guarantees.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Under one measure, however, the Guarantors may be considered insolvent if the sum of their debts, including contingent liabilities, were greater than the fair marketable value of all of their assets at a fair valuation or if the present fair marketable value of their assets were less than the amount that would be required to pay their probable liability on their existing debts, including contingent liabilities, as they become absolute and mature.

     Based upon financial and other information, the Company believes that the Notes and the Guarantee by Consumers U.S. are being incurred for proper purposes and in good faith and that the Company and Consumers U.S. are solvent and will continue to be solvent after issuing the Notes or its Guarantee, as the case may be, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such standards would agree with the Company. See "Management's Discussion and Analysis of Pro Forma Financial Condition and Results of Operations."

PURCHASE OF NOTES UPON CHANGE OF CONTROL

     Upon a Change of Control, the Company is required to offer to purchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. The source of funds for any such purchase would be the Company's available cash or cash generated from other sources. However, there can be no assurance that sufficient funds would be available at the time of any Change of Control to make any required repurchases of Notes tendered or, if applicable, that restrictions in the Revolving Credit Facility would permit the Company to make such required repurchases. See "Description of the Notes -- Change of Control."

LACK OF A PUBLIC MARKET FOR THE NOTES

     The Outstanding Notes held by QIBs are designated for trading in the PORTAL Market. The Exchange Notes constitute securities for which there is no established trading market. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the Exchange Notes is currently anticipated. If a market for the Exchange Notes should develop, such Exchange Notes could trade at a discount from their principal amount. There can be no assurance of the liquidity of any markets that may develop for the Exchange Notes, the ability of holders of the Exchange Notes to sell their Exchange Notes, or the price at which holders would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. To the extent that any Outstanding Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Outstanding Notes could be adversely affected.

     No prediction can be made as to the effect, if any, that future sales of Exchange Notes, or the availability of Exchange Notes for future sale, will have on the market price of the Exchange Notes prevailing from time to time. Sales of substantial amounts of Exchange Notes, or the perception that such sales could occur, could adversely affect prevailing market prices for the Exchange Notes. No assurance can be given that sales of substantial amounts of Exchange Notes will not occur in the foreseeable future or as to the effect that any such sales, or the perception that such sales may occur, will have on the market or the market price of the Exchange Notes. No assurance can be given as to the liquidity of the trading market for the Exchange Notes or that an active public market for the Exchange Notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the Exchange Notes may be adversely affected.

CONSEQUENCES OF FAILURE TO EXCHANGE

     As a consequence of the offer or sale of the Outstanding Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of Outstanding Notes who do not exchange their Outstanding Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Outstanding Notes as set forth in the legend thereon. In general, the Outstanding Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Outstanding Notes under the Securities Act. See "Outstanding Notes Registration Rights."

     Upon consummation of the Exchange Offer, due to the restrictions on transfer of the Outstanding Notes and the absence of such restrictions applicable to the Exchange Notes, it is likely that the market, if any, for Outstanding Notes will be relatively less liquid than the market for Exchange Notes. Consequently, holders of Outstanding Notes who do not participate in the Exchange Offer could experience significant diminution in the value of their Outstanding Notes, compared to the value of the Exchange Notes.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Exchange Offer is being made by the Company and the Parent Guarantor to satisfy certain of their obligations under the Registration Rights Agreement. The Registration Rights Agreement requires the Company and the Parent Guarantor to (i) file with the Commission a registration statement (the "Exchange Offer Registration Statement") under the Securities Act with respect to the Exchange Notes within 90 days after the issuance of the Outstanding Notes (the "Issue Date"), (ii) use their best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act within 180 days after the Issue Date, (iii) keep the Exchange Offer open for acceptance for not less than 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to holders of the Outstanding Notes, and (iv) use their best efforts to consummate the Exchange Offer within 225 days after the Issue Date. In the event that the Company and the Parent Guarantor fail to satisfy these or certain other of their obligations under the Registration Rights Agreement, the interest rate on the Outstanding Notes will be increased. See "Outstanding Notes Registration Rights." As a result of its failure to have an Exchange Offer Registration Statement or Shelf Registration Statement declared effective on or prior to October 14, 1997 (the 180th day after the Issue Date) and its failure to have exchanged all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to November 28, 1997 (the 225th day after the Issue Date), the Company is currently paying Additional Interest in the amount of 1.5% per annum on the Notes.

TERMS OF THE EXCHANGE

     The Company hereby offers to exchange, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), Exchange Notes for an equal principal amount of Outstanding Notes. The terms of the Exchange Notes are identical in all material respects to those of the Outstanding Notes, except for certain transfer restrictions and registration rights relating to the Outstanding Notes. The Exchange Notes will be entitled to the benefits of the Indenture. See "Description of the Notes."

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered or accepted for exchange. As of the date of this Prospectus, $150 million aggregate principal amount of the Outstanding Notes is outstanding. Outstanding Notes tendered in the Exchange Offer must be in denominations of a minimum principal amount of $1,000 or any integral multiple thereof.

     Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, holders of Outstanding Notes (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Outstanding Notes for Exchange Notes pursuant to the Exchange Offer generally may offer such Exchange Notes for resale, resell such Exchange Notes and otherwise transfer such Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of the holders' business and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holders of the Exchange Notes request in writing. If a holder of Outstanding Notes does not exchange such Outstanding Notes for Exchange Notes pursuant to the Exchange Offer, such Outstanding Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. If any holder of such Outstanding Notes is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be acquired in the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the Commission and (ii) must comply with the registration requirements of the Securities Act in connection with any resale transaction. In general, the Outstanding Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

     The Exchange Offer expires on the Expiration Date. The term "Expiration
Date" means 5:00 p.m., New York City time, on                , 1998 unless the
Company in its sole discretion extends the period during which the Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date on which the Exchange Offer, as so extended by the Company, expires. The Company reserves the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date by giving written notice to The Bank of New York (the "Exchange Agent") and by public announcement communicated by no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Outstanding Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer and may be accepted for exchange by the Company.

     The "Exchange Date" will be the second business day following the Expiration Date. The Company expressly reserves the right to (i) terminate the Exchange Offer and not accept for exchange any Outstanding Notes if any of the events set forth below under "-- Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Company and (ii) amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Outstanding Notes. If any such termination or amendment occurs, the Company will notify the Exchange Agent in writing and will either issue a press release or give written notice to the holders of the Outstanding Notes as promptly as practicable. Unless the Company terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will exchange the Exchange Notes for the tendered Outstanding Notes on the Exchange Date. Any Outstanding Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after expiration or termination of the Exchange Offer. See "-- Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes."

     This Prospectus and the related Letter of Transmittal and other relevant materials will be mailed by the Company to record holders of Outstanding Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Outstanding Notes.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

     The tender to the Company of Outstanding Notes by a holder thereof pursuant to any one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     General Procedures.  A holder of an Outstanding Note may tender the same by
(i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with
(a) the certificate or certificates representing the Outstanding Notes being tendered and any required signature guarantees, to the Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date or (b) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of the Outstanding Notes being tendered, if such procedure is available, into the Exchange Agent's Account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, or
(ii) complying with the guaranteed delivery procedures described below.

     If tendered Outstanding Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Outstanding Notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered Outstanding Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office or correspondent in the United States or by a member firm of a national securities exchange or the National Association of Securities Dealers, Inc. or by a member of a signature medallion program such as "STAMP" (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Exchange Notes and/or Outstanding Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Outstanding Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     Any beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Outstanding Notes should contact such holder promptly and instruct such holder to tender Outstanding Notes on such beneficial owner's behalf. If such beneficial owner wishes to tender such Outstanding Notes itself, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Outstanding Notes is received by the Exchange Agent, (ii) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by a Book-Entry Confirmation is received by the Exchange Agent or
(iii) a Notice of Guaranteed Delivery or letter or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Outstanding Notes tendered pursuant to a Notice of Guaranteed Delivery or letter or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal, the tendered Outstanding Notes (or Book-Entry Confirmation, if applicable) and any other required documents.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Outstanding Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. Neither the Company, the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING HOLDERS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED AND CONFIRMED BY THE EXCHANGE AGENT. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED WITH RETURN RECEIPT REQUESTED BE USED AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Book-Entry Transfer. The Exchange Agent will make a request to establish an account with respect to the Outstanding Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of the Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Outstanding Notes by causing the Book-Entry Transfer Facility to transfer such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer.

     Guarantee Delivery Procedures. If a holder desires to tender Outstanding Notes pursuant to the Exchange Offer, but time will not permit a Letter of Transmittal, the Outstanding Notes or other required documents to reach the Exchange Agent on or before the Expiration Date, or if the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office a letter or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Outstanding Notes are registered, the principal amount of the Outstanding Notes being tendered and, if possible, the certificate numbers of the Outstanding Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the Expiration Date, the Outstanding Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal and any other required documents, will be delivered by such Eligible Institution to the Exchange Agent in accordance with the procedures outlined above. Unless Outstanding Notes being tendered by the above-described method are deposited with the Exchange Agent (including through a Book-Entry Confirmation) within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

     The party tendering Outstanding Notes for exchange (the "Transferor") thereby exchanges, assigns and transfers the Outstanding Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Outstanding Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Outstanding Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Outstanding Notes and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Outstanding Notes. The Transferor further agrees that acceptance of any tendered Outstanding Notes by the Company and the issuance of Exchange Notes in exchange therefor will constitute performance in full by the Company of its obligations under the Registration Rights Agreement and that the Company will have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor will be binding upon the heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of such Transferor.

     By tendering Outstanding Notes and executing the Letter of Transmittal, the Transferor certifies that (i) it is not an affiliate of the Company or Consumers U.S. or, if the Transferor is an affiliate of the Company or Consumers U.S., it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (ii) the Exchange Notes are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, (iii) the Transferor has not entered into an arrangement or understanding with any other person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (iv) the Transferor is not a broker-dealer who purchased the Outstanding Notes for resale pursuant to an exemption under the Securities Act, and

(v) the Transferor will be able to trade the Exchange Notes acquired in the Exchange Offer without restriction under the Securities Act.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

WITHDRAWAL RIGHTS

     Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth in the Letter of Transmittal not later than the close of business on the Expiration Date. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Outstanding Notes to be withdrawn, the certificate numbers and principal amount of Outstanding Notes to be withdrawn, that such holder is withdrawing its election to have such Outstanding Notes exchanged and the name of the registered holder of such Outstanding Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Outstanding Notes being withdrawn. The Exchange Agent will return the properly withdrawn Outstanding Notes promptly following receipt of notice of withdrawal. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering Outstanding Notes" at any time on or prior to the Expiration Date. If Outstanding Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of such facility. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company, and such determination will be final and binding on all parties.

ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Outstanding Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the Exchange Date. For purposes of the Exchange Offer, the Company shall be deemed to have accepted for exchange validly tendered Outstanding Notes when, as and if the Company has given written notice thereof to the Exchange Agent.

     The Exchange Agent will act as agent for the tendering holders of Outstanding Notes for the purposes of receiving Exchange Notes from the Company and causing the Outstanding Notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Outstanding Notes will be made by the Exchange Agent promptly after acceptance of the tendered Outstanding Notes. Any Outstanding Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described above, such Outstanding Notes will be credited to an account maintained by such holder with such Book-Entry Transfer Facility for the Outstanding Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to issue Exchange Notes in exchange for any properly tendered Outstanding Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service) or, at its option, modify or otherwise amend the Exchange Offer, if (i) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission (a) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, (b) assessing or seeking any damages as a result thereof or (c) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Outstanding Notes pursuant to the Exchange Offer; or (ii) the Exchange Offer shall violate any applicable law or any applicable interpretation of the staff of the Commission.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by it with respect to all or any portion of the Exchange Offer regardless of the circumstances (including any action or inaction by the Company) giving rise to such condition or may be waived by the Company in whole or in part at any time or from time to time in the reasonable discretion of the Company. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, the Company has reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the Exchange Offer.

     Any determination by the Company concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

     In addition, the Company will not accept for exchange any Outstanding Notes tendered, and no Exchange Notes will be issued in exchange for any such Outstanding Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

EXCHANGE AGENT

     The Bank of New York has been appointed as the Exchange Agent for the Exchange Offer. Questions relating to the procedure for tendering, as well as requests for additional copies of this Prospectus or the Letter of Transmittal and requests for Notices of Guaranteed Delivery, should be directed to the Exchange Agent addressed as follows:

  By Registered or Certified    Facsimile Transmission Number:   By Hand/Overnight Delivery:
            Mail:
                                        (212) 571-3080
     The Bank of New York         (For Eligible Institutions         The Bank of New York
                                            Only)
      101 Barclay Street            Confirm by Telephone:             101 Barclay Street
           (7 East)                     (212) 815-2742                 Corporate Trust
   New York, New York 10286                                            Services Window
Attn: Reorganization Section,       For Information Call:       Ground Level
      Enrique Lopez                     (212) 815-2742          Attn: Reorganization Section,
                                                                      Enrique Lopez

     Delivery of the Letter of Transmittal to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

     The Bank of New York also acts as Trustee under the Indenture.

SOLICITATION OF TENDERS; EXPENSES

     The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting and legal fees, will be paid by the Company and are estimated to be approximately $1.2 million.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Outstanding Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Outstanding Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

APPRAISAL RIGHTS

     Holders of Outstanding Notes will not have dissenters' rights or appraisal rights in connection with the Exchange Offer.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the carrying value of the Outstanding Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of Exchange Notes for Outstanding Notes. Expenses incurred in connection with the issuance of the Exchange Notes will be amortized over the term of the Exchange Notes.

TRANSFER TAXES

     Holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection therewith except that holders who instruct the Company to register Exchange Notes in the name of, or request Outstanding Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

FEDERAL INCOME TAX CONSEQUENCES

     Holders of the Outstanding Notes contemplating acceptance of the Exchange Offer should consult their own tax advisers with respect to their particular circumstances and with respect to the effects of state, local or foreign tax laws to which they may be subject. The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, regulations, rulings and judicial decisions, in each case as in effect on the date of this Prospectus, all of which are subject to change.

     The Company believes that the exchange of an Outstanding Note for an Exchange Note by a Holder pursuant to the Exchange Offer will not constitute a taxable exchange. Such an exchange will not result in taxable income, gain or loss being recognized by such Holder or by the Company. Immediately after the exchange, such Holder will have the same adjusted basis and holding period in each Exchange Note received as such Holder had immediately prior to the exchange in the corresponding Outstanding Note surrendered. The foregoing analysis is not based upon an opinion of counsel and Holders of the Outstanding Notes contemplating acceptance of the Exchange Offer should consult their own tax advisors with respect to the effects of the Exchange Offer on the tax basis for such Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     As a consequence of the offer or sale of the Outstanding Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of Outstanding Notes who do not exchange Outstanding Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Outstanding Notes as set forth in the legend thereon. In general, the Outstanding Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Outstanding Notes under the Securities Act.

     Upon consummation of the Exchange Offer, due to the restrictions on transfer of the Outstanding Notes and the absence of such restrictions applicable to the Exchange Notes, it is likely that the market, if any, for Outstanding Notes will be relatively less liquid than the market for Exchange Notes. Consequently, holders of Outstanding Notes who do not participate in the Exchange Offer could experience significant diminution in the value of their Outstanding Notes, compared to the value of the Exchange Notes.

                  THE ANCHOR ACQUISITION AND THE NOTE OFFERING

     The Anchor Acquisition. On February 5, 1997, pursuant to an Asset Purchase Agreement dated December 18, 1996, as amended (the "Asset Purchase Agreement"), between Consumers, Owens and Old Anchor (the rights and obligations of Consumers under the Asset Purchase Agreement having been assigned to the Company), the Company and Owens purchased substantially all of the assets of, and assumed certain liabilities, of Old Anchor. Old Anchor's Antioch and Hayward, California plants and its interest in Rocky Mountain Bottle Company were acquired, and the related liabilities assumed, by Owens (the "Owens Purchase"). In June 1997, Owens closed the Antioch plant. The Company purchased substantially all of the other assets of Old Anchor, including eleven operating plants, several idled plants and other related assets. The Company also assumed certain other liabilities of Old Anchor, including certain of Old Anchor's liabilities in respect of the Anchor Glass Container Corporation Service Retirement Plan, the Anchor Glass Container Retirement Plan for Salaried Employees and the Pension Plan for Hourly Employees of Latchford Glass Company and Associated Companies (collectively, the "Plans"). The Company did not assume Old Anchor's liabilities in respect of its bank debt, debt securities and industrial revenue bonds.


     The acquisition price is subject to a final adjustment based on an audited January 10, 1997 balance sheet. On June 13, 1997, Old Anchor delivered to the Company the closing balance sheet which indicated that Old Anchor believed that it was entitled to additional payments from the Company and Owens totaling approximately $76.3 million. On July 28, 1997, the Company delivered its notice of disagreement to Old Anchor, which requested a reduction of the purchase price of approximately $96.8 million. Since that time, the parties have been negotiating the amount of the adjustment, and in January 1998, have reached a proposed settlement. The Proposed Settlement requires the payment by the Company to Old Anchor of an additional $1.0 million in cash and the issuance of 1,225,000 warrants to purchase additional shares of common stock, together valued at approximately $7.1 million. In addition, the Company will issue 525,000 warrants to purchase additional shares of common stock to Consumers U.S. or its affiliate valued at approximately $2.6 million. The Proposed Settlement is subject to final approval by the Company, Old Anchor and the bankruptcy court.


     The total sources and uses of funds in connection with the Anchor Acquisition and the Owens Purchase were as follows (dollars in millions):

              SOURCES OF FUNDS
--------------------------------------------
Revolving Credit Facility...........  $  0.1
Anchor Loan Facility................   130.0
Owens Purchase......................   128.4
Owens purchase of inventory(1)......     4.4
Series B Preferred Stock(2).........    84.0
Class B Common Stock(2).............     1.0
Series A Preferred Stock(3)(5)......    56.0
Class A Common Stock(3).............     2.5
                                      ------
     TOTAL SOURCES OF FUNDS.........  $406.4
                                      ======
               USES OF FUNDS
--------------------------------------------
Cash escrowed for creditors(4)......  $209.2
Repayment of DIP credit facility....   108.6
Other priority claims...............    11.1
Cash pension payment(5).............     9.1
Series A Preferred Stock pension
  payment(5)........................     9.0
Series A Preferred Stock(4).........    47.0
Class A Common Stock(4).............     2.5
Fees and expenses...................     9.9
                                      ------
     TOTAL USES OF FUNDS............  $406.4
                                      ======

---------------
(1) Anchor purchased certain inventory from Old Anchor, which was immediately resold to Owens.

(2) Issued to Consumers U.S. in exchange for cash contribution.

(3) Represents (a) 1,879,320 shares of Series A Preferred Stock (valued at $47.0 million) and 490,898 shares of Class A Common Stock (valued at $2.5 million), issued to Smith Barney, Inc. ("Smith Barney") in escrow for the benefit of certain creditors of Old Anchor in partial satisfaction of Old Anchor's liabilities to such creditors, including, without limitation, the holders of Old Anchor's debt securities and industrial revenue bonds and (b) 360,000 shares of Series A Preferred Stock (valued at $9.0 million) contributed to the Plans.

(4) This amount is being held in escrow until the plan of reorganization for Old Anchor is consummated. This cash will first be allocated to Old Anchor's senior secured creditors whose claims aggregate

    $158.0 million. Thereafter, the balance of this cash will be allocated among
    (x) the holders of Old Anchor's 10.25% Series A Senior Notes due 2002 and 9.875% Senior Subordinated Debentures due 2008, the holders of which are unsecured creditors with claims aggregating approximately $307.0 million, and (y) certain other unsecured creditors of Old Anchor, in both cases to supplement the 1,879,320 shares of Series A Preferred Stock (valued at $47.0 million) and the 490,898 shares of Class A Common Stock (valued at $2.5 million) issued to Smith Barney in escrow for such unsecured creditors.

(5) $9.1 million in cash plus 360,000 shares of Series A Preferred Stock (valued at $9.0 million) were contributed to the Plans.

     The Note Offering. The gross proceeds of the Note Offering were $150.0 million. The Company used approximately $130.0 million of such proceeds to repay all outstanding Indebtedness under the Anchor Loan Facility, approximately $8.8 million to repay advances outstanding under the Revolving Credit Facility and approximately $6.0 million to pay fees and expenses incidental to the Note Offering with the remaining approximately $5.2 million of such proceeds used for working capital purposes.

                                USE OF PROCEEDS

     Neither the Company nor the Guarantor will receive any proceeds from the Exchange Offer.

                                 CAPITALIZATION

     The following table sets forth the cash position and capitalization of the Company as of September 30, 1997.

                                                                              SEPTEMBER 30, 1997
                                                                            ----------------------
                                                                            (DOLLARS IN THOUSANDS)
Cash and cash equivalents.................................................         $    804
                                                                                   ========
Revolving Credit Facility(1)..............................................         $  5,861
Long-term debt (including current maturities):
  11 1/4% First Mortgage Notes............................................          150,000
Other Debt................................................................            2,307
                                                                                   --------
          Total debt......................................................          158,168
                                                                                   --------
Series A Preferred Stock, par value $.01 per share; 2,239,320 shares
  authorized; 2,239,320 shares issued and outstanding(2)..................           55,983
                                                                                   --------
Stockholders' equity:
  Series B Preferred Stock, par value $.01 per share; 5,000,000 shares
     authorized; 3,360,000 shares issued and outstanding..................               34
  Common Stock, par value $.10 per share; 50,000,000 shares authorized:
     Class A Common Stock, 19,000,000 shares authorized; 490,898 shares
      issued and outstanding..............................................               49
     Class B Common Stock, 28,000,000 shares authorized; 902,615 shares
      issued and outstanding..............................................               90
     Class C Common Stock, 3,000,000 shares authorized; none issued and
      outstanding(3)......................................................               --
Issuable preferred stock(4)...............................................            4,382
Warrants(3)...............................................................           10,518
Capital in excess of par value............................................           92,294
Accumulated deficit.......................................................          (20,344)
                                                                                   --------
          Total stockholders' equity......................................           87,023
                                                                                   --------
          Total capitalization............................................         $301,174
                                                                                   ========

---------------
(1) Under the Revolving Credit Facility, the Company may borrow up to $110.0 million. See "Description of Revolving Credit Facility."

(2) The Series A Preferred Stock is subject to mandatory redemption in 2009.

(3) 2,107,843 shares in aggregate of the Company's Class C Common Stock, par value $.10 per share (the "Class C Common Stock"), are issuable upon the exercise of certain warrants issued to the Initial Purchasers in connection with the Anchor Loan Facility and the Note Offering.

(4) Represents additional shares of Series B Preferred Stock issuable to Consumers U.S. in satisfaction of dividends, accrued as of September 30, 1997, payable in kind to Consumers U.S. on its shares of Series B Preferred Stock.

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS


     The following Unaudited Pro Forma Statements of Operations of the Company for the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997 (the "Pro Forma Statements of Operations") give effect to the formation of the Company, the Anchor Acquisition and the Note Offering and the application of the proceeds therefrom (the "Transactions"), as if each such event had occurred on January 1, 1996 and 1997, respectively. The Pro Forma Statements of Operations should be read in conjunction with "Management's Discussion and Analysis of Pro Forma Financial Condition and Results of Operations," the financial statements of the Company, together with the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the historical consolidated financial statements of Old Anchor, together with the notes thereto and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations for Old Anchor," included elsewhere in this Prospectus. The Pro Forma Statements of Operations do not purport to be indicative of the results that would have actually been obtained had such Transactions been completed as of the assumed dates and for the periods presented, or that may be obtained in the future. The Anchor Acquisition has been accounted for using the purchase method of accounting, pursuant to which the purchase price is allocated among the acquired assets and liabilities in accordance with estimates of fair value as of the date of acquisition. The purchase price is subject to adjustment as provided in the Asset Purchase Agreement. On June 13, 1997, Old Anchor delivered to the Company the closing balance sheet which indicated that Old Anchor believed that it was entitled to additional payments from the Company and Owens totaling approximately $76.3 million. On July 28, 1997, the Company delivered its notice of disagreement to Old Anchor, which requested a reduction of the purchase price of approximately $96.8 million. Since that time, the parties have been negotiating the amount of the adjustment, and in January 1998, have reached a proposed settlement. The Proposed Settlement requires the payment by the Company to Old Anchor of an additional $1.0 million in cash and the issuance of 1,225,000 warrants to purchase additional shares of common stock, together valued at approximately $7.1 million, to be recorded as an adjustment to goodwill. In addition, the Company will issue 525,000 warrants to purchase additional shares of common stock to Consumers U.S. or its affiliate, valued at approximately $2.6 million to be recorded as an expense. The Proposed Settlement is subject to final approval by the Company, Old Anchor and the bankruptcy court.


     In addition, for purposes of the Pro Forma Statements of Operations, the historical financial information of Old Anchor for the periods presented has been adjusted to eliminate the effect of certain assets and liabilities of Old Anchor not acquired or assumed by the Company in the Anchor Acquisition, in accordance with the terms of the Asset Purchase Agreement.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          ANCHOR
                                                        RESOLUTION
                                                          CORP.         PRO FORMA
                                                        HISTORICAL     ADJUSTMENTS       PRO FORMA
                                                        ----------     -----------       ----------
Net sales.............................................  $  814,370      $ (91,689)(a)    $  722,681
Costs and expenses:
  Cost of products sold...............................     831,612        (85,242)(a)       718,098
                                                                          (13,920)(b)
                                                                           (3,141)(c)
                                                                          (13,519)(d)
                                                                            2,308(e)
  Selling and administrative expenses.................      39,570             --            39,570
  Restructuring and other charges.....................      49,973             --            49,973
  Impairment of long-lived assets.....................     490,232       (490,232)(b)            --
  Write-up of assets held for sale....................      (8,967)         5,200(i)         (3,767)
                                                         ---------      ---------        ----------
Loss from operations..................................    (588,050)       506,857           (81,193)
Other income (expense), net...........................     (10,020)         5,553(a)          1,995
                                                                            6,462(f)
Interest expense......................................     (48,601)        29,153(g)        (19,448)
                                                         ---------      ---------        ----------
Loss before reorganization items, income taxes and
  extraordinary items.................................    (646,671)       548,025           (98,646)
Reorganization items..................................      (5,008)            --            (5,008)
Income taxes..........................................      (1,825)            --            (1,825)
                                                         ---------      ---------        ----------
Loss before extraordinary items.......................  $ (653,504)     $ 548,025        $ (105,479)
                                                         =========      =========        ==========
Preferred stock dividends.............................                  $ (12,318)(h)    $  (12,318)
                                                                        =========        ==========
Loss before extraordinary items applicable to common
  stock...............................................  $ (653,504)     $ 535,707        $ (117,797)
                                                         =========      =========        ==========
Weighted average common shares outstanding............                                    1,393,513
Loss per share applicable to common stock before
  extraordinary items.................................                                   $   (84.53)
OTHER DATA:
  Net cash used in operating activities...............  $  (28,411)     $  19,940        $   (8,471)
                                                         =========      =========        ==========
  Net cash used in investing activities...............  $  (63,892)     $(189,804)       $ (253,696)
                                                         =========      =========        ==========
  Net cash provided by financing activities...........  $   78,886      $ 169,491        $  249,377
                                                         =========      =========        ==========
  Adjusted EBITDA(j)..................................  $   34,824      $  (6,072)       $   28,752
                                                         =========      =========        ==========
  Depreciation and amortization.......................  $  101,656      $ (39,912)       $   61,744
                                                         =========      =========        ==========
  Deficiency of earnings to cover fixed charges.......  $  651,679      $(548,025)       $  103,654
                                                         =========      =========        ==========

           See notes to unaudited pro forma statements of operations.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             ANCHOR
                                           RESOLUTION          ANCHOR
                                          CORP. PERIOD      PERIOD FROM
                                          FROM JAN. 1,      FEB. 5, 1997
                                            1997 TO              TO            PRO FORMA
                                          FEB. 4, 1997     SEPT. 30, 1997     ADJUSTMENTS       PRO FORMA
                                          ------------     --------------     -----------       ----------
Net sales...............................    $ 62,560         $  415,636         $(8,483)(a)     $  469,713
Costs and expenses:
  Cost of products sold.................      70,608            386,130          (8,207)(a)        448,095
                                                                                   (613)(d)
                                                                                    177(e)
  Selling and administrative expenses...       3,745             18,127              --             21,872
                                            --------           --------         -------         ----------
Income (loss) from operations...........     (11,793)            11,379             160               (254)
Other income (expense), net.............        (595)               234             630(f)             269
Interest expense........................      (2,437)           (12,725)            732(g)         (14,430)
                                            --------           --------         -------         ----------
Loss before reorganization items and
  extraordinary item....................     (14,825)            (1,112)          1,522            (14,415)
Reorganization items....................        (827)                --              --               (827)
                                            --------           --------         -------         ----------
Loss before extraordinary item..........    $(15,652)        $   (1,112)        $ 1,522         $  (15,242)
                                            ========           ========         =======         ==========
Preferred stock dividends...............                     $   (8,032)        $(1,181)(h)     $   (9,213)
                                                               ========         =======         ==========
Loss before extraordinary item
  applicable to common stock............    $(15,652)        $   (9,144)        $   341         $  (24,455)
                                            ========           ========         =======         ==========
Weighted average common shares
  outstanding...........................                      1,183,909                          1,393,513
Loss per share applicable to common
  stock before extraordinary item.......                     $    (7.72)                        $   (17.55)
OTHER DATA:
  Net cash provided by (used in)
     operating activities...............    $(11,427)        $    3,364         $    65         $   (7,998)
                                            ========           ========         =======         ==========
  Net cash used in investing
     activities.........................    $ (7,500)          (231,333)        $    10         $ (238,823)
                                            ========           ========         =======         ==========
  Net cash provided by financing
     activities.........................    $ 17,478         $  228,773         $(7,605)        $  238,646
                                            ========           ========         =======         ==========
  Adjusted EBITDA(j)....................    $ (4,783)        $   48,611         $  (675)        $   43,153
                                            ========           ========         =======         ==========
  Depreciation and amortization.........    $  7,605         $   36,998         $(1,465)        $   43,138
                                            ========           ========         =======         ==========
  Deficiency of earnings to cover fixed
     charges............................    $ 15,652         $    1,112         $(1,522)        $   15,242
                                            ========           ========         =======         ==========

           See notes to unaudited pro forma statements of operations.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                          ANCHOR
                                                        RESOLUTION
                                                          CORP.         PRO FORMA
                                                        HISTORICAL     ADJUSTMENTS       PRO FORMA
                                                        ----------     -----------       ----------
Net sales.............................................  $  640,049      $ (71,317)(a)    $  568,732
Costs and expenses:
  Cost of products sold...............................     640,397        (65,416)(a)       554,156
                                                                          (13,920)(b)
                                                                           (8,636)(d)
                                                                            1,731(e)
  Selling and administrative expenses.................      30,736             --            30,736
  Restructuring and other charges.....................      49,973             --            49,973
  Impairment of long-lived assets.....................     457,232       (457,232)(b)            --
                                                         ---------       --------         ---------
Loss from operations..................................    (538,289)       472,156           (66,133)
Other income (expense), net...........................      (3,379)         1,319(a)          2,413
                                                                            4,473(f)
Interest expense......................................     (42,160)        27,730(g)        (14,430)
                                                         ---------       --------         ---------
Loss before reorganization items, income taxes and
  extraordinary items.................................    (583,828)       505,678           (78,150)
Reorganization items..................................      (1,576)            --            (1,576)
Income taxes..........................................      (1,825)            --            (1,825)
                                                         ---------       --------         ---------
Loss before extraordinary items.......................  $ (587,229)     $ 505,678        $  (81,551)
                                                         =========       ========         =========
Preferred stock dividends.............................                  $  (9,213)(h)    $   (9,213)
                                                                         ========         =========
Loss before extraordinary items applicable to common
  stock...............................................  $ (587,229)     $ 496,465        $  (90,764)
                                                         =========       ========         =========
Weighted average common shares outstanding............                                    1,393,513
Loss per share applicable to common stock before
  extraordinary items.................................                                   $   (65.13)
OTHER DATA:
  Net cash used in operating activities...............  $  (58,746)     $  17,369        $  (41,377)
                                                         =========       ========         =========
  Net cash used in investing activities...............  $  (57,016)     $(186,342)       $ (243,358)
                                                         =========       ========         =========
  Net cash provided by financing activities...........  $  101,790      $ 126,457        $  228,247
                                                         =========       ========         =========
  Adjusted EBITDA(j)..................................  $   44,256      $ (12,952)       $   31,304
                                                         =========       ========         =========
  Depreciation and amortization.......................  $   78,719      $ (33,668)       $   45,051
                                                         =========       ========         =========
  Deficiency of earnings to cover fixed charges.......  $  585,404      $(505,678)       $   79,726
                                                         =========       ========         =========


           See notes to unaudited pro forma statements of operations.

             NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

               YEAR ENDED DECEMBER 31, 1996 AND NINE MONTHS ENDED
                          SEPTEMBER 30, 1997 AND 1996

     The Unaudited Pro Forma Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 and 1996, give effect to the following unaudited pro forma adjustments:

(a) Reflects the elimination of the operations of Old Anchor plants purchased by Owens and the elimination of Old Anchor's share of operations of the Rocky Mountain Bottle Company joint venture for the periods presented.

(b) Reflects the elimination of Old Anchor's historical amortization of goodwill for the periods presented and the elimination of Old Anchor's historical impairment of long-lived assets as of December 31, 1996.

(c) Reflects the elimination of the LIFO (last-in, first-out) provision recorded for the year ended December 31, 1996.

(d) Reflects the reduction of Old Anchor's historical depreciation for the effects of the purchase price allocation to property, plant and equipment.

(e) Reflects the amortization of goodwill on a straight-line basis over 20 years.

(f) Reflects the elimination of the amortization of deferred financing fees recorded by Old Anchor.

(g) Pro forma interest expense and amortization of financing costs has been calculated on pro forma debt levels and applicable interest rates assuming the Note Offering was consummated as of the beginning of the periods indicated:

                                                                       NINE MONTHS     NINE MONTHS
                                                        YEAR ENDED        ENDED           ENDED
                                                       DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                           1996           1997            1996
                                                       ------------   -------------   -------------
     Elimination of interest expense recorded by Old
       Anchor........................................    $(48,601)       $(2,437)       $ (42,160)
     Elimination of interest expense related to the
       Anchor Loan Facility..........................          --         (3,220)              --
     Interest on borrowings under the Notes of $150.0
       million at an interest rate of 11.25% assumed
       to be outstanding for the full period.........      16,875          5,062           12,656
     Interest on borrowings under the Revolving
       Credit Facility of $0.1 million assuming an
       interest rate of 8.25%........................           8           (216)               6
     Other interest expense..........................         560             --              264
     Amortization of financing fees related to the
       Notes over a term of eight years and the
       Revolving Credit Facility over a term of five
       years.........................................       2,005             79            1,504
                                                         --------        -------         --------
                                                         $(29,153)       $  (732)       $ (27,730)
                                                         ========        =======         ========

     Any additional interest which has been described under The Exchange Offer -- Purpose of the Exchange Offer has not been included in the pro forma calculation of interest expense as it is not expected to have a continuing impact on the Company.

     On a historical basis, the Company has written off the capitalized deferred financing fees of the Anchor Loan Facility as of the date that the Note Offering was consummated. This amount, $11.2 million, was recorded as an extraordinary loss in the second quarter of 1997.

(h) Reflects the dividends on Series A Preferred Stock of $56.0 million and Series B Preferred Stock of $84.0 million.

(i) Reflects the elimination of a portion of Old Anchor's historical write-up of assets held for sale related to plant facilities not acquired in the Anchor Acquisition for the year ended December 31, 1996.

               YEAR ENDED DECEMBER 31, 1996 AND NINE MONTHS ENDED
                          SEPTEMBER 30, 1997 AND 1996

(j) Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is an amount equal to income (loss) before income taxes and extraordinary items, plus the amounts of restructuring charges, reorganization items, the impairment of long-lived assets, interest, depreciation and amortization and less the write-up of assets held for sale included in the determination of income (loss) before income taxes and extraordinary items. The Company believes that, in addition to cash flow from operations and net earnings, Adjusted EBITDA is a useful financial performance measurement for assessing operating performance as it provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund capital expenditures. In evaluating Adjusted EBITDA, the Company believes that investors should consider, among other things, the amount by which Adjusted EBITDA exceeds interest costs for the period, how Adjusted EBITDA compares to principal repayments on debt for the period and how Adjusted EBITDA compares to capital expenditures for the period. To evaluate Adjusted EBITDA, the components of Adjusted EBITDA, such as revenues and operating expenses and the variability of such components over time, should also be considered. Investors should be cautioned that the Company's method of calculating Adjusted EBITDA may differ from the methods used by other companies and, as a result, the Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures disclosed by other companies.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF PRO FORMA
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PRO FORMA RESULTS OF OPERATIONS

     The discussion set forth below compares the Company's pro forma results of operations for the nine months ended September 30, 1996 and 1997 after giving effect to the formation of the Company, the Anchor Acquisition, the Note Offering and the application of the net proceeds therefrom as if each such event had occurred at the beginning of the periods presented. A discussion of Old Anchor's historical results of operations for the year ended December 31, 1996 as compared to Old Anchor's historical results of operations for the year ended December 31, 1995, and the year ended December 31, 1995 as compared to the year ended December 31, 1994, is also included elsewhere in this Prospectus. The information and data included in the following discussion has been derived from the unaudited Pro Forma Financial Statements of the Company, and exclude the Old Anchor plants and joint venture interest acquired by Owens in connection with the Anchor Acquisition, and give effect to the replacement of Old Anchor's capital structure with the capital structure of the Company. The Company is implementing a new business strategy, including the Plant Closings and the Headquarters Cost Reductions, although the effects on the Company's results of operations resulting therefrom are not reflected in the pro forma results of operations discussed below.

     The data included in the following table for the nine months ended September 30, 1996 and 1997 has been derived from the Pro Forma Statements of Operations of the Company. See "Unaudited Pro Forma Financial Statements." Management believes this data is not necessarily indicative of the results of operations that would have been achieved by the Company had the Anchor Acquisition actually occurred at the beginning of the respective periods. Furthermore, management believes this data is not necessarily indicative of Anchor's future results.

                                                              NINE MONTHS ENDED SEPTEMBER 30,
                                                       ----------------------------------------------
                                                         1996     % OF SALES      1997     % OF SALES
                                                       --------   ----------    --------   ----------
Net sales............................................  $568,732     100.0%      $469,713      100.0%
Cost of products sold................................   554,156       97.4       448,095       95.4
Selling and administrative expenses..................    30,736        5.4        21,872        4.7
Restructuring and other charges......................    49,973        8.8            --         --
Loss from operations.................................   (66,133)     (11.6)         (254)      (0.1)
Interest expense.....................................   (14,430)      (2.5)      (14,430)      (3.1)
Loss before reorganization items and extraordinary
  item...............................................   (78,150)     (13.7)      (14,415)      (3.1)
Loss before extraordinary item.......................   (81,551)     (14.3)      (15,242)      (3.2)

PRO FORMA FIRST NINE MONTHS OF 1997 COMPARED TO PRO FORMA FIRST NINE MONTHS OF 1996

     The loss from operations for the pro forma nine months ended September 30, 1997 was $0.3 million compared to a loss from operations of $66.1 million for the pro forma nine months ended September 30, 1996. The loss before extraordinary item was $15.2 million for the pro forma first nine months of 1997 compared to $81.6 million for the comparable pro forma period of 1996. Included in the pro forma 1996 results was a first quarter charge of $50.0 million for Old Anchor's 1996 restructuring program. Net sales for the pro forma first nine months of 1997 were $469.7 million, a decrease of 17.4% compared with the 1996 pro forma first nine months.

     Following the Anchor Acquisition on February 5, 1997, management began an implementation of a business strategy that it believes can significantly improve upon Old Anchor's operating results. The objectives of this strategy are to (i) reduce the cost structure of the Company, (ii) improve production planning and product mix and (iii) strengthen customer relations.

     Cost reductions are being effected through the closure of certain plants to remove excess capacity and a targeted expense reduction program to create a leaner organization through the elimination of excess layers of management including the consolidation of certain corporate functions. Since the Anchor Acquisition, the

Company has closed its Houston, Texas plant effective February 1997 and its Dayville, Connecticut plant effective April 1997. The Company has reduced 25% of corporate headquarters positions effective as of March 1997.

     With the elimination of excess capacity, management believes it will be able to improve efficiency and operating results by reallocating production among the Company's manufacturing facilities according to machine strength and by instituting longer production runs with fewer mold and color changes.

     The Company believes that reestablishing the positive customer relationships Old Anchor benefitted from in the past is essential to improving financial performance. Management has already begun to rebuild relationships with some of Old Anchor's larger volume customers.

LIQUIDITY AND CAPITAL RESOURCES

     For a discussion of Liquidity and Capital Resources, see "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

                            SELECTED FINANCIAL DATA

     The following table sets forth certain historical financial information of the Company and of Old Anchor. The selected financial data for the period from February 5, 1997 to September 30, 1997 has been derived from the Company's unaudited condensed financial statements included elsewhere in this Prospectus. The selected financial data for the nine months ended September 30, 1996 and for the period from January 1, 1997 to February 4, 1997 has been derived from Old Anchor's unaudited condensed financial statements included elsewhere in this Prospectus. The following information should be read in conjunction with the Company's unaudited condensed financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus.


                                                      OLD ANCHOR HISTORICAL
                                             ---------------------------------------          ANCHOR
                                                NINE MONTHS          PERIOD FROM            PERIOD FROM
                                                   ENDED          JANUARY 1, 1997 TO    FEBRUARY 5, 1997 TO
                                             SEPTEMBER 30, 1996    FEBRUARY 4, 1997    SEPTEMBER 30, 1997(1)
                                             ------------------   ------------------   ---------------------
                                                                 (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales..................................      $  640,049            $ 62,560              $ 415,636
Cost of products sold......................         640,397              70,608                386,130
Selling and administrative expenses........          30,736               3,745                 18,127
Restructuring and other charges(2).........          49,973                  --                     --
Impairment of long-lived assets(8).........         457,232                  --                     --
                                                   --------            --------                -------
Income (loss) from operations..............        (538,289)            (11,793)                11,379
Other income (expense), net................          (3,379)               (595)                   234
Interest expense(3)........................         (42,160)             (2,437)               (12,725)
                                                   --------            --------                -------
Loss before reorganization items, income
  taxes and extraordinary items(5).........        (583,828)            (14,825)                (1,112)
Reorganization items.......................          (1,576)               (827)                    --
Income taxes(4)............................          (1,825)                 --                     --
Extraordinary items(5).....................          (2,336)                 --                (11,200)
                                                   --------            --------                -------
Net loss...................................      $ (589,565)           $(15,652)             $ (12,312)
                                                   ========            ========                =======
Preferred stock dividends..................                                                  $  (8,032)
                                                                                               =======
Loss before extraordinary items applicable
  to common stock..........................                                                  $  (9,144)
                                                                                               =======
Loss applicable to common stock............                                                  $ (20,344)
                                                                                               =======
BALANCE SHEET DATA (at end of period):
Accounts receivable........................      $   85,130            $ 60,978              $  60,840
Inventories................................         166,527             148,731                118,191
Total assets...............................         734,889             651,801                588,712
Total debt.................................         575,732             570,335                158,168
Total stockholders' equity (deficiency in
  assets)..................................        (207,478)           (284,959)                87,023

                                                      OLD ANCHOR         OLD ANCHOR            ANCHOR
                                                      NINE MONTHS       PERIOD FROM         PERIOD FROM
                                                         ENDED        JANUARY 1, 1997     FEBRUARY 5, 1997
                                                     SEPTEMBER 30,     TO FEBRUARY 4,     TO SEPTEMBER 30,
                                                         1996               1997                1997
                                                     -------------   ------------------   ----------------
OTHER FINANCIAL DATA:
Net cash provided by (used in) operating
  activities.......................................    $ (58,746)         $(11,427)          $    3,384
Net cash used in investing activities..............      (57,016)           (7,500)            (231,333)
Net cash provided by financing activities..........      101,790            17,478              228,773
Adjusted EBITDA(6).................................       44,256            (4,783)              48,611
Depreciation and amortization......................       78,719             7,605               36,998
Capital expenditures...............................       36,144             7,184               21,152
Ratio of earnings to fixed charges(7)..............           --                --                   --


---------------
(1) The Anchor Acquisition was consummated on February 5, 1997. Accordingly, the information provided for Old Anchor for the nine months ended September 30, 1996 and for the period from January 1, 1997 to February 4, 1997 is not comparable to the information provided for the Company for the period from February 5, 1997 to September 30, 1997.

(2) Restructuring and other charges reflects Old Anchor's implementation of a series of restructuring plans in an effort to respond to the continued decline in industry sales volume combined with, in 1996, the loss of a significant portion of the business of Old Anchor's largest customer. During the year ended December 31, 1996, the Company recorded an adjustment to the carrying value of certain idled facilities held for sale. These assets were previously written down to an estimated net realizable value. Upon a current evaluation of quotes and offers on these properties in 1996, Old Anchor increased their net carrying value by approximately $9.0 million. The balance of the restructuring liability is anticipated to be expended and charged against the liability over the next three years.

(3) Because of the Chapter 11 proceeding of Old Anchor, there had been no accrual of interest on the $100.0 million 10.25% Senior Notes or the $200.0 million 9.875% Senior Subordinated Debentures of Old Anchor since September 12, 1996. If accrued, interest expense would have increased $1.5 million during the nine months ended September 30, 1996.

(4) Income tax provision reflects any additional valuation allowances required to be recorded under Statement of Financial Accounting Standards No.
    109 -- Accounting for Income Taxes ("SFAS 109"). The adoption of SFAS 109 effective January 1, 1993 resulted in an increase in the cumulative net deferred tax asset by $1.8 million. Under SFAS 109, deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. If on the basis of available evidence, it is more likely than not that all or a portion of the deferred tax asset will not be realized, the asset must be reduced by a valuation allowance.

(5) Extraordinary items in the nine months ended September 30, 1996 and the period from February 5, 1997 to September 30, 1997 resulted from the write-off of financing costs related to debt extinguished during these periods.

(6) Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) ("Adjusted EBITDA") is an amount equal to income (loss) before income taxes, reorganization items and extraordinary items plus the amounts of restructuring charges, interest, depreciation and amortization as calculated below, using income (loss) from operations as a starting point:


                                                            OLD ANCHOR
                                              ---------------------------------------          ANCHOR
                                                 NINE MONTHS          PERIOD FROM            PERIOD FROM
                                                    ENDED          JANUARY 1, 1997 TO    FEBRUARY 5, 1997 TO
                                              SEPTEMBER 30, 1996    FEBRUARY 4, 1997     SEPTEMBER 30, 1997
                                              ------------------   ------------------   ---------------------
                                                                  (DOLLARS IN THOUSANDS)
    Income (loss) from operations...........      $ (538,289)           $(11,793)              $11,379
    Other income (expense), net.............          (3,379)               (595)                  234
    Impairment of long-lived assets.........        (457,232)                 --                    --
    Restructuring and other charges.........          49,973                  --                    --
    Depreciation and amortization...........          78,719               7,605                36,998
                                                    --------            --------               -------
    Adjusted EBITDA.........................      $   44,256            $ (4,783)              $48,611
                                                    ========            ========               =======


    The Company believes that, in addition to cash flow from operations and net earnings, Adjusted EBITDA is a useful financial performance measurement for assessing operating performance as it provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund capital expenditures. In evaluating Adjusted EBITDA, the Company believes that investors should consider, among other things, the amount by which Adjusted EBITDA exceeds interest costs for the period, how Adjusted EBITDA compares to principal repayments on debt for the period and how Adjusted EBITDA compares to capital expenditures for the period. To evaluate Adjusted EBITDA, the components of Adjusted EBITDA, such as revenues and operating expenses and the variability of such components over time, should also be considered. Investors should be cautioned that the Company's method of calculating Adjusted EBITDA may differ from the methods used by other companies and, as a result, the Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures disclosed by other companies.


(7) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest and amortization of debt expense plus a portion of operating lease expense representative of the interest factor. There was a deficiency of earnings to cover fixed charges in the nine months ended September 30, 1996, the period from January 1, 1997 to February 4, 1997 and the period from February 5, 1997 to September 30, 1997 of $585.4 million, $15.7 million and $1.1 million, respectively.



(8) As a result of the declining profitability, decreasing cash flow and the bankruptcy proceedings, the recoverable value of the carrying amount of long-lived assets and intangibles was reviewed for impairment. Based upon this review, the amount of remaining excess of the purchase price over the fair value of net assets acquired of $457.2 million was written off at September 30, 1996.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The Company was formed in January 1997 to consummate the Anchor Acquisition. On February 5, 1997, pursuant to the Asset Purchase Agreement, the Company and Owens acquired substantially all of the assets of, and assumed certain liabilities, of Old Anchor. In the Anchor Acquisition, the Company purchased eleven operating glass container manufacturing facilities and other related assets. Prior to the Anchor Acquisition, the Company had no operations and therefore the following discussion represents activity from February 5, 1997 through September 30, 1997 (the "1997 Period").

RESULTS OF OPERATIONS

     Income from operations for the 1997 Period was $11.4 million, and the Company recorded a net loss of $12.3 million. Included in the results of operations for the 1997 Period is an extraordinary loss of $11.2 million for the write-off of certain financing fees in connection with the issuance of the Outstanding Notes and repayment of the Anchor Loan Facility. Without this extraordinary loss, the Company would have had a net loss for the 1997 Period of $1.1 million.

     While operations for the Company are not comparable to those of Old Anchor, sales for the continuing plants operated by the Company were $415.6 million for the 34 weeks ended September 30, 1997 or approximately $12.2 million per week. Sales for the comparable plants for the first nine months of 1996 (39 weeks) under Old Anchor were approximately $507.0 million or approximately $13.0 million per week. Income from operations for the continuing plants for the 33 weeks ended September 30, 1997 was approximately $11.4 million while these same plants produced an operating loss of approximately $16.0 million during the first nine months of 1996.

     Following the Anchor Acquisition, management began implementation of a business strategy that it believes can significantly improve upon Old Anchor's operating results. The objectives of this strategy are to (i) reduce the cost structure of the Company, (ii) improve production planning and product mix and
(iii) strengthen customer relations.

     Cost reductions are effected through the closure of certain plants to remove excess capacity and a targeted expense reduction program to create a leaner organization through the elimination of excess layers of management including the consolidation of certain corporate functions. Since the Anchor Acquisition, the Company has closed its Houston, Texas plant effective February 1997 and its Dayville, Connecticut plant effective April 1997 and removed from production two furnaces, one at each of two other plants. The Company has reduced approximately 25% of corporate headquarters positions. Under its collective bargaining agreements, the Company granted wage increases of approximately 7% during 1997, with certain contractual increases effected at the date of the Anchor Acquisition and certain contractual increases effected April 1, 1997. On a comparison of continuing plants operated by the Company as compared to the same nine plants for the same time period of the previous year, the Company has substantially offset the impact of these wage increases through a better utilization of the work force and headcount reductions.

     With the elimination of excess capacity, management believes it will be able to improve efficiency and operating results by reallocating production among the Company's manufacturing facilities according to machine strength and by instituting longer production runs with fewer mold and color changes.

     The Company believes that reestablishing the positive customer relationships Old Anchor benefitted from in the past is essential to improving financial performance. Management has already begun to rebuild relationships with some of Old Anchor's larger volume customers.

     As part of the Anchor Acquisition, the Company entered into an agreement with Owens whereby the Company continued to produce, at the Company's manufacturing plants, bottles ordered by the Adolph Coors Company ("Coors") from Owens during a transition period that ended in May 1997. Following this transition period, the Company substantially replaced this volume with comparable business.

LIQUIDITY AND CAPITAL RESOURCES

     In the 1997 Period, operating activities provided $3.3 million in cash, reflecting a loss before extraordinary item adjusted for changes in working capital items. Cash consumed in investing activities for the 1997 Period was $231.3 million, principally reflecting the cash component of the Anchor Acquisition. Additionally, in February 1997, the Company contributed $9.0 million in cash to the Company's defined benefit pension plans. Capital expenditures in the 1997 Period were $21.0 million. Cash increased from financing activities for the 1997 Period by $228.8 million reflecting the issuance of capital stock and borrowings in connection with the Anchor Acquisition.


     The purchase price of the Anchor Acquisition was approximately $250.0 million and was comprised of: approximately $200.5 million in cash, $47.0 million face amount (1,879,320 shares) of Series A Preferred Stock and $2.5 million (490,898 shares) of Class A Common Stock. However, the purchase price paid by the Company is subject to adjustment. On June 13, 1997, Old Anchor delivered to the Company the closing balance sheet which indicated that Old Anchor believed that it was entitled to additional payments from the Company and Owens totaling approximately $76.3 million. On July 28, 1997, the Company delivered its notice of disagreement to Old Anchor, which requested a reduction of the purchase price of approximately $96.8 million. Since that time, the parties have been negotiating the amount of the adjustment, and in January 1998, have reached a proposed settlement. The Proposed Settlement requires the payment by the Company to Old Anchor of an additional $1.0 million in cash and the issuance of 1,225,000 warrants to purchase of additional shares of common stock, together valued at approximately $7.1 million. In addition, the Company will issue 525,000 warrants to purchase additional shares of common stock to Consumers U.S. or its affiliate, valued at approximately $2.6 million. The Proposed Settlement is subject to final approval by the Company, Old Anchor and the bankruptcy court. Further, as a result of its failure to have an Exchange Offer Registration Statement declared effective and to have exchanged all Notes validly tendered, the Company is paying additional interest in the amount of 1.5% per annum on the Notes as of January 13, 1998. This additional interest is expected to be nonrecurring and not significant to the Company's continuing operations.


     The Company obtained the cash portion of the purchase price principally from an $85.0 million cash investment by Consumers consisting of $84.0 million face amount (3,360,000 shares) of Series B Preferred Stock and $1.0 million of Class B Common Stock and borrowings under the $130.0 million Anchor Loan Facility.

     In conjunction with the Anchor Acquisition, the Company also entered into a credit agreement providing for the $110.0 million Revolving Credit Facility. At November 3, 1997, advances outstanding under the Revolving Credit Facility were $19.6 million and the total outstanding letters of credit on this facility were $12.8 million. See "Description of Revolving Credit Facility."

     On April 17, 1997, the Company completed the Note Offering. The Outstanding Notes are senior secured obligations of the Company, ranking senior in right of payment to all existing and future subordinate indebtedness of the Company and pari passu with all existing and future senior indebtedness of the Company. The Outstanding Notes are guaranteed by Consumers U.S. Proceeds from the issuance of the Outstanding Notes, net of fees, were approximately $144.0 million and were used to repay $130.0 million outstanding under the Anchor Loan Facility and $8.8 million outstanding under the Revolving Credit Facility, with the balance used for general corporate purposes. In connection with the refinancing of the Anchor Loan Facility with the Note Offering, the Company also issued 702,615 shares of Class B Common Stock to Consumers U.S. and 702,614 warrants to the Initial Purchasers. The warrants and common stock are each valued at $5.00 per share.

     The Revolving Credit Facility and the Indenture contain certain covenants that restrict the Company from taking various actions, including, subject to specified exceptions, the incurrence of additional indebtedness, the granting of additional liens, the making of investments, the payment of dividends and other restricted payments, mergers, acquisitions and other fundamental corporate changes, capital expenditures, operating lease payments and transactions with affiliates. The Revolving Credit Facility also contains certain financial covenants that require the Company to meet and maintain certain financial tests and minimum ratios, including a minimum working capital ratio, a minimum consolidated net worth test and a minimum interest coverage ratio.

     The Company's plan is to achieve Year 2000 compliance while integrating the operations of the Company and Consumers. The Company's information systems cover a broad spectrum of software applications and hardware custom designed for its manufacturing processes and are similar to those of Consumers. Consumers, after an extensive study of its general technology needs, decided to upgrade its information systems from a platform based on large IBM mainframes to a platform based on mid-range database servers. This upgrade will resolve any Year 2000 issues. To better integrate its information systems with those of Consumers, the Company will begin a similar upgrade of its systems in the second quarter of 1998 with a planned implementation date of March 1999, which management believes provides sufficient time to resolve any unexpected issues. Certain of these upgrades are included in the capital expenditure budget.


     The Company expects significant expenditures in 1998, including interest expense on the Notes, required pension plan contributions of approximately $17.0 million, payment in respect of the Company's supply agreement with The Stroh Brewery Company of $7.0 million, capital expenditures of approximately $45.0 million and closing costs associated with the closed manufacturing facilities of approximately $11.0 million. In addition, the Company is required to make pension plan contributions for underfundings of $13.9 million in 1999 and $40.5 million to be contributed over the three years thereafter. Also, as a result of the valuation performed by an independent appraiser of the Series A Preferred Stock contributed to the plans, which was completed in November 1997, the Company is required to make an additional pension contribution of $0.7 million in 1998. Additionally, peak needs are in spring and fall at which time working capital borrowings are estimated to be $20.0 million higher than at other times of the year. The Company's principal sources of liquidity through 1998 are expected to be funds derived from operations, borrowings under the Revolving Credit Facility and proceeds from asset sales.


IMPACT OF INFLATION

     The impact of inflation on the costs of the Company, and the ability to pass on cost increases in the form of increased sales prices, is dependent upon market conditions. While the general level of inflation in the domestic economy has been at relatively low levels, the Company has begun to pass on inflationary cost increases either as a result of contractual arrangements permitting the pass on of cost increases or as the result of recent negotiations with various customers.

SEASONALITY

     Due principally to the seasonal nature of the brewing, iced tea and other beverage industries, in which demand is stronger during the summer months, the Company's shipment volume is expected to be higher in the second and third quarters. Consequently, the Company normally builds inventory during the first quarter in anticipation of seasonal demands during the second and third quarters. Historically, the Company has scheduled shutdowns of its plants for furnace rebuilds and machine repairs in the first and fourth quarters of the year to coincide with scheduled holiday and vacation time under its labor union contracts. These shutdowns adversely affect profitability during the first and fourth quarters. The Company is reviewing alternatives to reduce downtime during these holiday periods in order to minimize disruptions to the production process and its negative affect on profitability.

NEW ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 -- Earnings per Share ("SFAS 128"). SFAS 128 differs from current accounting guidance in that earnings per share is classified as basic earnings per share and diluted earnings per share, compared to primary earnings per share and fully diluted earnings per share under current standards. Basic earnings per share differs from primary earnings per share in that it includes only the weighted average common shares outstanding and does not include any dilutive securities in the calculation. Diluted earnings per share under the new standard differs in certain calculations compared to fully diluted earnings per share under the existing standards. Adoption of SFAS 128 is required for interim and annual periods ending after December 15, 1997. Had the Company applied the provisions of SFAS 128 in the period from February 5, 1997 to September 30, 1997 to the earnings per share calculations, there would have been no impact compared to that which is reported.

                                    BUSINESS

COMPANY OVERVIEW

     On a pro forma basis after giving effect to the Anchor Acquisition, Anchor is the third largest manufacturer of glass containers in the United States, with an approximate 19% share of U. S. glass container sales in 1996. Anchor produces a diverse line of flint (clear), amber, green and other colored glass containers of various types, designs and sizes. The Company manufactures and sells its products to many of the leading producers of beer, liquor, food, juice, tea, soda and mineral water. The Company focuses on the production of beer containers as this product category accounted for 50% of the Company's pro forma 1996 unit sales, nearly twice the volume of its next largest category. After giving effect to the Anchor Acquisition, for the year ended December 31, 1996, the Company had pro forma net sales of $722.7 million.

     Consumers, Canada's only glass container manufacturer, indirectly owns approximately 59% of Anchor on a fully diluted basis. By management's estimates, Consumers produced in excess of 80% of all glass containers sold in Canada in 1996, with U.S. glass container manufacturers (including Old Anchor) having produced most of the remainder. On a pro forma combined basis, after giving effect to the Anchor Acquisition, the Company and Consumers would have had total net sales of over $1.0 billion in 1996, net of intercompany sales. See "Prospectus Summary -- Corporate Structure."

     The Company was formed in January 1997 by Consumers to consummate the Anchor Acquisition. Prior to the Anchor Acquisition on February 5, 1997, the Company did not conduct any operations. Consumers U.S. was also formed in January 1997 by Consumers as a holding company for Anchor. Old Anchor was formed by members of the management of the Glass Container Division of Anchor Hocking Corporation (the "Glass Container Division") and persons associated with Wesray Corporation to carry out the leveraged acquisition in 1983 of the business and certain of the assets of the Glass Container Division. Old Anchor acquired Midland Glass Company, Inc. in 1984 and Diamond-Bathurst Inc. in 1987.

     In November 1989, Vitro S.A. ("Vitro") acquired substantially all of the stock of Old Anchor. Simultaneously, Vitro acquired all of the stock of Latchford Glass Company, which was subsequently merged into Old Anchor.

     During 1995, Old Anchor's performance began to deteriorate. Management believes such deterioration was due to a number of factors, including the maintenance of excess production capacity at the expense of profitability. By keeping plants operating at less than efficient levels of operation, management believes Old Anchor suffered from high per unit production costs. In 1995 and 1996, Old Anchor lost significant sales volumes with long-term contract based customers. Old Anchor continued to operate underutilized production capacity by accepting contracts for shorter production runs, which require more frequent retooling. In addition to filling plants with this lower margin business, management believes Old Anchor manufactured product for customers at facilities that were beyond a cost effective distribution range, incurring excessive shipping and freight costs. In addition, in 1996, facing surplus production capacity in a mature market, U.S. and Canadian glass container manufacturers engaged in intense price competition. In September 1996, Old Anchor filed for protection under Chapter 11 of the Bankruptcy Code.

     A new senior management team, including executives from Consumers and its majority shareholder, G&G, who led the turnarounds at both Consumers and Glenshaw, will implement a series of turnaround initiatives at Anchor. This new management team believes that Old Anchor was slow to respond to the changing dynamics of the market for glass packaging. Burdened by over $550.0 million of debt and with limited financial flexibility, Old Anchor's strategy focused on aggressively increasing its market share in a competitive market that suffered from substantial overcapacity. Additionally, new management believes that during 1995 and 1996 relationships with some of Old Anchor's customers deteriorated because their needs were not properly addressed and the pricing terms of certain long-term contracts with important customers were not honored.

     Anchor's strategy to improve upon Old Anchor's operating performance is to
(i) establish and maintain strong customer relationships, (ii) provide high quality products and service, (iii) control manufacturing, distribution and overhead costs, and (iv) improve production planning and product mix at the plant level to increase operating and distribution efficiency. Consistent with this strategy, management of the Company and of Consumers has closed two Anchor plants, removed of two furnaces from production, one at each of two other Anchor plants and closed one Consumers plant. Management believes that its strategy to eliminate excess capacity is consistent with certain recent actions of the Company's two major competitors. The consolidation in the glass packaging industry has resulted in the three leading manufacturers producing 95% of 1996 U.S. sales.

COMPETITIVE STRENGTHS

     Management believes the Company has the following key competitive strengths:

     EXPERIENCED TURNAROUND MANAGEMENT TEAM. John J. Ghaznavi, Chairman and Chief Executive Officer of Anchor, and his team of managers plan to implement a turnaround program at Anchor that will focus on reducing costs and optimizing production efficiency at the plant level. Mr. Ghaznavi and this management team have successfully implemented turnarounds at both Consumers and Glenshaw.

     In 1993, through G&G, Mr. Ghaznavi acquired a controlling interest in Consumers, which had experienced annual losses since 1987. Following such acquisition, Mr. Ghaznavi installed experienced management and technical teams that restructured Consumers' business. By rationalizing operations, improving productivity, focusing on niche markets and introducing new production technology, as well as building and capitalizing on strong customer relationships, Mr. Ghaznavi and his team of managers were able to improve Consumers' operating and distribution efficiency. Consumers' sales increased from C$405.6 million in 1992 to C$462.3 million in 1996 during a period of general industry decline, while EBITDA increased from C$33.6 million, or 8.3% of sales, in 1992 to C$63.2 million, or 13.7% of sales, in 1996.

     Mr. Ghaznavi and his team of managers also engineered a turnaround at Glenshaw, a single plant U.S. glass container manufacturer that focuses on low-volume, customized production runs. During the years preceding Mr. Ghaznavi's acquisition of Glenshaw through G&G in 1988, Glenshaw had experienced declining sales and operating losses. Since its acquisition by G&G, Glenshaw's sales have more than doubled and EBITDA has more than tripled. However, prior results of Consumers and Glenshaw are not indicative of the Company's future results. The nature and risks of the restructuring carried out at Consumers and Glenshaw, and market conditions faced by them, differ substantially from the nature and risks of the business strategy for the Company described under "-- Business Strategy."

     Mr. Ghaznavi has extensive industry and customer networks. From 1995 through 1997, he served as Chairman of the Board of Trustees of the Glass Packaging Institute, the leading industry organization that includes as its members manufacturers representing over 95% of North America's glass container production and remains a member of its board. Mr. Ghaznavi intends to build on these industry and customer networks to establish new customer relationships, as well as to recapture and strengthen Old Anchor's former customer relationships.

     EFFICIENT MANUFACTURING FACILITIES. From 1991 to 1996, Old Anchor invested in excess of $218.9 million to maintain and upgrade its machines and furnaces at the facilities that management has identified as ongoing plants, resulting in more efficient and modern glass production facilities. In addition, Old Anchor invested $145.1 million in molds for all plants during the same period. As a result of these expenditures and the reduction of capacity through plant closings, the Company believes it has the manufacturing facilities which will allow it to significantly increase efficiency. In conjunction with the Note Offering, AAA estimated the market value for real property and the liquidation in place value of the Company's nine operating plants, machinery and mold facilities to be $243.0 million. Additionally, AAA has estimated the fair market value of these properties on the premise of continued use to be approximately $312.4 million. See Summarization Letters of AAA, attached as Annex A to this Prospectus.

     SUPERIOR DESIGN CAPABILITIES. Old Anchor had distinguished itself as a premier provider of new product designs with the ability to integrate such designs into the production process. The Company's willingness to work closely with customers to produce unique package designs is an effective marketing tool and is expected to assist in reestablishing customer relationships.

     ACCESS TO OWENS TECHNOLOGY. Most of Anchor's production facilities utilize proprietary glass manufacturing technology of Owens, which is generally considered a recognized technological leader in the manufacture of glass containers. In February 1997, the Company entered into a Technology Agreement for a term of up to ten years with Owens to use Owens' proprietary glass manufacturing technology. Management believes that the Technology Agreement provides key benefits to Anchor in both marketing and manufacturing its products.

BUSINESS STRATEGY

     Management believes it can significantly improve upon Old Anchor's recent operating results by implementing the following strategy:

     REDUCE COST STRUCTURE. Management believes that Old Anchor maintained excessive production capacity, which resulted in higher operating costs. In addition, management believes that Old Anchor maintained disproportionately large corporate overhead expenses in relation to its plant operations. Management has already begun to implement its cost reduction strategy in the following areas:

     Plant Closings. Following the Anchor Acquisition, the Company closed its Houston and Dayville plants in order to reduce excess capacity. In September 1997, Hillsboro, a glass container manufacturing plant owned by G&G, discontinued manufacturing. All of Hillsboro's rights and obligations to fill orders under a supply contract between Consumers and one of its major customers have been purchased by Consumers and Anchor. In addition, management will continue to monitor business conditions and utilization of plant capacity to determine the appropriateness of further plant closings. The Plant Closings are expected to eliminate an estimated $24.1 million of annual fixed costs based on 1996 costs at the two plants. These fixed costs include an estimated $16.5 million of annual indirect labor costs and an estimated $7.6 million of annual fixed manufacturing costs (fuel, power and repairs) and operating costs (equipment rentals, taxes and insurance). In connection with the Anchor Acquisition, Anchor recorded a reserve for expenses estimated to be incurred in connection with the closing of the Houston and Dayville plants of approximately $33.0 million to be spent over a three year time frame, $20.0 million of which has already been incurred.

     Selling and Administrative Expense Savings. Anchor has implemented a targeted expense reduction program, the objective of which is to create a leaner organization through the elimination of excess layers of management and consolidation of certain functions such as purchasing, sales, engineering and MIS, with Consumers and Glenshaw. The Company has realized an estimated $7.2 million in annual cost savings through the elimination of 25% or 61 of Old Anchor's corporate headquarters positions as of March 1997 and has realized an additional estimated $6.2 million in annual cost savings from further headquarters employee reductions and related expenses. Management estimates that one-time severance costs approximate $2.2 million in connection with these staff reductions, a majority of which has already been incurred. Further, in connection with a plan to simplify the corporate ownership structure of Consumers, Anchor and their affiliates, Glenshaw may become a subsidiary of Anchor.

     IMPROVE PRODUCTION PLANNING AND PRODUCT MIX. With the elimination of excess capacity, management believes it will be able to improve efficiency and operating results by reallocating production among the Company's manufacturing facilities according to machine strength and by instituting longer production runs with fewer mold and color changes. To implement this strategy, individual plant managers are now responsible for managing each plant's financial performance and each product sales organization is responsible for managing the product mix and the financial performance of its product line.

     STRENGTHEN CUSTOMER RELATIONS. The Company believes that reestablishing the positive customer relationships Old Anchor benefitted from in the past is essential to improving financial performance. Management believes that Old Anchor's operating results suffered in part due to a shift in product mix toward shorter production runs, which require more frequent retooling and increased costs. This shift occurred when management of Old Anchor began to fill excess capacity created by the loss of long-term contractual customers with less desirable spot orders. Establishing long-term customer relationships improves efficiency through longer production runs and more predictable scheduling. Management at Anchor has already begun to rebuild relationships with some of Old Anchor's larger volume customers, including Anheuser-Busch, which purchased approximately $4.0 million gross in 1997 and placed a purchase order for approximately $9.9 million gross in 1998, after substantially reducing its purchases from Old Anchor.

     EXPLOIT SYNERGIES. Management intends to exploit synergies that exist between the Company and its affiliates, including Consumers and Glenshaw:

     Purchasing. Management believes that it will be able to obtain lower costs on certain of its raw materials than Old Anchor did in 1996 by combining Anchor's purchasing with that of its affiliates thereby creating potential for more favorable bulk purchasing rates. Management has already experienced cost savings as compared to Old Anchor in bulk purchasing of soda ash, sand and packaging materials.

     Freight Savings. Management believes that Old Anchor maintained excess manufacturing capacity and less than optimal plant by plant product mix relative to its plant-specific machine strengths and the geographic needs of its customers. As a result, management believes that Old Anchor suffered from excessive freight and allowance costs as it sought to utilize excess capacity by satisfying orders in plants beyond economical shipping distances. Certain production has been, and will continue to be, reallocated among Anchor plants and between Anchor and Consumers to maximize regional production where possible. This represents an opportunity for Anchor to reduce shipping distances and thus reduce freight and allowance costs.

     Marketing. Management believes that its affiliation with Consumers and Glenshaw will create a competitive advantage in marketing to the broader United States and Canadian markets. Consumers has been marketing Anchor's production capacity to those existing Canadian customers who currently have their U.S. orders filled through competitors of Anchor.

PRODUCTS

     The table below provides a summary by product group of Old Anchor's net sales (in millions of dollars) and approximate percentage of net sales by product group for the years 1994 through 1996:

                                                          YEAR ENDED DECEMBER 31,
                                        ------------------------------------------------------------
                                               1994                  1995                 1996
                                        ------------------     ----------------     ----------------
               PRODUCT
--------------------------------------
Beer..................................  $  448.1      41.1%    $377.1      39.4%    $304.7      37.4%
Liquor/Wine...........................     197.9      18.2      202.6      21.2      200.4      24.6
Food..................................     202.9      18.6      172.1      18.0      166.0      20.4
Tea...................................     126.0      11.6      104.7      10.9       61.0       7.5
Beverage/Water........................      70.5       6.5       60.1       6.3       42.1       5.2
Other.................................      43.9       4.0       40.0       4.2       40.2       4.9
                                        --------     -----     ------     -----     ------     -----
          Total.......................  $1,089.3     100.0%    $956.6     100.0%    $814.4     100.0%
                                        ========     =====     ======     =====     ======     =====

     There can be no assurance that the information provided in the preceding table is indicative of the glass container product mix of the Company in 1998 or in subsequent years. Management's strategy is to focus on shifting its product mix towards those products management believes likely to both improve operating results and increase unit volume. In particular, Anchor will focus on the production of beer bottles, the market for which has grown at an average annual rate of 7.0% from 1991 to 1996. In addition, management is also implementing a strategy of cultivating longer term relationships with high volume customers.

CUSTOMERS

     The Company produces glass containers mainly for a broad base of customers in the food and beverage industries in the United States. The Company's ten largest customers include well-known brand names such as Stroh's, Anheuser-Busch, Latrobe (Rolling Rock), The Coca-Cola Trading Company (non-carbonated), Bacardi International Limited, PepsiCo, Inc., Austin Nichols & Co., Inc. (Yoo Hoo), The J.M. Smucker

Company, Saxco International Inc. and Specialty Products Company (Nabisco). The majority of the Company's glass container designs are produced to customer specifications and sold on a contract basis.

     The Company's largest customer, Stroh's, accounted for 15.3% of its net sales for the period from February 5, 1997 to September 30, 1997. Anheuser-Busch and Stroh's accounted for 12.9% and 12.1%, respectively, of its pro forma net sales in 1996. The loss of either of such customers could have a material adverse effect on the Company's business, results of operations and financial condition. The Company's ten largest customers, named above, accounted for approximately 59.9% of pro forma net sales in 1996, and 53.5% of net sales for the period from February 5, 1997 to September 30, 1997.


     Anchor has entered into a contract with Stroh's to become the exclusive producer of all glass beer containers for Stroh's product in the United States. In addition, following the Anchor Acquisition, the Company secured a purchase order with Anheuser-Busch to produce, subject to Anheuser-Busch's requirements, approximately 4.0 million gross during 1997, which represented approximately 12.0% of the Company's 1997 volume under contract. For 1998, the Company secured another purchase order with Anheuser-Busch to produce, subject to Anheuser-Busch's requirements, approximately 9.9 million gross, which represents approximately 25.0% of the Company's 1998 volume under contract. During 1996, Anheuser-Busch substantially reduced its purchases from Old Anchor to 6.8 million gross in 1996 and, before the Anchor Acquisition, had indicated its intention to cease doing business with Old Anchor after 1996. Management believes that the 1997 and 1998 purchase orders for Anheuser-Busch represent an initial step in its strategy to strengthen customer relationships. Anheuser-Busch renegotiates with the Company each year for the next year's purchase orders. Accordingly, past purchase orders placed by Anheuser-Busch are not necessarily indicative of future purchase orders.


     As part of the Anchor Acquisition, the Company entered into an agreement with Owens whereby the Company continued to produce, at the Company's manufacturing plants, bottles ordered by Coors from Owens during a transition period that ended in May 1997. Following this transition period, the Company substantially replaced this volume with comparable business.

MARKETING AND DISTRIBUTION

     The Company's products are primarily marketed by an internal sales and marketing organization that consists of 13 direct sales people and 27 business managers who are organized into teams with responsibility for each specific product line. Old Anchor's sales force was principally compensated based on increase of sales volume without regard to margin. Management has implemented a sales compensation program based on improving margin at the plant level as well as increases in sales volume. Marketing efforts by the Company's employees will be supplemented by Mr. Ghaznavi and his team of managers who plan to leverage their relationships in the glass industry to increase sales at the Company. As a result of the Company's affiliation with Consumers and Glenshaw, Consumers and Glenshaw sales personnel will also market the capabilities of Anchor with respect to certain production in exchange for a market-based commission, thereby resulting in increased sales opportunities at Anchor.

     Certain production has been, and will continue to be, reallocated among its ongoing plants in order to maximize machine capability and geographic proximity to customers. In addition, Anchor intends to capitalize on its affiliation with Consumers, with certain U.S. customers formerly served by Consumers having their production shifted to U.S.-based Anchor facilities closer to such customers and certain Canadian customers formerly served by Anchor having their production shifted to Canadian-based Consumers facilities closer to such customers, in each case in exchange for a market-based commission payable to the entity shifting its existing production or responsible for the new business. With reduced shipping distances as a result of this reallocation of production, Anchor believes it will be able to reduce shipping time to customers, decrease levels of breakage incurred in shipping product over longer distances and improve efficiency at its plants resulting in faster and higher quality production and service for its customers.

SEASONALITY

     Due principally to the seasonal nature of the brewing, iced tea and other beverage industries, in which demand is stronger during the summer months, the Company's shipment volume is expected to be higher in the second and third quarters. Consequently, the Company normally builds inventory during the first quarter in anticipation of seasonal demands during the second and third quarters. Historically, the Company has scheduled shutdowns of its plants for furnace rebuilds and machine repairs in the first and fourth quarters of the year to coincide with scheduled holiday and vacation time under its labor union contracts. These shutdowns adversely affect profitability during the first and fourth quarters. The Company is reviewing alternatives to reduce downtime during these holiday periods in order to minimize disruptions to the production process and its negative affect on profitability.

FACILITIES

     The Company's administrative and executive offices are located in Tampa, Florida. The Company owns and operates nine glass manufacturing plants (giving effect to the Plant Closings). The Company also leases a building located in Streator, Illinois, that is used as a machine shop to rebuild glass-forming related machinery and one mold shop located in Zanesville, Ohio, as well as additional warehouses for finished products in various cities throughout the United States. Substantially all of the Company's owned and leased properties are pledged as collateral securing the Company's obligations under the Notes and the Indenture.

     As part of its long-term business strategy, the Company closed its Houston plant effective as of February 1997 and its Dayville plant effective as of April 1997. Two furnaces and five machines have also been removed from service, one furnace and one machine at the Company's Jacksonville plant and one furnace and four machines at its Connellsville plant. In addition, management will continue to monitor business conditions and utilization of plant capacity to determine the appropriateness of further plant closings.

     In conjunction with the Anchor Acquisition, AAA estimated the market value for real property and the liquidation in place value of personal property consisting of the Company's ongoing plants, machinery and mold facilities to be $243.0 million. Additionally, AAA has estimated the fair market value of these properties on the premise of continued use to be approximately $312.4 million. See Summarization Letters of AAA, attached as Annex A to this Prospectus. The following table sets forth certain information about the facilities owned and being operated by the Company as of December 31, 1997.

                                                                                          BUILDING
                                                                                            AREA
                                                              NUMBER OF     NUMBER OF       (SQ.
                        LOCATION(1)                           FURNACES      MACHINES        FT.)
------------------------------------------------------------  ---------     ---------     --------
Operating Plants:
  Jacksonville, Florida(2)..................................      3             5          624,000
  Warner Robins, Georgia....................................      2             8          864,000
  Lawrenceburg, Indiana.....................................      1             4          504,000
  Winchester, Indiana.......................................      2             6          627,000
  Shakopee, Minnesota.......................................      2             6          360,000
  Salem, New Jersey(3)......................................      3             6          733,000
  Elmira, New York..........................................      2             6          912,000
  Henryetta, Oklahoma.......................................      2             6          664,000
  Connellsville, Pennsylvania(4)............................      2             4          624,000

---------------
(1) Keyser, West Virginia, Gas City, Indiana, Cliffwood, New Jersey, Royersford, Pennsylvania, Chattanooga, Tennessee, Houston, Texas and Dayville, Connecticut are closed plants that are part of the collateral securing the Notes and the Company's obligations under the Indenture, but were not included in AAA's appraisal.

(2) The Company removed one furnace and one machine from production at this facility in February 1997.

(3) A portion of the site on which this facility is located is leased pursuant to several long-term leases.

(4) The Company removed one furnace and four machines from production at this facility in February 1997.

     The following table sets forth certain information about the facilities leased by the Company as of December 31, 1997 (other than the Tampa headquarters):

                                                                    LEASE
                                                                BUILDING AREA       EXPIRATION
                          LOCATION                                (SQ. FT.)            DATE
------------------------------------------------------------    -------------     ---------------
Warehouses:
  Dayville, Connecticut.....................................        985,000       August 2018
  Jacksonville, Florida.....................................        120,000       August 1998
  Adairsville, Georgia......................................        165,000       June 1999
  Winchester, Indiana.......................................        120,000       June 2000
  Savage, Minnesota.........................................        102,000       month to month
  Salem, New Jersey(1)......................................      land only       January 2029
  Mt. Pleasant, Pennsylvania................................        100,000       month to month
  Mississauga, Ontario, Canada..............................         48,000       month to month
  Fort Collins, Colorado....................................        120,000       June 1998
Machine Shop:
  Streator, Illinois........................................        130,000       month to month
Mold Shop:
  Zanesville, Ohio..........................................        102,000       December 2008

---------------
(1) The building is owned by the Company and has 733,000 square feet.

     Headquarters Lease. In connection with the Anchor Acquisition, the Company assumed and amended Old Anchor's lease of the headquarters facility located in Tampa, Florida and a related option to purchase. The Company has exercised its option to purchase and the amended lease expires on February 1, 1998. The property is encumbered by a mortgage in favor of Citicorp which secures a loan from Citicorp to the landlord, Fountain, the principal balance of which was $10.2 million as of February 5, 1997. This mortgage indebtedness is required to be repaid or refinanced by February 1, 1998. The Company's rights under the Option Agreement have been assigned to a third party purchaser of the facility, with a closing expected to occur in late January 1998. Contemporaneously with the closing, the Company and the purchaser will enter into a lease pursuant to which the Company will lease a portion of the headquarters facility for an initial term of ten years. The balance of the space will be leased to other tenants. The building has been appraised by an independent appraisal firm, as of February 17, 1997, to have a current market value, assuming the building is vacant, of $9.2 million and to have a market value, assuming continued occupancy with market lease terms, of $11.1 million.

MANUFACTURING PROCESS

     To manufacture glass containers, sand, limestone, soda ash and minor ingredients, along with crushed recycled glass (also known as "cullet"), are mixed in specific proportions and automatically fed into furnaces which, operating at temperatures of up to 2,860 degrees Fahrenheit, melt the raw material batch and produce molten glass. The molten glass flows from the furnace through feeder orifices, is cut into gobs and then drops into molds located in automatic "individual section" glass forming machines ("IS Machines"). In these machines, mechanical devices and air pressure form the glass into its final shape. The containers are conveyed through an oven known as an annealing lehr to anneal (or harden) the glass. Surface coatings are applied to strengthen the glass and lubricate it for easier handling.

     Glass forming machines are generally operated for approximately five to seven years before they are removed from the plant for rebuilding. When a machine is removed for rebuilding, a new or rebuilt machine is immediately installed in its place so as to minimize plant downtime.

     IS Machines vary in size, usually having eight, ten or twelve "sections." Each section in turn may have from two to four bottle-producing "cavities" consisting of two sets of molds each. The first mold set receives the gob of glass from the furnace feeder and forms a "parison," which is roughly in the shape of the container.

The parison is then transferred by the machine to the second (finish) mold set where it is blown into the final container shape using compressed air. During each machine "cycle," an IS Machine produces one bottle in each of its cavities. Accordingly, an eight-section double-cavity machine produces sixteen bottles per machine cycle, while a ten-section triple-cavity machine produces thirty bottles per machine cycle. Typically, the largest machines are the most productive as they require less labor and related costs per unit produced.

     Glass forming machines also differ in the "speed," or number of cycles per unit of time, that they can achieve. Typically, the faster the machine, the more efficient and productive it is as, among other things, the fixed labor costs per unit produced are reduced. However, certain products are not necessarily well-suited for the fastest IS Machines or those with the most bottle-producing cavities. IS Machines with a high number of bottle producing cavities would not be capable of producing particular product lines such as large or unusually shaped liquor bottles.

     Finally, IS Machines form containers by one of two processes: (i) the "blow and blow" process, whereby both the parison and the final container are formed using compressed air or (ii) the more advanced "press and blow" method, whereby, a precisely aligned metal plunger is used to press the molten glass into shape in the first mold set. The "press and blow" method has been used for many years to form all wide mouth food containers. A significant manufacturing advance has been the development of high speed IS Machines capable of producing high quality beer and soft drink containers using the narrow-neck-press-and-blow process. The narrow-neck-press-and-blow process enables bottles to be made with less glass and still meet strength requirements, which results in production cost savings. More importantly, it results in a lighter weight bottle that costs less to produce in terms of raw materials and energy per unit. These lightweight bottles are also typically produced at higher machine speeds that increase productivity and further reduce per unit costs.

SUPPLIERS AND RAW MATERIALS

     Sand, soda ash, limestone, cullet and corrugated packaging materials are the principal materials used by the Company. All of these materials are available from a number of suppliers and the Company is not dependent upon any single supplier for any of these materials. Management believes that adequate quantities of these materials are and will be available from various suppliers. Material increases in the cost of any of these items could have a significant impact on the Company's operating results.

     All of the Company's glass melting furnaces are equipped to burn natural gas, which is the primary fuel used at its manufacturing facilities. Backup systems are in place at most facilities to permit the use of fuel oil or propane should that become necessary. Electricity is used in certain instances for supplementary melting. The Company expects to be continually involved in programs to conserve and reduce its consumption of fuel. Although natural gas remains generally less expensive than electricity, prices for natural gas have fluctuated in recent years, with significant increases in 1993, declines in 1994 and moderate increases after some significant fluctuation, in 1995, 1996 and 1997. While certain of these energy sources may become increasingly in short supply, or subject to governmental allocation or excise taxes, the Company cannot predict the effects, if any, of such events on its future operations. In addition, the Company utilizes a natural gas risk management program to hedge future requirements and to minimize fluctuations in the price of natural gas.

COMPETITION

     The glass container industry is a low growth and mature industry. This low growth combined with excess capacity in the industry have made pricing an important competitive factor. In addition to price, Anchor and the other companies in the glass container manufacturing industry, compete on the basis of quality, reliability of delivery and general customer service. The Company's principal competitors are Owens and Ball-Foster. These competitors are larger and have greater financial and other resources than the Company. The glass container industry in the United States is highly concentrated, with the three largest producers in 1996, which included Old Anchor, estimated to have accounted for 95% of 1996 production. Owens is generally believed to be the industry's lowest cost producer. Owens has a relatively large research and development staff and has in place numerous technology licensing agreements with other glass producers, including the Company. See "-- Intellectual Property."

     The Company's business consists exclusively of the manufacture and sale of glass containers. Certain other glass container manufacturers engage in more diversified business activities than the Company (including the manufacture and sale of plastic and metal containers). In addition, plastics and other forms of alternative packaging have made substantial inroads into the container markets in recent years and will continue to affect demand for glass container products. According to industry sources, unit sales in the U.S. glass container manufacturing industry in 1996 were down 2.1% from 1995. The compound annual decline in unit shipments from 1991 to 1996 was approximately 1.5%. Competitive pressures from alternative forms of packaging, including plastics, as well as consolidation in the glass container industry, have resulted in excess capacity and have led to severe pricing pressures on glass container manufacturers. Further management believes that consistent productivity improvements among glass and glass alternatives can be expected to continue to decrease capacity utilization rates for the industry or result in additional plant closures. See "Risk Factors -- Competition."

     While competitive pressures from plastics are expected to remain intense, management has identified several product segments where it believes that there are still growth opportunities. In general, management believes that the beer segment provides stronger potential for growth than the food segment which has seen declines of over 7.0% in each of 1995 and 1996. In particular, sales of glass beer containers, were up approximately 7.0% in 1996 and have experienced comparable growth rates over the past five years. Management expects that glass beer containers will continue to grow at a faster rate than beer consumption, as they regain share from aluminum cans driven in part by the introduction of the long neck style bottle. Glass beer bottles are also expected to continue to benefit from consumer preferences for a more sophisticated appearing container.

     During the period of its continued losses, insolvency and uncertainty regarding future operations and ownership, Old Anchor's relationships with many of its major customers were adversely affected and Old Anchor lost certain customers or received volume reductions and in many cases reduced prices substantially in order to maintain production volumes. In order to successfully improve the Company's operating performance as compared to Old Anchor, the Company will need to establish and maintain strong relationships with major customers based upon competitive pricing. However no assurance can be given that the Company will be able to achieve this objective.

QUALITY CONTROL

     The Company maintains a program of quality control with respect to suppliers, line performance and packaging integrity for glass containers. The Company's production lines are equipped with a variety of automatic and electronic devices that inspect containers for dimensional conformity, flaws in the glass and various other performance attributes. Additionally, products are sample inspected and tested by Company employees on the production line for dimensions and performance and are also inspected and audited after packaging. Containers which do not meet quality standards are crushed and recycled as raw materials.

     The Company monitors and updates its inspection programs to keep pace with modern technologies and customer demands. The Company maintains its own laboratory at its corporate headquarters where samples of glass and raw materials from its plants are routinely chemically and electronically analyzed to monitor compliance with quality standards. Laboratories are also maintained at each manufacturing facility to test various physical characteristics of products.

INTELLECTUAL PROPERTY

     Pursuant to the Technology Agreement between Owens and Consumers, the Company is entitled to use patents, trade secrets and other technical information of Owens relating to glass manufacturing technology. The agreement, entered into in February 1997, provides for a term of up to ten years. Owens is generally considered a recognized technological leader in the manufacture of glass containers.

     While the Company holds various patents, trademarks and copyrights of its own, it believes its business is not dependent upon any one of such patents, trademarks or copyrights.

EMPLOYEES

     As of January 15, 1998, the Company employed approximately 3,350 persons on a full-time basis. Approximately 550 of these employees are salaried office, supervisory and sales personnel. The remaining employees are represented principally by two unions, Glass, Molders, Pottery, Plastics and Allied Workers (the "GMP"), which represents approximately 90% of the Company's hourly employees, and the American Flint Glass Workers Union (the "AFGWU"), which represents approximately 10% of the Company's hourly employees. The Company's two labor contracts with the GMP and its two labor contracts with the AFGWU have three year terms expiring on March 31, 1999 and August 31, 1999, respectively. Old Anchor was granted a deferral of the scheduled 1996 wage increase under its collective bargaining agreements. The Company granted the 1996 increase effective as of the date of the Anchor Acquisition, and the 1997 increase effective as of April 1, 1997. These two increases represent an approximate 7% increase in wage rates as of April 1, 1997 as compared to 1996 wage rates. The Company is subject to OSHA and other laws regulating safety and noise exposure levels in the production area of its plants. See "-- Environmental and Other Government Regulation -- Health and Safety Regulation"

     Old Anchor had not experienced a work stoppage since an industry-wide strike in 1968. The Company considers its employee relations to be good, and does not anticipate any material work stoppages in the near term.

ENVIRONMENTAL AND OTHER GOVERNMENT REGULATION

     Environmental Regulation and Compliance. The Company's operations are subject to increasingly complex and detailed Federal, state and local laws and regulations including, but not limited to, the Federal Water Pollution Control Act of 1972, as amended, the U.S. Clean Air Act, as amended, and the Federal Resource Conservation and Recovery Act, as amended, that are designed to protect the environment. Among the activities subject to regulation are the disposal of checker slag (furnace residue usually removed during furnace rebuilds), the disposal of furnace bricks containing chromium, the disposal of waste, the discharge of water used to clean machines and cooling water, dust produced by the batch mixing process, underground storage tanks and, air emissions produced by furnaces. In addition, the Company is required to obtain and maintain permits in connection with its operations. Many environmental laws and regulations provide for substantial fines and criminal sanctions for violations. The Company believes it is in material compliance with applicable environmental laws and regulations. It is difficult to predict the future development of such laws and regulations or their impact on future earnings and operations, but the Company anticipates that these standards will continue to require increased capital expenditures. There can be no assurance that material costs or liabilities will not be incurred.

     Certain environmental laws, such as CERCLA and analogous State laws provide for strict, joint and several liability for investigation and remediation of releases of hazardous substances into the environment. Such laws may apply to properties presently or formerly owned or operated by an entity or its predecessors, as well as to conditions at properties at which wastes attributable to an entity or its predecessors were disposed. There can be no assurance that the Company or entities for which it may be responsible will not incur such liability in a manner that could have a material adverse effect on the financial condition or results of operations of the Company.

     The Company is engaged in investigation and remediation projects at plants currently being operated and at closed facilities. In addition, Old Anchor was named as a PRP under CERCLA with respect to a number of sites. Of these sites, the Company has assumed responsibility with respect to four sites that are currently active. While the Company may be jointly and severally liable for costs related to these sites, in most cases, it is only one of a number of PRPs who are also jointly and severally liable. With respect to the four currently active sites for which the Company has assumed responsibility, the Company estimates that its share of the aggregate cleanup costs of such sites should not exceed $2.0 million, and that the likely range after taking into consideration the contributions anticipated from other potentially responsible parties could be significantly less. However, no assurance can be given that the cleanup costs of such sites will not exceed $2.0 million or that the Company will have these funds available. The Company has established reserves of approximately

$16.0 million for environmental costs which it believes are adequate to address the anticipated costs of remediation of these operated and closed facilities and its liability as a PRP under CERCLA. The timing and magnitude of such costs cannot always be determined with certainty due to, among other things, incomplete information with respect to environmental conditions at certain sites, the absence of regulatory determinations with respect to environmental requirements at certain sites, new and amended environmental laws and regulations, and uncertainties regarding the timing of remedial expenditures.

     Capital expenditures required for environmental compliance were approximately $1.8 million for 1997 and are anticipated to be approximately $1.5 million annually in 1998 and 1999. However, there can be no assurance that future changes in such laws, regulations or interpretations thereof or the nature of the Company's operations will not require the Company to make significant additional capital expenditures to ensure compliance in the future.

     ERISA and Pension Deficiencies. The Company maintains three defined benefit plans and two profit sharing plans that, prior to the Anchor Acquisition, were maintained by Old Anchor. These plans are covered by ERISA and are tax qualified under the Code, subject to regulation by the Internal Revenue Service and the Department of Labor. The three defined benefit plans are also subject to regulation by the PBGC. The Company's two profit sharing plans contain cash or deferred arrangements under Section 401(k) of the Code. The Company's tax-qualified plans must meet stringent requirements both in form and in operation in order to maintain their tax-qualified status. These requirements are constantly changing with the enactment of new pension legislation, the issuance of new Treasury regulations and other guidance from the Internal Revenue Service. The loss of a plan's qualified status could result in the assessment of tax on the plan's trust income, disallowance of the Company's tax deduction for contributions, and immediate income tax liability upon individual participant's benefits.

     The three defined benefit plans are subject to minimum funding requirements under the Code and Title IV of ERISA. These funding requirements include the obligation to make quarterly contributions to the plans. Under ERISA, if any contribution is missed which, when added to any other missed payment, exceeds the amount of $1.0 million, an automatic lien in favor of the PBGC will arise on all property of the Company and all members of its controlled group. In addition, under ERISA, the PBGC can institute proceedings to terminate any defined benefit plan for a number of reasons, including (i) the failure of the plan to meet ERISA's minimum funding requirements, (ii) the inability of the plan to pay benefits when due or (iii) the possible long-run loss of the PBGC with respect to the plan may reasonably be expected to increase unreasonably if the plan is not terminated. Upon termination of a plan, a lien arises in favor of the PBGC for the amount of the underfunding of the plan.

     On January 9, 1997, the PBGC notified Old Anchor that it intended to institute involuntary termination proceedings with respect to the three defined benefit plans then maintained by Old Anchor that are now maintained by the Company. However, the PBGC reached an agreement with Vitro (the "Termination Agreement"), the parent of Old Anchor, in which Vitro agreed to provide a limited guaranty to the PBGC with respect to the unfunded benefit liabilities of the Company's defined benefit plans, if the plans, or any one of them, are terminated before August 1, 2006. As a result of this agreement with Vitro, the threatened involuntary termination proceeding was never commenced. Under the terms of the Termination Agreement, the PBGC agreed that it would not implement proceedings to terminate the Company's defined benefit plans solely as a result of the Anchor Acquisition or the transactions contemplated by the Asset Purchase Agreement.

     The defined benefit plan covering salaried employees was frozen at the end of 1994, and, at the end of 1996, was not underfunded under SFAS No. 87. However, the two defined benefit plans that are maintained for hourly employees are significantly underfunded and will require substantial cash contributions over the next few years. At the end of 1996, these two plans in the aggregate had unfunded benefits under SFAS No. 87 totaling approximately $76.7 million. Pension contributions made to the three defined benefit plans during 1997, including the contributions made by the Company upon the closing of the Anchor Acquisition ($9.1 million in cash and $9.0 million in Series A Preferred Stock, including $8.1 million in cash and $8.0 million in Series A Preferred Stock contributed to the two hourly plans), were approximately $38.4 million. In addition, the underfunding of the two hourly plans required the payment of increased premiums to the PBGC under its pension guaranty program of approximately $1.8 million in 1997.


     Pursuant to the Termination Agreement, a valuation of the shares of Series A Preferred Stock contributed by the Company to the three defined benefit plans has been performed by an independent appraiser, which was completed in November 1997. The Company is required to make an additional contribution to the plans of $0.7 million to bring the value of the contribution to $9.0 million.


     Management believes that the Company is now in material compliance with all laws and regulations governing its employee benefit plans. In addition, based upon the Company's business plan, management believes the Company will have sufficient cash flow to meet its obligations to make pension contributions and pay PBGC premiums. However, there can be no assurance that future changes in such laws or regulations, or interpretations thereof, changes in the Company's business or in market conditions affecting the value of plan assets will not require the Company to expend amounts that exceed those that are now anticipated.

     Employee Health and Safety Regulation. The Company's operations are subject to a variety of worker safety laws. OSHA and analogous laws mandate general requirements for safe workplaces for all employees. The Company believes that its operations are in material compliance with applicable employee health and safety laws.

     Deposit and Recycling Legislation. In recent years, legislation has been introduced at the Federal, state and local levels that would require a deposit or tax, or impose other restrictions, on the sale or use of certain containers, particularly beer and carbonated soft drink containers. To date, 10 states have enacted some form of deposit legislation, although no such new legislation has been enacted since 1986. The enactment of additional laws or comparable administrative actions that would require a deposit on beer or soft drink containers, or otherwise restrict their use, could have a material adverse effect on the Company's business. In jurisdictions where deposit legislation has been enacted, the consumption of beverages in glass bottles has generally declined due largely to the preference of retailers for handling returned cans and plastic bottles. Container deposit legislation continues to be considered from time to time at various governmental levels.

     In lieu of this type of deposit legislation, several states have enacted various anti-littering recycling laws that do not involve the return of containers to retailers. The use of recycled glass, and recycling in general, are not expected to have a material adverse effect on the Company's operations.

LEGAL PROCEEDINGS

     The Company is, and from time to time may be, a party to routine legal proceedings incidental to the operation of its business. The outcome of these proceedings is not expected to have a material adverse effect on the financial condition or operating results of the Company, based on the Company's current understanding of the relevant facts and law.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     Directors and Officers. The following table sets forth certain information regarding each of the Company's directors and executive officers.

      NAME                           AGE   POSITION
                                     ---
John J. Ghaznavi...................  62    Chairman, Chief Executive Officer and Director
Richard M. Deneau..................  51    President and Chief Operating Officer
M. William Lightner, Jr............  63    Senior Vice President -- Finance, Chief Financial
                                           Officer, Treasurer and Director
David T. Gutowski..................  49    Senior Vice President -- Administration, and
                                           Director
C. Kent May........................  58    Senior Vice President, General Counsel,
                                             Secretary and Director
Paul H. Farrar.....................  63    Director
Roger L. Erb.......................  55    Senior Vice President -- Operations
Gordon S. Love.....................  47    Senior Vice President -- Sales and Marketing
Edward M. Jonas....................  59    Controller
Eugene K. Pool.....................  61    Vice President, Associate General Counsel and
                                           Assistant Secretary
John F. Robichaud..................  52    Vice President -- Order Management and Scheduling
                                             Logistics
George C. Lusby III................  54    Industry Vice President -- Sales and Marketing
John L. Day........................  51    Industry Vice President -- Sales and Marketing
Gregory C. Sinatro.................  46    Industry Vice President -- Sales and Marketing

     Term of Office. Each director serves until such director's successor is elected and qualified or until such director's earlier resignation, retirement, disqualification, removal from office or death. Each officer serves until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until such officer's successor is chosen and qualified.

DIRECTORS AND OFFICERS OF CONSUMERS U.S.

     Directors and Officers. The following table sets forth certain information regarding each of Consumers U.S.'s directors and executive officers.

      NAME                           AGE   POSITION
                                     ---
John J. Ghaznavi...................  62    Chairman, Chief Executive Officer and Director
David T. Gutowski..................  49    Vice-President, Treasurer, Assistant Secretary and
                                           Director
C. Kent May........................  58    Secretary and Director
M. William Lightner, Jr............  63    Vice President and Chief Financial Officer

     Term of Office. Each director serves until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal, except as set forth in the Certificate of Incorporation. Each officer serves until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

     John J. Ghaznavi became Chairman of the Board and Chief Executive Officer of the Company in January 1997. He has been Chairman and Chief Executive Officer of each of Consumers, Glenshaw and G&G since 1993, 1988 and 1987, respectively. Mr. Ghaznavi currently serves as Chairman of the Board of Trustees of the Glass Packaging Institute.

     Richard M. Deneau assumed his duties as President and Chief Operating Officer of the Company in July 1997. From January 1996 until June 1997, Mr. Deneau was Senior Vice President and Chief Operating Officer of Ball-Foster. From October 1992 to January 1996, he was Senior Vice President in charge of the domestic beverage can operations of American National Can Company. Prior to October 1992, Mr. Deneau was Senior

Vice President of Sales at American National Can Company's division and the predecessor of Ball-Foster, Foster Forbes ("Foster-Forbes").

     M. William Lightner, Jr. joined the Company in January 1997 as a director and as Vice President, Treasurer and Chief Financial Officer. He became Vice President -- Finance in March 1997 and Senior Vice President -- Finance in June 1997. Since July 1994, Mr. Lightner has been Vice President of Finance and Chief Financial Officer of Consumers. From 1989 to 1992, Mr. Lightner served as Chairman of MICA Resources, a privately held aluminum processor and brokerage company. Mr. Lightner was a partner with Arthur Andersen & Co. from 1969 to 1989.

     David T. Gutowski joined the Company in January 1997 as a director and as a Vice President and became Vice President -- Administration in March 1997 and Senior Vice President -- Administration in June 1997. He has been a director of Consumers since 1993. Mr. Gutowski served as Treasurer and Chief Financial Officer of G&G since 1988.

     C. Kent May became a director of the Company in January 1997 and became Vice President, General Counsel and Secretary of the Company in March 1997. He became Senior Vice President in June 1997. Mr. May has served as a director of Consumers since 1993 and he was appointed General Counsel of Consumers in March 1997. Mr. May has been an associate, partner or member of the law firm of Eckert Seamans Cherin & Mellott, LLC since 1964, and served as the managing partner of such firm from 1991 to 1996.

     Paul H. Farrar became a director of the Company in February 1997 and has served as a director of Consumers since 1994 Mr. Farrar has been Chairman of Adelaide Capital Corporation, an investment company, since 1994, and he served as Senior Vice President of Canadian Imperial Bank of Commerce, a Canadian chartered bank from 1986 to December 1993.

     Roger L. Erb became Senior Vice President -- Operations of the Company in October 1997. From September 1995 until June 1997, Mr. Erb was Senior Vice President of Technical Services at Ball-Foster. Prior thereto, he was employed at Foster Forbes, serving as Senior Vice President of Technical Services from June 1994 to September 1995, Senior Vice President of Operations from January 1993 to June 1994, and Vice President of Technical Services prior to 1993.

     Gordon S. Love became Senior Vice President -- Sales and Marketing of the Company in July 1997. From October 1996 until June 1997, Mr. Love was Vice President of Sales for Beer and Liquor at Ball-Foster. From September 1995 until October 1996, he was Senior Vice President of Beverage Sales at Ball-Foster. Prior thereto, he was employed at Foster Forbes, serving as Senior Vice President of Sales and Marketing from July 1993 to September 1995, Vice President of Sales from October 1992 to July 1993, and Beer Product Manager prior to October 1992.

     Edward M. Jonas joined the Company in February 1997 and became Controller of the Company in March 1997. Mr. Jonas joined the predecessor to Old Anchor in 1968 and was Comptroller of Old Anchor from 1983 through early 1995.

     Eugene K. Pool joined Old Anchor in June 1988 as Senior Counsel. Mr. Pool was appointed Assistant Secretary of Old Anchor in 1988, Associate General Counsel of Old Anchor in 1991 and Vice President -- Associate General Counsel of Old Anchor in 1995. In February 1997, Mr. Pool became Assistant Secretary of the Company and in March 1997, he became Vice President and Associate General Counsel for the Company.

     John F. Robichaud joined the Company in September 1997 as Vice
President -- Order Management and Scheduling Logistics. From 1992 until September 1997 he was Director of Logistics for Consumers and from 1986 to 1992 was Director of Marketing for Consumers.

     George C. Lusby III joined the Company in March 1997 as Industry Vice President of Sales and Marketing. Mr. Lusby has served as Vice President of Sales and Marketing and as a director of Glenshaw since 1987.

     John L. Day became Industry Vice President of Sales and Marketing for the Company in March 1997. From September 1993 to February 1997, Mr. Day served as Vice President -- Beer Sales of Old Anchor and from August 1990 to September 1993, he served as Director of Sales of Old Anchor.

     Gregory C. Sinatro became Industry Vice President of Sales and Marketing for the Company in March 1997. From October 1994 to February 1997, Mr. Sinatro served as Senior Vice President of Food/Consumer Products of Old Anchor and from January 1989 to September 1994, he served as Vice President -- Consumer Products Division of Old Anchor.

BOARD OF DIRECTORS OF THE COMPANY

     Classification of Board. Pursuant to the Amended and Restated Certificate of Incorporation (the "Restated Charter") of the Company, until February 5, 2000, the holders of the Class A Common Stock are entitled to elect four directors (the "Class A Directors") and the holders of the Class B Common Stock are entitled to elect five directors (the "Class B Directors"). The Class A Directors have not yet been designated. Messrs. Ghaznavi, Lightner, Gutowski, Farrar and May are Class B Directors. In connection with the Proposed Settlement, it is expected that the certificate of incorporation of the Company will be amended to increase the number of directors to be elected by the holders of Class B Common Stock.

     From and after February 5, 2000, the Board of Directors has discretion to determine the number of directors (each a "Director") constituting the Board of Directors, and such number of Directors will be divided into three classes, as nearly equal in the number of Directors as possible. The term of Directors of the first, second and third class will expire at the first, second and third annual meeting after their election, respectively. At each annual meeting, the number of Directors constituting the class whose term has expired at the time of such meeting will be elected to hold office until the third succeeding annual meeting.

     Until February 5, 2000, Class A Directors may be removed with or without cause only by the holders of Class A Common Stock and Class B Directors may be removed with or without cause only by the holders of Class B Common Stock. Thereafter, all classes of Common Stock (as defined) of the Company will be consolidated into one class of Common Stock, and, pursuant to the Bylaws of the Company (the "Bylaws"), Directors may be removed only with cause by the affirmative vote of the holders of 75% of the outstanding shares of capital stock of the Company then entitled to vote at an election of Directors.

     The foregoing provisions of the Restated Charter and the Bylaws are subject to the rights, if any, of any series of preferred stock of the Company to elect additional Directors under circumstances specified in the certificate of designation relating to such preferred stock.

     Officers of the Company serve at the discretion of the Board of Directors.

     Compensation of Directors. Directors of the Company are entitled to receive an annual director's fee of $7,000. In connection with the Proposed Settlement, it is expected that the amount of the annual director's fee will be increased to $15,000. In addition, fees of $750 are paid for each directors' meeting and committee meeting attended unless more than one meeting is held on the same day, in which case the fee for attending each subsequent meeting is $500.

BOARD OF DIRECTORS OF CONSUMERS U.S.

     Compensation of Directors. Directors of Consumers U.S. do not receive any compensation or reimbursements.

EXECUTIVE COMPENSATION

     The Company. The Company was organized in January 1997 and did not conduct any operations or have any employees prior to the Anchor Acquisition in February 1997. As a result, the Company does not have any executive officers with respect to whom disclosure of executive compensation is required under the Securities Act or the rules and regulations promulgated thereunder.

     Consumers U.S. Consumers U.S. was organized in January 1997 as a holding company for Anchor. Consumers U.S. does not conduct any operations. Officers and director for Consumers U.S. are not compensated for acting in such capacity.

EMPLOYMENT CONTRACTS

     The Company does not, as a general rule, enter into employment agreements with its executive officers and/or other key employees. See "Risk
Factors--Dependence on Key Personnel and G&G."

EMPLOYEE PLAN

     As part of the Anchor Acquisition, the Company assumed Old Anchor's obligations under the Anchor Glass Container Corporation Executive/Key Employee Retention Plan which covers approximately 35 employees including Messrs. Pool, Day and Sinatro. Under this plan, if a participating employee is terminated by the Company without cause or terminates his or her employment with the Company for good reason (such as a reduction in base salary, a material change in position, duties or responsibilities, or a material change in job location), the Company is obligated to pay a severance benefit to such employee. If all participating employees were to be terminated by the Company without cause and/or were to terminate their employment with the Company for good reason, the aggregate amount of severance benefits payable by the Company under this plan would be $1.1 million.

                             PRINCIPAL STOCKHOLDERS

PRINCIPAL STOCKHOLDERS OF COMPANY


     The following table sets forth information with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock (the "Voting Common Stock") as of December 31, 1997 by (i) each person who is known by the Company to beneficially own 5% or more of such Voting Common Stock, (ii) each Director of the Company, (iii) the Company's Chief Executive Officer and
(iv) all current Directors and executive officers of the Company as a group.


                                               CLASS AND AMOUNT OF
                                             BENEFICIAL OWNERSHIP(1)            PERCENTAGE                  PERCENTAGE
                                             ------------------------         (BY CLASS)(1)             (BOTH CLASSES)(1)
        NAME(1)                                          PRIMARY AND     ------------------------    ------------------------
        --------                             ACTUAL     FULLY DILUTED    PRIMARY    FULLY DILUTED    PRIMARY    FULLY DILUTED
                                             -------    -------------    -------    -------------    -------    -------------
DIRECTORS AND EXECUTIVE OFFICERS:
John J. Ghaznavi(2)........................       --              --         --            --            --            --
M. William Lightner(3).....................       --              --         --            --            --            --
David T. Gutowski(4).......................       --              --         --            --            --            --
Paul H. Farrar(5)..........................       --              --         --            --            --            --
C. Kent May(6).............................       --              --         --            --            --            --
All Directors and executive officers as a
  group (14 persons).......................       --              --         --            --            --            --
FIVE PERCENT STOCKHOLDERS:
Smith Barney, as escrow
  agent for certain creditors                490,898       8,321,398
  of Old Anchor(7).........................  Class A         Class A      100.0          84.7          90.2          31.0
Anchor Glass Container
  Corporation Service                             --       1,260,787
  Retirement Plan(8)(9)....................                  Class A       72.0          12.9          47.5           4.7
Anchor Glass Container
  Corporation Retirement
  Plan for Salaried                               --         158,921
  Employees(8)(10).........................                  Class A       24.5           1.6          10.2           0.6
Pension Plan for Hourly
  Employees of Latchford
  Glass Company and                               --          80,292
  Associated Companies(8)(11)..............                  Class A       14.1           0.8           5.5           0.3
                                             902,615      17,309,942
Consumers U.S., Inc.(12)...................  Class B         Class B      100.0         100.0          97.2          63.8

---------------

 (1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to shares beneficially owned and all addresses are in care of the Company. All primary share amounts and percentages reflect beneficial ownership determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All fully diluted share amounts and percentages reflect beneficial ownership of Voting Common Stock determined on a fully diluted basis. All information with respect to beneficial ownership has been furnished by the respective Director, executive officer or stockholder, as the case may be, as of December 31, 1996.

 (2) Through G&G, Ghaznavi Canada Inc. and other affiliates, Mr. Ghaznavi beneficially owns 21,619,584 shares of the voting common stock of Consumers, including 1,588,126 shares issuable upon the exercise of currently exercisable options.

 (3) Mr. Lightner beneficially owns 61,500 shares of the voting common stock of Consumers, including 60,000 shares issuable upon the exercise of currently exercisable options, but not including 500 shares owned by Mr. Lightner's spouse with respect to which Mr. Lightner disclaims beneficial ownership.

 (4) Mr. Gutowski beneficially owns 63,000 shares of the voting common stock of Consumers, including 55,000 shares issuable upon the exercise of currently exercisable options, but not including 8,000 shares owned by Mr. Gutowski's children with respect to which Mr. Gutowski disclaims beneficial ownership.

 (5) Mr. Farrar beneficially owns 30,000 shares of the voting common stock of Consumers, including 25,000 shares issuable upon the exercise of currently exercisable options.

 (6) Mr. May beneficially owns 25,000 options to purchase shares of the voting common stock of Consumers, all of which are issuable upon the exercise of currently exercisable options.

 (7) Includes 7,830,500 shares issuable upon conversion of 1,879,320 shares of Series A Preferred Stock. The 490,898 shares of Class A Common Stock and 1,879,320 shares of Series A Preferred Stock are held by Smith Barney, as escrow agent, pursuant to an escrow agreement between Old Anchor and Smith Barney. Such shares are to be distributed to the creditors of Old Anchor or to a court appointed disbursing agent upon the effective date of a plan of reorganization of Old Anchor approved by the United States Bankruptcy Court of the District of Delaware. Under the terms of such escrow agreement, Smith Barney may not exercise any voting rights with respect to the Class A Common Stock held in escrow except as expressly instructed in an order of such Bankruptcy Court. The address of Smith Barney 388 Greenwich Street, 19th Floor, New York, New York 10013.


 (8) This stockholder's shares of Series A Preferred Stock are held in trust by The Chase Manhattan Bank, as trustee of such benefit plan and the current address for this stockholder is c/o The Chase Manhattan Bank, 3 Chase Metrotech Center, Brooklyn, New York 11245. However, an "investment manager," as that term is defined in Section 3(38) of ERISA, will be appointed to control the shares contributed to the plans. When appointed, such investment manager will have exclusive control over this stockholder's shares of Series A Preferred Stock and any shares of Class A Common Stock into which such shares of Series A Preferred Stock may be converted. Pursuant to an agreement among the Company, Consumers and the PBGC, a valuation of the shares of Series A Preferred Stock contributed to the Plans has been performed by an independent appraiser which was completed in November 1997. The Company is required to make an additional contribution to the plans of $0.7 million to bring the value of the contribution to $9.0 million.


 (9) All 1,260,787 shares of this stockholder's beneficially owned shares of Class A Common Stock are issuable upon conversion of 302,589 shares of Series A Preferred Stock.

(10) All 158,921 shares of this stockholder's beneficially owned shares are issuable upon conversion of 38,141 shares of Series A Preferred Stock.

(11) All 80,292 shares of this stockholder's beneficially owned shares are issuable upon conversion of 19,270 shares of Series A Preferred Stock.

(12) Includes 16,407,327 shares issuable upon conversion of 3,609,612 shares of Series B Preferred Stock (including 249,612 shares of Series B Preferred Stock, accrued as of December 31, 1997 as a payment in kind dividend). Does not include, however, shares of Series B Preferred Stock which have accrued since September 30, 1997 as a payment in kind dividend. On a fully diluted basis, Consumers U.S. owns approximately 59% of the three classes of common stock of the Company. Not including the Class C Common Stock (which is nonvoting), Consumers U.S. owns approximately 63.8% of the voting common stock of the Company on a fully diluted basis. See "Description of Capital Stock." All of the shares of Class B Common Stock and Series B Preferred Stock currently owned or subsequently acquired by Consumers U.S. will be pledged to secure the Consumers U.S. guarantee of the Company's obligations under the Notes and the Indenture. See "Description of Revolving Credit Facility" and "Description of Notes." Pursuant to the Warrant Agreement, upon the closing of the Note Offering, the Company issued to Consumers U.S. 702,615 shares of Class B Common Stock (or 2.5% of the Common Stock outstanding on such date on a fully diluted basis outstanding or issuable as of such date). The address for Consumers U.S. is 3140 William Flinn Highway, Allison Park, Pennsylvania 15101.

PRINCIPAL STOCKHOLDERS OF CONSUMERS U.S.

     All of the issued and outstanding capital stock of Consumers U.S. is owned by Consumers International. All of such shares were pledged by Consumers International to secure its obligations under the Consumers International Notes and the Consumers International Indenture. See "Description of Revolving Credit Facility" and "Description of Notes."

                              CERTAIN TRANSACTIONS

     The Company is part of a group of glass manufacturing companies (the "Affiliated Glass Manufacturers") with Consumers and Glenshaw, each of which is controlled by Mr. Ghaznavi through G&G. The Company intends to engage in a variety of transactions with Consumers and Glenshaw as a part of its strategy to achieve synergies among the companies. These expected transactions may include bulk purchasing of raw and packaging materials, provision of technical and engineering services, joint utilization of Anchor's mold and repair shops and the possible consolidation of certain functions such as sales, engineering and management information services.

     The Company has entered into an Intercompany Agreement (the "Intercompany Agreement") with G&G, Consumers, Consumers U.S., Consumers International Inc., Glenshaw, Hillsboro, I.M.T.E.C., Enterprises Inc., a machinery manufacturer majority-owned by G&G, and certain related companies which establishes standards for certain intercompany transactions. Pursuant to the Intercompany Agreement, the Company may, from time to time, fill orders for customers of Affiliated Glass Manufacturers and Affiliated Glass Manufacturers may, from time to time, fill orders for customers of the Company. In such case, where the customer is not a common customer, the company that does the manufacturing will pay a market commission, set at 5% of the invoiced amount, to the company that referred the customer. In the event of a transfer of a customer to the Company by a Affiliated Glass Manufacturers or to a Affiliated Glass Manufacturers by the Company, the transfer is treated as though the transferee had filled the orders for the transferred customer.

     In connection with any bulk purchasing of raw materials, packaging materials, machinery, insurance, maintenance services, environmental services and other items and services used in this business, each of the Affiliated Glass Manufacturers will share out-of-pocket costs of the purchasing activities without payment of commissions. Similarly, in connection with the provision of technical, engineering or mold design services, the company providing the services will receive reasonable per diem fees and costs for the employees provided. For services such as the provision of molds, the company providing the service will receive cost plus a reasonable market mark-up.

     Transactions carried out in accordance with the Intercompany Agreement do not require approval of the board of directors or fairness opinions. Any amendment to the Intercompany Agreement is subject to the Indenture requirement that it be in writing, on terms no less favorable to the Company than could have been obtained in a comparable arms' length transaction between the Company and third parties and is subject to the approval of the Board of Directors ("Affiliate Transaction Provisions"). The Revolving Credit Agreement and the Indenture require that transactions between the Company and an affiliate be in writing on no less favorable terms to the Company than would be obtainable in a comparable arms' length transaction between the Company and a person that is not an affiliate. In addition, transactions exceeding certain threshold values require the approval of the Company's board of directors, the approval of the Company's independent directors or an independent fairness opinion. See "Description of Notes -- Certain Covenants -- Limitation on Transactions with Affiliates."

     Certain affiliates of the Company are engaged in businesses other than the manufacture of glass containers, such as manufacturing or rehabilitating manufacturing equipment, automobile and truck leasing, shipping and real estate management. These transactions are subject to the Affiliate Transaction Provisions of the Indenture.

     The Company is party to the Management Agreement with G&G. Pursuant to the Management Agreement, G&G is to provide specified managerial services for the Company. For these services G&G is entitled to receive an annual management fee of $3.0 million and to reimbursement of its out-of-pocket costs plus an administrative charge not to exceed 10% of those costs. The Revolving Credit Agreement and the Indenture limit management fee payments by the Company under the Management Agreement to $1.5 million per year unless the Company meets certain financial tests, in which case such fees will accrue. See "Description of Notes -- Certain Covenants -- Limitation on Restricted Payments."

     In September 1997, Hillsboro, a glass container manufacturing plant owned by G&G, discontinued manufacturing. All of Hillsboro's rights and obligations to fill orders under a supply contract between Consumers and one of its major customers have been purchased by Consumers and Anchor. In addition, in connection with a plan to simplify the corporate ownership structure of Consumers, Anchor and their affiliates, Glenshaw may become a subsidiary of Anchor.

     The Company from time to time has engaged the law firm of Eckert Seamans Cherin & Mellott, LLC, to represent it on a variety of matters. C. Kent May, an executive officer and director of the Company, is a member of such law firm.

                          DESCRIPTION OF CAPITAL STOCK

     Anchor is authorized to issue 50,000,000 shares of Common Stock, having a par value of $.10 per share (the "Common Stock"), and 20,000,000 shares of preferred stock, having a par value of $0.01 per share and a liquidation value of $25.00 per share (the "Preferred Stock").

COMMON STOCK

     For the period from February 5, 1997 until February 5, 2000 (the "Initial Period"), the Common Stock is divided into three classes, Class A and Class B, which are voting, and Class C, which is nonvoting during the Initial Period. During the Initial Period, the number of Directors of Anchor is fixed at nine, with the holders of the Class A Common Stock having the right to elect four Directors and the holders of the Class B Common Stock having the right to elect five Directors. In connection with the Proposed Settlement, it is expected that the certificate of incorporation of the Company will be amended to increase the number of directors to be elected by the holders of Class B Common Stock. The holders of the Class C Common Stock are not entitled to participate in the election of Directors. Except as described in the immediately preceding sentence with respect to election of Directors, there are no distinctions between the rights of holders of shares of Class A Common Stock and Class B Common Stock. The holders of Class C Common Stock have no voting rights during the Initial Period. At the expiration of the Initial Period, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock will automatically be consolidated into a single class of Common Stock with identical rights.

PREFERRED STOCK

     Of the 20,000,000 authorized shares of Preferred Stock, (a) 2,239,320 shares have been designated as Series A Preferred Stock, (b) 5,000,000 shares have been designated as Series B Preferred Stock and (c) 12,760,680 shares are without designation at this time.

     Series A Preferred Stock. The Series A Preferred Stock ranks, as to dividends and redemption and upon liquidation, prior to all other classes and series of capital stock of the Company, including the Series B Preferred Stock and the Common Stock. The holders of the Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors of the Company out of legally available funds, cumulative dividends, payable quarterly in cash, at an annual rate of ten percent of the liquidation value. Holders of the Series A Preferred Stock are not entitled to vote except (a) as required by law, (b) on certain matters affecting the rights of the holders of Series A Preferred Stock and (c) in the event that scheduled cash dividends are unpaid for twelve consecutive quarters, at which time (i) the number of Directors will be expanded by three and (ii) the holders of the Series A Preferred Stock will have the right to elect all three additional Directors until all accrued and unpaid scheduled cash dividends have been paid.

     The Company is required to redeem all outstanding shares of the Series A Preferred Stock on February 5, 2009 and, on or after February 5, 2000, may, at its option, redeem outstanding shares of Series A Preferred Stock if the trading price of the Common Stock equals or exceeds $6.00 per share, in each case at a price of $25.00 per share of Series A Preferred Stock so redeemed.

     Shares of Series A Preferred Stock are convertible into shares of Class A Common Stock, at the option of the holder, at a ratio determined by dividing the liquidation value of the Series A Preferred Stock ($25.00) by $6.00. Such ratio is subject to adjustment from time to time to prevent dilution.

     Pursuant to the Asset Purchase Agreement, prior to the consummation of a plan of reorganization with respect to Old Anchor, the Company is obligated to register all of the shares of Class A Common Stock and Series A Preferred Stock under the Exchange Act and to qualify such shares for listing on a nationally recognized United States securities exchange or on The Nasdaq Stock Market's National Market(SM) ("Nasdaq").

     Series B Preferred Stock. The Series B Preferred Stock ranks, as to dividends and redemption and upon liquidation, junior to the Series A Preferred Stock but senior to all other classes and series of capital stock of Anchor, including the Common Stock. The holders of Series B Preferred Stock are entitled to receive cumulative dividends, payable quarterly at an annual rate of eight percent of the liquidation value. During the period from February 5, 1997 through and including December 31, 1999, the dividend is payable in additional shares of Series B Preferred Stock. Thereafter, the dividends will be payable in cash when and as declared by the Board of Directors out of legally available funds. Holders of Series B Preferred Stock are not entitled to vote except (a) as required by law, (b) on certain matters affecting the rights of the holders of Series B Preferred Stock and (c) in the event that scheduled cash dividends are unpaid for twelve consecutive quarters, at which time (i) the number of Directors will be expanded by three and (ii) the holders of Series B Preferred Stock will have the right to elect all three additional Directors until all accrued and unpaid scheduled cash dividends have been paid.

     Shares of Series B Preferred Stock are not subject to mandatory redemption. On or after February 5, 2000, Anchor may, at its option, redeem outstanding shares of Series B Preferred Stock if the trading price of the Common Stock equals or exceeds $5.50 per share, at a price of $25.00 per share of Series B Preferred Stock so redeemed.

     Shares of Series B Preferred Stock are convertible into shares of Class B Common Stock, at the option of the holder, at a ratio determined by dividing the liquidation value of the Series B Preferred Stock ($25.00) by $5.50. Such ratio is subject to adjustment from time to time to prevent dilution.

                    DESCRIPTION OF REVOLVING CREDIT FACILITY

GENERAL

     In connection with the Anchor Acquisition, the Company entered into the Anchor Loan Facility and the Revolving Credit Facility. The $130.0 million Anchor Loan Facility was repaid in full on April 17, 1997 from the net proceeds of the Note Offering. The Revolving Credit Facility enables the Company to obtain revolving credit loans for working capital purposes and the issuance of letters of credit for its account in an aggregate amount not to exceed $110.0 million. Revolving credit loans may be borrowed, repaid and reborrowed, and letters of credit may be issued, at any time or from time to time in an aggregate amount not to exceed the lesser of $110.0 million and the borrowing base then in effect, less (in each case) the aggregate amount of all undrawn amounts and unreimbursed drawings under letters of credit then outstanding and the aggregate amount of then outstanding revolving credit loans. The borrowing base consists of 85% of eligible accounts receivable plus 55% of eligible inventory less the lease reserve amount then in effect for the Company's headquarters. The Company is required to reserve up to $5.0 million against the borrowing base until such time as the disposition of the Tampa headquarters facilities has been completed. See "Business -- Facilities."

     Revolving credit loans bear interest at a rate based upon either, at the Company's option, (i) the higher of the prime rate of Bankers Trust Company, 0.5% in excess of the overnight federal funds rate and 0.5% in excess of the adjusted certificate of deposit rate (as defined in the Revolving Credit Facility), plus (in each case) a borrowing margin of 0-1.0%, depending upon the aggregate amount of outstandings under the facility and the Company's leverage ratio, or (ii) the average of the offering rates of banks in the New York interbank eurodollar market for U.S. dollar deposits plus a borrowing margin of 1.5-2.5%, depending on the aggregate amount of outstandings under the facility and the Company's leverage ratio.

     The Company is also required to pay (x) a fee on the unused portion of each lender's commitment at a rate of 0.5% thereof per annum, (y) a fee on the aggregate amount of all Letter of Credit Liabilities during the immediately preceding quarter at a rate equal to 1.5-2.5% thereof per annum, depending on the aggregate amount of outstandings under the facility and the Company's leverage ratio and (z) a fee on the daily weighted average face amount of the letters of credit issued by any lender at a rate of 0.25% thereof.

     The Revolving Credit Facility terminates on February 5, 2002, unless terminated sooner upon an event of default (as defined in the Revolving Credit Facility), including a change in control (as defined in the Revolving Credit Facility), and all revolving credit loans and Letter of Credit Liabilities will be payable on such termination date or on such earlier date as may be accelerated by the lenders following the occurrence of any event of default.

     Anchor's obligations under the Revolving Credit Facility are secured by a first priority lien on substantially all of Anchor's inventory and receivables and related collateral (the "Bank Collateral"). In addition, Anchor's obligations under the Revolving Credit Facility are guaranteed by Consumers U.S.

CERTAIN COVENANTS

     The Revolving Credit Facility contains certain covenants that restrict the Company from taking various actions, including, subject to specified exceptions, the incurrence of additional Indebtedness, the granting of additional liens, the making of investments, the payment of dividends and other restricted payments, mergers, acquisitions and other fundamental corporate changes, capital expenditures, operating lease payments and transactions with affiliates. The Revolving Credit Facility also contains certain financial covenants that require the Company meet and maintain certain financial tests and minimum ratios, including a minimum working capital ratio, a minimum consolidated net worth test and a minimum interest coverage ratio.

EVENTS OF DEFAULT

     The Revolving Credit Facility contains customary events of default, including nonpayment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties in any material respect, cross acceleration to certain other Indebtedness, bankruptcy, noncompliance with certain provisions of ERISA, material judgements, failure of the collateral documents, the guarantee by Consumers U.S., the Technology Agreement or the Intercompany Agreement to be in full force and effect, the taking of any action by the creditors of Consumers International to realize or foreclose upon the capital stock of Consumers U.S. and change of control. The occurrence of any of such events could result in acceleration of the Company's obligations under the Revolving Credit Facility and foreclosure on the Bank Collateral, which could have material adverse results to the holders of the Notes.

MANDATORY REPAYMENTS

     The Revolving Credit Facility requires mandatory repayments and/or reductions of the total commitments upon the happening of certain events, including certain sales or issuances of the Company's equity or any contribution to its capital, the incurrence of Indebtedness by the Company (other than as a result of the offer and sale of the Notes), certain asset sales and a change of control.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Exchange Notes will be issued under the indenture dated as of April 17, 1997 (the "Indenture") among the Company, the Parent Guarantor, the Subsidiary Guarantors, if any, and The Bank of New York, as Trustee (the "Trustee"), governing the Outstanding Notes. The following summary of certain provisions of the Indenture, the Notes and the Security Documents does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture and the Security Documents, including the definitions of certain terms therein that are not otherwise defined in this Prospectus. A copy of the Indenture may be obtained from the Company. As used in this "Description of the Notes," the term "Company" refers to Anchor Glass Container Corporation only and excludes its future Subsidiaries. The definitions of certain capitalized terms used in the following summary are set forth under " -- Certain Definitions" below.

     The Exchange Notes will be senior secured obligations of the Company, ranking senior in right of payment to all existing and future subordinate Indebtedness of the Company and pari passu with all existing and future senior Indebtedness of the Company. The Exchange Notes will be fully and unconditionally guaranteed by the Parent Guarantor and each future Restricted Subsidiary. Each Guarantee will be a senior secured obligation of the applicable Guarantor, ranking senior in right of payment to all existing and future subordinate Indebtedness of such Guarantor and pari passu with all existing and future senior Indebtedness of such Guarantor. As of the date of this Prospectus, there are no Restricted Subsidiaries and thus no Subsidiary Guarantors.

     The Exchange Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Exchange Notes. All payments made by the Company under the Indenture will be made in cash in United States dollars. The Exchange Notes may be presented for registration or transfer and exchange at the principal corporate trust office of the Registrar. The Company may change any Paying Agent and Registrar without notice to Holders of the Exchange Notes, but will always maintain a Paying Agent in New York, New York. The Company will pay principal (and premium, if any) on the Exchange Notes at the Paying Agent's principal corporate trust office in New York, New York. At the Company's option, principal and interest may be paid by wire transfer of Federal funds or interest may be paid by check delivered to the Paying Agent's principal corporate trust office or to the registered addresses of the Holders.

PRINCIPAL, MATURITY AND INTEREST

     The Exchange Notes are limited in aggregate principal amount to the lesser of (i) $150.0 million and (ii) the aggregate principal amount of Outstanding Notes tendered in the Exchange Offer, and will mature on April 1, 2005. Interest on the Exchange Notes will accrue from and including the Exchange Date at a rate of 11 1/4% per annum and will be payable semiannually on each April 1 and October 1 to the persons who are registered Holders at the close of business on the March 15 and September 15 immediately preceding the applicable interest payment date commencing October 1, 1997. Additionally, interest on the Exchange Notes will accrue from and including the most recent date on which interest has been paid on the Outstanding Notes surrendered in exchange therefor or, if no interest has been paid on the Outstanding Notes, from and including the Issue Date, to but not including the Exchange Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SINKING FUND

     The Exchange Notes will not have the benefit of any sinking fund obligations.

SECURITY

     All of the obligations of the Company under the Notes and the Indenture will be secured (subject to Permitted Liens) by (i) a first priority perfected security interest in all of the Capital Stock of any future Restricted Subsidiary held by the Company or of any consideration made part of the Collateral pursuant to the "Limitation on the Sale of Assets" covenant held by the Company, (ii) a first priority perfected security interest in substantially all of the existing and future real property, personal property and other assets of the Company other than the Bank Collateral, the Shared Collateral and Purchase Money Assets, and (iii) a first priority perfected security interest in Shared Collateral ranking pari passu with the security interest in favor of the Revolving Credit Facility Secured Creditors (collectively, the "Note Collateral"). The Parent Guarantee will be secured by a first priority perfected security interest in all of the Capital Stock of the Company held by the Parent Guarantor (the "Parent Guarantee Collateral"). Each Subsidiary Guarantee will be secured (subject to Permitted Liens) by (i) a first priority perfected security interest in all of the Capital Stock of any Restricted Subsidiary or of any consideration made part of the Collateral pursuant to the "Limitation on the Sale of Assets" covenant held by such Subsidiary Guarantor, (ii) a first priority perfected security interest in all of the existing and future real property, personal property and other assets of such Subsidiary Guarantor other than the Bank Collateral, the Shared Collateral and Purchase Money Assets, and
(iii) a first priority perfected security interest in the Shared Collateral (if applicable) ranking pari passu with a security interest in favor of the Revolving Credit Facility Secured Creditors (collectively, the "Subsidiary Guarantee Collateral"). The Note Collateral and the Subsidiary Guarantee Collateral are collectively referred to as the "Collateral." Currently, there are no Restricted Subsidiaries and thus no Subsidiary Guarantors, and the Parent Guarantor has no assets other than Capital Stock of the Company.

     Collateral consisting of real property (the "Real Property Collateral") will be pledged to the Trustee for the benefit of the Holders pursuant to mortgages or similar security arrangements. Each mortgage will encumber the Company's fee and leasehold interests in the real property and fixtures constituting the Real Property Collateral, and all proceeds thereof and additions, improvements, alterations, replacements and repairs thereto, whether now owned or hereafter acquired by the Company (other than Purchase Money Assets). Certain real property used by the Company (including certain real property on which factories are located) is owned by third parties and leased to the Company pursuant to long-term leases. The Collateral also includes the Company's interest in such leases as well as permits necessary to operate the Real Property Collateral to the extent assignable under applicable law and the relevant leases. The Company's leased warehouses and equipment leases existing on the Issue Date are not part of the Collateral and future leases will not be part of the Collateral if not assignable. Upon issuance of the Outstanding Notes, the Trustee became the beneficiary of mortgagee's title insurance policies insuring each mortgage as a first ranking mortgage lien on the relevant Real Property Collateral, in each case subject to standard exceptions and Liens permitted to be prior to the Trustee's Lien pursuant to the Indenture and Security Documents. Collateral constituting personal Property (including all equipment and machinery owned by the Company and the Company's leasehold interest in certain equipment and machinery leased by the Company) will be pledged by the Company pursuant to a general security agreement (the "Security Agreement"). The Revolving Credit Facility will be secured by a first priority lien on the Bank Collateral, together with a license to use intellectual property and other intangibles in connection with any realization following a default under the Revolving Credit Facility, and a security interest over Shared Collateral ranking pari passu with the security interest in favor of the Notes. See " -- Intercreditor Agreement."

     If the Exchange Notes become due and payable prior to the final Stated Maturity thereof for any reason or are not paid in full at the final Stated Maturity thereof, the Trustee has (subject, in the case of Shared Collateral, to the rights of the Revolving Credit Facility Secured Creditors) the right to foreclose or otherwise realize upon the Collateral in accordance with instructions from the Holders of a majority in aggregate principal amount of the Exchange Notes and the Outstanding Notes or, in the absence of such instructions, in such manner as the Trustee deems appropriate in its absolute discretion. The proceeds received by the Trustee will be applied by the Trustee first to pay the expenses of such foreclosure or realization and fees and other amounts then payable to the Trustee under the Indenture and the Security Documents and, thereafter, to pay all amounts owing to the Holders under the Indenture, the Notes and the Security Documents (with any remaining proceeds to be payable to the Company or as may otherwise be required by law).

     By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral will be able to be sold in a short period of time, if at all. To the extent that third parties enjoy Permitted Liens, such third parties may have rights and remedies with respect to the Property subject to such Liens that, if exercised, could adversely affect the value of the Collateral. To the extent that third parties lease real or personal property to the Company, defaults by the Company under such leases may adversely effect the value of the respective leasehold interests and may result in the loss of such leasehold interests. In addition, the ability of the Holders to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. An appraisal in respect of certain of the Collateral has been prepared by American Appraisal Associates, Inc. See "Risk Factors -- Security for the Notes" and Summarization Letters of AAA, attached as Annex A-1 and A-2 to this Prospectus.

     The Parent Guarantor Collateral is subject to the sale by the Parent Guarantor of the Capital Stock it holds of the Company and upon such sale will be released from the Collateral. The proceeds of any such sales will be subject to the provisions described below under the covenant "Change of Control" but the proceeds of such sales will not be subject to the provisions described below under the covenant "Limitation on the Sale of Assets".

INTERCREDITOR AGREEMENT

     The Trustee, on behalf of the Holders, has entered into an intercreditor agreement (the "Intercreditor Agreement") with BT Commercial Corporation, as credit agent under the Revolving Credit Facility (in such capacity, the "Credit Agent") and as Shared Collateral agent under the Intercreditor Agreement (in such capacity, the "Shared Collateral Agent"). The Intercreditor Agreement provides, among other things, for the allocation of rights between the Trustee and the Credit Agent with respect to Shared Collateral and for enforcement provisions with respect thereto, including provisions (i) that the Trustee and the Credit Agent will provide prompt notices to each other with respect to the acceleration of the Notes or the Indebtedness under the Revolving Credit Facility, as the case may be, and the commencement of any action to enforce the rights of the Holders, the Trustee, the Revolving Credit Facility Secured Creditors, or the Credit Agent with respect to the Collateral or the Bank Collateral, as the case may be, (ii) that for a specific period following the issuance of a notice of enforcement, the Credit Agent may enter upon all or any portion of the Company's premises, use the Collateral to the extent necessary to complete the manufacture of inventory, collect accounts and remove, sell or otherwise dispose of the Bank Collateral, and (iii) with respect to the Shared Collateral, enforcement of the Liens thereon and allocation of proceeds between the Trustee for the benefit of the Holders and the Revolving Credit Facility Secured Creditors.

     The Bank Collateral includes all the Company's existing and after-acquired receivables and inventory, and certain related assets, as well as all proceeds on the foregoing. The Shared Collateral includes principally contract rights, intellectual property rights, computer programs, insurance policies and certain related assets, as well as all proceeds of the foregoing.

     The holders of a majority at any time of the sum of the aggregate principal amount of the Notes outstanding at such time and the aggregate of all principal amounts (advanced or committed) owing at such time under the Revolving Credit Facility (the "Required Parties") have the right to direct any remedial action with respect to the Shared Collateral. The agent under the Revolving Credit Facility as Shared Collateral Agent, in accordance with the instruction of the Required Parties, has the right to adjust settlement of any insurance insuring or otherwise constituting the Shared Collateral.

     In the event of any sale or other disposition of the Shared Collateral, the proceeds of such sale or disposition will first be distributed to pay the fees and expenses of the Shared Collateral Agent and then to the Trustee and the Credit Agent on a pro rata basis until the amounts owing to the Holders and the Revolving Credit Facility Secured Creditors are paid in full.

OPTIONAL REDEMPTION

     The Exchange Notes will not be redeemable (except pursuant to the following two paragraphs) prior to April 1, 2001. The Exchange Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on April 1 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, thereon to the date of redemption:

                                        YEAR                                PERCENTAGE
          2001............................................................  105.625%
          2002............................................................  103.750%
          2003............................................................  101.875%
          2004 and thereafter.............................................  100.000%

     At any time, or from time to time, on or prior to April 1, 2000, the Company may, at its option, use the net cash proceeds of one or more offerings of Common Stock (not constituting Disqualified Capital Stock) of the Company to any Person other than the Company or any of its Subsidiaries (each, an "Equity Offering") to redeem up to 35% of the aggregate principal amount of Notes originally issued at a redemption price equal to 111.25% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption; provided, that at least 65% of the principal amount of Notes originally issued remain outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

     Within 90 days of the consummation of any Change of Control Offer pursuant to which the Company has repurchased at least 90% of the Notes outstanding immediately prior to such Change of Control Offer, the Company may, at its option, redeem all of the remaining Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption.

     In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture. Notes repurchased under the above provisions shall be delivered to the Trustee for cancellation.

GUARANTEES

     The Parent Guarantor, and each future Restricted Subsidiary, if any, will fully and unconditionally guarantee, on a senior basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Exchange Notes, including the payment of principal of and interest on the Exchange Notes. As of the Issue Date, the Company does not have any Restricted Subsidiaries. However, the Indenture will provide that if the Company or any Restricted Subsidiary shall acquire or create after the Issue Date any Restricted Subsidiary, the Company will cause each such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which each such Restricted Subsidiary shall fully and unconditionally guarantee all of the obligations of the Company with respect to the Notes on a senior basis together with an opinion of counsel (which counsel may be an employee of the Company) to the effect that the supplemental indenture has been duly executed and delivered by each such Restricted Subsidiary and is in compliance in all material respects with the terms of the Indenture.

     The obligations of each Subsidiary Guarantor shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Subsidiary Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

     The Parent Guarantor may not consolidate with or merge into or sell all or substantially all of its assets to any Person except as provided under "-- Limitation on Activities of the Parent Guarantor." Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to other Persons upon the terms and conditions set forth in the Indenture. See "-- Certain Covenants -- Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Subsidiary Guarantor is sold by the Company and/or one or more of its Restricted Subsidiaries and the sale complies with the provisions set forth in "-- Certain Covenants -- Limitation on the Sale of Assets," such Subsidiary Guarantor's Guarantee will be released.

     The Parent Guarantee and each Subsidiary Guarantee will be secured as set forth in "Security".

CHANGE OF CONTROL

     The Indenture provides that upon the occurrence of a Change of Control, the Company will be required to offer to repurchase (the "Change of Control Offer") all of the Notes pursuant to the offer described below, at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

     Within 30 days following the date upon which the Change of Control occurred, unless the Company already mailed a notice of redemption to redeem all of the Notes pursuant to the provisions of the section entitled "Optional Redemption," the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date") and the procedure which the Holder must follow to exercise such right. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date.

     Under the Company's Revolving Credit Facility, a Change of Control under the Indenture would constitute an event of default permitting holders of any Indebtedness thereunder to exercise remedies, including the right to seek immediate payment of amounts then owing under such instrument.

     If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the repurchase price for all Notes that the Company is required to repurchase. In the event that the Company were required to repurchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its repurchase obligations. However, there can be no assurance that the Company would be able to obtain such financing. Any failure of the Company to pay the purchase price with respect to such Change of Control Offer when due will give the Trustee and the Holders of the Notes the rights described under "-- Events of Default". Neither the Company nor the Trustee may waive the obligation to make an offer to repurchase the Notes upon the occurrence of a Change of Control.

     The meaning of the phrase "all or substantially all" as used in the definition of "Change of Control" with respect to a conveyance, transfer or lease of assets varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear whether a Change of Control has occurred and whether the Notes are subject to a Change of Control Offer.

     The provisions of the Indenture relating to a Change of Control in and of themselves may not afford Holders of the Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect Holders of the Notes, if such transaction is not the type of transaction included within the definition of a Change of Control. See "-- Certain Definitions" for the definition of "Change of Control". A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified by such definition. The existence of the foregoing provisions relating to a Change of Control may or may not deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

     The Company will comply with the requirements of Section 14(e) of the Exchange Act, if applicable, the provisions of Rule 13e-4 and Rule 14e-1, if applicable, and any other tender offer rules under the Exchange Act or other relevant United States Federal and state securities legislation which may then be applicable and will file Schedule 13E-4 or Schedule 13E-4F or any other schedule required thereunder in connection with any offer by the Company to repurchase Notes upon a Change of Control. Notes repurchased pursuant to a Change of Control Offer shall be delivered to the Trustee for cancellation.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     Limitation on Indebtedness: (a) Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, Incur any Indebtedness (including, without limitation, any Acquired Indebtedness) other than Permitted Indebtedness; provided, however, the Company or any Restricted Subsidiary may Incur Indebtedness (including, without limitation, Acquired Indebtedness), if
(i) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence thereof or would result as a consequence of such proposed Incurrence and (ii) immediately before and immediately after giving effect to such proposed Incurrence, the Consolidated Interest Coverage Ratio of the Company and its Restricted Subsidiaries is at least equal to 2.5 to 1.0.

     (b) Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, Incur Capitalized Lease Obligations, except pursuant to clause (vi) of the definition of Permitted Indebtedness.

     (c) Neither the Company nor any Restricted Subsidiary may, directly or indirectly, in any event Incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated to any other Indebtedness of the Company or such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes to the same extent and in the same manner, and so long as, such Indebtedness is subordinated pursuant to subordination provisions that are no more favorable to the holders of any other Indebtedness of the Company or such Restricted Subsidiary, as the case may be.

     Limitation on Restricted Payments. Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company) to holders of the Company's Capital Stock other than dividends or distributions paid to the Company or any Restricted Subsidiary, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to acquire shares of any class of such Capital Stock (other than Capital Stock, warrants, rights or options held by the Company or any Restricted Subsidiary), other than through the exchange therefor solely of Qualified Capital Stock of the Company, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition, provided that any such purchase, repurchase or other acquisition is done solely with the proceeds from any Refinancing Indebtedness), (d) make any Investment (other than Permitted Investments) in any Person or (e) make any payments to any Affiliate of the Company (other than the Company and its Restricted Subsidiaries) as compensation for management services, except through the issuance of Common Stock of the Company that is Qualified Capital Stock (each of the foregoing prohibited actions set forth in clauses (a), (b), (c), (d) and (e) being referred to as a "Restricted Payment"), unless such proposed Restricted Payment is made after the earlier of (x) the date upon which the independent auditors of the Company have completed and delivered to the Company a limited review of the Company's financial statement for the third quarter of 1997 in accordance with the procedures specified by the American Institute of Certified Public Accountants, SAS No. 71, Interim Financial Information and (y) the date upon which the Company has filed with the Commission its audited financial statements for the fiscal year ended December 31, 1997 and at the time of such proposed Restricted Payment or immediately after giving effect thereto
(i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the Company could incur at least $1.00 of additional Indebtedness in accordance with the Consolidated Interest Coverage Ratio test of paragraph (a) of the "Limitation on Indebtedness" covenant and (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue

Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of the relevant Property) does not exceed or would not exceed the sum of: (A) 50% of the cumulative Consolidated Net Income (or, if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company during the period (treating such period as a single accounting period) from April 1, 1997 to the last day of the last full fiscal quarter preceding the date of the proposed Restricted Payment; (B) 100% of the aggregate Net Equity Proceeds received by the Company from any Person (other than from a Restricted Subsidiary) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (excluding any Qualified Capital Stock of the Company with respect to which the purchase price thereof has been financed directly or indirectly using funds (i) borrowed from the Company or from any of its Subsidiaries, unless and until and to the extent such borrowing is repaid or
(ii) contributed, extended, Guaranteed or advanced by the Company or by any of its Subsidiaries (including, without limitation, in respect of any employee stock ownership or benefit plan, unless and until and to the extent such borrowing is repaid) and (C) an amount equal to the net reduction in any Investment made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person (including if such reduction occurs by reason of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary) resulting from (x) net cash proceeds (or the Fair Market Value of property other than cash or Cash Equivalents, provided that such property represents a return of capital in respect of any such Investment that was made in the form of other property other than cash or Cash Equivalents) received by the Company or its Restricted Subsidiaries as repayment of any loan or advance or a return of capital in respect, or as consideration for the sale, of such Investment (but only to the extent the Company elects to exclude such amounts from the calculation of Consolidated Net Income for the purposes of clause (A) above) or
(y) the release or cancellation of a Guarantee constituting such Investment, in each case, with respect to any such Investment, not to exceed the amount of such Investment previously made by the Company or any Restricted Subsidiary, that was treated as a Restricted Payment pursuant to this paragraph.

     Notwithstanding the foregoing, these provisions do not prohibit: (1) the payment of any dividend or making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date of declaration; (2) the repurchase, redemption, retirement or acquisition of Capital Stock of the Company or Subordinated Obligations of the Company, or warrants, rights or options to acquire Capital Stock of the Company, solely in exchange for shares of Qualified Capital Stock of the Company; (3) any purchase or redemption of Subordinated Obligations made in exchange for, or out of the proceeds of the substantially concurrent sale of Refinancing Indebtedness or Indebtedness of the Company which is permitted to be Incurred pursuant to the Consolidated Interest Coverage Ratio test of paragraph
(a) of the "Limitation on Indebtedness" covenant; (4) the payment of management fees to G&G Investments under the Management Agreement of up to $1.5 million in any calendar year; (5) the repurchase of Capital Stock of the Company from current or former employees or directors of the Company or any of its Subsidiaries pursuant to the terms of agreements (including employment agreements) or plans approved by the Board of Directors under which such persons purchase or sell or are granted the option to purchase or sell such shares of Capital Stock to the extent such payments do not exceed $500,000 in any fiscal year which, to the extent not used in any fiscal year, may be carried forward to the next succeeding fiscal year, provided that the aggregate amount of all such payments that may be made pursuant to this clause (5) may not exceed $2.5 million; (6) dividends or other Restricted Payments to make payments permitted by clauses (vii) and (viii) of paragraph (b) under the "Limitation on Transaction with Affiliates" covenant; (7) dividends payable on the Series A Preferred Stock pursuant to the terms thereof in an aggregate amount not to exceed $3 million; (8) Investments in Unrestricted Subsidiaries, partnerships or joint ventures involving the Company or its Restricted Subsidiaries, in each case primarily engaged in a Related Business if the aggregate amount of such Investments made pursuant to this clause (8) (less an amount equal to the net reduction in any such Investment (including if such reduction occurs by reason of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary) made subsequent to the Issue Date resulting from (x) net cash proceeds (or the Fair Market Value of tangible property, provided that such tangible property represents a return of capital in respect of an Investment that was made in the form of other tangible property and not an Investment that was made in the form of cash) received by the Company or its Restricted Subsidiaries as repayment of any loan or advance or a return of capital in respect, or as consideration for the sale, of such Investment or (y) any release or cancellation of a Guarantee constituting such Investment

(but only to the extent the Company elects to exclude such amounts from the calculation of Consolidated Net Income for the purpose of clause (A) of the preceding paragraph), in each case, with regard to any Investment, not to exceed the amount of such Investment previously made by the Company or any Restricted Subsidiary pursuant to this clause (8) does not exceed $10 million; (9) the purchase or redemption of any Indebtedness, to the extent required by the terms of such Indebtedness following a Change of Control after the Company shall have complied with the provisions under "-- Change of Control" above, including payment of the applicable Change of Control purchase price; and (10) Investments in Unrestricted Subsidiaries, partnerships or joint ventures organized and operating principally in the United States involving the Company or its Restricted Subsidiaries, in each case primarily engaged in a Related Business, made in the form of contributions to such Unrestricted Subsidiaries, partnerships or joint ventures of assets of Discontinued Plants; provided, however, that, in the case of clauses (2), (3), (4), (5), (6), (7), (8), (9), and (10) of this paragraph, no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), (5), (7) and (9) shall, in each case, be included in such calculation. No payment or other transfer to the Company or a Restricted Subsidiary shall, in any event, constitute a Restricted Payment except for a contribution, transfer or other disposition of Collateral in excess of $1 million in the aggregate in any fiscal year by the Company to any of its Restricted Subsidiaries.

     Limitation on the Sale of Assets. (a) Neither the Company nor any of its Restricted Subsidiaries will consummate or permit, directly or indirectly, any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of each such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale, (ii)
(x) at least 75% of the consideration received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents, (or, in the case of an Asset Sale of Discontinued Plants, at least 50% of such consideration is in such form,); provided that this requirement with respect to cash or Cash Equivalents shall not apply with respect to Investments made pursuant to clause (10) of the second paragraph of the "Restricted Payments" covenant, and provided further that the aggregate Fair Market Value of the consideration other than in the form of cash or Cash Equivalents that may be received pursuant to clause (x) shall not exceed $5.0 million in the aggregate held (including the amount of any such consideration not collected or written off by the Company or any of its Restricted Subsidiaries but excluding any such consideration received in consideration for Discontinued Plants) by the Company and its Restricted Subsidiaries and (y) any such consideration shall not consist of inventory or accounts receivable or other Bank Collateral, (iii) such Asset Sale is not made by the Company to any of its Restricted Subsidiaries, (iv) the Company shall cause the Net Cash Proceeds received in respect thereof to be deposited in the Collateral Account and the other consideration received to become Collateral as and when received by the Company or by any Restricted Subsidiary, (v) no Default or Event of Default shall have occurred and be continuing on the date of such proposed Asset Sale or would result as a consequence of such Asset Sale and (vi) such Asset Sale will not materially adversely affect or materially impair the value of the remaining Collateral or materially interfere with the Trustee's ability to realize such value and will not materially impair the maintenance and operation of the remaining Collateral.

     (b) The Company shall apply or cause such Restricted Subsidiary to apply, the Net Cash Proceeds of such Asset Sale and any Insurance Proceeds or Condemnation Proceeds, as the case may be, resulting from a Loss Event within 270 days of consummation of such Asset Sale or the collection of such Insurance Proceeds or Condemnation Proceeds, as the case may be, for the following purposes, individually or in combination:

          (1) (i) to purchase or otherwise invest in Related Business Investments which shall constitute additional Collateral under the relevant Security Documents and which shall be subject to a first priority Lien in favor of the Trustee for the benefit of the Holders, subject to Liens permitted under the Security Documents in respect of the relevant item of Collateral; provided, that (x) any Property constituting a Related Business Investment shall not consist of inventory or accounts receivable or other Bank Collateral and (y) such purchase or Investment shall be made by the Company or such Restricted Subsidiary, or (ii) to purchase Notes in open-market transactions; provided, that the Company shall be deemed to have applied such Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds pursuant to this clause (ii) in satisfaction of the requirements of this covenant in an amount equal to the lesser of (x) the purchase price paid in such open-market transactions and
     (y) 100% of the principal amount of the Notes repurchased; provided, further that the aggregate amount of Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds that may be deemed to be applied pursuant to this clause (ii) shall not exceed $5.0 million in the aggregate from the Issue Date;

          (2) with respect to any Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds remaining after application pursuant to the preceding paragraph (a) (the "Excess Proceeds Amount"), the Company shall make an Asset Sale Offer for up to a maximum principal amount (expressed as an integral multiple of $1,000) of Notes equal to the Excess Proceeds Amount at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase in accordance with the procedures set forth in the Indenture. The Company may defer the Asset Sale Offer until the aggregate unutilized Excess Proceeds Amount equals or exceeds $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Excess Proceeds Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph). All amounts remaining after the consummation of any Asset Sale Offer pursuant to this paragraph shall remain subject to the Lien of the Security Documents and may be used by the Company only to purchase or otherwise invest in Related Business Investments (which shall constitute additional Collateral under the Security Documents) other than inventory or accounts receivables or other Bank Collateral or to purchase Notes in open market transactions.

     All Net Cash Proceeds, Insurance Proceeds and Condemnation Proceeds from Loss Events and non-cash consideration from Asset Sales, including all Excess Proceeds Amounts, shall, to the extent permitted by law, be subject to the perfected first priority Lien in favor of the Trustee subject to Liens permitted under the Security Documents in respect of the relevant item of Collateral. To the extent not applied as set forth above, such Excess Proceeds Amounts shall constitute Collateral and shall be delivered by the Company to the Trustee and shall be deposited in the Collateral Account in accordance with the Indenture and the Security Documents. Net Cash Proceeds of Asset Sales of Shared Collateral will be held by the Credit Agent for the benefit of the Holders and the Revolving Credit Facility Secured Creditors.

     Notwithstanding the foregoing, any disposition of Collateral that is governed under and complies with the "Merger, Consolidation and Sale of Assets" covenant shall not be deemed to be an Asset Sale, as the case may be, except that in the event of the transfer of substantially all (but not all) of the Property of the Company and its Subsidiaries to a Person in a transaction permitted under "-- Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the Collateral not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such Property of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Notice of an Asset Sale Offer will be mailed to the Holders as shown on the register of Holders not less than 30 days nor more than 60 days before the payment date for the Asset Sale Offer, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 principal amount in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Excess Proceeds Amount, Notes of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered). An Asset Sale Offer is required to remain open for at least 20 Business Days and until the close of business on the payment date for the Asset Sale Offer, or such longer period as may be required by law.

     If an offer is made to repurchase the Notes pursuant to an Asset Sale Offer, the Company will comply with the requirements of Section 14(e) of the Exchange Act, if applicable, the provisions of Rule 13e-4 and Rule 14e-1, if applicable, and any other tender offer rules under the Exchange Act or other relevant United States Federal and state securities legislation which may then be applicable and will file Schedule 13E-4 or Schedule 13E-4F or any other schedule required thereunder in connection with any offer by the Company to purchase Notes pursuant to an Asset Sale Offer. Notes repurchased pursuant to the "Limitation on the Sale of Assets" covenant shall be delivered to the Trustee for cancellation.

     Limitation on Dividend and other Payment Restrictions Affecting Subsidiaries. Neither the Company nor any of its Subsidiaries will, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or to any Restricted Subsidiary (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Restricted Subsidiary; or (c) sell, lease or transfer any of its Property to the Company or to any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law;
(2) the Indenture and the Security Documents; (3) customary nonassignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary; (4) any instrument governing Indebtedness Incurred in accordance with and pursuant to clause (x) of the definition of Permitted Indebtedness; provided, that, such encumbrance or restriction is not, and will not be, applicable to any Person, or the Property of any Person, other than the Person, or the Property of the Person, becoming a Restricted Subsidiary; (5) restrictions imposed by Liens granted pursuant to clauses (vi),
(viii) and (ix) of the definition of Permitted Liens solely to the extent such Liens encumber the transfer or other disposition of the assets subject to such Liens; (6) any restriction or encumbrance contained in contracts for the sale of assets to be consummated in accordance with the Indenture solely in respect of the assets to be sold pursuant to such contract; (7) any encumbrance or restriction contained in Refinancing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clause (2), (4) or (5) above or clause (8) or (9) below; provided, that, the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Company or such Restricted Subsidiary or to the Holders in any material respect in the reasonable and good faith judgment of the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5), (8) or (9) as the case may be; (8) any agreement in effect on the Issue Date; and (9) the Revolving Credit Facility.

     Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not permit (i) any Restricted Subsidiary to issue any Capital Stock other than to the Company or a Restricted Subsidiary; or
(ii) any Person (other than the Company or a Restricted Subsidiary) to, directly or indirectly, own or control any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares); provided, however, that clauses (i) and (ii) will not prohibit any sale of 100% of the shares of the Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary effected in accordance with the "Limitation on the Sale of Assets" covenant or the "Merger, Consolidation and Sale of Assets" covenant.

     Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist or remain in effect any Liens upon any Property of the Company or of any of its Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon other than Permitted Liens.

     Merger, Consolidation and Sale of Assets. The Company will not, and will not permit any Restricted Subsidiary to, in a single transaction or series of related transactions, consolidate or merge with or into any Person (other than the consolidation, merger or amalgamation of a Wholly-Owned Subsidiary with another Wholly-Owned Subsidiary or into the Company), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) unless: (i) either (1) the Company, in the case of a transaction involving the Company, or such Restricted Subsidiary, in the case of a transaction involving any Restricted Subsidiary, shall be the surviving or continuing corporation or (2) the Person (if other than the Company or such Restricted Subsidiary) formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the

District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Security Documents on the part of the Company to be performed or observed, in the case of a transaction involving the Company, or the performance of every covenant of the Subsidiary Guarantee, the Indenture and the Security Documents on the part of such Restricted Subsidiary to be performed or observed, in the case of a transaction involving a Restricted Subsidiary, and in each such case, the Company shall have taken all steps necessary or reasonably requested by the Trustee to protect and perfect the security interests granted or purported to be granted under the Security Documents; (ii) in the case of a transaction involving the Company immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test of paragraph (a) of the "Limitation on Indebtedness" covenant; provided, that, in determining the "Consolidated Interest Coverage Ratio" of the resulting transferee or Surviving Entity, such ratio shall be calculated as if the transaction (including the Incurrence of any Indebtedness or Acquired Indebtedness) took place on the first day of the applicable Four Quarter Period;
(iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; (iv) in the case of a transaction involving the Company, immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall have a Consolidated Net Worth which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions; (v) in the case of a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets, the Surviving Entity shall have received the Company's assets as an entirety or virtually as an entirety; and
(vi) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by sale, assignment, transfer, lease, conveyance or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Upon any such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer , lease, conveyance or other disposition is consolidated or made will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under the Indenture, the Notes and the Security Documents.

     The Parent Guarantor will not consolidate with or merge into or sell all or substantially all of its assets to any Person except as permitted under "Limitation on Activities of the Parent Guarantor."

     Impairment of Security Interest. Neither the Company nor any of its Subsidiaries will take or omit to take any action which action or omission could reasonably be expected to have the result of materially and adversely affecting or materially impairing the security interests in favor of the Trustee, on behalf of itself and the Holders, with respect to the Collateral. Neither the Company nor any of its Subsidiaries will enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral (except, in the case of Shared Collateral, the Revolving Credit Facility and the Intercreditor Agreement) to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person prior to the repayment in full of the Notes or clause (viii) of the definition of Permitted Liens.

     Limitation on Transactions with Affiliates. (a) Neither the Company nor any Restricted Subsidiary will, directly or indirectly, conduct any business or enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale, conveyance, transfer, disposition, exchange or lease of Property, the making of any payment, the making of any Investment, the giving of any Guarantee, the rendering of services or the paying of any commission) with, or for the benefit of, any of their Affiliates (each an "Affiliate Transaction"), except under an agreement set forth in writing which is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arms' length basis from a Person not an Affiliate of the Company or such Restricted Subsidiary and if it involves a purchase, such purchase is reasonably necessary in light of the operating requirements of the Company and its Subsidiaries. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions) involving aggregate payments or other Property with a Fair Market Value in excess of (i) $1.0 million, the Company or such Restricted Subsidiary shall, prior to the consummation thereof, deliver to the Trustee an Officers' Certificate certifying that such transaction or series of related transactions complies with the foregoing provisions, (ii) $2.5 million, the Company or such Restricted Subsidiary shall, prior to the consummation thereof, deliver to the Trustee the Officers' Certificate specified in clause
(i) above and an approval by the Board of Directors of the Company (including a majority of the independent directors thereof), such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction or series of related transactions complies with the foregoing provisions and (iii) $5.0 million, the Company or such Restricted Subsidiary shall, prior to the consummation thereof, deliver to the Trustee the Officers' Certificate specified in clause (i) above, the Board Resolution specified in clause (ii) above and a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor addressed to the Trustee.

     (b) The foregoing restriction shall not apply to the following transactions: (i) any transaction exclusively between the Company and any of its Wholly-Owned Subsidiaries or exclusively between any Wholly-Owned Subsidiaries,
(ii) reasonable and customary fees paid to members of the Board of Directors of the Company and of its Subsidiaries, (iii) loans and advances to employees, officers and directors in the ordinary course of business in an aggregate principal amount not to exceed $1.0 million at any one time outstanding and advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, (iv) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Subsidiaries, as determined by the Board of Directors of the Company or any such Restricted Subsidiary or the senior management thereof in good faith, including, without limitation, issuances of stock, payment of bonuses and other transactions pursuant to employment or compensation agreements, stock option agreements, indemnification agreements and other arrangements in effect on the Issue Date or substantially similar thereto, (v) the payment of the management fees to G&G Investments under the Management Agreement of up to $3.0 million in any calendar year, (vi) other Restricted Payments made pursuant to the first paragraph of the "Restricted Payments" covenant, (vii) payments or other transactions pursuant to any tax sharing arrangement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes but only to the extent that amounts payable from time to time by the Company under any such agreement do not exceed the corresponding tax payments that the Company would have been required to make to any relevant taxing authority had the Company not joined in such consolidated or combined return, but instead had filed returns including only the Company and (viii) transactions pursuant to the Intercompany Agreement. The Company will not amend the Intercompany Agreement unless such amendment is in writing and the Company determines that it contains terms no less favorable to the Company than could have been obtained in comparable transactions on an arm's length basis from a Person not an Affiliate of the Company, such determination to be evidenced by an Officers' Certificate and a Board Resolution stating that a majority of the Board of Directors (including a majority of the independent directors thereof) have determined that such amendment complies with the foregoing provisions.

     Limitations on Activities of the Parent Guarantor. The Parent Guarantor will not (a) Incur any Indebtedness other than (i) the Guarantee or (ii) a guarantee of the Indebtedness permitted under clause (ii) of the definition of Permitted Indebtedness, (b) make any Investments other than in the Company, (c) grant or suffer to exist a Lien in respect of any Capital Stock of the Company held by it other than the security interest granted to secure the Notes or sell or transfer any of such Capital Stock to any Affiliate other than in a transaction pursuant to clause (e), (d) carry on any business other than the holding of Capital Stock of the Company or (e) merge or consolidate with or into, or sell substantially all of its assets to, any Person other than a U.S. corporation that succeeds to the Parent Guarantor's obligations under the Indenture, the Parent Guarantee and any Security Document and is in compliance with and becomes subject to this covenant except for a merger or consolidation in which the Parent Guarantor is the surviving corporation and following such merger or consolidation is in compliance with this covenant.

RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     The Board of Directors of the Company may designate or redesignate any Subsidiary to be an Unrestricted Subsidiary if (i) the Subsidiary to be so designated does not, directly or indirectly, own any Capital Stock or Indebtedness of, or own or hold any Lien on any property or assets of, the Company or any other Restricted Subsidiary, (ii) the Subsidiary to be so designated is not obligated by any Indebtedness or Lien that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary, and (iii) either
(a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) such designation is effective immediately upon such Person becoming a Subsidiary of the Company or of a Restricted Subsidiary and the amount of the Investment by the Company or any of its Restricted Subsidiaries in such Subsidiary would be permitted under "Certain Covenants -- Limitation on Restricted Payments." Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any Restricted Subsidiary will be classified as a Restricted Subsidiary. Except as provided in the first sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. Subject to the next paragraph, an Unrestricted Subsidiary may not be redesignated as a Restricted Subsidiary.

     The Company will not, and will not permit any Restricted Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) the Company could Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test of paragraph (a) of the "Limitation on Indebtedness" covenant, (ii) such Restricted Subsidiary could then Incur under "-- Limitation on Indebtedness" all Indebtedness as to which it is obligated at such time, (iii) no Default or Event of Default would occur or be continuing, and (iv) there exist no Liens with respect to the property or assets of such Restricted Subsidiary other than Permitted Liens.

     Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of such board giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

     As of the Issue Date, there are no Restricted Subsidiaries and no Unrestricted Subsidiaries.

EVENTS OF DEFAULT

          The following events are defined in the Indenture as "Events of Default":

          (i) the failure to pay interest on any Note for a period of 30 days or more after such interest becomes due and payable; or

          (ii) the failure to (x) pay the principal of or premium, if any, on any Note, when such principal becomes due and payable, at maturity, upon repurchase (including, without limitation, pursuant to a Change of Control Offer or an Asset Sale Offer), upon acceleration, upon redemption or otherwise or (y) make a Change of Control Offer or an Asset Sale Offer within the required period; or

          (iii) a default in the observance or performance of any of the agreements or covenants contained under "Merger, Consolidation and Sale of Assets" or clause (e) of the "Limitation on Activities of Parent Guarantor" covenant or the granting by the Company, any Restricted Subsidiary or the Parent Guarantor of any Lien to secure Indebtedness in excess of $100,000 (other than a Permitted Lien);

          (iv) a default in the observance or performance of any of the agreements or covenants contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or from Holders of at least 25% in principal amount of the outstanding Notes; or

          (v) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Specified Subsidiary of the Company, whether such Indebtedness now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay at final maturity the principal of or premium, if any, on such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "Principal Payment Default"), or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Principal Payment Default or the maturity of which has been so accelerated, is of at least $10.0 million in the aggregate; or

          (vi) one or more judgments in an aggregate amount in excess of $10.0 million (which are not covered by third-party insurance as to which the insurer is solvent and has not disclaimed coverage) being rendered against the Company or any Specified Subsidiary of the Company and such judgments remain undischarged, or unstayed or unsatisfied for a period of 60 days after such judgment or judgments become final and non-appealable; or

          (vii) certain events of bankruptcy, insolvency, wind-up or reorganization affecting the Company or any of its Specified Subsidiaries or the Parent Guarantor; or

          (viii) (a) a default in the observance or performance of any covenant or agreement contained in any Security Document which default continues for 15 days after notice has been given to the Company by the Trustee or the holders of at least 25% in principal amount of the outstanding Notes, or
     (b) for any reason other than the satisfaction in full and discharge of all obligations secured thereby, any of the Security Documents cease to be in full force and effect (other than in accordance with their respective terms), or any of the Security Documents cease to give the Trustee the Liens, rights, powers and privileges purported to be created thereby, or any Security Document is declared null and void, or the Company or any of its Restricted Subsidiaries denies any of its obligations under any Security Document, in each case with respect to Collateral the aggregate value of which is in excess of $5.0 million or the Collateral becomes subject to one or more Liens other than Permitted Liens securing one or more obligations in excess of $5.0 million in the aggregate; or

          (ix) any Guarantee of a Specified Subsidiary or the Parent Guarantor is declared null and void or ceases to be in full force and effect (except as permitted under the Indenture) or any Guarantor shall deny or disaffirm its obligations under its Guarantee.

     If an Event of Default (other than an Event of Default specified in clause
(vii) above with respect to the Company or the Parent Guarantor) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on, all the Notes then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable. If an Event of Default specified in clause
(vii) above occurs with respect to the Company or the Parent Guarantor, all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the Notes then outstanding will automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Indenture provides that the Trustee shall, within 90 days after the occurrence of any Default or Event of Default (the term "Default" to include the events specified above without grace or notice) known to it, give to the Holders notice of such Default; provided, that, except in the case of a Default or an Event of Default in the payment of principal of, or interest on, any Note, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and premium, if any, and interest on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a Default in the payment of the principal of or interest on any Notes or a Default in respect of any term or provision of the Notes or the Indenture that cannot be modified or amended without the consent of all Holders.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the Trust Indenture Act. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     Under the Indenture, the Company is required to provide an Officers' Certificate to the Trustee promptly upon the Company obtaining knowledge of any Default or Event of Default that has occurred and describe such Default or Event of Default and the status thereof. In addition, the Company shall provide an annual Officers' Certificate within 120 days after the end of each fiscal year as to whether or not they know of any Default or Event of Default.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders of the Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments,
(iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture and the Security Documents ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events of the Company) described under "Description of the Notes -- Events of Default" will no longer constitute an Event of Default with respect to the Notes. In addition, the Collateral will be released upon Legal Defeasance or Covenant Defeasance.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee (a)(1) an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, or (2) a ruling to such effect from, or published by, the Internal Revenue Service and (B) an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940 unless such trust is qualified thereunder or exempt from regulation thereunder; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred, and that the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940 unless such trust is qualified thereunder or exempt from regulation thereunder; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to the Indenture resulting from the Incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such Incurrence) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness of the Company other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of the Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

     The Indenture (and all Liens on Collateral granted in connection with the issuance of the Notes) will be discharged and will cease to be of further effect (except as to surviving rights, or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the

Trustee for cancellation have become due and payable and the Company thereafter has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof; (ii) the Company has paid or caused to be paid all other sums then due under the Indenture and under the Notes; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

POSSESSION, USE AND RELEASE OF COLLATERAL

     Unless an Event of Default shall have occurred and be continuing, but subject to the Indenture, the Company will have the right to remain in possession and retain exclusive control of the Collateral securing the Notes (other than amounts on deposit in the Collateral Account), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

     Release of Collateral and Disposition of Collateral Without Release. Upon delivery of an Officers' Certificate indicating compliance with the "Limitation on the Sale of Assets" covenant, the Company may obtain a release from the Lien of the Indenture and the Security Documents of Collateral subject to an Asset Sale. So long as no Event of Default shall have occurred and be continuing, the Company may, without any release or consent by the Trustee, conduct any number of ordinary course activities in respect of the Collateral, including dispositions of Collateral, upon satisfaction of certain conditions which shall result in release of such Collateral. For example, among other things, subject to dollar limitations and/or other conditions, the Company would be permitted to sell or otherwise dispose of any Collateral pursuant to clause (d) of the definition of Asset Sale; abandon, terminate, cancel, release or make alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents; surrender or modify any franchise, license or permit subject to the Lien of the Indenture or any of the Security Documents which it may own or under which it may be operating; alter, repair, replace, change the location or position of and add to its structures, machinery, systems, equipment, fixtures and appurtenances; demolish, dismantle, tear down or scrap any Collateral or abandon any thereof; grant a nonexclusive license of any intellectual property; abandon intellectual property under certain circumstances; and grant leases in respect of real property under certain circumstances.

THE COLLATERAL ACCOUNT

     All amounts on deposit in the Collateral Account (including, without limitation, Insurance Proceeds and Condemnation Proceeds from Loss Events (subject to certain minimum thresholds), Partial Losses and Net Cash Proceeds from Asset Sales) shall be held by the Trustee as a part of the Collateral securing the Notes and, so long as no Event of Default shall have occurred and be continuing, may either (i) be released in order to purchase Notes pursuant to an Asset Sale Offer in accordance with the "Limitation on the Sale of Assets" covenant or (ii) at the direction of the Company be applied by the Trustee from time to time to the (x) payment of the principal of and interest on any Notes at maturity if repayment is made in full or upon redemption in full or (y) to the extent permitted under the "Limitation on the Sale of Assets" covenant, for the repurchase of Notes in open market transactions or the purchase or other investment in Related Business Investments. The Company may also withdraw amounts on deposit in the Collateral Account constituting (a) Insurance Proceeds or Condemnation Proceeds from a Partial Loss to reimburse the Company for repair or replacement of such Collateral, subject to certain conditions or (b) indemnity payments relating to the Collateral in order to satisfy indemnification obligations relating to such Collateral or to repair or restore the Collateral.

     Amounts on deposit in the Collateral Account shall be invested in Cash Equivalents pursuant to the instructions of the Company and, so long as no Event of Default shall have occurred and be continuing, the Company shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents. The

Trustee shall be entitled to apply any amounts on deposit in the Collateral Account to the cure of any Default or Event of Default under the Indenture.

REPORTS TO HOLDERS

     The Company will deliver to the Trustee and the Holders within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company on or after January 1, 1998 will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such quarterly and annual reports and such information that would be required to be contained in a filing with the Commission if the Company were required to file such reports under Sections 13 and 15(d) of the Exchange Act within the time periods provided therein. Prior to January 1, 1998, if the Company is not required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, the Company will (a) prepare and deliver to the Trustee and the Holders quarterly reports required by a company subject to the reporting requirements of Sections 13 and 15(d) within the time periods specified therein and (b) issue a press release within 45 days after the end of each fiscal quarter, including summary operating results for the Company. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to Holders and securities analysts and prospective investors, upon their request, the information specified in Rule 144(A)(d)(4) under the Securities Act. The Company will also comply with the other provisions of 314(a) of the Trust Indenture Act.

MODIFICATION OF THE INDENTURE

     From time to time, the Company and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies or making any change to comply with any requirement under the Trust Indenture Act, so long as such change does not adversely affect the rights of any of the Holders. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder of the Notes affected thereby, no amendment may, directly or indirectly: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Notes to waive Defaults or Events of Default; (vi) amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer (including amending, modifying or changing the definition of Change of Control), or, after the Company's obligation to purchase the Notes arises thereunder, an Asset Sale Offer or waive any default in the provisions thereof or modify any of the provisions or definitions with respect to any Asset Sale Offer; (vii) adversely affect the ranking of Notes or any Guarantee; or (viii) permit the creation of any Lien on the Collateral or any part thereof (other than the Lien of the Indenture and the Security Documents and any other Liens expressly permitted by the Security Documents), or terminate the Lien of the Indenture and the Security Documents as to the Collateral or any part thereof or deprive the Holders of the Notes of the security afforded by the Lien of the Indenture and the Security Documents or any part thereof, except as set forth under the "Limitation on Liens" covenant and "Description of the Notes -- Possession, Use and Release of Collateral."

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of

Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" of any Person means Indebtedness of another Person and any of its Subsidiaries existing at the time such other Person becomes a Subsidiary (Restricted Subsidiary in the case of the Company) of the referent Person or at the time it merges or consolidates with the referent Person or any of the referent Person's Subsidiaries (Restricted Subsidiaries in the case of the Company) or assumed by the referent Person or any Subsidiary (Restricted Subsidiary in the case of the Company) of the referent Person in connection with the acquisition of assets from such other Person and in each case not Incurred by such other Person or its Subsidiaries in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary (Restricted Subsidiary in the case of the Company) of the referent Person or such acquisition, merger or consolidation.

     "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise (and the terms "controlling" and "controlled" have meanings correlative of the foregoing) or the ownership of more than 10% of the Voting Stock of such Person; provided that Bankers Trust Company and The Toronto-Dominion Bank and each of their Affiliates will not be deemed to be affiliates of the Company and for purposes of payment of employee compensation, a person shall not be deemed to be an Affiliate of the Company by virtue of his or her status as an officer or director of the Company absent other elements of control.

     "Affiliate Transaction" has the meaning set forth in "-- Certain Covenants -- Limitation on Transactions with Affiliates".

     "Anchor Acquisition" means the acquisition on February 5, 1997 by the Company of certain assets and certain liabilities of Old Anchor pursuant to the Asset Purchase Agreement dated December 18, 1996 among Consumers Packaging, Old Anchor, Owens-Brockway Glass Container, Inc. (the rights and obligations of Consumers Packaging thereunder having been assigned to the Company).

     "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of assets of any Person comprising a division or line of business of such Person.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other disposition or series of related sales, issuances, conveyances, transfers, leases, assignments or other dispositions (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise) for value by the Company or by any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person (other than by a Restricted Subsidiary to the Company or another Restricted Subsidiary) of (i) any Capital Stock of a Restricted Subsidiary held or beneficially owned by the Company or any Restricted Subsidiary, (ii) any other Property (excluding Capital Stock not covered in (i) or (iii)) of the Company or of any Restricted Subsidiary or (iii) non-cash consideration received by the Company or any Restricted Subsidiary pursuant to the "Limitation on Asset Sales" covenant. Notwithstanding the foregoing, Asset Sales shall not include
(a) the creation of any Permitted Lien, (b) any disposition of Bank Collateral,
(c) the sale or other disposition of inventory in the ordinary course of business, (d) the sale or other disposition of and any item of machinery, equipment, furniture, apparatus, tools, implements or other similar

Property, the Fair Market Value of which does not exceed $500,000 in a single or series of related transactions or $2.5 million in the aggregate in any fiscal year, or (e) the sale of receivables pursuant to a receivables securitization or similar program.

     "Asset Sale Offer" has the meaning set forth in "-- Certain
Covenants -- Limitation on the Sale of Assets".

     "Attributable Indebtedness" means, in respect of a Sale and Leaseback Transaction at the time of determination thereof the capitalized amount of Indebtedness in respect of such transaction that would appear on the face of a balance sheet of the lessee thereunder in accordance with GAAP.

     "Authority" means any Federal, state, municipal or local government or quasi-governmental agency or authority.

     "Bank Collateral" has the meaning attributed to such term in the Intercreditor Agreement in its form on the Issue Date.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each day which is not a Saturday, a Sunday or any day on which banking institutions are not required to open in the City of New York.

     "Capital Stock" means (i) with respect to any person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease that are required to be classified and accounted for as a capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP. Each Capitalized Lease Obligation shall be deemed to be secured by a Lien on the property subject to the lease.

     "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States or Canadian Government or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having at least the second highest rating obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having at least the second highest rating obtainable from either S&P's or Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000; (v) shares of any money market mutual fund that (a) has its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has at least the second highest rating obtainable from either S&P or Moody's; and (vi) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (i) or clause (ii) above and are with any commercial bank described in clause (iv) above.

     "Casualty" with respect to any Collateral, means loss of, damage to or destruction of all or any part of such Collateral.

     "Change of Control" means an event or series of events by which (a) (i) the Permitted Holders shall cease to be the beneficial owner (including, without limitation, economic interest and voting power), directly or indirectly, of at least 40% (or after a Qualified Public Offering, 25%) of the Fully-Diluted Voting Stock of Consumers Packaging, the Parent Guarantor or the Company, (ii) the Parent Guarantor shall cease to be the owner (including, without limitation, economic interest and voting power) directly of at least 40% (or after a Qualified Public Offering, 25%) of the Fully-Diluted Voting Stock of the Company or (iii) any Person or group (as defined under Rule 13d-3 under the Exchange
Act) other than one or more of the Permitted Holders or, in the case of the Company, Smith Barney in its capacity as Escrow Agent for the creditors of Old Anchor in connection with its Chapter 11 proceedings under the United States Bankruptcy Code so long as it does not in fact exercise control over the Company, becomes the beneficial owner (as defined under Rule 13d-3 under the Exchange Act), directly or indirectly, of more of the Fully-Diluted Voting Stock of Consumers Packaging, the Parent Guarantor or the Company, as the case may be, than is then beneficially owned, directly or indirectly, by one or more of the Permitted Holders; (b) during any period of two consecutive years or in the case this event occurs within the first two years after Issue Date, such shorter period as shall have begun on the Issue Date, individuals who at the beginning of such period constituted the Board of Directors of the Company or Consumer Packaging, as the case may be, on the Issue Date (together with any new or replacement directors whose proposal for election by the shareholders of the Company, Consumer Packaging or the Parent Guarantor, as the case may be, or by the other directors was approved by a vote of 66 2/3% of the directors of the Company or Consumers Packaging or the Parent Guarantor, as the case may be, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the members of the Board of Directors of the Company or Consumers Packaging or the Parent Guarantor, as the case may be, then still in office; provided that if any Person or group other than the applicable Permitted Holders is able to elect a majority of the Board of Directors of Consumers Packaging or the Company or the Parent Guarantor, as the case may be, pursuant to an agreement with one or more Persons, a Change of Control shall be deemed to have occurred; (c) the Company or Consumers Packaging or the Parent Guarantor, as the case may be, consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company, Consumers Packaging or the Parent Guarantor, as the case may be (in each case, whether or not in compliance with the terms of the Indenture), in any such event pursuant to a transaction in which immediately after the consummation thereof Persons owning a majority of the Voting Stock of the Company or Consumers Packaging or the Parent Guarantor, as the case may be, immediately prior to such consummation shall cease to own a majority of the Voting Stock of the Company or Consumers Packaging or the Parent Guarantor, as the case may be, or the surviving entity if other than the Company or Consumers Packaging or the Parent Guarantor, as the case may be; or (d) the Company or Consumers Packaging conveys, transfers or leases all or substantially all of its assets.

     "Change of Control Offer" has the meaning set forth in "-- Change of Control."

     "Collateral" has the meaning set forth in "-- Security."

     "Collateral Account" means the collateral account established by the Trustee pursuant to the Indenture.

     "Commission" means the Securities and Exchange Commission.

     "Commodity Agreement" of any Person means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Condemnation" means any taking of the Collateral or any part thereof, in or by condemnation, expropriation or similar proceeding, eminent domain proceedings, seizure or forfeiture, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Collateral, or any part thereof, by any Authority.

     "Condemnation Proceeds" means any awards, proceeds, payment or other compensation arising out of a Condemnation.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income plus (ii) to the extent that any of the following shall have been taken into account in determining Consolidated Net Income, (A) all net income taxes of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) paid or accrued in accordance with GAAP for such period (without including or taking into account income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), Consolidated Interest Expense, amortization expense and depreciation expense (including depreciation or amortization expense included in cost of goods sold), and (B) other noncash items (other than noncash interest) reducing Consolidated Net Income, other than any noncash item which requires the accrual of or a reserve for cash charges for any future period, less other noncash items increasing Consolidated Net Income, all as determined on a consolidated basis for such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) in conformity with GAAP.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense and
(ii) the product of (x) the amount of all cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such Person and of its Subsidiaries (Restricted Subsidiaries in the case of the Company) paid, accrued or scheduled to be paid or accreted during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the Four Quarter Period ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the Incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company) (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment (not resulting in a permanent reduction of available borrowings) of Indebtedness in the ordinary course of business pursuant to working capital facilities (including the Revolving Credit Facility), at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Company) (including any Person who becomes a Subsidiary (Restricted Subsidiary in the case of the Company) as a result of any such Asset Acquisition) Incurring Acquired Indebtedness at any time subsequent to the to the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or Asset Acquisition (including the Incurrence of any such Indebtedness or Acquired Indebtedness and also including or deducting any Consolidated EBITDA associated with such Asset Acquisition or Asset Sale, respectively) occurred on the first day of the Four Quarter Period; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income". For purposes of this definition,
(x) whenever pro forma effect is to be given to any of the foregoing transactions, the pro forma calculations will be determined in accordance with Regulation S-X promulgated by the Commission and (y) the Company's Consolidated EBITDA, Consolidated Fixed Charges, Consolidated Interest Expense and Consolidated Net Income for the second, third and fourth quarters of 1996 shall be Pro Forma. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Interest Coverage Ratio",

(1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually Incurred on the Transaction
Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; and (3) interest on Indebtedness Incurred in the ordinary course of business pursuant to working capital facilities (including the Revolving Credit Facility) shall be determined as if the average amount of borrowings outstanding thereunder during the Four Quarter Period shall have been outstanding on every day of such Four Quarter Period and interest had accrued at the rate determined pursuant to the preceding clauses (1) or (2) (whether or not such Indebtedness shall have been outstanding on the Transaction
Date).

     "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense (without deduction of interest income) of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period, on a consolidated basis, as determined in accordance with GAAP and including, without duplication, (a) all amortization of original issue discount; (b) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) during such period; (c) net cash costs under all Interest Swap Obligations (including amortization of fees); (d) all capitalized interest; (e) to the extent that such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company) guarantees interest on any debt of any borrower, interest paid by such borrower during such period on such debt but only to the extent of the amount of the interest Guaranteed; (f) all amortization or write off of deferred financing costs of such Person and its consolidated Subsidiaries (Restricted Subsidiaries in the case of the Company) during such period (other than the write-off of financing fees related to the Company's Senior Credit Agreement dated February 5, 1997 and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Subsidiaries (Restricted Subsidiaries in the case of the Company) prior to the Stated Maturity thereof; and (g) the interest portion of any deferred payment obligations for such period.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary (Restricted Subsidiary in the case of the Company) of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net income (but not loss) of any Subsidiary (Restricted Subsidiary in the case of the Company) of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, except to the extent of dividends or distributions paid in the form of cash or Cash Equivalents to the referent Person or to a Subsidiary (Restricted Subsidiaries in the case of the Company) of the referent Person by such Person, (e) the net income of any Person, other than a Subsidiary (Restricted Subsidiary in the case of the Company) of the referent Person, except to the extent of dividends or distributions paid in the form of cash or Cash Equivalents to the referent Person or to a Subsidiary (Restricted Subsidiaries in the case of the Company) of the referent Person by such Person,
(f) any restoration to income of any contingency reserve except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earning of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of any Person means the total of the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Currency Agreements" means, in respect of a Person, any foreign exchange currency futures or options, currency swap agreements, forward exchange rate agreements, exchange rate collar agreements, exchange rate insurance or other agreements or arrangements, or combination thereof, as to which such Person is a party or a beneficiary.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Discontinued Plant" means plants of the Company closed prior to the Issue Date including, without limitation, those located in Dayville, Connecticut and Houston, Texas, and one plant closed by the Company after the Issue Date which is specified as such in an Officers' Certificate.

     "Discontinued Plant Asset Sale" means an Asset Sale of a Discontinued
Plant.

     "Discontinued Plant Closing Costs" means cash expenses incurred by the Company and its Restricted Subsidiaries as a result of the closing of a Discontinued Plant no later than 270 days after a Discontinued Plant Asset Sale.

     "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary date on which the Notes mature; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring on or prior to the first anniversary date on which the Notes mature shall not constitute Disqualified Stock if (i) the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Notes contained in the covenant described under Change of Control" and (ii) such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the covenant described under "Change of Control."

     "Equity Offerings" has the meaning set forth in "-- Optional Redemption."

     "Events of Default" has the meaning set forth in "-- Events of Default."

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Excess Proceeds Amount" has the meaning set forth under "Limitation on the Sale of Assets."

     "Fair Market Value" or "Fair Value" means, with respect to any Property, the price which could be negotiated in an arm's-length transaction, for cash, between an informed, willing and able seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Company acting reasonably and in good faith; provided, however, that if the value of the aggregate consideration to be received by the Company or any of its Subsidiaries from any Asset Sale could reasonably be expected to exceed (i) $5.0 million, Fair Market Value shall be determined by the Board of Directors of the Company as evidenced by a Board Resolution delivered to the Trustee or (ii) $10.0 million, Fair Market Value shall also be determined by an Independent Financial Advisor in a written opinion addressed to the Trustee.

     "Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing in the United States that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged.

     "Four Quarter Period" means, in respect of any Person at any time, the most recently completed four consecutive full fiscal quarters; provided, that, in the case of the Company, the first fiscal quarter of 1997 shall be the period from February 5, 1997 through March 31, 1997.

     "Fully-Diluted Voting Stock" means, in respect of any Person at any time, the Voting Stock of such Person assuming that all outstanding options, warrants or other rights to acquire such Voting Stock have been exercised and all outstanding securities convertible into or exchangeable for such Voting Stock have been converted or exchanged at such time, in each case in accordance with their terms in effect at such time.

     "G&G Investments" means G&G Investments, Inc., a Delaware corporation.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination.

     "Guarantee" means any obligation, contingent or otherwise, of any Person, directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay for (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that, the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor" means (a) each Restricted Subsidiary and (b) Consumers U.S. "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, that (A) any Indebtedness of a Person existing at the time such Person becomes (after the Issue Date) a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company shall be deemed to be Incurred by such Subsidiary at the time it becomes a Restricted Subsidiary and (B) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall be deemed (without duplication), as of the date of and after giving effect to, such amendment, modification or waiver, to be an Incurrence of additional Indebtedness unless such amendment, modification or waiver does not (i) increase the principal or premium thereof or interest rate thereon (including by way of original issue discount) or (ii) change to an earlier date the Stated Maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness shall be redeemed; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness will not be deemed an Incurrence of such Indebtedness.

     "Indebtedness" means with respect to any Person, without duplication, (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, including, without limitation, Attributable Indebtedness, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted),
(v) all reimbursement obligations of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) all Indebtedness of others (including all dividends of other Persons for the payment of which

is) Guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds,
(vii) net liabilities of such Person under Interest Swap Obligations, Commodity Agreements and Currency Agreements, (viii) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any Property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided that if the obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the Fair Market Value of the Property subject to such Lien and (ix) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, provided, that, the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. Notwithstanding the foregoing, (x) Indebtedness shall not include any endorsements for collection or deposit in the ordinary course of business or any Indebtedness that has been defeased or satisfied in accordance with the terms of the documents governing such Indebtedness and is no longer considered Indebtedness under GAAP and (y) any realization of a Permitted Lien on Bank Collateral shall not constitute the Incurrence of Indebtedness.

     "Independent" when used with respect to any specified Person means a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries and
(c) is not an officer, employee, promoter, trustee, partner, director or person performing similar functions for the Company or any of its Subsidiaries. Whenever it is provided in the Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

     "Independent Financial Advisor" means a Financial Advisor that is Independent.

     "Insurance Proceeds" mean any payment, proceeds or other amounts received at any time under any insurance policy as compensation in respect of a Casualty provided that, business interruption insurance proceeds shall not constitute Insurance Proceeds.

     "Intercompany Agreement" means the Intercompany Agreement dated as of the Issue Date, by and between the Company, G&G Investments, Inc., Glenshaw Glass Company, Hillsboro Glass Company I.M.T.E.C. Enterprises, Inc., Consumers Packaging Inc., Consumers International Inc., Consumers U.S., Inc., BT Commercial Corporation, the Trustee and the trustee for the 10 1/4% Senior Secured Notes due 2005 of Consumers International.

     "Intercompany Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary which, in the case of the Company, is owing to any Restricted Subsidiary and which, in the case of any such Restricted Subsidiary, is owing to the Company or any Restricted Subsidiary; provided, that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds such Indebtedness, or holds any Lien in respect thereof, such Indebtedness shall no longer be Intercompany Indebtedness permitted to be Incurred pursuant to "-- Limitation on Indebtedness".

     "Intercreditor Agreement" means the Intercreditor Agreement described under "-- Intercreditor Agreement".

     "Interest Swap Obligations" means the obligations of any Person under any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar financial agreement or other interest rate hedge or arrangement designed to protect the Company or any of its Subsidiaries against or manage exposure to fluctuations in interest rates.

     "Investment" by any Person means any direct or indirect (i) loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property (valued at the Fair Market Value thereof as of the date of transfer) to others or payments for Property or services for the account or use of others, or otherwise); (ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of equity ownership or Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise (but excluding any merger, consolidation or amalgamation subject to the "Merger, Consolidation and Sale of Assets" covenant) and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness); (iii) Guarantee or assumption of any Indebtedness or any other obligation of any other Person; (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP, and (v) any payment made by such Person to any other Person in order to obtain a commitment from such other Person to purchase products or services from such Person, but excluding the purchase of assets (which for this purpose shall not include any equity or debt securities) used in a Related Business and excluding any trade accounts receivable in the ordinary course of business and notes receivable from employees received solely in exchange for the issuance by the Company to such employees of Qualified Capital Stock. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "Issue Date" means the date of original issuance of the Notes.

     "Lien" means any lien, mortgage, pledge, assignment, security interest, charge easement, restriction, covenant, right of way, adverse claim affecting title to real or personal property, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "Loss Event" means a Condemnation or Casualty involving an actual or constructive total loss or agreed or compromised actual or constructive total loss of all or substantially all of any Collateral Property, except where the Company reasonably concludes that Restoration of such Collateral Property can be made in accordance with this Indenture and elects to do so in an Officers' Certificate delivered to the Trustee within 90 days of the relevant Condemnation or Casualty.

     "Management Agreement" means the Management Agreement between G&G Investments and the Company as in effect on the Issue Date.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, with respect to any Asset Sale, cash proceeds of such Asset Sale (including Cash Equivalents) net of reasonable transaction costs of sale including, but not limited to, (i) income taxes reasonably estimated to be payable as a result of such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on, any Indebtedness that is secured by a Permitted Lien on the property or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (iii) any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses and reasonable expenses incurred for preparing such assets for sale, associated therewith, and (iv) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after, the date of such sale; provided that the Net Cash Proceeds in the case of any Discontinued Plant Asset Sale will be deemed to have been applied in accordance with the "Limitation on Sales of Assets" covenant if used to pay Discontinued Plant Closing Costs attributable to such Discontinued Plant subject to a limit of up to $5 million per Discontinued Plant and up to $20.0 million in the aggregate for all Discontinued Plant Asset Sales from the Issue Date.

     "Net Equity Proceeds" means (a) in the case of any sale by the Company of Qualified Capital Stock of the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like (including, without limitation, brokerage, legal, accounting and investment banking fees and commissions) incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company or any Restricted Subsidiary for or into shares of Qualified Capital Stock of the Company, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Company prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid in cash by the holder of such Indebtedness to the Company or to any Restricted Subsidiary upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith), in each case
(a) and (b) to the extent consummated after the Issue Date; provided that the exchange, exercise, conversion or surrender of any Subordinated Obligations shall not be or be deemed to be included in Net Equity Proceeds unless such Subordinated Obligation was issued after the Issue Date.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other amounts payable under the documentation governing any Indebtedness.

     "Officers' Certificate" means a certificate signed by two officers of the Company.

     "Old Anchor" means Anchor Resolution Corp., a Delaware corporation (formerly Anchor Glass Container Corporation).

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee.

     "Parent Guarantee" means the Guarantee of the Notes made by the Parent Guarantor.

     "Parent Guarantor" means (i) Consumers U.S. or (ii) any Person that becomes a Parent Guarantor pursuant to the "Limitations on Activities of the Parent Guarantor" covenant.

     "Permitted Holders" means (a) in the case of Consumers Packaging, (i) John
J. Ghaznavi; (ii) the spouse, parents, siblings, descendants (including children or grandchildren by adoption) of John J. Ghaznavi or of such spouse or siblings;
(iii) in the event of the incompetence or death of any of John J. Ghaznavi or any of the Persons described in clause (ii), such Person's estate, executor, administrator, committee or other personal representative in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Voting Stock of Consumers Packaging; (iv) any trusts created for the sole benefit of John J. Ghaznavi or the Persons described in clauses (ii) or (iii) or any trust for the benefit of such trust; or (v) any Person of which John J. Ghaznavi or any of the Persons described in clauses (ii) or (iii) (x) "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) on a fully-diluted basis all of the Voting Stock of such Person or
(y) is the sole trustee or general partner, or otherwise has the sole power to manage the business and affairs, of such Person and (b) in the case of the Company and the Parent Guarantor, Consumers Packaging and its Wholly-Owned Subsidiaries.

     "Permitted Indebtedness" means, without duplication, each of the following:

          (i) Indebtedness under the Notes and the Indenture, including Indebtedness in respect of obligations of the Company to the Trustee;

          (ii) Indebtedness outstanding from time to time pursuant to the Revolving Credit Facility in an amount not to exceed the greater of (a) $125.0 million and (b) the sum of 90% of the gross book value of the accounts receivable of the Company and its Subsidiaries and 70% of the gross book value of the inventory of the Company and its Subsidiaries, in each case calculated in accordance with GAAP;

          (iii) Indebtedness outstanding on the Issue Date;

          (iv) Commodity Agreements; provided, however, that such Commodity Agreements are entered into for the purpose of reducing risk in the ordinary course of the financial management of the Company or any Restricted Subsidiary and designed to protect the Company or such Restricted Subsidiary against fluctuations in commodity prices;

          (v) Indebtedness Incurred in connection with (a) Interest Swap Obligations and Currency Agreements relating to Indebtedness permitted pursuant to the "Limitation on Indebtedness" covenant that are entered into for the purpose of reducing risk in the ordinary course of the financial management of the Company or any Restricted Subsidiary; provided, however, that the notional amount of each such Interest Swap Obligation and Currency Agreement does not exceed the principal amount of the Indebtedness to which the Interest Swap Obligation or the Currency Agreement, as the case may be, relates, or (b) Currency Agreements that are entered into in the ordinary course of the financial management of the Company or any of its Restricted Subsidiaries and designed to protect the Company or such Restricted Subsidiary against fluctuations in foreign currency exchange rates;

          (vi) Indebtedness of the Company or any Restricted Subsidiary represented by Capitalized Lease Obligations, mortgage financings or other purchase money obligations or obligations under other financing transactions relating to capital expenditures, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Related Business not to exceed (a) in any fiscal year the lesser of (1) $10.0 million and (2) 25% of the Company's capital expenditures as determined in accordance with GAAP for the prior fiscal year and (b) $35.0 million in the aggregate outstanding at any one time;

          (vii) additional Indebtedness Incurred by the Company or any Restricted Subsidiaries not to exceed $10.0 million outstanding at any time;

          (viii) Intercompany Indebtedness;

          (ix) Refinancing Indebtedness;

          (x) Indebtedness of any Person that becomes a Restricted Subsidiary after the Issue Date which Indebtedness existed at the time such Person becomes a Restricted Subsidiary; provided that (a) such Indebtedness was not Incurred as a result of or in connection with or anticipation of such Person becoming a Restricted Subsidiary and (b) to the extent the principal amount of such Indebtedness and any other Indebtedness previously permitted pursuant to this clause (x) exceeds $5.0 million in the aggregate at the time such Restricted Subsidiary is acquired by the Company, immediately before and immediately after giving effect to such Person becoming a Restricted Subsidiary (as if such existing Indebtedness were Incurred on the first day of the Four Quarter Period) the Company could Incur at least $1.00 of additional Indebtedness in accordance with the Consolidated Interest Coverage Ratio test of paragraph (a) of the "Limitation on Indebtedness" covenant; and

          (xi) reimbursement obligations relating to undrawn standby letters of credit and obligations in respect of performance bonds and surety bonds, in each case issued in the ordinary course of business.

     "Permitted Investments" means (a) Investments in cash and Cash Equivalents;
(b) loans, Guarantees and reasonable advances to employees of the Company or any Restricted Subsidiary made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, in an aggregate principal amount not exceeding $1.0 million at any time outstanding; (c) Investments by the Company or by any Restricted Subsidiary in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; (d) Investments by the Company or by any Restricted Subsidiary in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or any Restricted Subsidiary in compliance with the provisions of the "Merger, Consolidation and Sale of Assets" covenant; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (e) non-cash consideration received in accordance with the "Limitation on the Sale of Assets" covenant; (f) advances to suppliers and customers in the ordinary course of business; (g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (h) guarantees by the Company and its Restricted Subsidiaries of the obligations of one another under the Revolving Credit Facility; (i) sales of goods or services on trade credit terms consistent with the Company's and its Subsidiaries' past practices or otherwise consistent with trade credit terms in common use in the industry and recorded as accounts receivable on the balance sheet of the Person making such sale, and (j) lease, utility and other similar deposits in the ordinary course of business; provided, further, that any contribution, transfer or other disposition of Collateral in excess of $1.0 million in the aggregate in any fiscal year by the Company to any of its Restricted Subsidiaries, shall not constitute a Permitted Investment.

     "Permitted Liens" means, without duplication, each of the following:

          (i) Liens securing the Notes;

          (ii) Liens for taxes or governmental assessments, charges, levies or claims not yet delinquent or for which a bond has been posted in an amount equal to the contested amount (including potential interest and penalties thereon) not interfering in any material respect with the ordinary operation of any Collateral or materially and adversely affecting the value thereof;

          (iii) statutory Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business of ownership and operation of the relevant property relating to obligations either (a) not yet delinquent or (b) being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in advance in accordance with GAAP, in each case, not interfering in any material respect with the ordinary operation of any Collateral or materially and adversely affecting the value thereof;

          (iv) Liens in connection with workers' compensation, unemployment insurance and other similar legislation, surety or appeal bonds, performance bonds or other obligations of a like nature (in each case not constituting Indebtedness) arising in the ordinary course of business not interfering in any material respect with the ordinary operation of any Collateral or materially and adversely affecting the value thereof;

          (v) zoning restrictions, licenses, easements, servitudes, rights of way, title defects, covenants running with the land and other similar charges or encumbrances or restrictions not interfering in any material respect with the ordinary operation of any Collateral or materially and adversely affecting the value thereof;

          (vi) assignments, leases, or subleases at Discontinued Plants not materially and adversely affecting the value thereof;

          (vii) Liens on any Collateral permitted under the Security Document applicable thereto;

          (viii) Liens granted by the Company or any Restricted Subsidiary to secure Indebtedness Incurred pursuant to clause (vi) of the definition of Permitted Indebtedness, in each case representing all or part of the cost of purchase, lease, construction or improvement of Property acquired, constructed or improved after the date hereof owed to a Person not an Affiliate of the Company; provided, however, that (x) in any such case such Lien shall extend only to the specific Property of the Company or any Restricted Subsidiary leased, acquired, constructed or improved with the proceeds of such Indebtedness and (y) prior to granting any such Lien, the Company shall provide the Trustee with an Officers' Certificate stating that the Property subject to such Lien and the Collateral could be operated independently and such Property could be disposed of independently of the Collateral without interfering with the continued operation and maintenance of the Collateral, and without impairing the value of the Collateral or interfering with the Trustee's ability to realize such value; provided further that (A) the aggregate amount of Indebtedness secured by any such Lien shall not exceed the Fair Market Value (or, if less, the cost) of the Property so acquired or leased and (B) such Liens shall not encumber any other Property of the Company or of any Restricted Subsidiary and shall attach to such Property within 60 days of the acquisition or lease of, or completion of construction on, such Property;

          (ix) Liens on the Bank Collateral and the Shared Collateral securing the Revolving Credit Facility;

          (x) Liens existing on the Issue Date; and

          (xi) Liens on Property of a Person at the time such Person was merged with the Company or a Restricted Subsidiary, Liens on acquired Property existing at the time of acquisition thereof and Liens upon any Property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided in each case (x) that such Property was not acquired with the proceeds of any Asset Sale or as a replacement for any Collateral and (y) that such Liens were not created in contemplation of such merger or acquisition, as the case may be, and such Liens only extend to such merged or acquired Property.

     "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Principal Payment Default" has the meaning set forth in clause (v) of "-- Events of Default."

     "Pro Forma" shall mean for any period the pro forma Consolidated EBITDA, Consolidated Fixed Charges, Consolidated Interest Expense or Consolidated Net Income of the Company after giving effect to the offering of the Notes on the Issue Date and the application of the net proceeds therefrom and the Anchor Acquisition as if such transactions had occurred on January 1, 1996 and to any other transactions or events for which pro forma effect is to be given pursuant to the definition of Consolidated Interest Coverage Ratio calculated in accordance with Regulation S-X as promulgated by the Commission applied to the audited financial statements of Old Anchor for the 1996 fiscal year and, where necessary, the unaudited financial statements of such company for the second and third fiscal quarters of 1996; it being understood that prior to giving effect to any transactions or events for which pro forma effect is to be given pursuant to the definition of Consolidated Interest Coverage Ratio that Consolidated EBITDA for the Company for each of the second, third and fourth fiscal quarters of 1996 shall be $21.6 million, $8.8 million and negative $9.9 million, respectively.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real or immovable, personal or moveable or mixed, or tangible or corporeal, or intangible or incorporeal, including, without limitation, Capital Stock in any other Person.

     "Purchase Money Assets" means Property made subject to a Lien in accordance with clause (viii) of the definition of Permitted Liens.

     "Qualified Capital Stock" means (i) any Capital Stock that is not Disqualified Capital Stock and (ii) each warrant, right or option to acquire Capital Stock that is not Disqualified Capital Stock other than any such warrant, right or other option to acquire such Capital Stock that is, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary date on which the Notes mature.

     "Qualified Public Offering" means an underwritten public offering of the Common Stock of the Company pursuant to a Registration Statement filed with the Commission in accordance with the Securities Act resulting in Net Equity Proceeds of at least $75.0 million.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or a Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary initially Incurred in accordance with the Limitation on Indebtedness covenant, including the Notes (other than pursuant to clause (ii), (iv), (v), (vi), (vii),
(viii) or (xi) of the definition of Permitted Indebtedness) that does not (i) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by such Person in connection with such

Refinancing) or (ii) create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Related Business" means the businesses carried out by the Company or a Restricted Subsidiary on the date hereof and any reasonable extensions thereof, including, without limitation, the manufacture and sale of plastic containers and plastic and metal closures.

     "Related Business Investment" means any expenditure by the Company or a Restricted Subsidiary, as the case may be, to acquire assets (which shall not include any equity or debt security) used in the ordinary course of a Related Business of the Company or such Restricted Subsidiary, as the case may be, which shall constitute Collateral.

     "Released Interests" has the meaning set forth in "-- Possession, Use and Release of Collateral -- Release of Collateral."

     "Restoration" means the restoration of all or any portion of the Collateral in connection with any destruction or condemnation thereof.

     "Restricted Subsidiary" means, as of the date of determination, any Subsidiary of the Company, other than an Unrestricted Subsidiary.

     "Revolving Credit Agreement" has the meaning set forth in the definition of "Revolving Credit Facility."

     "Revolving Credit Facility" means agreements with one or more Persons or syndicates of Persons providing for financing for the Company and its Subsidiaries, and all related security agreements, guarantees, notes and other agreements relating to same, as the same may be amended, modified or supplemented from time to time, and any agreement or agreements evidencing the refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution or supplement thereof including, without limitation, any arrangement involving a Wholly-Owned Subsidiary, the sole activity of which is the financing of receivables, and including the revolving credit facility under that certain Credit Agreement dated as of February 5, 1997 (the "Revolving Credit Agreement") among the Company, Bankers Trust Company, as issuing bank, BT Commercial Corporation, as agent, PNC Bank, as issuing bank and the financial institutions party thereto in their capacities as lenders thereunder, and any security documents and guarantees delivered in connection therewith.

     "Revolving Credit Facility Secured Creditors" means the agent and the financial institutions party to the Revolving Credit Agreement described in the definition of "Revolving Credit Facility" in their capacities as lenders thereunder.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any Property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary.

     "Shared Collateral" has the meaning assigned to such term in the Intercreditor Agreement.

     "Specified Subsidiary" means any Subsidiary of the Company other than (x) an Unrestricted Subsidiary which is not organized under the laws of the United States of America, any state thereof or the District of Columbia or under the laws of Canada or any province thereof or (y) a Subsidiary of the Company which would not constitute a "significant subsidiary" of the Company as defined in Rule 1.02 of Regulation S-X promulgated by the Commission, except that for purposes of this definition, all reference therein to ten (10) percent shall be deemed to be references to five (5) percent.

     "S&P" means Standard & Poor's Corporation and its successors.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company, the Parent Guarantor or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes, the Parent Guarantee or any Subsidiary Guarantee pursuant to a written agreement or by operation of law.

     "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Subsidiary Guarantee" means the Guarantee of the Notes made by a Subsidiary Guarantor.

     "Subsidiary Guarantor" means each future Restricted Subsidiary; provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Guarantee is released in accordance with the terms of the Indenture.

     "Surviving Entity" means the Person (if other than the Company) formed by any consolidation of the Company with any Person or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company and of the Company's Subsidiaries as an entirety or virtually as an entirety.

     "Unrestricted Subsidiary" means (i) each Subsidiary of the Company that the Company has designated pursuant to the provisions described under "-- Restricted and Unrestricted Subsidiaries" as an Unrestricted Subsidiary and that has not been redesignated a Restricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary.

     "Voting Stock" with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly-Owned Subsidiary" means, in respect of the Company, a Restricted Subsidiary, all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary of the Company.

CERTAIN LIMITATIONS ON ABILITY TO REALIZE ON COLLATERAL

     Bankruptcy Considerations. The right of the Trustee under the Indenture to repossess and dispose of the Collateral upon the occurrence of an Event of Default under the Indenture is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against the Company prior to the Trustee's having repossessed and disposed of the Collateral. Under the federal bankruptcy laws, secured creditors, such as the Trustee, are prohibited from foreclosing upon, realizing upon or repossessing security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the federal bankruptcy laws permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the Collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines (after request by the creditor), for any diminution in the value of the creditor's interest in Collateral as a result of the stay of repossession or disposition or any use of the Collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral or whether or to what extent holders of the Notes would be compensated for any diminution in value of the Collateral through the requirement of "adequate protection." Furthermore, in the event that the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would hold undersecured claims. Applicable federal bankruptcy laws do not permit the payment and/or accrual of interest, costs and attorney's fees for "undersecured claims" during the pendency of a debtor's bankruptcy case.

     In addition, if prior to or at the time of any bankruptcy case being commenced by or against the Company, the value of the Collateral is less than the total amount remaining to be paid on the Notes, the issue of whether payments on the Notes within ninety days (or one year with respect to payments to "insiders" as defined under the federal bankruptcy laws) of the commencement of such bankruptcy case are preferential and may be recaptured may arise under the federal bankruptcy laws. To the extent that such issue arises, there may in certain circumstances be defenses applicable to the recapture of potentially preferential payments under the federal bankruptcy laws, including among other things, that such payments were made in the ordinary course of business or financial affairs of the Company according to ordinary business terms.

     Fraudulent Conveyance. The issuance of the Notes by the Company and the granting of liens to secure the Notes, as well as the issuance of the Guarantees by the Guarantors, are subject to the Fraudulent Conveyance Laws. If a court makes certain findings, it could take certain actions detrimental to the holders of the Notes. See "Risk Factors -- Fraudulent Conveyance Risks."

     Environmental Considerations. The Real Property Collateral is subject to extensive and increasingly stringent environmental laws and regulations. Although management believes that the Real Property Collateral is in substantial compliance with these regulations, other than any non-compliance the liability for which has been reserved in the Company's financial statements, the failure of any Real Property Collateral to remain in compliance therewith or the presence of hazardous substances at any of the Real Property Collateral could adversely affect the value of the Real Property Collateral or the operations conducted thereon. Furthermore, certain of the Real Property Collateral will require significant capital expenditures to remain in compliance with existing and future environmental regulations. See "Risk Factors -- Environmental and Other Government Regulation."

     Under the federal laws of the United States and many state laws, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In a number of states, including New Jersey and Connecticut, under certain circumstances, such a lien may have priority over all existing liens (a "superlien") including those of existing mortgages. In addition, a lender may be exposed to unforeseen environmental liabilities when taking a security interest in real property. Under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and similar state laws, a lender may be liable in certain circumstances, as an "owner" or "operator", for environmental clean-up costs on a mortgaged property. Although CERCLA excludes from liability "a person who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest," a lender may be held liable under CERCLA as an owner or operator if its employees or agents participate in the management of the property. Judicial decisions interpreting the secured creditor exemption had varied widely, and one decision, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), cert. denied, 498 U.S. 1046 (1991), had indicated that a lender's mere power to affect and influence a borrower's operations might be sufficient to subject the lender to CERCLA liability. However, on September 30, 1996, the Asset

Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") became law. The Lender Liability Act clarifies the secured creditor exemption to impose liability only on a secured creditor who exercises control over operational aspects of the facility and thus is "participating in management." A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

     The Lender Liability Act amends the federal Solid Waste Disposal Act ("SWDA") to limit the liability of lenders holding a security interests for costs of cleaning up contamination from underground storage tanks. However, the Lender Liability Act has no effect on other federal environmental laws or on state environmental laws similar to CERCLA or the SWDA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these federal and state laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     Under the Indenture, the Trustee, prior to taking certain actions, may request that holders provide an indemnification against its costs, expenses under CERCLA or similar laws, and liabilities. It is possible that cleanup costs under CERCLA or similar laws could become a liability of the Trustee and cause a loss to any holder of Notes that provided an indemnification. In addition, such holders may act directly rather than through the Trustee, in specified circumstances, in order to pursue a remedy under the Indenture. If holders exercise that right, they could be deemed to be lenders who are subject to the risks discussed above.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes the material U.S. Federal income tax consequences of the acceptance of, and participation in, the Exchange Offer by initial Holders of the Notes who are subject to U.S. Federal income taxation on a net basis with respect to the Notes ("U.S. persons") and who hold their Notes as capital assets. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, rulings and judicial decisions now in effect, all of which are subject to change without notice, possibly with retroactive effect. There can be no assurance that the U.S. Internal Revenue Service will take a similar view of the U.S. Federal income tax consequences of the acquisition, ownership or disposition of the Notes.

     This discussion does not address all aspects of the U.S. Federal income tax laws that may be relevant to a particular investor in light of that investor's particular circumstances, or to certain types of investors subject to special treatment under such laws (for example, dealers in securities or currencies, S corporations, life insurance companies, financial institutions, tax-exempt organizations, taxpayers subject to the alternative minimum tax rules or having a functional currency other than the U.S. dollar, and non-U.S. persons). This discussion also does not address Notes held as a hedge against currency or other risks, as part of a "straddle" with other investments, or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a Note and one or more other investments. Holders of the Outstanding Notes contemplating acceptance of the Exchange Offer should consult their own tax advisers with respect to the U.S. Federal income tax consequences of their acceptance of, and participation in, the Exchange Offer in light of their particular circumstances.

     This discussion does not address the tax laws of any state, local or foreign government (or of any political subdivision thereof), or of any estate, gift, transfer or other non-income tax laws that may be applicable to the Notes or Holders thereof. Holders of the Outstanding Notes contemplating acceptance of the Exchange Offer should consult their own tax advisers with respect to the effects of any such tax laws to which they may be subject.

     The Company believes that the exchange of an Outstanding Note for an Exchange Note by a Holder pursuant to the Exchange Offer will not constitute a taxable exchange. Such an exchange will not result in taxable income, gain or loss being recognized by such Holder or by the Company. Immediately after the exchange, such Holder will have the same adjusted basis and holding period in each Exchange Note received as such Holder had immediately prior to the exchange in the corresponding Outstanding Note surrendered. The foregoing analysis is not based upon an opinion of counsel and Holders of the Outstanding Notes contemplating acceptance of the Exchange Offer should consult their own tax advisors with respect to the effects of the Exchange Offer on the tax basis for such Exchange Notes.

                     OUTSTANDING NOTES REGISTRATION RIGHTS

     The Company and Consumers U.S. entered into a Registration Rights Agreement on April 17, 1997, pursuant to which the Company and the Guarantor agreed to, at their own cost, (i) within 90 days after the Issue Date, file an Exchange Offer Registration Statement pursuant to which Outstanding Notes could be exchanged for Exchange Notes, (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date, (iii) to keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Outstanding Notes and (iv) use their best efforts to consummate the Exchange Offer within 225 days after the Issue Date.

     In the event that applicable interpretations of the staff of the Commission do not permit the Company and the Guarantor to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 225 days after the Issue Date, or, under certain circumstances, if the Initial Purchasers shall so request, each of the Company and the Guarantor, jointly and severally, will at its cost, (a) as promptly as practicable, file a shelf registration statement covering resales of the Outstanding Notes (a "Shelf Registration Statement"),
(b) use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act and (c) use its best efforts to keep effective such Shelf Registration Statement until the earlier of two years after the Issue Date and such time as all of the Outstanding Notes covered thereby have been sold thereunder. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Outstanding Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Outstanding Notes. A holder that sells its Outstanding Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

     If the Company and the Guarantor fail to comply with the above provisions or if any such registration statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable with respect to the Outstanding Notes as follows:

          (i) if the Exchange Offer Registration Statement or Shelf Registration Statement is not filed on or prior to the Filing Date (as defined), Additional Interest shall accrue on the Outstanding Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on the 91st day after the Issue Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

          (ii) if the Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 180 days (210 days in the case of a Shelf Registration Statement) following the Issue Date, Additional Interest shall accrue on the Outstanding Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on the 181st day after the Issue Date (commencing on the 211th day after the Issue Date in the case of a Shelf Registration Statement), such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; and

          (iii) if (A) the Company and the Guarantor have not exchanged all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 225 days after the Issue Date or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, if a Shelf Registration Statement has been declared effective and a Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (unless all the Outstanding Notes covered thereby have been sold thereunder), then Additional Interest shall accrue on the Outstanding Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on (x) the 226th day after the Issue Date with respect to Outstanding Notes validly tendered and not exchanged by the Company, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; provided, however, that the Additional Interest rate on the Outstanding Notes may not exceed in the aggregate 1.5% per annum; and provided further, that (1) upon the filing of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Outstanding Notes tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Shelf Registration Statement, which had ceased to remain effective (in the case of clause (iii)(B) above), Additional Interest on the Outstanding Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

     As used herein, "Filing Date" means (A) if no Registration Statement has been filed by the Company pursuant to this Agreement, the 90th day after the Issue Date; provided, however, that if notice regarding the obligation to file a Shelf Registration Statement (a "Shelf Notice") is given within 10 days of the Filing Date as determined under clause (A) above, then the Filing Date with respect to the Shelf Registration Statement shall be the 15th calendar day after the date of the giving of such Shelf Notice; or (B) in each other case (which may be applicable notwithstanding the consummation of the Exchange Offer), the 30th day after the delivery of a Shelf Notice.

     Any amounts of Additional Interest due pursuant to clauses (i), (ii) or
(iii) above will be payable in case, on the same original interest payment dates as the Outstanding Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Outstanding Notes multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

     As a result of its failure to have an Exchange Offer Registration Statement or Shelf Registration Statement declared effective on or prior to October 14, 1997 (the 180th day after the Issue Date) and its failure to have exchanged all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to November 28, 1997 (the 225th day after the Issue Date), the Company is currently paying Additional Interest in the amount of 1.5% per annum on the Notes.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Company.

                         BOOK-ENTRY; DELIVERY AND FORM

     The Outstanding Notes were issued in the form of one global certificate (the "Outstanding Global Note") for QIBs. The Exchange Notes will initially be issued in the form of one or more global certificates (collectively, the "Exchange Global Notes"). The Outstanding Global Note was deposited on the date of closing of the sale of the Outstanding Notes, and the Exchange Global Notes will be deposited on the date of closing of the Exchange Offer, with, or on behalf of, DTC and registered in the name of a nominee of DTC. The term "Global Notes" means the Outstanding Global Notes or the Exchange Global Notes, as the context may require.

     Exchange Notes to be held by "accredited investors" (as such term is defined in Rule 501 under the Securities Act) (each an "Accredited Investor") will be issued in registered definitive form without coupons ("Certificated Securities"). Upon the transfer of Certificated Securities by an Accredited Investor to a QIB, such Certificated Securities will, unless the Global Notes have previously been exchanged in whole for Certificated Securities, be exchanged for an interest in a Global Note.

     The Global Notes. The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC, including Euroclear and Cedel ("participants") or persons who hold interests through participants. QIBs may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

     Payments of the principal of, premium (if any), interest (including Additional Interest) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest (including Additional Interest) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Notes.

                              PLAN OF DISTRIBUTION

     Except as provided herein, this Prospectus may not be used for an offer to resell, resale or other retransfer of Exchange Notes.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver this Prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Note received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities. The Company acknowledges and each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, any distribution of Exchange Notes.

     The Company will not receive any proceeds from the exchange of Outstanding Notes for Exchange Notes or from the resale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, or at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through broker-dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any person that participates in the distribution of such Exchange Notes may be deemed an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such broker-dealers may be deemed to be underwriting compensation under the Securities Act.

     By tendering Outstanding Notes and executing the Letter of Transmittal, a party tendering Outstanding Notes for Exchange certifies that (i) it is not an affiliate of the Company or Consumers U.S. or, if such tendering party is an affiliate of the Company or Consumers U.S., it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable, (ii) the Exchange Notes are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the Holder thereof, (iii) such tendering party has not entered into any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes, (iv) such tendering party is not a broker-dealer who purchased the Outstanding Notes for resale pursuant to an exemption under the Securities Act and (v) such tendering party will be able to trade the Exchange Notes acquired in the Exchange Offer without restriction under the Securities Act. The Letter of

Transmittal also states that by acknowledging that it will deliver a prospectus, and by delivering such a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     In addition, in connection with any resales of Exchange Notes, any broker-dealer (a "Participating Broker-Dealer") who acquired the Outstanding Notes for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Outstanding Notes) with this Prospectus. For a period of 180 days after the Exchange Date, the Company and will make this Prospectus, as it may be amended or supplemented from time to time, available to any Participating Broker-Dealer for use in connection with any such resale of Exchange Notes, provided that such Participating Broker-Dealer indicates in the Letter of Transmittal that it is a broker-dealer. In addition, until
                   , 1998, (90 days after the date of this Prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes for Outstanding Notes pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company or the Parent Guarantor of the happening of any event which makes any statement in this Prospectus untrue in any material respect or which requires the making of any changes in this Prospectus in order to make the statement therein not misleading (which notice the Company and the Parent Guarantor agree to deliver promptly to such broker-dealer), such broker-dealer will suspend the use of this Prospectus until the Company and the Parent Guarantor have amended or supplemented this Prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented Prospectus to such broker-dealer. If the Company or the Parent Guarantor gives any such notice to suspend the use of the Prospectus, it will extend the 180-day period referred to above by the number of days during the period from and including the date of the giving of such notice up to and including when broker-dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of Exchange Notes.

     The Company has agreed to pay all expenses incident to the Exchange Offer (other than commissions or concessions of any broker-dealers) and will indemnify the Holders of the Outstanding Notes (including participating broker-dealers) participating in the Exchange Offer against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Exchange Notes will be passed upon for the Company by Eckert Seamans Cherin & Mellott, LLC, Pittsburgh, Pennsylvania. Jones, Day, Reavis & Pogue, New York, New York is acting as special counsel to the Company in connection with certain legal matters relating to the Exchange Offer and will give an opinion on certain New York law matters, including the binding effect of the Exchange Notes. C. Kent May, a member of Eckert Seamans Cherin & Mellott, LLC, is an executive officer and a director of the Company.

                            INDEPENDENT ACCOUNTANTS

     Old Anchor's consolidated balance sheets as of December 31, 1995 and 1996 and its consolidated statements of operations, cash flows and stockholder's equity (deficiency in assets) for each of the three years in the period ended December 31, 1996 included in this Prospectus have been previously audited by Deloitte & Touche LLP ("Deloitte"), independent accountants to Old Anchor (whose report disclaimed an opinion on the 1996 consolidated financial statements of Old Anchor and included explanatory paragraphs referring to the bankruptcy proceedings of the Company and to the remaining deficiency in assets after the sale of substantially all of the assets and business of the Company and the substantial doubt that it raises relative to the ability of the Company to continue as a going concern). Pursuant to the Asset Purchase Agreement, the purchase price for the Anchor Acquisition is subject to adjustment based on an audited balance sheet (the "Closing Balance Sheet"). As discussed under "The Anchor Acquisition and the Note Offering," the parties are in settlement negotiations regarding the appropriate adjustment. As Deloitte audited the Closing Balance Sheet (without providing an audit opinion) and continues to be the independent accountants to Old Anchor,

Old Anchor informed the Company that it was inappropriate for Deloitte to provide its consent to the use of its audit report in this Prospectus. Accordingly, Arthur Andersen LLP audited the financial statements of Old Anchor for these periods.

                                    EXPERTS

     The Summarization Letters of AAA, contained in Annex A hereto and the descriptions thereof under the heading "Risk Factors -- Security for the Notes" with respect to AAA's appraisal of the estimated value of the existing assets of the Company constituting the Collateral have been included in this Prospectus in reliance upon the authority of AAA as experts in such matters.

     Old Anchor's consolidated balance sheets as of December 31, 1995 and 1996 and its consolidated statements of operations, cash flows and stockholder's equity (deficiency in assets) for each of the three years in the period ended December 31, 1996 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report included herein (which report includes an explanatory paragraph referring to the bankruptcy proceedings of Old Anchor and to the remaining deficiency in assets after the sale of substantially all of the assets and business of Old Anchor and the substantial doubt that it raises relative to the ability of Old Anchor to continue as a going concern).

     The Company's balance sheet as of June 30, 1997 and its statements of operations, cash flows and stockholders' equity for the period from February 5, 1997 to June 30, 1997 and the Parent Guarantor's consolidated balance sheet as of June 30, 1997 and its statements of operations, cash flows and stockholder's equity for the period from February 5, 1997 to June 30, 1997 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                     PAGE NO.
                                                                                     --------
AUDITED FINANCIAL STATEMENTS OF ANCHOR
     Report of Independent Public Accountants......................................     F-2
     Balance Sheet at June 30, 1997................................................     F-3
     Statement of Operations Period from February 5, 1997 to June 30, 1997.........     F-4
     Statement of Stockholders' Equity Period from February 5, 1997 to June 30,
      1997.........................................................................     F-5
     Statement of Cash Flows Period from February 5, 1997 to June 30, 1997.........     F-6
     Notes to Financial Statements.................................................     F-7

UNAUDITED CONDENSED FINANCIAL STATEMENTS OF ANCHOR
     Condensed Balance Sheet September 30, 1997....................................    F-19
     Condensed Statement of Operations Period from February 5, 1997 to September
      30, 1997.....................................................................    F-20
     Condensed Statement of Stockholders' Equity Period from February 5, 1997 to
      September 30, 1997...........................................................    F-21
     Condensed Statement of Cash Flows Period from February 5, 1997 to September
      30, 1997.....................................................................    F-22
     Notes to Condensed Financial Statements.......................................    F-23

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF CONSUMERS U.S.
     Report of Independent Public Accountants......................................    F-31
     Consolidated Balance Sheet at June 30, 1997...................................    F-32
     Consolidated Statement of Operations Period from February 5, 1997 to June 30,
      1997.........................................................................    F-33
     Consolidated Statement of Stockholder's Equity Period from February 5, 1997 to
      June 30, 1997................................................................    F-34
     Consolidated Statement of Cash Flows Period from February 5, 1997 to June 30,
      1997.........................................................................    F-35
     Notes to Consolidated Financial Statements....................................    F-36

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF CONSUMERS U.S.
     Condensed Consolidated Balance Sheet September 30, 1997.......................    F-48
     Condensed Consolidated Statement of Operations Period from February 5, 1997 to
      September 30, 1997...........................................................    F-49
     Condensed Consolidated Statement of Stockholder's Equity Period from February
      5, 1997 to September 30, 1997................................................    F-50
     Condensed Consolidated Statement of Cash Flows Period from February 5, 1997 to
      September 30, 1997...........................................................    F-51
     Notes to Condensed Consolidated Financial Statements..........................    F-52

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Anchor Glass Container Corporation:

We have audited the accompanying balance sheet of Anchor Glass Container Corporation (a Delaware corporation) as of June 30, 1997, and the related statements of operations, stockholders' equity and cash flows for the period from February 5, 1997 through June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anchor Glass Container Corporation as of June 30, 1997, and the results of its operations and its cash flows for the period from February 5, 1997 through June 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
October 31, 1997 (except with respect to the purchase price adjustment matter discussed in Note 1, as to which the date is January 5, 1998)

                       ANCHOR GLASS CONTAINER CORPORATION

                                 BALANCE SHEET
                                 JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

ASSETS
Current assets:
Cash and cash equivalents.........................................................  $  6,106
Accounts receivable, less allowance for doubtful accounts of $1,706...............    62,262
Inventories --
  Raw materials and manufacturing supplies........................................    24,616
  Semi-finished and finished products.............................................    92,582
Other current assets..............................................................     8,724
                                                                                    --------
          Total current assets....................................................   194,290
Property, plant and equipment:
  Land............................................................................     7,769
  Buildings.......................................................................    74,075
  Machinery, equipment and molds..................................................   252,447
  Less accumulated depreciation, net..............................................   (20,494)
                                                                                    --------
                                                                                     313,797
Other assets......................................................................    24,163
Strategic alliance with customer..................................................    22,650
Goodwill, net of accumulated amortization of $1,000...............................    45,557
                                                                                    --------
                                                                                    $600,457
                                                                                    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Revolving credit facility.........................................................  $    963
Current maturities of long-term debt..............................................       352
Accounts payable..................................................................    33,504
Accrued expenses..................................................................    55,219
Accrued interest..................................................................     3,448
Accrued compensation and employee benefits........................................    36,403
                                                                                    --------
          Total current liabilities...............................................   129,889
Long-term debt....................................................................   151,897
Long-term pension liabilities.....................................................    49,365
Long-term postretirement liabilities..............................................    58,386
Other long-term liabilities.......................................................    67,382
                                                                                    --------
                                                                                     327,030
Commitments and contingencies (Note 13)
Redeemable preferred stock, Series A, $.01 par value; 2,239,320 shares authorized,
  issued and outstanding; $25 liquidation and redemption value....................    55,983
                                                                                    --------
Stockholders' equity:
Preferred stock, Series B, $.01 par value; authorized 5,000,000 shares; issued and
  outstanding 3,360,000 shares, $25 liquidation and redemption value..............        34
  Issuable preferred stock, at $25 per share......................................     2,688
Common stock, $.10 par value; authorized 50,000,000 shares;
  Class A, issued and outstanding 490,898 shares..................................        49
  Class B, issued and outstanding 902,615 shares..................................        90
  Class C, none issued and outstanding............................................        --
Warrants, Class C Common stock, issued and outstanding 2,107,843 shares...........    10,518
Capital in excess of par value....................................................    92,294
Accumulated deficit...............................................................   (18,118)
                                                                                    --------
                                                                                      87,555
                                                                                    --------
                                                                                    $600,457
                                                                                    ========

                       See Notes to Financial Statements.

                       ANCHOR GLASS CONTAINER CORPORATION

                            STATEMENT OF OPERATIONS
                 PERIOD FROM FEBRUARY 5, 1997 TO JUNE 30, 1997
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)

Net sales.........................................................................  $ 261,141
Costs and expenses:
  Costs of products sold..........................................................    244,285
  Selling and administrative expenses.............................................     11,176
                                                                                    ---------
Income from operations............................................................      5,680
Other income, net.................................................................        211
Interest expense..................................................................     (7,882)
                                                                                    ---------
Loss before extraordinary item....................................................     (1,991)
Extraordinary item --
  Write-off of deferred financing costs, net of nil tax...........................    (11,200)
                                                                                    ---------
Net loss..........................................................................  $ (13,191)
Preferred stock dividends.........................................................     (4,927)
                                                                                    ---------
Loss applicable to common stock...................................................  $ (18,118)
                                                                                    =========
Loss per share applicable to common stock before extraordinary item...............  $   (6.64)
                                                                                    =========
Net loss per share applicable to common stock.....................................  $  (17.38)
                                                                                    =========
Weighted average number of common shares outstanding..............................  1,042,206
                                                                                    =========

                       See Notes to Financial Statements.

                       ANCHOR GLASS CONTAINER CORPORATION

                       STATEMENT OF STOCKHOLDERS' EQUITY
                 PERIOD FROM FEBRUARY 5, 1997 TO JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

                                            CLASS    CLASS
                                SERIES B      A        B      ISSUABLE                CAPITAL    ACCUMU-        TOTAL
                                PREFERRED   COMMON   COMMON   PREFERRED              IN-EXCESS    LATED     STOCKHOLDERS'
                                  STOCK     STOCK    STOCK      STOCK     WARRANTS    OF PAR     DEFICIT       EQUITY
                                ---------   ------   ------   ---------   --------   ---------   --------   -------------
Balance, February 5, 1997.....     $--       $ --     $ --     $    --    $     --    $    --    $     --     $      --
  Issuance of 3,360,000 shares
     of Series B Preferred
     Stock to Consumers
     U.S. ....................      34         --       --          --          --     83,966          --        84,000
  Issuance of 200,000 shares
     of Class B Common Stock
     to Consumers U.S. .......      --         --       20          --          --      2,480          --         2,500
  Issuance of 490,898 shares
     of Class A Common Stock
     to creditors of Old
     Anchor...................      --         49       --          --          --      2,405          --         2,454
  Issuance of 1,405,229
     warrants to purchase
     Class C Common Stock in
     conjunction with the
     financing of the Anchor
     Loan Facility............      --         --       --          --       7,012         --          --         7,012
  Issuance of 702,615 shares
     of Class B Common Stock
     to Consumers U.S. in
     conjunction with the
     financing of the Notes...      --         --       70          --          --      3,443          --         3,513
  Issuance of 702,614 warrants
     to purchase Class C
     Common Stock in
     conjunction with the
     financing of the Notes...      --         --       --          --       3,506         --          --         3,506
  Pay-in-kind dividends
     payable to Consumers U.S.
     on Series B Preferred
     Stock....................      --         --       --       2,688          --         --      (2,688)           --
  Dividends accrued on Series
     A Preferred Stock........      --         --       --          --          --         --      (2,239)       (2,239)
  Net loss....................      --         --       --          --          --         --     (13,191)      (13,191)
                                   ---        ---      ---      ------     -------    -------    --------      --------
Balance, June 30, 1997........     $34       $ 49     $ 90     $ 2,688    $ 10,518    $92,294    $(18,118)    $  87,555
                                   ===        ===      ===      ======     =======    =======    ========      ========

                       See Notes to Financial Statements.

                       ANCHOR GLASS CONTAINER CORPORATION

                            STATEMENT OF CASH FLOWS
                 PERIOD FROM FEBRUARY 5, 1997 TO JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

Cash flows from operating activities:
  Loss before extraordinary item...........................................................  $  (1,991)
  Adjustments to reconcile loss before extraordinary item to net cash provided by operating activities:
    Depreciation and amortization..........................................................     21,578
    Other amortization.....................................................................      1,598
    Other..................................................................................        140
  Decrease in cash resulting from changes in assets and liabilities........................    (17,344)
                                                                                             ---------
                                                                                                 3,981
Cash flows from investing activities:
  Purchase of assets and assumption of liabilities of Old Anchor...........................   (200,470)
  Expenditures for property, plant and equipment...........................................    (12,251)
  Acquisition related contribution to defined benefit pension plans........................     (9,056)
  Other....................................................................................       (871)
                                                                                             ---------
                                                                                              (222,648)
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.................................................    280,000
  Principal payments of long-term debt.....................................................   (130,137)
  Proceeds from issuance of preferred stock................................................     84,000
  Proceeds from issuance of common stock...................................................      1,000
  Net draws on Revolving Credit Facility...................................................        963
  Other, primarily financing fees..........................................................    (11,053)
                                                                                             ---------
                                                                                               224,773
Cash and cash equivalents:
  Increase in cash and cash equivalents....................................................      6,106
  Balance, beginning of period.............................................................         --
                                                                                             ---------
  Balance, end of period...................................................................  $   6,106
                                                                                             =========
Supplemental disclosure of cash flow information:
Cash paid during the period for:
  Interest.................................................................................  $   3,546
                                                                                             =========
  Income tax payments (refunds), net.......................................................  $      --
                                                                                             =========
Increase (decrease) in cash resulting from changes in assets and liabilities:
  Accounts receivable......................................................................  $ (13,477)
  Inventories..............................................................................      5,507
  Other current assets.....................................................................        678
  Accounts payable, accrued expenses and other current liabilities.........................     (9,423)
  Other, net...............................................................................       (629)
                                                                                             ---------
                                                                                             $ (17,344)
                                                                                             =========

Supplemental noncash investing and financing activities:

    In connection with the Anchor Acquisition, the Company issued $46,983 face amount of Series A Preferred Stock and $2,454 of Class A Common Stock and incurred $1,500 of fees. In connection with the Anchor Loan Facility, the Company issued 1,405,229 warrants to the lenders valued at $7,012.

Anchor Acquisition:
  Fair value of assets acquired............................................................  $ 525,000
  Acquisition costs accrued................................................................    (50,000)
  Goodwill.................................................................................     47,000
  Purchase price...........................................................................   (250,000)
                                                                                             ---------
  Liabilities assumed......................................................................  $ 272,000
                                                                                             ==========

    In February 1997, the Company contributed $9,000 face amount of Series A Preferred Stock to the Company's defined benefit pensions plans.

    In connection with the issuance of the Notes, the Company issued 702,615 shares of Class B Common Stock to Consumers U.S. and 702,614 warrants valued at $3,506 to the initial purchasers of the Notes. Also, with the issuance of the Notes, the Company recorded an extraordinary loss for the write-off of deferred financing fees of the Anchor Loan Facility.

    The Company considers short-term investments with original maturities of ninety days or less at the date of purchase to be classified as cash equivalents.

                       See Notes to Financial Statements.

                       ANCHOR GLASS CONTAINER CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1 -- PURCHASE OF ASSETS

     Anchor Glass Acquisition Corporation (the "Company"), a Delaware corporation and a majority-owned subsidiary of Consumers Packaging Inc. ("Consumers"), was formed in January 1997 to acquire certain assets and assume certain liabilities of Anchor Glass Container Corporation ("Old Anchor"), now Anchor Resolution Corp.

     On February 5, 1997, pursuant to an Asset Purchase Agreement dated December 18, 1996, as amended (the "Asset Purchase Agreement"), among Consumers, Owens-Brockway Glass Container Inc. ("Owens") and Old Anchor, the Company (the rights and obligations of Consumers having been assigned to the Company) and Owens acquired substantially all of the assets of, and assumed certain liabilities, of Old Anchor.

     The Company purchased eleven operating glass container manufacturing facilities and other related assets (the "Anchor Acquisition"). Owens purchased assets and assumed liabilities of Old Anchor's Antioch and Hayward, California facilities and purchased certain other existing inventories. Owens also purchased Old Anchor's investment in Rocky Mountain Bottle Company, a joint venture with Coors Brewing Company ("Coors"), and assumed Old Anchor's agreement to manufacture Coors' glass packaging products in the United States.

     The total purchase price approximated $378,000, excluding fees of approximately $1,500 which were paid by Consumers and recorded as capital in excess of par by Anchor. The portion of the purchase price paid in cash by Owens amounted to approximately $128,000. The remaining purchase price of approximately $250,000 from the Company was comprised of approximately $200,500 in cash, $47,000 face amount (1,879,320 shares) of mandatorily redeemable 10% cumulative convertible preferred stock ("Series A Preferred Stock") and $2,500 of common stock (490,898 shares with an estimated value of $5.00 per share) (the "Class A Common Stock") of the Company.


     The purchase price paid by the Company is subject to adjustment. On June 13, 1997, Old Anchor delivered to the Company the closing balance sheet which indicated that Old Anchor believed that it was entitled to additional payments from the Company and Owens totaling approximately $76,300. On July 28, 1997, the Company delivered its notice of disagreement to Old Anchor, which requested a reduction of the purchase price of approximately $96,800. Since that time, the parties have been negotiating the amount of the adjustment, and in January 1998, have reached a proposed settlement (the "Proposed Settlement"). The Proposed Settlement requires the payment by the Company to Old Anchor of an additional $1,000 in cash and the issuance of 1,225,000 warrants for the purchase of additional shares of common stock, together valued at approximately $7,100, to be recorded as an adjustment to goodwill. In addition, the Company will issue 525,000 warrants to purchase additional shares of common stock to Consumers U.S. or an affiliate, valued at approximately $2,600 to be recorded as an expense. The Proposed Settlement is subject to final approval by the Company, Old Anchor and the bankruptcy court.


     The Company obtained the cash portion of the purchase price principally from an $85,000 cash investment by Consumers consisting of $84,000 face amount (3,360,000 shares) of redeemable 8% cumulative convertible preferred stock (the "Series B Preferred Stock") and $1,000 of common stock (200,000 shares) (the "Class B Common Stock") and a $130,000 bank loan.

     Upon consummation of the purchase and effective February 6, 1997, the Company changed its name to Anchor Glass Container Corporation.

     The Anchor Acquisition is accounted for by using the purchase method, with the purchase price being allocated to the assets acquired and preacquisition liabilities assumed based on their estimated fair value at the date of acquisition. These allocations are based on preliminary appraisals, evaluations, estimations and other

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)

studies. Certain acquisition costs and fees, including the costs of closing and consolidating certain facilities have also been recorded by the Company at the date of acquisition. As of June 30, 1997, the Company has not yet finalized these allocations and certain contingent liabilities have not yet been resolved, as well as the final purchase price. The excess of the purchase price over the fair value of net assets purchased of approximately $47,000 is classified as Goodwill on the accompanying balance sheet. In the fourth quarter of 1997, the Company has completed its appraisals, evaluations and other studies to finalize its allocation of purchase price to assets acquired and preacquisition liabilities assumed based upon their fair value at the date of acquisition. In the aggregate, the Company expects to increase goodwill by up to approximately $16,000. This increase results from, among others, adjustments to opening accruals and valuation reserves, additional accruals for previously idled facilities and the final settlement of the Anchor Acquisition purchase price.

     The estimated values of assets acquired and liabilities assumed as of February 5, 1997 after giving effect to the Anchor Acquisition and consideration paid is as follows:

        Accounts receivable..............................................  $  48,000
        Inventories......................................................    123,000
        Property, plant and equipment....................................    322,000
        Goodwill.........................................................     47,000
        Other assets.....................................................     32,000
        Current liabilities..............................................   (139,000)
        Long-term debt...................................................     (2,000)
        Other long-term liabilities......................................   (181,000)
                                                                           ---------
                                                                           $ 250,000
                                                                           =========

     The following unaudited pro forma results of operations for the Company for the six months ended June 30, 1997 assumes the Anchor Acquisition occurred on January 1, 1997 (dollars in thousands except per share data):

        Net sales.........................................................  $315,218
        Loss before extraordinary item....................................   (15,701)
        Net loss..........................................................   (26,901)
        Loss before extraordinary item applicable to common stock.........   (21,809)
        Loss applicable to common stock...................................   (33,009)
        Loss per share before extraordinary item applicable to common
          stock...........................................................    (15.65)
        Loss per share applicable to common stock.........................    (23.69)

     These pro forma amounts represent historical operating results with appropriate adjustments of the Anchor Acquisition which give effect to interest expense and the impact of purchase price adjustments to depreciation and amortization expense. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained had the Anchor Acquisition been completed as of January 1, 1997, or that may be obtained in the future.

     On January 9, 1997, the Pension Benefit Guaranty Corporation ("PBGC") notified Old Anchor that it intended to institute involuntary termination proceedings with respect to the three defined benefit pension plans then maintained by Old Anchor, and currently maintained by the Company. However, the PBGC reached an agreement with Vitro, S.A., the parent of Old Anchor, in which Vitro, S.A. agreed to provide a limited guaranty to the PBGC with respect to the unfunded benefit liabilities of the Company's defined benefit plans, if the plans, or any one of them, are terminated before August 1, 2006. Consequently, the PBGC agreed not to terminate the plans as a result of the Asset Purchase Agreement and the assumption of the plans by the Company. In conjunction with the purchase, the Company assumed all liabilities of the plans and funded

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)

$9,056 of plan contributions, previously unfunded following Old Anchor's filing of Chapter 11. Additionally, the Company issued to the plans $9,000 face amount (360,000 shares) of Series A Preferred Stock.

NOTE 2 -- BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

  Business Segment


     The Company is engaged in the manufacture and sale of a diverse line of clear, amber, green and other color glass containers of various types, designs and sizes to customers principally in the beer, food, iced tea, distilled spirits and soft drink industries. The Company markets its products throughout the United States. The Company's international and export sales are insignificant. Sales to The Stroh Brewery Company represented approximately 12.5% of total net sales for the period ended June 30, 1997. Revenues are recognized as product is shipped to customers.


  Inventories

     Inventories are stated at the lower of cost or market. The cost of substantially all inventories of raw materials and semi-finished and finished products is determined on the first-in, first-out method. Manufacturing supplies and certain other inventories are valued at weighted average costs.

  Property, Plant and Equipment

     Property, plant and equipment expenditures, including renewals, betterments and furnace rebuilds which extend useful lives, and expenditures for glass forming machine molds are capitalized and depreciated using the straight-line method over the estimated useful lives of the assets for financial statement purposes while accelerated depreciation methods are principally used for tax purposes. Generally, annual depreciation rates range from 2.5% for buildings, 6.3% to 20% for machinery and equipment and 40% for molds. Furnace and machine rebuilds, which are recurring in nature and which extend the lives of the related assets, are capitalized and depreciated over the period of extension, generally at rates of 20% to 25%, based on the type and extent of these rebuilds. Depreciation of leased property recorded as capital assets is computed on a straight-line basis over the estimated useful lives of the assets. Maintenance and repairs are charged directly to expense as incurred.

  Strategic Alliance with Customer


     In conjunction with the Anchor Acquisition, the Company assumed a fifteen year supply agreement with a significant customer. In respect of the supply agreement, payments made or to be made to this customer in 1996, 1997 and 1998 totaling $23,000 are being amortized as a component of net sales on the statement of operations over the term of the contract based upon shipments.


  Goodwill

     Goodwill represents the excess of the purchase price over the estimated fair value of net assets acquired and is amortized on a straight-line basis over a twenty year period. Amortization expense for the period ended June 30, 1997 was approximately $1,000. The Company has not yet finalized the allocations of net assets and certain contingent liabilities have not yet been resolved, as well as the final purchase price.

  Income Taxes

     The Company applied Statement of Financial Accounting Standards No.
109 -- Accounting for Income Taxes ("SFAS 109") which establishes financial accounting and reporting standards for the effects of income taxes which result from a company's activities during the current and preceding years.

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)

  Retirement Plans

     The Company has retirement plans, principally non-contributory, covering substantially all salaried and hourly employees. The Company's funding policy is to pay at least the minimum amount required by the Employee Retirement Income Security Act of 1974 and the Retirement Protection Act of 1994, which requires the Company to make significant additional contributions into its underfunded defined benefit plans.

  Postretirement Benefits

     Statement of Financial Accounting Standards No. 106 -- Employers' Accounting for Postretirement Benefits Other Than Pensions ("SFAS 106") requires accrual of postretirement benefits (such as healthcare benefits) during the period that an employee provides service. This accounting method has no effect on the Company's cash outlays for these postretirement benefits.

  Fair Value of Financial Instruments

     Statement of Financial Accounting Standards No. 107 -- Disclosures about Fair Value of Financial Instruments requires disclosure of the estimated fair values of certain financial instruments. The estimated fair value amounts have been determined using available market information or other appropriate valuation methodologies that require considerable judgment in interpreting market data and developing estimates. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. As the long-term debt has not been registered or traded in an established trading market, and the debt was issued during the current period, the Company has estimated the fair value of the debt to be the carrying value. The carrying amount of other financial instruments approximate their estimated fair values.

     The fair value information presented herein is based on information available to management as of June 30, 1997. Although management is not aware of any factors that would significantly affect the estimated value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, the current estimates of fair value may differ significantly from the amounts presented herein.


     From time to time, the Company may enter into interest rate swap agreements that effectively hedge interest rate exposure. The net cash amount paid or received on these agreements are accrued and recognized as an adjustment to interest expense.


  Earnings Per Share

     Earnings per share is calculated based on the weighted average number of shares of common stock and common stock equivalents outstanding during the period. Common stock equivalents are not included in any period that has a loss applicable to common stock as they would be anti-dilutive.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 -- Earnings Per Share ("SFAS 128"). SFAS 128 differs from current accounting guidance in that earnings per share is classified as basic earnings per and dilutive earnings per share, compared to primary earnings per share and fully diluted earnings per share under the current standards. Basic earnings per share differs from primary earnings per share in that it includes only the weighted average common shares outstanding and does not include any dilutive securities in the calculation. Diluted earnings per share under the new standard differs in certain calculations compared to fully diluted earnings per share under the existing standards. Adoption of SFAS 128 is required for interim and annual periods ending after December 15, 1997.

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)

Had the Company applied the provisions of SFAS 128 in the period from February 5, 1997 to June 30, 1997 to the earnings per share calculations, there would have been no impact compared to that which is reported.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated.

NOTE 3 -- REVOLVING CREDIT FACILITY

     In conjunction with the Anchor Acquisition, the Company entered into a credit agreement dated as of February 5, 1997, with Bankers Trust Company ("BTCo") as issuing bank and BT Commercial Corporation, as agent, to provide a $110,000 senior secured revolving credit facility (the "Revolving Credit Facility"). The Revolving Credit Facility enables the Company to obtain revolving credit loans for working capital purposes and the issuance of letters of credit for its account in an aggregate amount not to exceed $110,000. Advances outstanding at any one time cannot exceed an amount equal to the borrowing base as defined in the Revolving Credit Facility.

     Revolving credit loans bear interest at a rate based upon, at the Company's option, (i) the higher of the prime rate of BTCo, 0.5% in excess of the overnight federal funds rate and 0.5% in excess of the adjusted certificate of deposit rate, as defined, each plus a defined margin, or (ii) the average of the offering rates of banks in the New York interbank Eurodollar market, plus a defined margin. Interest is payable monthly. A commitment fee of 0.5% on the unused portion of the facility and letter of credit fees, as defined, is payable quarterly. The Revolving Credit Facility expires February 5, 2002.

     At June 30, 1997, advances outstanding under the Revolving Credit Facility were $963 and the borrowing availability was $72,106. The total outstanding letters of credit on this facility were $12,788. At June 30, 1997, the weighted average interest rate on borrowings outstanding was 9.0%.

     The Company's obligations under the Revolving Credit Facility are secured by a first priority lien on substantially all of the Company's inventories and accounts receivable and related collateral and a second priority pledge of all of the Series B Preferred Stock and the Class B Common Stock. In addition, the Company's obligations under the Revolving Credit Facility are guaranteed by Consumers U.S., Inc., ("Consumers U.S.") the Company's parent and a wholly-owned indirect subsidiary of Consumers and the holder of the outstanding Series B Preferred Stock and Class B Common Stock.

     The Revolving Credit Facility contains certain covenants that restrict the Company from taking various actions, including, subject to specified exceptions, the incurrence of additional indebtedness, the granting of additional liens, the making of investments, the payment of dividends and other restricted payments, mergers, acquisitions and other fundamental corporate changes, capital expenditures, operating lease payments and transactions with affiliates. The Revolving Credit Facility also contains certain financial covenants that require the Company to meet and maintain certain financial tests and minimum ratios, including a minimum working capital ratio, a minimum consolidated net worth test and a minimum interest coverage ratio, all of which have been met at June 30, 1997.

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 4 -- LONG-TERM DEBT

     Long-term debt at June 30, 1997 consists of the following:

        $150,000 First Mortgage Notes, interest at 11.25% due 2005........  $150,000
        Other.............................................................     2,249
                                                                            --------
                                                                             152,249
        Less current maturities...........................................       352
                                                                            --------
                                                                            $151,897
                                                                            ========

     In connection with the Anchor Acquisition, the Company entered into a Senior Credit Agreement, dated as of February 5, 1997, with BTCo., as agent, to provide a $130,000 bank loan (the "Anchor Loan Facility"). The Anchor Loan Facility was repaid in full from the net proceeds of the issuance of the $150,000 11.25% First Mortgage Notes, due 2005, (the "Notes"). The Anchor Loan Facility bore interest at a rate of 12.50%.

     As additional consideration in providing the Anchor Loan Facility, the Company issued to BT Securities Corporation and TD Securities, 1,405,229 warrants convertible to Class C Common Stock. The warrants are valued at approximately $7,000. As a result of the refinancing of the Anchor Loan Facility, deferred financing fees of $11,200 were written off as an extraordinary loss in the second quarter of 1997.

     Effective April 17, 1997, the Company completed an offering of the Notes, issued under an indenture dated as of April 17, 1997 (the "Indenture"), among the Company, Consumers U.S. and The Bank of New York, as Trustee. The Notes are senior secured obligations of the Company, ranking senior in right of payment to all existing and future subordinate indebtedness of the Company and pari passu with all existing and future senior indebtedness of the Company. The Notes are guaranteed by Consumers U.S. Proceeds from the issuance of the Notes, net of fees, were approximately $144,000 and were used to repay $130,000 outstanding under the Anchor Loan Facility and $8,800 of advances outstanding under the Revolving Credit Facility, with the balance used for general corporate purposes.


     Interest on the Notes accrues at 11.25% per annum and is payable semiannually on each April 1 and October 1 to registered holders of the Notes at the close of business on the March 15 and September 15 immediately preceding the applicable interest payment date. The Notes are not redeemable prior to April 1, 2001; however, the Notes are redeemable at the Company's option in whole at any time or in part from time to time at redemption prices defined in the Indenture. The Indenture provides that upon the occurrence of a change in control, the Company will be required to offer to repurchase all of the Notes at a purchase price in cash equal to 101% of the principal amount plus interest accrued to the date of purchase. Prior to the sale of the Notes, the Company entered into an interest rate swap agreement to partially protect the Company from interest rate fluctuations until such time as the fixed interest rate on the Notes was established. The agreement was terminated concurrent with the interest rate of the Notes being set. The realized gain on the agreement, approximately $1,900, has been deferred and is being amortized over the term of the Notes.


     All of the obligations of the Company under the Notes and the Indenture are secured by a first priority perfected security interest in substantially all of the existing and future real property, personal property and other assets of the Company and a first priority perfected security interest in collateral ranking pari passu with the security interest in favor of the Revolving Credit Facility.

     The Indenture, subject to certain exceptions, restricts the Company from taking various actions, including, but not limited to, subject to specified exceptions, the incurrence of additional indebtedness, the granting of additional liens, the payment of dividends and other restricted payments, mergers, acquisitions and transactions with affiliates.

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)

     All of the Company's debt agreements contain cross-default provisions.

     Principal payments required on long-term debt are $138 in the remainder of 1997, $286 in 1998, $291 in 1999, $297 in 2000 and $303 in 2001. Payments to be
made in 2002 and thereafter are $150,934.

     In connection with the issuance of the Notes on April 17, 1997, the Company issued 702,615 shares of Class B Common Stock to Consumers U.S. and 702,614 warrants, valued at $5.00 per share, to the initial purchasers.

NOTE 5 -- REDEEMABLE PREFERRED STOCK

     The Company has designated 2,239,320 shares as Series A Preferred Stock and 5,000,000 shares as Series B Preferred Stock. The Series A Preferred Stock ranks, as to dividends and redemption and upon liquidation, prior to all other classes and series of capital stock of the Company. The holders of Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors of the Company, cumulative dividends, payable quarterly in cash, at an annual rate of 10%. Holders of Series A Preferred Stock are not entitled to vote, except as defined in its Certificate of Designation. No dividends have been declared or paid as of June 30, 1997.

     The Company is required to redeem all outstanding shares of the Series A Preferred Stock on February 5, 2009, and, on or after February 5, 2000, may, at its option, redeem outstanding shares of Series A Preferred Stock at a price of $25.00 per share, if the trading price of the common stock equals or exceeds $6.00 per share. Shares of Series A Preferred Stock are convertible into shares of Class A Common Stock, at the option of the holder, at a ratio determined by dividing the liquidation value of the Series A Preferred Stock by $6.00 and such ratio is subject to adjustment from time to time.

     Pursuant to the Asset Purchase Agreement, the Company is obligated to register all of the shares of the Class A Common Stock and Series A Preferred Stock under the Securities Exchange Act and to qualify the shares for listing on a nationally recognized United States securities exchange or on The Nasdaq Stock Market's National Market.

     The Series B Preferred Stock ranks, as to dividends and redemption and upon liquidation, junior to the Series A Preferred Stock but senior to all other classes and series of capital stock of the Company. The holders of Series B Preferred Stock are entitled to receive cumulative dividends, payable quarterly at an annual rate of 8%. During the period from February 5, 1997 through and including December 31, 1999, the dividend is payable in additional shares of Series B Preferred Stock. Thereafter, the dividends will be payable in cash when and as declared by the Board of Directors. Holders of Series B Preferred Stock are not entitled to vote, except as defined in its Certificate of Designation.

     Shares of Series B Preferred Stock are not subject to mandatory redemption. On or after February 5, 2000, the Company may, at its option, redeem outstanding shares of Series B Preferred Stock at a price of $25.00 per share, if the trading price of the common stock equals or exceeds $5.50 per share. Shares of Series B Preferred Stock are convertible into shares of Class B Common Stock, at the option of the holder, at a ratio determined by dividing the liquidation value of the Series A Preferred Stock by $5.50 and such ratio is subject to adjustment from time to time.

NOTE 6 -- COMMON STOCK

     For the period from February 5, 1997 to February 5, 2000, the common stock is divided into three classes, Class A and Class B, which are voting, and Class C, which is non-voting. During this period, the number of Directors of the Company is fixed at nine, with the holders of the Class A shares having the right to elect four Directors and the holders of the Class B shares having the right to elect five Directors. In connection with the

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)

settlement of the issues surrounding the adjustment to the purchase price paid by the Company, it is expected that the certificate of incorporation of the Company will be amended to increase the number of directors to be elected by the holders of Class B common stock. Holders of the Class C Shares do not participate in the election of Directors. On February 5, 2000, the three classes of common stock will automatically be consolidated into one single class of common stock with identical rights. The Company currently has outstanding warrants exercisable for 2,107,843 shares of Class C Common Stock at an exercise price of $.10 per share, which has already been deemed paid.

NOTE 7 -- RELATED PARTY INFORMATION

  G&G Investments, Inc.

     The Company is party to a management agreement with G&G Investments, Inc. ("G&G"), (the majority owner of Consumers), in which G&G is to provide specified managerial services for the Company. For these services, G&G is entitled to receive an annual management fee of $3,000 and reimbursement of its out-of-pocket costs. The terms of the Revolving Credit Facility and the Indenture limit the management fee annual payment to $1,500 unless certain financial maintenance tests are met. The Company has recorded an expense of $1,233 for this agreement for the period ended June 30, 1997 and no payments have been made.

  Other affiliates

     Related party transactions with Consumers and its affiliates for the period from February 5, 1997 to June 30, 1997 are summarized as follows:

        Purchases of inventory..............................................  $1,035
        Payable for inventory...............................................      23
        Sales of inventory and other........................................   5,098
        Receivable from sales of inventory and other........................   3,814

     All transactions with Consumers and its affiliates are conducted on terms which, in the opinion of management, are no less favorable than with third parties.

NOTE 8 -- PENSION PLANS

     As part of the Anchor Acquisition, the Company assumed the pension plans previously maintained by Old Anchor. The Company has defined benefit retirement plans for salaried and hourly-paid employees. Benefits are calculated on a salary-based formula for salaried plans and on a service-based formula hourly plans. Pension costs for the period from February 5, 1997 to June 30, 1997 are summarized below:

        Service cost-benefits earned during the year......................  $  1,790
        Interest cost on projected benefit obligation.....................    12,830
        Return on plan assets.............................................   (13,220)
                                                                            --------
             Total pension cost...........................................  $  1,400
                                                                            ========

     The Company has substantial unfunded obligations related to its employee pension plans. The Retirement Protection Act of 1994 requires the Company to make significant additional funding contributions into its underfunded defined benefit retirement plans and will increase the premiums paid to the PBGC.

     As an objection to the sale, the PBGC entered a determination to terminate Old Anchor's qualified defined benefit pension plans. However, in conjunction with the sale, the Company assumed all liabilities of the plans and funded $9,056 of plan contributions, previously unfunded following Old Anchor's filing of

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)

Chapter 11. Additionally, the Company issued $9,000 face amount of Series A Preferred Stock and Vitro, the parent of Old Anchor, has guaranteed to fund certain qualified defined benefit plan obligations, should the Company default on its obligations. Consequently, the PBGC agreed not to terminate the plans as a result of the Agreement and the assumption of the plans by the Company.

     The Company also sponsors two defined contribution plans covering substantially all salaried and hourly employees. In 1994, the salaried retirement and savings programs were changed, resulting in the freezing of benefits under the defined benefit pension plans for salaried employees and amending the defined contribution savings plan for salaried employees. Under the amended savings plan, the Company matches employees' basic contributions to the plan in an amount equal to 150% of the first 4% of an employee's compensation. Expenses under the savings programs for the period from February 5, 1997 to June 30, 1997 were approximately $1,100.

     The funded status of the Company's pension plans at June 30, 1997 is as follows:

                                                                 ACCUMULATED      ASSETS EXCEED
                                                                  BENEFITS         ACCUMULATED
                                                                EXCEED ASSETS       BENEFITS
                                                                -------------     -------------
    Actuarial present value of accumulated plan benefits:
      Vested benefit obligation...............................    $ 306,903         $ 111,701
                                                                   ========          ========
      Accumulated benefit obligation..........................    $ 315,630         $ 111,701
                                                                   ========          ========
      Projected benefit obligation............................      315,630           111,701
    Plan assets at fair value.................................      242,970           120,808
                                                                   --------          --------
    Projected benefit obligation in excess of (less than) plan
      assets..................................................    $  72,660         $  (9,107)
                                                                   ========          ========
    Accrued (prepaid) pension cost............................    $  72,660         $  (9,107)
                                                                   ========          ========

     Plan assets are held by an independent trustee and consist primarily of investments in equities, fixed income and government securities. There is currently no public market for the Series A Preferred Stock and no dividends have been paid during the current year. The Company expects to receive a valuation of the contributed Series A Preferred Stock in the fourth quarter of 1997. Should the valuation be less than the $9,000 contributed value, the Company will be required to contribute the difference.

     Significant assumptions used in determining net pension cost and related pension obligations for the benefit plans for 1997 are as follows:

        Discount rate.........................................................  7.50%
        Expected long-term rate of return on plan assets......................   9.0

NOTE 9 -- POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company provides benefits to substantially all salaried, and certain hourly employees under several plans. SFAS 106 requires accrual of postretirement benefits (such as healthcare benefits) during the years an employee provides services. Currently, the Company funds these healthcare benefits on a pay-as-you-go basis. The Company also contributes to a multi-employer trust, and under the requirements of SFAS 106, recognizes as postretirement benefit cost the required annual contribution. The Company's cash flows are not affected by implementation of SFAS 106.

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)

     The accumulated postretirement benefit obligation at June 30, 1997 is as follows:

        Retirees...........................................................  $38,815
        Eligible plan participants.........................................    8,507
        Other active plan participants.....................................   13,764
                                                                             -------
                                                                             $61,086
                                                                             =======
        Accrued postretirement benefit costs...............................  $61,086
                                                                             =======

     Net postretirement benefit costs for the period from February 5, 1997 to June 30 1997 consist of the following components:

        Service cost - benefits earned during the year......................  $  419
        Interest cost on accumulated postretirement benefit obligation......   1,653
                                                                              ------
                                                                              $2,072
                                                                              ======

     The assumed healthcare cost trend used in measuring the accumulated postretirement benefit obligation as of June 30, 1997 was 9.0% declining gradually to 5.5% by the year 2003, after which it remains constant. A one percentage point increase in the assumed healthcare cost trend rate for each year would increase the accumulated postretirement benefit obligation as of June 30, 1997 by approximately 12% and the net postretirement healthcare cost for the period ended June 30, 1997 by approximately 13%. The assumed discount rate used in determining the accumulated postretirement benefit obligation was 7.50% for 1997.

     The Company also contributes to a multi-employer trust which provides certain other postretirement benefits to retired hourly employees. Expenses under this program for the period from February 5, 1997 to June 30, 1997 were $1,540.

NOTE 10 -- PLANT CLOSING COSTS

     In an effort to reduce the Company's cost structure and improve productivity, the Company closed its Houston, Texas plant effective February 1997 and its Dayville, Connecticut plant effective April 1997 and included the liabilities assumed as part of the Anchor Acquisition cost. Closure of these facilities will result in the consolidation of underutilized manufacturing operations. Substantially all of the hourly and salaried employees at these plants, approximately 600 in total, are being terminated. It is expected that the majority of the closing activities will be completed within two years after closure and the idled facilities will be retained for future use or held for sale. Exit charges and the amounts charged against the liability as of June 30, 1997 are as follows:

                                                                                AMOUNT CHARGED
                                                                                   AGAINST
                                                               EXIT CHARGES       LIABILITY
                                                               ------------     --------------
    Severance and employee benefit costs.....................    $ 11,300           $6,700
    Plant shutdown costs related to consolidation and
      discontinuation of manufacturing activities............      21,700            3,600

NOTE 11 -- INCOME TAXES

     The Company applies SFAS 109 under which the liability method is used in accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Under SFAS 109, if on the basis of available evidence, it is more likely than not that all or a portion of

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)

the deferred tax asset will not be realized, the asset must be reduced by a valuation allowance. Since realization is not assured as of June 30, 1997, management has deemed it appropriate to establish a realization reserve against the tax asset created during the period.

     The following significant components of the deferred tax assets and liabilities are as follows:

        Deferred tax assets:
          Accruals and reserves............................................  $ 2,670
          Property, plant and equipment....................................    2,400
          Pension and post retirement liabilities..........................      800
          Tax loss carry forwards..........................................      130
                                                                             -------
                                                                               6,000
        Valuation allowance................................................   (2,400)
                                                                             -------
                                                                               3,600
                                                                             -------
        Deferred tax liabilities:
          Goodwill.........................................................    3,500
          Other assets.....................................................      100
                                                                             -------
                                                                               3,600
                                                                             -------
        Net deferred tax assets............................................  $    --
                                                                             =======

     The effective tax rate reconciliation at June 30, 1997 is as follows:

        Statutory rate.....................................................       39%
        Permanent differences..............................................       21
                                                                                 ---
                                                                                  18
        Valuation allowance................................................       18
                                                                                 ---
        Effective rate.....................................................       --%
                                                                                 ===

NOTE 12 -- LEASES

     The Company leases distribution and office facilities, machinery, transportation, data processing and office equipment under non-cancelable leases which expire at various dates through 2004. These leases generally provide for fixed rental payments and include renewal and purchase options at amounts which are generally based on fair market value at expiration of the lease. The Company has no material capital leases.

     Future minimum lease payments under non-cancelable operating leases are as follows:

        Remaining in 1997..................................................  $ 9,700
        1998...............................................................   16,500
        1999...............................................................   12,700
        2000...............................................................    9,500
        2001...............................................................    8,600
        After 2001.........................................................   20,300
                                                                             -------
                                                                             $77,300
                                                                             =======

     Rental expenses for all operating leases for the period from February 5, 1997 to June 30, 1997 were $8,845.

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)

     In connection with the Anchor Acquisition, the Company assumed and amended Old Anchor's lease of the headquarters facility located in Tampa, Florida and a related option to purchase. The term of the amended lease expires January 2, 1998, unless the Company has exercised its purchase right, and the term then expires February 1, 1998. The property is encumbered by a mortgage, which is required to be repaid or refinanced by February 1, 1998. The Company is obligated to pay this indebtedness if the Company does not exercise its purchase option. If the property is subsequently sold, a portion of the net proceeds is to be reimbursed to the Company. The Company expects to exercise the option to purchase the headquarters facility and assign such option to a third party purchaser of the facility. The Company expects to enter into a lease pursuant to which the Company will lease a portion of the headquarters facility.

NOTE 13 -- COMMITMENTS AND CONTINGENCIES

     The Company is a respondent in various environment-related cases. The measurement of liabilities in these cases and other environmental concerns is based on available facts of each situation and considers factors such as prior experience in remediation efforts and presently enacted environmental laws and regulations. In the opinion of management, based upon information presently known, the Company has adequately provided for environmental liabilities. The Company is not otherwise party to, and none of its assets are subject to any other pending legal proceedings, other than ordinary routine litigation incidental to its business and against which the Company is adequately insured and indemnified or which is not material. The Company believes that the ultimate outcome of these cases will not materially affect future operations.

NOTE 14 -- SUBSEQUENT EVENTS

     Following the issuance of the Notes, the Company filed, with the Securities and Exchange Commission, a Registration Statement on July 16, 1997, (File No. 333-31363) on Form S-4 under the Securities Act of 1933, with respect to an issue of 11.25% First Mortgage Notes, due 2005, identical in all material respects to the Notes, except that the new Notes would not bear legends restricting the transfer thereof. Upon the effectiveness of the Registration Statement, the Company will commence an offer to the holders of the Notes to exchange their Notes for a like principal amount of new Notes. The Company entered into a Registration Rights Agreement on April 17, 1997. Pursuant to this agreement, additional interest in an amount of up to 1.5% per annum may accrue on the Notes as a result of the Company's failure to have an exchange offer registration statement declared effective on or prior to October 14, 1997 and its failure to have exchanged all Notes tendered in accordance with the terms of the Exchange Offer on or prior to November 28, 1997.

     In connection with a plan to simplify the corporate ownership structure of Consumers, the Company and their affiliates, Glenshaw Glass Company, Inc., a wholly-owned subsidiary of G&G, may become a subsidiary of the Company or Consumers U.S.

     In September 1997, Hillsboro Glass Company ("Hillsboro"), a glass-manufacturing plant owned by G&G, discontinued manufacturing. All of Hillsboro's rights and obligations to fill orders under a supply contract between Consumers and one of its major customers will be purchased by Consumers and the Company. The Company estimates that the purchase price of the Company's portion of this contract will approximate $12,000 and will be amortized over the remaining term of the acquired contract, approximately 11 years, based upon shipments.

                       ANCHOR GLASS CONTAINER CORPORATION

                            CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

ASSETS
Current assets:
Cash and cash equivalents.........................................................  $    804
Accounts receivable...............................................................    60,840
Inventories --
  Raw materials and manufacturing supplies........................................    24,421
  Semi-finished and finished products.............................................    93,770
Other current assets..............................................................     8,778
                                                                                    --------
          Total current assets....................................................   188,613
Property, plant and equipment, net................................................   309,942
Other assets......................................................................    45,100
Goodwill..........................................................................    45,057
                                                                                    --------
                                                                                    $588,712
                                                                                    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Revolving credit facility.........................................................  $  5,861
Current maturities of long-term debt..............................................       353
Accounts payable..................................................................    31,037
Accrued expenses..................................................................    44,232
Accrued interest..................................................................     7,197
Accrued compensation and employee benefits........................................    36,471
                                                                                    --------
          Total current liabilities...............................................   125,151
Long-term debt....................................................................   151,954
Pension liabilities...............................................................    44,001
Other long-term liabilities.......................................................   124,600
                                                                                    --------
                                                                                     320,555
Commitments and contingencies (Note 7)
Redeemable preferred stock........................................................    55,983
                                                                                    --------
Stockholders' equity:
  Preferred stock.................................................................        34
  Common stock....................................................................       139
  Issuable preferred stock........................................................     4,382
  Warrants........................................................................    10,518
  Capital in excess of par value..................................................    92,294
  Accumulated deficit.............................................................   (20,344)
                                                                                    --------
                                                                                      87,023
                                                                                    --------
                                                                                    $588,712
                                                                                    ========

                  See Notes to Condensed Financial Statements.

                       ANCHOR GLASS CONTAINER CORPORATION

                       CONDENSED STATEMENT OF OPERATIONS
               PERIOD FROM FEBRUARY 5, 1997 TO SEPTEMBER 30, 1997
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
                                  (UNAUDITED)

Net sales........................................................................  $  415,636
Costs and expenses:
  Costs of products sold.........................................................     386,130
  Selling and administrative expenses............................................      18,127
                                                                                     --------
Income from operations...........................................................      11,379
Other income, net................................................................         234
Interest expense.................................................................     (12,725)
                                                                                     --------
Loss before extraordinary item...................................................      (1,112)
Extraordinary item --
  Write-off of deferred financing costs, net of nil tax..........................     (11,200)
                                                                                     --------
Net loss.........................................................................  $  (12,312)
Preferred stock dividends........................................................      (8,032)
                                                                                     --------
Loss applicable to common stock..................................................  $  (20,344)
                                                                                     ========
Loss per share applicable to common stock before extraordinary item..............  $    (7.72)
                                                                                     ========
Net loss per share applicable to common stock....................................  $   (17.18)
                                                                                     ========
Weighted average number of common shares outstanding.............................   1,183,909
                                                                                     ========

                  See Notes to Condensed Financial Statements.

                       ANCHOR GLASS CONTAINER CORPORATION

                  CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
               PERIOD FROM FEBRUARY 5, 1997 TO SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                            CLASS    CLASS
                                SERIES B      A        B      ISSUABLE                CAPITAL    ACCUMU-        TOTAL
                                PREFERRED   COMMON   COMMON   PREFERRED              IN-EXCESS    LATED     STOCKHOLDERS'
                                  STOCK     STOCK    STOCK      STOCK     WARRANTS    OF PAR     DEFICIT       EQUITY
                                ---------   ------   ------   ---------   --------   ---------   --------   -------------
Balance, February 5, 1997.....     $--       $ --     $ --     $    --    $     --    $    --    $     --      $    --
  Issuance of 3,360,000 shares
     of Series B Preferred
     Stock to Consumers
     U.S......................      34         --       --          --          --     83,966          --       84,000
  Issuance of 200,000 shares
     of Class B Common Stock
     to Consumers U.S.........      --         --       20          --          --      2,480          --        2,500
  Issuance of 490,898 shares
     of Class A Common Stock
     to creditors of Old
     Anchor...................      --         49       --          --          --      2,405          --        2,454
  Issuance of 1,405,229
     warrants to purchase
     Class C Common Stock in
     conjunction with the
     financing of the Anchor
     Loan Facility............      --         --       --          --       7,012         --          --        7,012
  Issuance of 702,615 shares
     of Class B Common Stock
     to Consumers U.S. in
     conjunction with the
     financing of the Notes...      --         --       70          --          --      3,443          --        3,513
  Issuance of 702,614 warrants
     to purchase Class C
     Common Stock in
     conjunction with the
     financing of the Notes...      --         --       --          --       3,506         --          --        3,506
  Pay-in-kind dividends
     payable to Consumers U.S.
     on Series B Preferred
     Stock....................      --         --       --       4,382          --         --      (4,382)          --
  Dividends accrued on Series
     A Preferred Stock........      --         --       --          --          --         --      (3,650)      (3,650)
  Net loss....................      --         --       --          --          --         --     (12,312)     (12,312)
                                -------       ---      ---      ------      ------     ------     -------      -------
Balance, September 30, 1997...     $34       $ 49     $ 90     $ 4,382    $ 10,518    $92,294    $(20,344)     $87,023
                                =======       ===      ===      ======      ======     ======     =======      =======

                  See Notes to Condensed Financial Statements.

                       ANCHOR GLASS CONTAINER CORPORATION

                       CONDENSED STATEMENT OF CASH FLOWS
               PERIOD FROM FEBRUARY 5, 1997 TO SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

Cash flows from operating activities:
  Loss before extraordinary item..................................................  $ (1,112)
  Adjustments to reconcile loss before extraordinary item to net cash provided by operating activities:
     Depreciation and amortization................................................    34,806
     Other amortization...........................................................     3,616
     Other........................................................................       224
  Decrease in cash resulting from changes in assets and liabilities...............   (34,170)
                                                                                    --------
                                                                                       3,364
Cash flows from investing activities:
  Purchase of assets and liabilities of Old Anchor................................  (200,470)
  Expenditures for property, plant and equipment..................................   (21,034)
  Acquisition related contribution to defined benefit pension plans...............    (9,056)
  Other...........................................................................      (773)
                                                                                    --------
                                                                                    (231,333)
Cash flows from financing activities:
  Proceeds from issuance of long-term debt........................................   280,000
  Principal payments on long-term debt............................................  (130,148)
  Proceeds from issuance of preferred stock.......................................    84,000
  Proceeds from issuance of common stock..........................................     1,000
  Net draws on Revolving Credit Facility..........................................     5,861
  Other, primarily financing fees.................................................   (11,940)
                                                                                    --------
                                                                                     228,773
Cash and cash equivalents:
  Increase (decrease) in cash and cash equivalents................................       804
  Balance, beginning of period....................................................        --
                                                                                    --------
  Balance, end of period..........................................................  $    804
                                                                                    ========
Supplemental disclosure of cash flow information:
Cash paid during the period for:
  Interest........................................................................  $  4,103
                                                                                    ========
  Income tax payments (refunds), net..............................................  $     --
                                                                                    ========

Supplemental noncash investing and financing activities:

          In connection with the Anchor Acquisition, the Company issued $46,983 face amount of Series A Preferred Stock and $2,454 of Class A Common Stock. In connection with the Anchor Loan Facility, the Company issued 1,405,229 of warrants to the lenders valued at $7,012.

          In February 1997, the Company contributed $9,000 face amount of Series A Preferred Stock to the Company's defined benefit pensions plans.

          In connection with the Notes, the Company issued 702,615 shares of Class B Common Stock to Consumers U.S. and 702,614 warrants valued at $3,506 to the initial purchasers of the Notes. Also, with the issuance of the Notes, the Company recorded an extraordinary loss for the write-off of deferred financing fees of the Anchor Loan Facility.

                  See Notes to Condensed Financial Statements.

                       ANCHOR GLASS CONTAINER CORPORATION

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

NOTE 1 -- PURCHASE OF ASSETS

     Anchor Glass Acquisition Corporation (the "Company"), a Delaware corporation and a majority-owned subsidiary of Consumers Packaging Inc. ("Consumers"), was formed in January 1997 to acquire certain assets and assume certain liabilities of Anchor Glass Container Corporation ("Old Anchor"), now Anchor Resolution Corp.

     On February 5, 1997, pursuant to an Asset Purchase Agreement dated December 18, 1996, as amended (the "Asset Purchase Agreement"), between Consumers, Owens-Brockway Glass Container Inc. ("Owens") and Old Anchor, the Company (the rights and obligations of Consumers having been assigned to the Company) and Owens acquired substantially all of the assets of, and assumed certain liabilities, of Old Anchor.

     The Company purchased eleven operating glass container manufacturing facilities and other related assets (the "Anchor Acquisition"). Owens purchased assets and assumed liabilities of Old Anchor's Antioch and Hayward, California facilities and purchased certain other existing inventories. Owens also purchased Old Anchor's investment in Rocky Mountain Bottle Company, a joint venture with Coors Brewing Company ("Coors"), and assumed Old Anchor's agreement to manufacture Coors' glass packaging products in the United States.

     The total purchase price approximated $378,000, excluding fees of approximately $1,500 which were paid by Consumers and recorded as capital in excess of par by Anchor. The portion of the purchase price paid in cash by Owens amounted to approximately $128,000. The remaining purchase price of approximately $250,000 from the Company was comprised of approximately $200,500 in cash, $47,000 face amount (1,879,320 shares) of mandatorily redeemable 10% cumulative convertible preferred stock ("Series A Preferred Stock") and $2,500 of common stock (490,898 shares with an estimated value of $5.00 per share) (the "Class A Common Stock") of the Company.


     The purchase price paid by the Company is subject to adjustment. On June 13, 1997, Old Anchor delivered to the Company the closing balance sheet which indicated that Old Anchor believed that it was entitled to additional payments from the Company and Owens totaling approximately $76,300. On July 28, 1997, the Company delivered its notice of disagreement of Old Anchor, which requested a reduction of the purchase price of approximately $96,800. Since that time, the parties have been negotiating the amount of the adjustment, and in January 1998, have reached a proposed settlement (the "Proposed Settlement"). The Proposed Settlement requires the payment by the Company to Old Anchor of an additional $1,000 in cash and the issuance of 1,225,000 warrants for the purchase of additional shares of common stock, together valued at approximately $7,100, to be recorded as an adjustment to goodwill. In addition, the Company will issue 525,000 warrants to purchase additional shares of common stock to Consumers U.S. or an affiliate, valued at approximately $2,600 to be recorded as an expense. The Proposed Settlement is subject to final approval by the Company, Old Anchor and the bankruptcy court.


     The Company obtained the cash portion of the purchase price principally from an $85,000 cash investment by Consumers consisting of $84,000 face amount (3,360,000 shares) of redeemable 8% cumulative convertible preferred stock (the "Series B Preferred Stock") and $1,000 of common stock (200,000 shares) (the "Class B Common Stock"), and a $130,000 bank loan.

     Upon consummation of the purchase and effective February 6, 1997, the Company changed its name to Anchor Glass Container Corporation.

     The Anchor Acquisition is accounted for by using the purchase method, with the purchase price being allocated to the assets acquired and preacquisition liabilities assumed based on their estimated fair value at the date of acquisition. These allocations are based on preliminary appraisals, evaluations, estimations and other

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

studies. Certain acquisition costs and fees, including the costs of closing and consolidating certain facilities have also been recorded by the Company at the date of acquisition. As of June 30, 1997, the Company has not yet finalized these allocations and certain contingent liabilities have not yet been resolved, as well as the final purchase price. The excess of the purchase price over the fair value of net assets purchased of approximately $47,000 is classified as Goodwill on the accompanying condensed balance sheet. In the fourth quarter of 1997, the Company has completed its appraisals, evaluations and other studies to finalize its allocation of purchase price to assets acquired and preacquisition liabilities assumed based upon their fair value at the date of acquisition. In the aggregate, the Company expects to increase goodwill by up to approximately $16,000. This increase results from, among others, adjustments to opening accruals and valuations reserves, additional accruals for previously idled facilities and the final settlement of the Anchor Acquisition purchase price.

     The estimated values of assets acquired and liabilities assumed as of February 5, 1997 after giving effect to the Anchor Acquisition and consideration paid is as follows:

        Accounts receivable..............................................  $  48,000
        Inventories......................................................    123,000
        Property, plant and equipment....................................    322,000
        Goodwill.........................................................     47,000
        Other assets.....................................................     32,000
        Current liabilities..............................................   (139,000)
        Long-term debt...................................................     (2,000)
        Other long-term liabilities......................................   (181,000)
                                                                           ---------
                                                                           $ 250,000
                                                                           =========

     The following unaudited pro forma results of operations for the Company for the nine months ended September 30, 1997 assumes the Anchor Acquisition occurred on January 1, 1997 (dollars in thousands except per share data):

        Net sales.........................................................  $469,713
        Loss before extraordinary item....................................   (15,242)
        Net loss..........................................................   (26,442)
        Loss before extraordinary item applicable to common stock.........   (24,455)
        Loss applicable to common stock...................................   (35,655)
        Loss per share before extraordinary item applicable to common
          stock...........................................................    (17.55)
        Loss per share applicable to common stock.........................    (25.59)

     These pro forma amounts represent historical operating results with appropriate adjustments of the Anchor Acquisition which give effect to interest expense and the impact of purchase price adjustments to depreciation and amortization expense. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained had the Anchor Acquisition been completed as of January 1, 1997, or that may be obtained in the future.

     On January 9, 1997, the Pension Benefit Guaranty Corporation ("PBGC") notified Old Anchor that it intended to institute involuntary termination proceedings with respect to the three defined benefit pension plans then maintained by Old Anchor, and currently maintained by the Company. However, the PBGC reached an agreement with Vitro, S.A., the parent of Old Anchor, in which Vitro, S.A. agreed to provide a limited guaranty to the PBGC with respect to the unfunded benefit liabilities of the Company's defined benefit plans, if the plans, or any one of them, are terminated before August 1, 2006. Consequently, the PBGC agreed not to terminate the plans as a result of the Asset Purchase Agreement and the assumption of the plans by the

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

Company. In conjunction with the purchase, the Company assumed all liabilities of the plans and funded $9,056 of plan contributions, previously unfunded following Old Anchor's filing of Chapter 11. Additionally, the Company issued to the plans $9,000 face amount (360,000 shares) of Series A Preferred Stock.

NOTE 2 -- BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

  Management's Responsibility

     In the opinion of management, the accompanying condensed financial statements contain all adjustments, consisting of only normal recurring adjustments, and excluding any amounts resulting from purchase price adjustments discussed above, necessary to present fairly the financial position as of September 30, 1997 and the results of operations and cash flows for the period from February 5, 1997 to September 30, 1997.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The results of operations for the interim period may not be necessarily indicative of the results of the full fiscal year.

  Business Segment


     The Company is engaged in the manufacture and sale of a diverse line of clear, amber, green and other color glass containers of various types, designs and sizes to customers principally in the beer, food, iced tea, distilled spirits and soft drink industries. The Company markets its products throughout the United States. Revenues are recognized as product is shipped to customers.


  Inventories

     Inventories are stated at the lower of cost or market. The cost of substantially all inventories of raw materials and semi-finished and finished products is determined on the first-in, first-out method. Manufacturing supplies and certain other inventories are valued at weighted average costs.

  Property, Plant and Equipment

     Property, plant and equipment expenditures, including renewals, betterments and furnace rebuilds which extend useful lives, and expenditures for glass forming machine molds are capitalized and depreciated using the straight-line method over the estimated useful lives of the assets for financial statement purposes while accelerated depreciation methods are principally used for tax purposes. Generally, annual depreciation rates range from 2.5% for buildings, 6.3% to 20% for machinery and equipment and 40% for molds. Furnace and machine rebuilds, which are recurring in nature and which extend the lives of the related assets, are capitalized and depreciated over the period of extension, generally at rates of 20% to 25%, based on the type and extent of these rebuilds. Depreciation of leased property recorded as capital assets is computed on a straight-line basis over the estimated useful lives of the assets. Maintenance and repairs are charged directly to expense as incurred.

  Strategic Alliance with Customer


     In conjunction with the Anchor Acquisition, the Company assumed a fifteen year supply agreement with a significant customer. In respect of the supply agreement, payments made or to be made to this customer in 1996, 1997 and 1998 totaling $23,000 are being amortized as a component of net sales on the statement of operations over the term of the contract based upon shipments.

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

  Goodwill

     Goodwill represents the excess of the purchase price over the estimated fair value of net assets acquired and is amortized on a straight line basis over a twenty year period. Amortization expense for the period ended September 30, 1997 was approximately $1,500. The Company has not yet finalized the allocations of net assets and certain contingent liabilities have not yet been resolved, as well as the final purchase price.

  Income Taxes

     The Company applied Statement of Financial Accounting Standards No.
109 -- Accounting for Income Taxes ("SFAS 109") which establishes financial accounting and reporting standards for the effects of income taxes which result from a company's activities during the current and preceding years.

  Retirement Plans

     The Company has retirement plans, principally non-contributory, covering substantially all salaried and hourly employees. The Company's funding policy is to pay at least the minimum amount required by the Employee Retirement Income Security Act of 1974 and the Retirement Protection Act of 1994, which requires the Company to make significant additional contributions into its underfunded defined benefit plans.

  Postretirement Benefits

     Statement of Financial Accounting Standards No. 106 -- Employers' Accounting for Postretirement Benefits Other Than Pensions ("SFAS 106") requires accrual of postretirement benefits (such as healthcare benefits) during the period that an employee provides service. This accounting method has no effect on the Company's cash outlays for these retirement benefits.

  Earnings per share

     Earnings per share is calculated based on the weighted average number of shares of common stock and common stock equivalents outstanding during the period. Common stock equivalents are not included in any period that has a loss applicable to common stock as they would be anti-dilutive.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 -- Earnings Per Share ("SFAS 128"). SFAS 128 differs from current accounting guidance in that earnings per share is classified as basic earnings per and dilutive earnings per share, compared to primary earnings per share and fully diluted earnings per share under the current standards. Basic earnings per share differs from primary earnings per share in that it includes only the weighted average common shares outstanding and does not include any dilutive securities in the calculation. Diluted earnings per share under the new standard differs in certain calculations compared to fully diluted earnings per share under the existing standards. Adoption of SFAS 128 is required for interim and annual periods ending after December 15, 1997. Had the Company applied the provisions of SFAS 128 in the period from February 5, 1997 to September 30, 1997 to the earnings per share calculations, there would have been no impact compared to that which is reported.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated.

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

NOTE 3 -- REVOLVING CREDIT FACILITY

     In conjunction with the Anchor Acquisition, the Company entered into a credit agreement dated as of February 5, 1997, with Bankers Trust Company ("BTCo") as issuing bank and BT Commercial Corporation, as agent, to provide a $110,000 senior secured revolving credit facility (the "Revolving Credit Facility"). The Revolving Credit Facility enables the Company to obtain revolving credit loans for working capital purposes and the issuance of letters of credit for its account in an aggregate amount not to exceed $110,000. Advances outstanding at any one time can not exceed an amount equal to the borrowing base as defined in the Revolving Credit Facility.

     Revolving credit loans bear interest at a rate based upon, at the Company's option, (i) the higher of the prime rate of BTCo, 0.5% in excess of the overnight federal funds rate and 0.5% in excess of the adjusted certificate of deposit rate, as defined, each plus a defined margin, or (ii) the average of the offering rates of banks in the New York interbank Eurodollar market, plus a defined margin. Interest is payable monthly. A commitment fee of 0.5% on the unused portion of the facility and letter of credit fees, as defined, is payable quarterly. The Revolving Credit Facility expires February 5, 2002.

     At September 30, 1997, advances outstanding under the Revolving Credit Facility were $5,861 and the total outstanding letters of credit on this facility were $12,788.

     The Company's obligations under the Revolving Credit Facility are secured by a first priority lien on substantially all of the Company's inventories and accounts receivable and related collateral and a second priority pledge of all of the Series B preferred stock and the Class B common stock. In addition, the Company's obligations under the Revolving Credit Facility are guaranteed by Consumers U.S. Inc., the Company's parent and a wholly-owned indirect subsidiary of Consumers and the holder of the outstanding Series B Preferred Stock and Class B Common Stock.

     The Revolving Credit Facility contains certain covenants that restrict the Company from taking various actions, including, subject to specified exceptions, the incurrence of additional indebtedness, the granting of additional liens, the making of investments, the payment of dividends and other restricted payments, mergers, acquisitions and other fundamental corporate changes, capital expenditures, operating lease payments and transactions with affiliates. The Revolving Credit Facility also contains certain financial covenants that require the Company to meet and maintain certain financial tests and minimum ratios, including a minimum working capital ratio, a minimum consolidated net worth test and a minimum interest coverage ratio, all of which have been met at September 30, 1997.

NOTE 4 -- LONG-TERM DEBT

     In connection with the Anchor Acquisition, the Company entered into a Senior Credit Agreement, dated as of February 5, 1997, with Bankers Trust Company, as agent, to provide a $130,000 bank loan (the "Anchor Loan Facility"). The Anchor Loan Facility was repaid in full from the net proceeds of the issuance of the $150,000 11.25% First Mortgage Notes, due 2005, (the "Notes"). The Anchor Loan Facility bore interest at a rate of 12.50%.

     As additional consideration in providing the Anchor Loan Facility, the Company issued to BT Securities Corporation and TD Securities, 1,405,229 warrants convertible to Class C common stock. The warrants are valued at approximately $7,000. As a result of the refinancing of the Anchor Loan Facility, deferred financing fees of $11,200 were written off as an extraordinary loss in the second quarter of 1997.

     Effective April 17, 1997, the Company completed an offering of the Notes, issued under an indenture dated as of April 17, 1997 (the "Indenture"), among the Company, Consumers U.S. and The Bank of New

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

York, as Trustee. The Notes are senior secured obligations of the Company, ranking senior in right of payment to all existing and future subordinate indebtedness of the Company and pari passu with all existing and future senior indebtedness of the Company. The Notes are guaranteed by Consumers U.S. Proceeds from the issuance of the Notes, net of fees, were approximately $144,000 and were used to repay $130,000 outstanding under the Anchor Loan Facility and $8,800 of advances outstanding under the Revolving Credit Facility, with the balance used for general corporate purposes.

     Interest on the Notes accrues at 11.25% per annum and is payable semiannually on each April 1 and October 1 to registered holders of the Notes at the close of business on the March 15 and September 15 immediately preceding the applicable interest payment date. The Notes are not redeemable prior to April 1, 2001; however, the Notes are redeemable at the Company's option in whole at any time or in part from time to time at redemption prices defined in the Indenture. The Indenture provides that upon the occurrence of a change in control, the Company will be required to offer to repurchase all of the Notes at a purchase price in cash equal to 101% of the principal amount plus interest accrued to the date of purchase.

     All of the obligations of the Company under the Notes and the Indenture are secured by a first priority perfected security interest in substantially all of the existing and future real property, personal property and other assets of the Company and a first priority perfected security interest in collateral ranking pari passu with the security interest in favor of the Revolving Credit Facility.

     The Indenture, subject to certain exceptions, restricts the Company from taking various actions, including, but not limited to, subject to specified exceptions, the incurrence of additional indebtedness, the granting of additional liens, the payment of dividends and other restricted payments, mergers, acquisitions and transactions with affiliates.

     In connection with the refinancing of the Notes on April 17, 1997, the Company issued 702,615 shares of Class B Common Stock to Consumers U.S. and 702,614 warrants, valued at $5.00 per share, to the initial purchasers.

NOTE 5 -- REDEEMABLE PREFERRED STOCK

     The Company has designated 2,239,320 shares as Series A Preferred Stock and 5,000,000 shares as Series B Preferred Stock. The Series A Preferred Stock ranks, as to dividends and redemption and upon liquidation, prior to all other classes and series of capital stock of the Company. The holders of Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors of the Company, cumulative dividends, payable quarterly in cash, at an annual rate of 10%. Holders of Series A Preferred Stock are not entitled to vote, except as defined. No dividends have been declared or paid as of September 30, 1997.

     The Company is required to redeem all outstanding shares of the Series A Preferred Stock on February 5, 2009, and, on or after February 5, 2000, may, at its option, redeem outstanding shares of Series A Preferred Stock at a price of $25.00 per share, if the trading price of the common stock equals or exceeds $6.00 per share. Shares of Series A Preferred Stock are convertible into shares of Class A Common Stock, at the option of the holder, at a ratio determined by dividing the liquidation value of the Series A Preferred Stock by $6.00 and such ratio is subject to adjustment from time to time.

     Pursuant to the Asset Purchase Agreement, the Company is obligated to register all of the shares of the Class A Common Stock and Series A Preferred Stock under the Securities Exchange Act and to qualify the shares for listing on a nationally recognized United States securities exchange or on The Nasdaq Stock Market's National Market.

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

     The Series B Preferred Stock ranks, as to dividends and redemption and upon liquidation, junior to the Series A Preferred Stock but senior to all other classes and series of capital stock of the Company. The holders of Series B Preferred Stock are entitled to receive cumulative dividends, payable quarterly at an annual rate of 8%. During the period from February 5, 1997 through and including December 31, 1999, the dividend is payable in additional shares of Series B Preferred Stock. Thereafter, the dividends will be payable in cash when and as declared by the Board of Directors. Holders of Series B Preferred Stock are not entitled to vote, except as defined.

     Shares of Series B Preferred Stock are not subject to mandatory redemption. On or after February 5, 2000, the Company may, at its option, redeem outstanding shares of Series B Preferred Stock at a price of $25.00 per share, if the trading price of the common stock equals or exceeds $5.50 per share. Shares of Series B Preferred Stock are convertible into shares of Class B Common Stock, at the option of the holder, at a ratio determined by dividing the liquidation value of the Series A Preferred Stock by $5.50 and such ratio is subject to adjustment from time to time.

NOTE 6 -- COMMON STOCK

     For the period from February 5, 1997 to February 5, 2000, the common stock is divided into three classes, Class A and Class B, which are voting, and Class C, which is non-voting. During this period, the number of Directors of the Company is fixed at nine, with the holders of the Class A shares having the right to elect four Directors and the holders of the Class B shares having the right to elect Directors. In connection with the settlement of the issues surrounding the adjustment to the purchase price paid by the Company, it is expected that the certificate of incorporation of the Company will be amended to increase the number of directors to be elected by the holders of Class B common stock. Holders of the Class C shares do not participate in the election of Directors. On February 5, 2000, the three classes of common stock will automatically be consolidated into one single class of common stock with identical rights. The Company currently has outstanding warrants exercisable for 2,107,843 shares of Class C Common Stock at an exercise price of $.10 per share, which has already been deemed paid.

NOTE 7 -- COMMITMENTS AND CONTINGENCIES

     The Company is a respondent in various environment-related cases. The Company is not otherwise party to, and none of its assets are subject to any other pending legal proceedings, other than ordinary routine litigation incidental to its business and against which the Company is adequately insured and indemnified or which is not material. The Company believes that the ultimate outcome of these cases will not materially affect future operations.

NOTE 8 -- SUBSEQUENT EVENTS

     Following the issuance of the Notes, the Company filed, with the Securities and Exchange Commission, a Registration Statement on July 16, 1997, (File No. 333-31363) on Form S-4 under the Securities Act of 1933, with respect to an issue of 11.25% First Mortgage Notes, due 2005, identical in all material respects to the Notes, except that the new Notes would not bear legends restricting the transfer thereof. Upon the effectiveness of the Registration Statement, the Company will commence an offer to the holders of the Notes to exchange their Notes for a like principal amount of new Notes. The Company entered into a Registration Rights Agreement on April 17, 1997. Pursuant to this agreement, additional interest in an amount of up to 1.5% per annum may accrue on the Notes as a result of the Company's failure to have an exchange offer registration statement declared effective on or prior to October 14, 1997 and its failure to have exchanged all Notes tendered in accordance with the terms of the exchange offer on or prior to November 28, 1997.

                       ANCHOR GLASS CONTAINER CORPORATION

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

     In connection with a plan to simplify the corporate ownership structure of Consumers, the Company and their affiliates, Glenshaw Glass Company, Inc., a wholly-owned subsidiary of G&G, may become a subsidiary of the Company or Consumers U.S.

     In September 1997, Hillsboro Glass Company ("Hillsboro"), a glass-manufacturing plant owned by G&G, discontinued manufacturing. All of Hillsboro's rights and obligations to fill orders under a supply contract between Consumers and one of its major customers will be purchased by Consumers and the Company. The Company estimates that the purchase price of the Company's portion of this contract will approximate $12,000 and will be amortized over the remaining term of the acquired contract, approximately 11 years, based on shipments.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Consumers U.S., Inc.:

We have audited the accompanying consolidated balance sheet of Consumers U.S., Inc. (a Delaware corporation) as of June 30, 1997, and the related consolidated statements of operations, stockholder's equity and cash flows for the period from February 5, 1997 through June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Consumers U. S., Inc. as of June 30, 1997, and the results of its operations and its cash flows for the period from February 5, 1997 through June 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
October 31, 1997 (except with respect to the purchase price adjustment matter discussed in Note 2, as to which the date is January 5, 1998)

                              CONSUMERS U.S., INC.

                           CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)


ASSETS
Current assets:
Cash and cash equivalents.........................................................  $  6,106
Accounts receivable, less allowance for doubtful accounts of $1,706...............    62,262
Inventories --
  Raw materials and manufacturing supplies........................................    24,616
  Semi-finished and finished products.............................................    92,582
Other current assets..............................................................     8,724
                                                                                    --------
          Total current assets....................................................   194,290
Property, plant and equipment:
  Land............................................................................     7,769
  Buildings.......................................................................    74,075
  Machinery, equipment and molds..................................................   252,447
  Less accumulated depreciation, net..............................................   (20,494)
                                                                                    --------
                                                                                     313,797
Other assets......................................................................    24,163
Strategic alliance with customer..................................................    22,650
Goodwill, net of accumulated amortization of $1,000...............................    43,162
                                                                                    --------
                                                                                    $598,062
                                                                                    ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Revolving credit facility.........................................................  $    963
Current maturities of long term-debt..............................................       352
Accounts payable..................................................................    33,504
Accrued expenses..................................................................    55,219
Accrued interest..................................................................     3,448
Accrued compensation and employee benefits........................................    36,403
                                                                                    --------
          Total current liabilities...............................................   129,889
Long-term debt....................................................................   151,897
Long-term pension liabilities.....................................................    49,365
Long-term postretirement liabilities..............................................    58,386
Other long-term liabilities.......................................................    67,382
                                                                                    --------
                                                                                     327,030
Commitments and contingencies (Note 12)
Redeemable preferred stock of subsidiary, Series A, $.01 par value; 2,239,320 shares authorized, issued and outstanding; $25 liquidation and redemption
  value...........................................................................    55,983
                                                                                    --------
Minority interest.................................................................    10,518
                                                                                    --------
Stockholder's equity:
Common stock, $.01 par value; authorized 20,000,000 shares;
  issued and outstanding 17,000,100 shares........................................       170
Capital in excess of par value....................................................    86,330
Accumulated deficit...............................................................   (11,858)
                                                                                    --------
                                                                                      74,642
                                                                                    --------
                                                                                    $598,062
                                                                                    ========


                See Notes to Consolidated Financial Statements.

                              CONSUMERS U.S., INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                 PERIOD FROM FEBRUARY 5, 1997 TO JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)


Net sales.......................................................................  $   261,141
Costs and expenses:
  Costs of products sold........................................................      244,285
  Selling and administrative expenses...........................................       11,176
                                                                                  -----------
Income from operations..........................................................        5,680
Other income, net...............................................................          211
Interest expense................................................................       (7,882)
                                                                                  -----------
Loss before extraordinary item..................................................       (1,991)
Extraordinary item --
  Write-off of deferred financing costs, net of nil tax.........................      (11,200)
                                                                                  -----------
Loss before preferred stock dividends and minority interest.....................      (13,191)
Preferred stock dividends.......................................................       (2,239)
                                                                                  -----------
Loss before minority interest...................................................      (15,430)
Minority interest...............................................................        3,572
                                                                                  -----------
Net loss........................................................................  $   (11,858)
                                                                                  ===========


                See Notes to Consolidated Financial Statements.

                              CONSUMERS U.S., INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                 PERIOD FROM FEBRUARY 5, 1997 TO JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)


                                                             CAPITAL                          TOTAL
                                                 COMMON     IN-EXCESS     ACCUMULATED     STOCKHOLDER'S
                                                 STOCK       OF PAR         DEFICIT          EQUITY
                                                 ------     ---------     -----------     -------------
Balance, February 5, 1997......................   $ --       $    --       $      --         $    --
  Issuance of 17,000,100 shares of Common Stock
     to Consumers International................    170        86,330              --          86,500
  Net loss.....................................     --            --         (11,858)        (11,858)
                                                 ------      -------         -------         -------
Balance, June 30, 1997.........................   $170       $86,330       $ (11,858)        $74,642
                                                 ======      =======         =======         =======


                See Notes to Consolidated Financial Statements.

                              CONSUMERS U.S., INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                 PERIOD FROM FEBRUARY 5, 1997 TO JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

Cash flows from operating activities:
  Loss before extraordinary item........................................................   $  (1,991)
  Adjustments to reconcile loss before extraordinary item to net cash provided by operating activities:
    Depreciation and amortization.......................................................      21,578
    Other amortization..................................................................       1,598
    Other...............................................................................         140
  Decrease in cash resulting from changes in assets and liabilities.....................     (17,344)
                                                                                           ---------
                                                                                               3,981
Cash flows from investing activities:
  Purchase of assets and assumption of liabilities of Old Anchor........................    (200,470)
  Expenditures for property, plant and equipment........................................     (12,251)
  Acquisition related contribution to defined benefit pension plans.....................      (9,056)
  Other.................................................................................        (871)
                                                                                           ---------
                                                                                            (222,648)
Cash flows from financing activities:
  Proceeds from issuance of long-term debt..............................................     280,000
  Principal payments of long-term debt..................................................    (130,137)
  Proceeds from issuance of common stock................................................      85,000
  Net draws on revolving credit facility................................................         963
  Other, primarily financing fees.......................................................     (11,053)
                                                                                           ---------
                                                                                             224,773
Cash and cash equivalents:
  Increase in cash and cash equivalents.................................................       6,106
  Balance, beginning of period..........................................................          --
                                                                                           ---------
  Balance, end of period................................................................   $   6,106
                                                                                           =========
Supplemental disclosure of cash flow information:
Cash paid during the period for:
  Interest..............................................................................   $   3,546
                                                                                           =========
  Income tax payments (refunds), net....................................................   $      --
                                                                                           =========
Increase (decrease) in cash resulting from changes in assets and liabilities:
  Accounts receivable...................................................................   $ (13,477)
  Inventories...........................................................................       5,507
  Other current assets..................................................................         678
  Accounts payable, accrued expenses and other current liabilities......................      (9,423)
  Other, net............................................................................        (629)
                                                                                           ---------
                                                                                           $ (17,344)
                                                                                           =========

Supplemental noncash investing and financing activities:

    In connection with the Anchor Acquisition, Anchor issued $46,983 face amount of Series A Preferred Stock and $2,454 of Class A Common Stock and incurred $1,500 of fees. In connection with the Anchor Loan Facility, Anchor issued 1,405,229 warrants to the lenders valued at $7,012.

Anchor Acquisition:
  Fair value of assets acquired.........................................................   $ 525,000
  Acquisition costs accrued.............................................................     (50,000)
  Goodwill..............................................................................      47,000
  Purchase price........................................................................    (250,000)
                                                                                           ---------
  Liabilities assumed...................................................................   $ 272,000
                                                                                           ==========

    In February 1997, Anchor contributed $9,000 face amount of Series A Preferred Stock to Anchor's defined benefit pensions plans.

    In connection with the issuance of the Notes, Anchor issued 702,615 shares of Class B Common Stock to Consumers U.S. and 702,614 warrants valued at $3,506 to the initial purchasers of the Notes. Also, with the issuance of the Notes, Anchor recorded an extraordinary loss for the write-off of deferred financing fees of the Anchor Loan Facility.

    The Company considers short-term investments with original maturities of ninety days or less at the date of purchase to be classified as cash equivalents.

                See Notes to Consolidated Financial Statements.

                              CONSUMERS U.S., INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1 -- BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization of the Company

     Consumers U.S., Inc. ("Consumers U.S."), a Delaware corporation and a wholly-owned subsidiary of Consumers International Inc. ("Consumers International"), a Canadian corporation and a wholly-owned subsidiary of Consumers Packaging Inc. ("Consumers"), was formed in January 1997 to hold an investment in Anchor Glass Acquisition Corp. ("Anchor") which acquired certain assets and assumed certain liabilities of Anchor Glass Container Corporation ("Old Anchor"), now Anchor Resolution Corp.

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Consumers U.S. and its partially-owned subsidiary, Anchor (together the "Company"). All material intercompany accounts and transactions have been eliminated in consolidation. The Company holds 63.4% of the total voting common shares of Anchor and holds the majority of the Anchor Board of Director positions, and accordingly the results of Anchor's operations have been consolidated in these financial statements. Minority interest represents the minority shareholders' proportionate share of the equity and the income or loss of Anchor. The minority shareholders' 74.2% proportionate share of income or loss of Anchor is based upon all outstanding common shares and warrants of Anchor. Consumers U.S. has no independent activities.

  Business Segment


     The Company is engaged in the manufacture and sale of a diverse line of clear, amber, green and other color glass containers of various types, designs and sizes to customers principally in the beer, food, iced tea, distilled spirits and soft drink industries. The Company markets its products throughout the United States. The Company's international and export sales are insignificant. Sales to The Stroh Brewery Company represented approximately 12.5% of total net sales for the period ended June 30, 1997. Revenues are recognized as product is shipped to customers.


  Inventories

     Inventories are stated at the lower of cost or market. The cost of substantially all inventories of raw materials and semi-finished and finished products is determined on the first-in, first-out method. Manufacturing supplies and certain other inventories are valued at weighted average costs.

  Property, Plant and Equipment

     Property, plant and equipment expenditures, including renewals, betterments and furnace rebuilds which extend useful lives, and expenditures for glass forming machine molds are capitalized and depreciated using the straight-line method over the estimated useful lives of the assets for financial statement purposes while accelerated depreciation methods are principally used for tax purposes. Generally, annual depreciation rates range from 2.5% for buildings, 6.3% to 20% for machinery and equipment and 40% for molds. Furnace and machine rebuilds, which are recurring in nature and which extend the lives of the related assets, are capitalized and depreciated over the period of extension, generally at rates of 20% to 25%, based on the type and extent of these rebuilds. Depreciation of leased property recorded as capital assets is computed on a straight-line basis over the estimated useful lives of the assets. Maintenance and repairs are charged directly to expense as incurred.

                              CONSUMERS U.S., INC.

                             (DOLLARS IN THOUSANDS)

  Strategic Alliance with Customer


     In conjunction with the Anchor Acquisition, the Company assumed a fifteen year supply agreement with a significant customer. In respect of the supply agreement, payments made or to be made to this customer in 1996, 1997 and 1998 totaling $23,000 are being amortized as a component of net sales on the statement of operations over the term of the contract based upon shipments.


  Goodwill

     Goodwill represents the excess of the purchase price over the estimated fair value of net assets acquired and is amortized on a straight line basis over a twenty year period. Amortization expense for the period ended June 30, 1997 was approximately $1,000. The Company has not yet finalized the allocations of net assets and certain contingent liabilities have not yet been resolved, as well as the final purchase price.

  Income Taxes

     The Company applied Statement of Financial Accounting Standards No.
109 -- Accounting for Income Taxes ("SFAS 109") which establishes financial accounting and reporting standards for the effects of income taxes which result from a company's activities during the current and preceding years.

  Retirement Plans

     Anchor has retirement plans, principally non-contributory, covering substantially all salaried and hourly employees. The Company's funding policy is to pay at least the minimum amount required by the Employee Retirement Income Security Act of 1974 and the Retirement Protection Act of 1994, which requires the Company to make significant additional contributions into its underfunded defined benefit plans.

  Postretirement Benefits

     Statement of Financial Accounting Standards No. 106 -- Employers' Accounting for Postretirement Benefits Other Than Pensions ("SFAS 106") requires accrual of postretirement benefits (such as healthcare benefits) during the period that an employee provides service. This accounting method has no effect on the Company's cash outlays for these postretirement benefits.

  Fair Value of Financial Instruments

     Statement of Financial Accounting Standards No. 107 -- Disclosures about Fair Value of Financial Instruments requires disclosure of the estimated fair values of certain financial instruments. The estimated fair value amounts have been determined using available market information or other appropriate valuation methodologies that require considerable judgment in interpreting market data and developing estimates. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. As the long-term debt has not been registered or traded in an established trading market, and the debt was issued during the current period, the company has estimated the fair value of the debt to be the carrying value. The carrying amount of other financial instruments approximate their estimated fair values.

     The fair value information presented herein is based on information available to management as of June 30, 1997. Although management is not aware of any factors that would significantly affect the estimated value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, the current estimates of fair value may differ significantly from the amounts presented herein.

                              CONSUMERS U.S., INC.

                             (DOLLARS IN THOUSANDS)


     From time to time, the Company may enter into interest rate swap agreements that effectively hedge interest rate exposure. The net cash amount paid or received on these agreements are accrued and recognized as an adjustment to interest expense.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated.

NOTE 2 -- PURCHASE OF ASSETS

     On February 5, 1997, pursuant to an Asset Purchase Agreement dated December 18, 1996, as amended (the "Asset Purchase Agreement"), between Consumers, Owens-Brockway Glass Container Inc. ("Owens") and Old Anchor, the Company (the rights and obligations of Consumers having been assigned to Anchor) and Owens acquired substantially all of the assets of, and assumed certain liabilities, of Old Anchor.

     The Company purchased eleven operating glass container manufacturing facilities and other related assets (the "Anchor Acquisition"). Owens purchased assets and assumed liabilities of Old Anchor's Antioch and Hayward, California facilities and purchased certain other existing inventories. Owens also purchased Old Anchor's investment in Rocky Mountain Bottle Company, a joint venture with Coors Brewing Company ("Coors"), and assumed Old Anchor's agreement to manufacture Coors' glass packaging products in the United States.

     The total purchase price approximated $378,000, excluding fees of approximately $1,500 which were paid by Consumers and recorded as capital in excess of par by Anchor. The portion of the purchase price paid in cash by Owens amounted to approximately $128,000. The remaining purchase price of approximately $250,000 from the Company was comprised of: approximately $200,500 in cash, $47,000 face amount (1,879,320 shares) of mandatorily redeemable 10% cumulative convertible preferred stock of Anchor ("Series A Preferred Stock") and $2,500 of common stock of Anchor (490,898 shares with an estimated value of $5.00 per share) (the "Class A Common Stock").


     The purchase price paid by the Company is subject to adjustment. On June 13, 1997, Old Anchor delivered to the Company the closing balance sheet which indicated that Old Anchor believed that it was entitled to additional payments from the Company and Owens totaling approximately $76,300. On July 28, 1997, the Company delivered its notice of disagreement to Old Anchor, which requested a reduction of the purchase price of approximately $96,800. Since that time, the parties have been negotiating the amount of the adjustment, and in January 1998, have reached a proposed settlement (the "Proposed Settlement"). The Proposed Settlement requires the payment by the Company to Old Anchor of an additional $1,000 in cash and the issuance of 1,225,000 warrants for the purchase of additional shares of common stock, together valued at approximately $7,100, to be recorded as an adjustment to goodwill. In addition, the Company will issue 525,000 warrants to purchase additional shares of common stock to Consumers U.S. or an affiliate, valued at approximately $2,600 to be recorded as an expense. The Proposed Settlement is subject to final approval by the Company, Old Anchor and bankruptcy court.


     The Company obtained the cash portion of the purchase price principally from an $85,000 cash investment by Consumers International in common stock of Consumers U.S. and a $130,000 bank loan.

     For the period from February 5, 1997 to February 5, 2000, the common stock of Anchor is divided into three classes, Class A and Class B, which are voting, and Class C, which is non-voting. During this period, the

                              CONSUMERS U.S., INC.

                             (DOLLARS IN THOUSANDS)

number of Directors of Anchor is fixed at nine, with the holders of the Class A shares having the right to elect four Directors and the holders of the Class B shares having the right to elect five Directors. In connection with the Proposed Settlement, it is expected that the certificate of incorporation of company will be amended to increase the number of directors to be elected by the holders of Class B Common Stock. Holders of the Class C shares do not participate in the election of Directors. On February 5, 2000, the three classes of common stock will automatically be consolidated into one single class of common stock with identical rights. Anchor currently has outstanding warrants exercisable for 2,107,843 shares of Class C common stock for an exercise price of $.10 per share, which has already been deemed paid.

     Upon consummation of the purchase and effective February 6, 1997, Anchor changed its name to Anchor Glass Container Corporation.

     The Anchor Acquisition is accounted for by using the purchase method, with the purchase price being allocated to the assets acquired and preacquisition liabilities assumed based on their estimated fair value at the date of acquisition. These allocations are based on preliminary appraisals, evaluations, estimations and other studies. Certain acquisition costs and fees, including the costs of closing and consolidating certain facilities have also been recorded by the Company at the date of acquisition. As of June 30, 1997, the Company has not yet finalized these allocations and certain contingent liabilities have not yet been resolved, as well as the final purchase price. The excess of the purchase price over the fair value of net assets purchased of approximately $47,000 is classified as Goodwill on the accompanying consolidated balance sheet. In the fourth quarter of 1997, the Company has completed its appraisals, evaluations and other studies to finalize its allocation of purchase price to assets acquired and preacquisition liabilities assumed based upon their fair value at the date of acquisition. In the aggregate, the Company expects to increase goodwill by up to approximately $16,000. This increase results from, among others, adjustments to opening accruals and valuations reserves, additional accruals for previously idled facilities and the final settlement of the Anchor Acquisition purchase price.

     The estimated values of assets acquired and liabilities assumed as of February 5, 1997 after giving effect to the Anchor Acquisition and consideration paid is as follows:

        Accounts receivable..............................................  $  48,000
        Inventories......................................................    123,000
        Property, plant and equipment....................................    322,000
        Goodwill.........................................................     47,000
        Other assets.....................................................     32,000
        Current liabilities..............................................   (139,000)
        Long-term debt...................................................     (2,000)
        Other long-term liabilities......................................   (181,000)
                                                                           ---------
                                                                           $ 250,000
                                                                           =========

     The following unaudited pro forma results of operations for the Company for the six months ended June 30, 1997 assumes the Anchor Acquisition occurred on January 1, 1997 (dollars in thousands except per share data):

        Net sales.........................................................  $315,218
        Loss before extraordinary item....................................   (15,701)
        Net loss..........................................................   (24,263)

     These pro forma amounts represent historical operating results with appropriate adjustments of the Anchor Acquisition which give effect to interest expense and the impact of purchase price adjustments to depreciation and amortization expense. These pro forma amounts do not purport to be indicative of the results

                              CONSUMERS U.S., INC.

                             (DOLLARS IN THOUSANDS)

that would have actually been obtained had the Anchor Acquisition been completed as of January 1, 1997, or that may be obtained in the future.

     On January 9, 1997, the Pension Benefit Guaranty Corporation ("PBGC") notified Old Anchor that it intended to institute involuntary termination proceedings with respect to the three defined benefit pension plans then maintained by Old Anchor, and currently maintained by Anchor. However, the PBGC reached an agreement with Vitro, S.A., the parent of Old Anchor, in which Vitro, S.A. agreed to provide a limited guaranty to the PBGC with respect to the unfunded benefit liabilities of Anchor's defined benefit plans, if the plans, or any one of them, are terminated before August 1, 2006. Consequently, the PBGC agreed not to terminate the plans as a result of the Asset Purchase Agreement and the assumption of the plans by Anchor. In conjunction with the purchase, Anchor assumed all liabilities of the plans and funded $9,056 of plan contributions, previously unfunded following Old Anchor's filing of Chapter 11. Additionally, Anchor issued to the plans $9,000 face amount (360,000 shares) of Series A Preferred Stock.

NOTE 3 -- REVOLVING CREDIT FACILITY

     In conjunction with the Anchor Acquisition, Anchor entered into a credit agreement dated as of February 5, 1997, with Bankers Trust Company ("BTCo") as issuing bank and BT Commercial Corporation, as agent, to provide a $110,000 senior secured revolving credit facility (the "Revolving Credit Facility"). The Revolving Credit Facility enables Anchor to obtain revolving credit loans for working capital purposes and the issuance of letters of credit for its account in an aggregate amount not to exceed $110,000. Advances outstanding at any one time cannot exceed an amount equal to the borrowing base as defined in the Revolving Credit Facility.

     Revolving credit loans bear interest at a rate based upon, at Anchor's option, (i) the higher of the prime rate of BTCo, 0.5% in excess of the overnight federal funds rate and 0.5% in excess of the adjusted certificate of deposit rate, as defined, each plus a defined margin, or (ii) the average of the offering rates of banks in the New York interbank Eurodollar market, plus a defined margin. Interest is payable monthly. A commitment fee of 0.5% per annum on the unused portion of the facility and letter of credit fees, as defined, is payable quarterly. The Revolving Credit Facility expires February 5, 2002.

     At June 30, 1997, advances outstanding under the Revolving Credit Facility were $963 and the borrowing availability was $72,106. The total outstanding letters of credit on this facility were $12,788. At June 30, 1997, the weighted average interest rate on borrowings outstanding was 9.0%.

     Anchor's obligations under the Revolving Credit Facility are secured by a first priority lien on substantially all of Anchor's inventories and accounts receivable and related collateral and a second priority pledge of all of Anchor's Series B preferred shares and Class B common shares. In addition, Anchor's obligations under the Revolving Credit Facility are guaranteed by Consumers U.S., the holder of Anchor's outstanding Series B preferred shares and Class B common shares.

     The Revolving Credit Facility contains certain covenants that restrict Anchor from taking various actions, including, subject to specified exceptions, the incurrence of additional indebtedness, the granting of additional liens, the making of investments, the payment of dividends and other restricted payments, mergers, acquisitions and other fundamental corporate changes, capital expenditures, operating lease payments and transactions with affiliates. The Revolving Credit Facility also contains certain financial covenants that require Anchor to meet and maintain certain financial tests and minimum ratios, including a minimum working capital ratio, a minimum consolidated net worth test and a minimum interest coverage ratio, all of which have been met at June 30, 1997.

                              CONSUMERS U.S., INC.

                             (DOLLARS IN THOUSANDS)

NOTE 4 -- LONG-TERM DEBT

     Long-term debt at June 30, 1997 consists of the following:

        $150,000 First Mortgage Notes, interest at 11.25% due 2005........  $150,000
        Other.............................................................     2,249
                                                                            --------
                                                                             152,249
        Less current maturities...........................................       352
                                                                            --------
                                                                            $151,897
                                                                            ========

     In connection with the Anchor Acquisition, Anchor entered into a Senior Credit Agreement, dated as of February 5, 1997, with Bankers Trust Company, as agent, to provide a $130,000 bank loan (the "Anchor Loan Facility"). The Anchor Loan Facility was repaid in full from the net proceeds of the issuance of the $150,000 11.25% First Mortgage Notes, due 2005, (the "Notes"). The Anchor Loan Facility bore interest at a rate of 12.50%.

     As additional consideration in providing the Anchor Loan Facility, Anchor issued to BT Securities Corporation and TD Securities, 1,405,229 warrants convertible to Class C common stock. The warrants are valued at approximately $7,000. As a result of the refinancing of the Anchor Loan Facility, deferred financing fees of $11,200 were written off as an extraordinary loss in the second quarter of 1997.

     Effective April 17, 1997, Anchor completed an offering of the Notes, issued under an indenture dated as of April 17, 1997 (the "Indenture"), among Anchor, Consumers U.S. and The Bank of New York, as Trustee. The Notes are senior secured obligations of Anchor, ranking senior in right of payment to all existing and future subordinate indebtedness of Anchor and pari passu with all existing and future senior indebtedness of Anchor. The Notes are guaranteed by Consumers U.S. Proceeds from the issuance of the Notes, net of fees, were approximately $144,000 and were used to repay $130,000 outstanding under the Anchor Loan Facility and $8,800 of advances outstanding under the Revolving Credit Facility, with the balance used for general corporate purposes.


     Interest on the Notes accrues at 11.25% per annum and is payable semiannually on each April 1 and October 1 to registered holders of the Notes at the close of business on the March 15 and September 15 immediately preceding the applicable interest payment date. The Notes are not redeemable prior to April 1, 2001; however, the Notes are redeemable at Anchor's option in whole at any time or in part from time to time at redemption prices defined in the Indenture. The Indenture provides that upon the occurrence of a change in control, Anchor will be required to offer to repurchase all of the Notes at a purchase price in cash equal to 101% of the principal amount plus interest accrued to the date of purchase. Prior to the sale of the Notes, the Company entered into an interest rate swap agreement to partially protect the Company from interest rate fluctuations until such time as the fixed interest rate on the Notes was established. The agreement was terminated concurrent with the interest rate of the Notes being set. The realized gain on the agreement, approximately $1,900, has been deferred and is being amortized over the term of the Notes.


     All of the obligations of Anchor under the Notes and the Indenture are secured by a first priority perfected security interest in substantially all of the existing and future real property, personal property and other assets of Anchor and a first priority perfected security interest in collateral ranking pari passu with the security interest in favor of the Revolving Credit Facility.

     The Indenture, subject to certain exceptions, restricts the Company from taking various actions, including, but not limited to, subject to specified exceptions, the incurrence of additional indebtedness, the granting of additional liens, the payment of dividends and other restricted payments, mergers, acquisitions and transactions with affiliates.

                              CONSUMERS U.S., INC.

                             (DOLLARS IN THOUSANDS)

     All of the Company's debt agreements contain cross-default provisions.

     Principal payments required on long-term debt are $138 in the remainder of 1997, $286 in 1998, $291 in 1999, $297 in 2000 and $303 in 2001. Payments to be
made in 2002 and thereafter are $150,934.

     In connection with the issuance of the Notes on April 17, 1997, Anchor issued 702,615 Class B common shares to Consumers U.S. and 702,614 warrants, valued at $5.00 per share, to the initial purchasers.

NOTE 5 -- REDEEMABLE PREFERRED STOCK

     Anchor has designated 2,239,320 shares as Series A Preferred Stock. The Series A Preferred Stock ranks, as to dividends and redemption and upon liquidation, prior to all other classes and series of capital stock of Anchor. The holders of Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors of Anchor, cumulative dividends, payable quarterly in cash, at an annual rate of 10%. Holders of Series A Preferred Stock are not entitled to vote, except as defined. No dividends have been declared or paid as of June 30, 1997.

     Anchor is required to redeem all outstanding shares of the Series A Preferred Stock on February 5, 2009, and, on or after February 5, 2000, may, at its option, redeem outstanding shares of Series A Preferred Stock at a price of $25.00 per share, if the trading price of the common stock equals or exceeds $6.00 per share. Shares of Series A Preferred Stock are convertible into shares of Class A Common Stock, at the option of the holder, at a ratio determined by dividing the liquidation value of the Series A Preferred Stock by $6.00 and such ratio is subject to adjustment from time to time.

     Pursuant to the Asset Purchase Agreement, Anchor is obligated to register all of the shares of the Class A Common Stock and Series A Preferred Stock under the Securities Exchange Act and to qualify the shares for listing on a nationally recognized United States securities exchange or on The Nasdaq Stock Market's National Market.

NOTE 6 -- RELATED PARTY INFORMATION

  G&G Investments, Inc.

     Anchor is party to a management agreement with G&G Investments, Inc. ("G&G"), (the majority owner of Consumers), in which G&G is to provide specified managerial services for Anchor. For these services, G&G is entitled to receive an annual management fee of $3,000 and reimbursement of its out-of-pocket costs. The terms of Revolving Credit Facility and the Indenture limit the management fee annual payment to $1,500 unless certain financial maintenance tests are met. The Company has recorded an expense of $1,233 for this agreement for the period ended June 30, 1997 and no payments have been made.

  Other affiliates

     Related party transactions with Consumers and its affiliates for the period from February 5, 1997 to June 30, 1997 are summarized as follows:

        Purchases of inventory............................................    $1,035
        Payable for inventory.............................................        23
        Sales of inventory and other......................................     5,098
        Receivable from sales of inventory and other......................     3,814

     All transactions with Consumers and its affiliates are conducted on terms which, in the opinion of management, are no less favorable than with third parties.

                              CONSUMERS U.S., INC.

                             (DOLLARS IN THOUSANDS)

NOTE 7 -- PENSION PLANS

     As part of the Anchor Acquisition, Anchor assumed the pension plans previously maintained by Old Anchor. Anchor has defined benefit retirement plans for salaried and hourly-paid employees. Benefits are calculated on a salary-based formula for salaried plans and on a service-based formula for hourly plans. Pension costs for the period from February 5, 1997 to June 30, 1997 are summarized below:

        Service cost-benefits earned during the year......................  $  1,790
        Interest cost on projected benefit obligation.....................    12,830
        Return on plan assets.............................................   (13,220)
                                                                              ------
          Total pension cost..............................................  $  1,400
                                                                              ======

     Anchor has substantial unfunded obligations related to its employee pension plans. The Retirement Protection Act of 1994 requires Anchor to make significant additional funding contributions into its underfunded defined benefit retirement plans and will increase the premiums paid to the PBGC.

     As an objection to the sale, the PBGC entered a determination to terminate Old Anchor's qualified defined benefit pension plans. However, in conjunction with the sale, Anchor assumed all liabilities of the plans and funded $9,056 of plan contributions, previously unfunded following Old Anchor's filing of Chapter
11. Additionally, Anchor issued $9,000 face amount of Series A Preferred Stock and Vitro, the parent of Old Anchor, has guaranteed to fund certain qualified defined benefit plan obligations, should Anchor default on its obligations. Consequently, the PBGC agreed not to terminate the plans as a result of the Agreement and the assumption of the plans by Anchor.

     Anchor also sponsors two defined contribution plans covering substantially all salaried and hourly employees. In 1994, the salaried retirement and savings programs were changed, resulting in the freezing of benefits under the defined benefit pension plans for salaried employees and amending the defined contribution savings plan for salaried employees. Under the amended savings plan, Anchor matches employees' basic contributions to the plan in an amount equal to 150% of the first 4% of an employee's compensation. Expenses under the savings programs for the period from February 5, 1997 to June 30, 1997 were approximately $1,100.

     The funded status of Anchor's pension plans at June 30, 1997 is as follows:

                                                               ACCUMULATED    ASSETS EXCEED
                                                                BENEFITS       ACCUMULATED
                                                              EXCEED ASSETS     BENEFITS
                                                              -------------   -------------
        Actuarial present value of accumulated plan
          benefits:
          Vested benefit obligation.........................    $ 306,803       $ 111,701
                                                                  =======         =======
          Accumulated benefit obligation....................    $ 315,630       $ 111,701
                                                                  =======         =======
          Projected benefit obligation......................      315,630         111,701
        Plan assets at fair value...........................      242,970         120,808
                                                                  -------         -------
        Projected benefit obligation in excess of (less
          than) plan assets.................................    $  72,660       $  (9,107)
                                                                  =======         =======
        Accrued (prepaid) pension cost......................    $  72,660       $  (9,107)
                                                                  =======         =======

     Plan assets are held by an independent trustee and consist primarily of investments in equities, fixed income and government securities. There is currently no public market for the Series A Preferred Stock and no dividends have been paid during the current year. The Company expects to receive a valuation of the contributed Series A Preferred Stock in the fourth quarter of 1997. Should the valuation be less than the $9,000 contributed value, the Company will be required to contribute the difference.

                              CONSUMERS U.S., INC.

                             (DOLLARS IN THOUSANDS)

     Significant assumptions used in determining net pension cost and related pension obligations for the benefit plans for 1997 are as follows:

        Discount rate.........................................................  7.50%
        Expected long-term rate of return on plan assets......................   9.0

NOTE 8 -- POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company provides benefits to substantially all salaried, and certain hourly employees under several plans. SFAS 106 requires accrual of postretirement benefits (such as healthcare benefits) during the years an employee provides services. Currently, the Company funds these healthcare benefits on a pay-as-you-go basis. The Company also contributes to a multi-employer trust, and under the requirements of SFAS 106, recognizes as postretirement benefit cost the required annual contribution. The Company's cash flows are not affected by implementation of SFAS 106.

     The accumulated postretirement benefit obligation at June 30, 1997 is as follows:

        Retirees...........................................................  $38,815
        Eligible plan participants.........................................    8,507
        Other active plan participants.....................................   13,764
                                                                             -------
                                                                             $61,086
                                                                             =======
        Accrued postretirement benefit costs...............................  $61,086
                                                                             =======

     Net postretirement benefit costs for the period from February 5, 1997 to June 30, 1997 consist of the following components:

        Service cost -- benefits earned during the year.....................  $  419
        Interest cost on accumulated postretirement benefit obligation......   1,653
                                                                              ------
                                                                              $2,072
                                                                              ======

     The assumed healthcare cost trend used in measuring the accumulated postretirement benefit obligation as of June 30, 1997 was 9.0% declining gradually to 5.5% by the year 2003, after which it remains constant. A one percentage point increase in the assumed healthcare cost trend rate for each year would increase the accumulated postretirement benefit obligation as of June 30, 1997 by approximately 12% and the net postretirement healthcare cost for the period ended June 30, 1997 by approximately 13%. The assumed discount rate used in determining the accumulated postretirement benefit obligation was 7.50% for 1997.

     The Company also contributes to a multi-employer trust which provides certain other postretirement benefits to retired hourly employees. Expenses under this program for the period from February 5, 1997 to June 30, 1997 were $1,540.

NOTE 9 -- PLANT CLOSING COSTS

     In an effort to reduce the Company's cost structure and improve productivity, the Company closed its Houston, Texas plant effective February 1997 and its Dayville, Connecticut plant effective April 1997 and included the liabilities assumed as part of the Anchor Acquisition cost. Closure of these facilities will result in the consolidation of underutilized manufacturing operations. Substantially all of the hourly and salaried employees at these plants, approximately 600 in total, are being terminated. It is expected that the majority of the closing activities will be completed within two years after closure and the idled facilities will be retained for

                              CONSUMERS U.S., INC.

                             (DOLLARS IN THOUSANDS)

future use or held for sale. Exit charges and the amounts charged against the liability as of June 30, 1997 are as follows:

                                                                                AMOUNT CHARGED
                                                                                   AGAINST
                                                               EXIT CHARGES       LIABILITY
                                                               ------------     --------------
    Severance and employee benefit costs.....................    $ 11,300           $6,700
    Plant shutdown costs related to consolidation and
      discontinuation of manufacturing activities............      21,700            3,600

NOTE 10 -- INCOME TAXES

     The Company applies SFAS 109 under which the liability method is used in accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Under SFAS 109, if on the basis of available evidence, it is more likely than not that all or a portion of the deferred tax asset will not be realized, the asset must be reduced by a valuation allowance. Since realization is not assured as of June 30, 1997, management has deemed it appropriate to establish a realization reserve against the tax asset created during the period.

     The following significant components of the deferred tax assets and liabilities are as follows:

        Deferred tax assets:
          Accruals and reserves............................................  $ 2,670
          Property, plant and equipment....................................    2,400
          Pensions and postretirement liabilities..........................      800
          Tax loss carryforwards...........................................      130
                                                                             -------
                                                                               6,000
        Valuation allowance................................................   (2,400)
                                                                             -------
                                                                               3,600
                                                                             -------
        Deferred tax liabilities:
          Goodwill.........................................................    3,500
          Other assets.....................................................      100
                                                                             -------
                                                                               3,600
                                                                             -------
        Net deferred tax assets............................................  $    --
                                                                             =======

     The effective tax rate reconciliation at June 30, 1997 is as follows:

        Statutory rate.........................................................   39%
        Permanent differences..................................................   21
                                                                                 ----
                                                                                  18
        Valuation allowance....................................................   18
                                                                                 ----
        Effective rate.........................................................   --%
                                                                                 ====

NOTE 11 -- LEASES

     The Company leases distribution and office facilities, machinery, transportation, data processing and office equipment under non-cancelable leases which expire at various dates through 2004. These leases

                              CONSUMERS U.S., INC.

                             (DOLLARS IN THOUSANDS)

generally provide for fixed rental payments and include renewal and purchase options at amounts which are generally based on fair market value at expiration of the lease. The Company has no material capital leases.

     Future minimum lease payments under non-cancelable operating leases are as follows:

        Remaining in 1997..................................................  $ 9,700
        1998...............................................................   16,500
        1999...............................................................   12,700
        2000...............................................................    9,500
        2001...............................................................    8,600
        After 2001.........................................................   20,300
                                                                             -------
                                                                             $77,300
                                                                             =======

     Rental expense for all operating leases for the period from February 5, 1997 to June 30, 1997 was $8,845.

     In connection with the Anchor Acquisition, Anchor assumed and amended Old Anchor's lease of the headquarters facility located in Tampa, Florida and a related option to purchase. The term of the amended lease expires January 2, 1998, unless Anchor has exercised its purchase right, and the term then expires February 1, 1998. The property is encumbered by a mortgage, which is required to be repaid or refinanced by February 1, 1998. Anchor is obligated to pay this indebtedness if Anchor does not exercise its purchase option. If the property is subsequently sold, a portion of the net proceeds is to be reimbursed to Anchor. Anchor expects to exercise the option to purchase the headquarters facility and assign such option to a third party purchaser of the facility. Anchor expects to enter into a lease pursuant to which Anchor will lease a portion of the headquarters facility.

NOTE 12 -- COMMITMENTS AND CONTINGENCIES

     Anchor is a respondent in various environment-related cases. The measurement of liabilities in these cases and other environmental concerns is based on available facts of each situation and considers factors such as prior experience in remediation efforts and presently enacted environmental laws and regulations. In the opinion of management, based upon information presently known, the Company has adequately provided for environmental liabilities. The Company is not otherwise party to, and none of its assets are subject to any other pending legal proceedings, other than ordinary routine litigation incidental to its business and against which the Company is adequately insured and indemnified or which is not material. The Company believes that the ultimate outcome of these cases will not materially affect future operations.

NOTE 13 -- SUBSEQUENT EVENTS

     Following the issuance of the Notes, the Company filed, with the Securities and Exchange Commission, a Registration Statement on July 16, 1997, (File No. 33331363) on Form S-4 under the Securities Act of 1933 (currently under review), with respect to an issue of 11.25% First Mortgage Notes, due 2005, identical in all material respects to the Notes, except that the new Notes would not bear legends restricting the transfer thereof. Upon the effectiveness of the Registration Statement, the Company will commence an offer to the holders of the Notes to exchange their Notes for a like principal amount of new Notes. The Company entered into a Registration Rights Agreement on April 17, 1997. Pursuant to this agreement, additional interest in an amount of up to 1.5% per annum may accrue on the Notes as a result of the Company's failure to have an exchange offer registration statement or declared effective on or prior to October 14, 1997 and its failure to have exchanged all Notes tendered in accordance with the terms of the exchange offer on or prior to November 28, 1997.

                              CONSUMERS U.S., INC.

                             (DOLLARS IN THOUSANDS)

     In connection with a plan to simplify the corporate ownership structure of Consumers, Anchor and their affiliates, Glenshaw Glass Company, Inc., a wholly-owned subsidiary of G&G, may become a subsidiary of the Company.

     In September 1997, Hillsboro Glass Company ("Hillsboro"), a glass-manufacturing plant owned by G&G, discontinued manufacturing. All of Hillsboro's rights and obligations to fill orders under a supply contract between Consumers and one of its major customers will be purchased by Consumers and Anchor. The Company estimates that the purchase price of the Company's portion of this contract will approximate $12,000 and will be amortized over the remaining term of the acquired contract, approximately 11 years, based on shipments.

                              CONSUMERS U.S., INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


ASSETS

Current assets:
Cash and cash equivalents.........................................................  $    804
Accounts receivable...............................................................    60,840
Inventories --
  Raw materials and manufacturing supplies........................................    24,421
  Semi-finished and finished products.............................................    93,770
Other current assets..............................................................     8,778
                                                                                    --------
          Total current assets....................................................   188,613
Property, plant and equipment, net................................................   309,942
Other assets......................................................................    45,100
Goodwill..........................................................................    42,662
                                                                                    --------
                                                                                    $586,317
                                                                                    ========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Revolving credit facility.........................................................  $  5,861
Current maturities of long-term debt..............................................       353
Accounts payable..................................................................    31,037
Accrued expenses..................................................................    44,232
Accrued interest..................................................................     7,197
Accrued compensation and employee benefits........................................    36,471
                                                                                    --------
          Total current liabilities...............................................   125,151
Long-term debt....................................................................   151,954
Pension liabilities...............................................................    44,001
Other long-term liabilities.......................................................   124,600
                                                                                    --------
                                                                                     320,555
Commitments and contingencies (Note 6)
Redeemable preferred stock of subsidiary..........................................    55,983
                                                                                    --------
Minority interest.................................................................    10,518
                                                                                    --------

Stockholder's equity:
  Common stock....................................................................       170
  Capital in excess of par value..................................................    86,330
  Accumulated deficit.............................................................   (12,390)
                                                                                    --------
                                                                                      74,110
                                                                                    --------
                                                                                    $586,317
                                                                                    ========


           See Notes to Condensed Consolidated Financial Statements.

                              CONSUMERS U.S., INC.

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               PERIOD FROM FEBRUARY 5, 1997 TO SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


Net sales.......................................................................  $   415,636

Costs and expenses:
  Costs of products sold........................................................      386,130
  Selling and administrative expenses...........................................       18,127
                                                                                  -----------
Income from operations..........................................................       11,379
Other income, net...............................................................          234
Interest expense................................................................      (12,725)
                                                                                  -----------
Loss before extraordinary item..................................................       (1,112)

Extraordinary item --
  Write-off of deferred financing costs, net of nil tax.........................      (11,200)
                                                                                  -----------
Loss before preferred stock dividends and minority interest.....................      (12,312)
Preferred stock dividends.......................................................       (3,650)
Loss before minority interest...................................................      (15,962)
Minority interest...............................................................        3,572
                                                                                  -----------
Net loss........................................................................  $   (12,390)
                                                                                  ===========


           See Notes to Condensed Consolidated Financial Statements.

                              CONSUMERS U.S., INC.

            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
               PERIOD FROM FEBRUARY 5, 1997 TO SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                  CAPITAL    ACCUMU-        TOTAL
                                                        COMMON   IN-EXCESS    LATED     STOCKHOLDER'S
                                                        STOCK     OF PAR     DEFICIT       EQUITY
                                                        ------   ---------   --------   -------------
Balance, February 5, 1997.............................   $ --     $    --    $     --     $      --
  Issuance of 17,000,100 shares of Common Stock to
     Consumers International..........................    170      86,330          --        86,500
  Net loss............................................     --          --     (12,390)      (12,390)
                                                        ------    -------     -------       -------
Balance, September 30, 1997...........................   $170     $86,330    $(12,390)    $  74,110
                                                        ======    =======     =======       =======


           See Notes to Condensed Consolidated Financial Statements.

                              CONSUMERS U.S., INC.

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
               PERIOD FROM FEBRUARY 5, 1997 TO SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

Cash flows from operating activities:
  Loss before extraordinary item.................................................  $  (1,112)
  Adjustments to reconcile loss before extraordinary item
     to net cash provided by operating activities:
     Depreciation and amortization...............................................     34,806
     Other amortization..........................................................      3,616
     Other.......................................................................        224
  Decrease in cash resulting from changes in assets and liabilities..............    (34,170)
                                                                                    --------
                                                                                       3,364
Cash flows from investing activities:
  Purchase of assets and liabilities of Old Anchor...............................   (200,470)
  Expenditures for property, plant and equipment.................................    (21,034)
  Acquisition related contribution to defined benefit pension plans..............     (9,056)
  Other..........................................................................       (773)
                                                                                    --------
                                                                                    (231,333)
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.......................................    280,000
  Principal payments on long-term debt...........................................   (130,148)
  Proceeds from issuance of preferred stock......................................     84,000
  Proceeds from issuance of common stock.........................................      1,000
  Net draws on Revolving Credit Facility.........................................      5,861
  Other, primarily financing fees................................................    (11,940)
                                                                                    --------
                                                                                     228,773
Cash and cash equivalents:
  Increase in cash and cash equivalents..........................................        804
  Balance, beginning of period...................................................         --
                                                                                    --------
  Balance, end of period.........................................................  $     804
                                                                                    ========
Supplemental disclosure of cash flow information:
Cash paid during the period for:
  Interest.......................................................................  $   4,103
                                                                                    ========
  Income tax payments (refunds), net.............................................  $      --
                                                                                    ========

Supplemental noncash investing and financing activities:

          In connection with the Anchor Acquisition, Anchor issued $46,983 face amount of Series A Preferred Stock and $2,454 of Class A Common Stock. In connection with the Anchor Loan Facility, Anchor issued 1,405,229 of warrants to the lenders valued at $7,012.

          In February 1997, Anchor contributed $9,000 face amount of Series A Preferred Stock to Anchor's defined benefit pensions plans.

          In connection with the issuance of the Notes, Anchor issued 702,615 shares of Class B Common Stock to Consumers U.S. and 702,614 warrants valued at $3,506 to the initial purchasers of the Notes. Also, with the issuance of the Notes, the Company recorded an extraordinary loss for the write-off of deferred financing fees of the Anchor Loan Facility.

           See Notes to Condensed Consolidated Financial Statements.

                              CONSUMERS U.S., INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization of the Company

     Consumers U.S., Inc., ("Consumers U.S.") a Delaware corporation and a wholly-owned subsidiary of Consumers International Inc. ("Consumers International"), a Canadian corporation and a wholly-owned subsidiary of Consumers Packaging Inc. ("Consumers"), was formed in January 1997 to hold an investment in Anchor Glass Acquisition Corp. ("Anchor") which acquired certain assets and assumed certain liabilities of Anchor Glass Container Corporation ("Old Anchor"), now Anchor Resolution Corp.

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Consumers U.S. and its partially-owned subsidiary, Anchor (together the "Company"). All material intercompany accounts and transactions have been eliminated in consolidation. The Company holds 63.4% of the total voting common shares of Anchor and holds the majority of the Anchor Board of Director positions, and accordingly the results of Anchor's operations have been consolidated in these financial statements. Minority interest represents the minority shareholders' proportionate share of the equity and the income or loss of Anchor. The minority shareholders' 74.2% proportionate share of income or loss of Anchor is based upon all outstanding common shares and warrants of Anchor. Consumers U.S. has no independent activities.

  Management's Responsibility

     In the opinion of management, the accompanying condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, and excluding any amounts resulting from purchase price adjustments discussed above, necessary to present fairly the financial position as of September 30, 1997 and the results of operations and cash flows for the period from February 5, 1997 to September 30, 1997.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The results of operations for the interim period may not be necessarily indicative of the results of the full fiscal year.

  Business Segment


     The Company is engaged in the manufacture and sale of a diverse line of clear, amber, green and other color glass containers of various types, designs and sizes to customers principally in the beer, food, iced tea, distilled spirits and soft drink industries. The Company markets its products throughout the United States. Revenues are recognized as product is shipped to customers.


  Inventories

     Inventories are stated at the lower of cost or market. The cost of substantially all inventories of raw materials and semi-finished and finished products is determined on the first-in, first-out method. Manufacturing supplies and certain other inventories are valued at weighted average costs.

  Property, Plant and Equipment

     Property, plant and equipment expenditures, including renewals, betterments and furnace rebuilds which extend useful lives, and expenditures for glass forming machine molds are capitalized and depreciated using the straight-line method over the estimated useful lives of the assets for financial statement purposes while

                              CONSUMERS U.S., INC.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

accelerated depreciation methods are principally used for tax purposes. Generally, annual depreciation rates range from 2.5% for buildings, 6.3% to 20% for machinery and equipment and 40% for molds. Furnace and machine rebuilds, which are recurring in nature and which extend the lives of the related assets, are capitalized and depreciated over the period of extension, generally at rates of 20% to 25%, based on the type and extent of these rebuilds. Depreciation of leased property recorded as capital assets is computed on a straight-line basis over the estimated useful lives of the assets. Maintenance and repairs are charged directly to expense as incurred.

  Strategic Alliance with Customer


     In conjunction with the Anchor Acquisition, the Company assumed a fifteen year supply agreement with a significant customer. In respect of the supply agreement, payments made or to be made to this customer in 1996, 1997 and 1998 totaling $23,000 are being amortized as a component of net sales on the statement of operations over the term of the contract based upon shipments.


  Goodwill

     Goodwill represents the excess of the purchase price over the estimated fair value of net assets acquired and is amortized on a straight line basis over a twenty year period. Amortization expense for the period ended September 30, 1997 was approximately $1,500. The Company has not yet finalized the allocations of net assets and certain contingent liabilities have not yet been resolved, as well as the final purchase price.

  Income Taxes

     The Company applied Statement of Financial Accounting Standards No.
109 -- Accounting for Income Taxes ("SFAS 109") which establishes financial accounting and reporting standards for the effects of income taxes which result from a company's activities during the current and preceding years.

  Retirement Plans

     Anchor has retirement plans, principally non-contributory, covering substantially all salaried and hourly employees. The Company's funding policy is to pay at least the minimum amount required by the Employee Retirement Income Security Act of 1974 and the Retirement Protection Act of 1994, which requires the Company to make significant additional contributions into its underfunded defined benefit plans.

  Postretirement Benefits

     Statement of Financial Accounting Standards No. 106 -- Employers' Accounting for Postretirement Benefits Other Than Pensions ("SFAS 106") requires accrual of postretirement benefits (such as healthcare benefits) during the period that an employee provides service. This accounting method has no effect on the Company's cash outlays for these retirement benefits.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated.

                              CONSUMERS U.S., INC.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

NOTE 2 -- PURCHASE OF ASSETS

     On February 5, 1997, pursuant to an Asset Purchase Agreement dated December 18, 1996, as amended (the "Asset Purchase Agreement"), between Consumers, Owens-Brockway Glass Container Inc. ("Owens") and Old Anchor, the Company (the rights and obligations of Consumers having been assigned to Anchor) and Owens acquired substantially all of the assets of, and assumed certain liabilities, of Old Anchor.

     The Company purchased eleven operating glass container manufacturing facilities and other related assets (the "Anchor Acquisition"). Owens purchased assets and assumed liabilities of Old Anchor's Antioch and Hayward, California facilities and purchased certain other existing inventories. Owens also purchased Old Anchor's investment in Rocky Mountain Bottle Company, a joint venture with Coors Brewing Company ("Coors"), and assumed Old Anchor's agreement to manufacture Coors' glass packaging products in the United States.

     The total purchase price approximated $378,000, excluding fees of approximately $1,500 which were paid by Consumers and recorded as capital in excess of par by Anchor. The portion of the purchase price paid in cash by Owens amounted to approximately $128,000. The remaining purchase price of approximately $250,000 from the Company was comprised of: approximately $200,500 in cash, $47,000 face amount (1,879,320 shares) of mandatorily redeemable 10% cumulative convertible preferred stock of Anchor ("Series A Preferred Stock") and $2,500 of common stock of Anchor (490,898 shares with an estimated value of $5.00 per share) (the "Class A Common Stock").


     The purchase price paid by the Company is subject to adjustment. On June 13, 1997, Old Anchor delivered to the Company the closing balance sheet which indicated that Old Anchor believed that it was entitled to additional payments from the Company and Owens totaling approximately $76,300. On July 28, 1997, the Company delivered its notice of disagreement to Old Anchor, which requested a reduction of the purchase price of approximately $96,800. Since that time, the parties have been negotiating the amount of the adjustment, and in January 1998, have reached a proposed settlement (the "Proposed Settlement"). The Proposed Settlement requires the payment by the Company to Old Anchor of an additional $1,000 in cash and the issuance of 1,225,000 warrants for the purchase of additional shares of common stock, together valued at approximately $7,100, to be recorded as an adjustment to goodwill. In addition, the Company will issue 525,000 warrants to purchase additional shares of common stock to Consumers U.S. or an affiliate, valued at approximately $2,600 to be recorded as an expense. The Proposed Settlement is subject to final approval by the Company, Old Anchor and the bankruptcy court.


     The Company obtained the cash portion of the purchase price principally from an $85,000 cash investment by Consumers International in common stock of Consumers U.S. and a $130,000 bank loan.

     For the period from February 5, 1997 to February 5, 2000, the common stock of Anchor is divided into three classes, Class A and Class B, which are voting, and Class C, which is non-voting. During this period, the number of Directors of Anchor is fixed at nine, with the holders of the Class A shares having the right to elect four Directors and the holders of the Class B shares having the right to elect five Directors. In connection with the settlement of the issues surrounding the adjustment to the purchase price paid by the Company, it is expected that the Certificate of incorporation of the Company will be amended to increase the number of directors to be elected by the holders of Class B common stock. Holders of the Class C shares do not participate in the election of Directors. On February 5, 2000, the three classes of common stock will automatically be consolidated into one single class of common stock with identical rights. Anchor currently has outstanding warrants exercisable for 2,107,843 shares of Class C common stock for an exercise price of $.10 per share, which has already been deemed paid.

     Upon consummation of the purchase and effective February 6, 1997, Anchor changed its name to Anchor Glass Container Corporation.

                              CONSUMERS U.S., INC.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

     The Anchor Acquisition is accounted for by using the purchase method, with the purchase price being allocated to the assets acquired and preacquisition liabilities assumed based on their estimated fair value at the date of acquisition. These allocations are based on preliminary appraisals, evaluations, estimations and other studies. Certain acquisition costs and fees, including the costs of closing and consolidating certain facilities have also been recorded by the Company at the date of acquisition. As of June 30, 1997 the Company has not yet finalized these allocations and certain contingent liabilities have not yet been resolved, as well as the final purchase price. The excess of the purchase price over the fair value of net assets purchased of approximately $47,000 is classified as Goodwill on the accompanying condensed consolidated balance sheet. In the fourth quarter of 1997, the Company has completed its appraisals, evaluations and other studies to finalize its allocation of purchase price to assets acquired and preacquisition liabilities assumed based upon their fair value at the date of acquisition. In the aggregate, the Company expects to increase goodwill by up to approximately $16,000. This increase results from, among others, adjustments to opening accruals and valuations reserves, additional accruals for previously idled facilities and the final settlement of the Anchor Acquisition purchase price.

     The estimated values of assets acquired and liabilities assumed as of February 5, 1997 after giving effect to the Anchor Acquisition and consideration paid is as follows:

        Accounts receivable..............................................  $  48,000
        Inventories......................................................    123,000
        Property, plant and equipment....................................    322,000
        Goodwill.........................................................     47,000
        Other assets.....................................................     32,000
        Current liabilities..............................................   (139,000)
        Long-term debt...................................................     (2,000)
        Other long-term liabilities......................................   (181,000)
                                                                           ---------
                                                                           $ 250,000
                                                                           =========

     The following unaudited pro forma results of operations for the Company for the nine months ended September 30, 1997 assumes the Anchor Acquisition occurred on January 1, 1997 (dollars in thousands except per share data):

        Net sales.........................................................  $469,713
        Loss before extraordinary item....................................   (15,242)
        Net loss..........................................................   (24,199)

     These pro forma amounts represent historical operating results with appropriate adjustments of the Anchor Acquisition which give effect to interest expense and the impact of purchase price adjustments to depreciation and amortization expense. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained had the Anchor Acquisition been completed as of January 1, 1997, or that may be obtained in the future.

     On January 9, 1997, the Pension Benefit Guaranty Corporation ("PBGC") notified Old Anchor that it intended to institute involuntary termination proceedings with respect to the three defined benefit pension plans then maintained by Old Anchor, and currently maintained by Anchor. However, the PBGC reached an agreement with Vitro, S.A., the parent of Old Anchor, in which Vitro, S.A. agreed to provide a limited guaranty to the PBGC with respect to the unfunded benefit liabilities of Anchor's defined benefit plans, if the plans, or any one of them, are terminated before August 1, 2006. Consequently, the PBGC agreed not to terminate the plans as a result of the Asset Purchase Agreement and the assumption of the plans by Anchor. In conjunction with the purchase, Anchor assumed all liabilities of the plans and funded $9,056 of plan

                              CONSUMERS U.S., INC.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

contributions, previously unfunded following Old Anchor's filing of Chapter 11. Additionally, Anchor issued to the plans $9,000 face amount (360,000 shares) of Series A Preferred Stock.

NOTE 3 -- REVOLVING CREDIT FACILITY

     In conjunction with the Anchor Acquisition, Anchor entered into a credit agreement dated as of February 5, 1997, with Bankers Trust Company ("BTCo") as issuing bank and BT Commercial Corporation, as agent, to provide a $110,000 senior secured revolving credit facility (the "Revolving Credit Facility"). The Revolving Credit Facility enables Anchor to obtain revolving credit loans for working capital purposes and the issuance of letters of credit for its account in an aggregate amount not to exceed $110,000. Advances outstanding at any one time can not exceed an amount equal to the borrowing base as defined in the Revolving Credit Facility.

     Revolving credit loans bear interest at a rate based upon, at Anchor's option, (i) the higher of the prime rate of BTCo, 0.5% in excess of the overnight federal funds rate and 0.5% in excess of the adjusted certificate of deposit rate, as defined, each plus a defined margin, or (ii) the average of the offering rates of banks in the New York interbank Eurodollar market, plus a defined margin. Interest is payable monthly. A commitment fee of 0.5% on the unused portion of the facility and letter of credit fees, as defined, is payable quarterly. The Revolving Credit Facility expires February 5, 2002.

     At September 30, 1997, advances outstanding under the Revolving Credit Facility were $5,861 and the total outstanding letters of credit on this facility were $12,788.

     Anchor's obligations under the Revolving Credit Facility are secured by a first priority lien on substantially all of Anchor's inventories and accounts receivable and related collateral and a second priority pledge of all of the Series B preferred stock and the Class B common stock. In addition, Anchor's obligations under the Revolving Credit Facility are guaranteed by Consumers U.S., the holder of the outstanding Series B preferred stock and Class B common stock.

     The Revolving Credit Facility contains certain covenants that restrict Anchor from taking various actions, including, subject to specified exceptions, the incurrence of additional indebtedness, the granting of additional liens, the making of investments, the payment of dividends and other restricted payments, mergers, acquisitions and other fundamental corporate changes, capital expenditures, operating lease payments and transactions with affiliates. The Revolving Credit Facility also contains certain financial covenants that require Anchor to meet and maintain certain financial tests and minimum ratios, including a minimum working capital ratio, a minimum consolidated net worth test and a minimum interest coverage ratio, all of which have been met at September 30, 1997.

NOTE 4 -- LONG-TERM DEBT

     In connection with the Anchor Acquisition, Anchor entered into a Senior Credit Agreement, dated as of February 5, 1997, with Bankers Trust Company, as agent, to provide a $130,000 bank loan (the "Anchor Loan Facility"). The Anchor Loan Facility was repaid in full from the net proceeds of the issuance of the $150,000 11.25% First Mortgage Notes, due 2005, (the "Notes"). The Anchor Loan Facility bore interest at a rate of 12.50%.

     As additional consideration in providing the Anchor Loan Facility, Anchor issued to BT Securities Corporation and TD Securities, 1,405,229 warrants convertible to Class C common stock. The warrants are valued at approximately $7,000. As a result of the refinancing of the Anchor Loan Facility, deferred financing fees of $11,200 were written off as an extraordinary loss in the second quarter of 1997.

                              CONSUMERS U.S., INC.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

     Effective April 17, 1997, Anchor completed an offering of the Notes, issued under an indenture dated as of April 17, 1997 (the "Indenture"), among Anchor, Consumers U.S. and The Bank of New York, as Trustee. The Notes are senior secured obligations of Anchor, ranking senior in right of payment to all existing and future subordinate indebtedness of Anchor and pari passu with all existing and future senior indebtedness of Anchor. The Notes are guaranteed by Consumers U.S. Proceeds from the issuance of the Notes, net of fees, were approximately $144,000 and were used to repay $130,000 outstanding under the Anchor Loan Facility and $8,800 of advances outstanding under the Revolving Credit Facility, with the balance used for general corporate purposes.

     Interest on the Notes accrues at 11.25% per annum and is payable semiannually on each April 1 and October 1 to registered holders of the Notes at the close of business on the March 15 and September 15 immediately preceding the applicable interest payment date. The Notes are not redeemable prior to April 1, 2001; however, the Notes are redeemable at Anchor's option in whole at any time or in part from time to time at redemption prices defined in the Indenture. The Indenture provides that upon the occurrence of a change in control, Anchor will be required to offer to repurchase all of the Notes at a purchase price in cash equal to 101% of the principal amount plus interest accrued to the date of purchase.

     All of the obligations of Anchor under the Notes and the Indenture are secured by a first priority perfected security interest in substantially all of the existing and future real property, personal property and other assets of Anchor and a first priority perfected security interest in collateral ranking pari passu with the security interest in favor of the Revolving Credit Facility.

     The Indenture, subject to certain exceptions, restricts Anchor from taking various actions, including, but not limited to, subject to specified exceptions, the incurrence of additional indebtedness, the granting of additional liens, the payment of dividends and other restricted payments, mergers, acquisitions and transactions with affiliates.

     In connection with the refinancing of the Notes on April 17, 1997, Anchor issued 702,615 shares of Class B common stock to Consumers U.S. and 702,614 warrants, valued at $5.00 per share, to the initial purchasers.

NOTE 5 -- REDEEMABLE PREFERRED STOCK

     Anchor has designated 2,239,320 shares as Series A Preferred Stock. The Series A Preferred Stock ranks, as to dividends and redemption and upon liquidation, prior to all other classes and series of capital stock of Anchor. The holders of Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors of Anchor, cumulative dividends, payable quarterly in cash, at an annual rate of 10%. Holders of Series A Preferred Stock are not entitled to vote, except as defined. No dividends have been declared or paid as of September 30, 1997.

     Anchor is required to redeem all outstanding shares of the Series A Preferred Stock on February 5, 2009, and, on or after February 5, 2000, may, at its option, redeem outstanding shares of Series A Preferred Stock at a price of $25.00 per share, if the trading price of the common stock equals or exceeds $6.00 per share. Shares of Series A Preferred Stock are convertible into shares of Class A Common Stock, at the option of the holder, at a ratio determined by dividing the liquidation value of the Series A Preferred Stock by $6.00 and such ratio is subject to adjustment from time to time.

     Pursuant to the Asset Purchase Agreement, Anchor is obligated to register all of the shares of the Class A Common Stock and Series A Preferred Stock under the Securities Exchange Act and to qualify the shares for listing on a nationally recognized United States securities exchange or on The Nasdaq Stock Market's National Market.

                              CONSUMERS U.S., INC.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     Anchor is a respondent in various environment-related cases. The Company is not otherwise party to, and none of its assets are subject to any other pending legal proceedings, other than ordinary routine litigation incidental to its business and against which the Company is adequately insured and indemnified or which is not material. The Company believes that the ultimate outcome of these cases will not materially affect future operations.

NOTE 7 -- SUBSEQUENT EVENTS

     Following the issuance of the Notes, the Company filed, with the Securities and Exchange Commission, a Registration Statement on July 16, 1997, (File No.333-31363) on Form S-4 under the Securities Act of 1933 (currently under review), with respect to an issue of 11.25% First Mortgage Notes, due 2005, identical in all material respects to the Notes, except that the new Notes would not bear legends restricting the transfer thereof. Upon the effectiveness of the Registration Statement, the Company will commence an offer to the holders of the Notes to exchange their Notes for a like principal amount of new Notes. The Company entered into a Registration Rights Agreement on April 17, 1997. Pursuant to this agreement, additional interest in an amount of up to 1.5% per annum may accrue on the Notes as a result of the Company's failure to have an exchange offer registration statement declared effective on or prior to October 14, 1997 and its failure to have exchanged all Notes tendered in accordance with the terms of the exchange offer on or prior to November 28, 1997.

     In connection with a plan to simplify the corporate ownership structure of Consumers, Anchor and their affiliates. Glenshaw Glass Company, Inc., a wholly-owned subsidiary of G&G, may become a subsidiary of the Company.

     In September 1997, Hillsboro Glass Company ("Hillsboro"), a glass-manufacturing plant owned by G&G, discontinued manufacturing. All of Hillsboro's rights and obligations to fill orders under a supply contract between Consumers and one of its major customers will be purchased by Consumers and Anchor. The Company estimates that the purchase price of the Company's portion of this contract will approximate $12,000 and will be amortized over the remaining term of the acquired contract, approximately 11 years, based on shipments.

                 INDEX TO FINANCIAL INFORMATION FOR OLD ANCHOR


CONSOLIDATED FINANCIAL STATEMENTS
  Report of Independent Public Accountants...........................................  H-2
  Consolidated Balance Sheets
     December 31, 1995 and 1996......................................................  H-3

  Consolidated Statements of Operations
     Years Ended December 31, 1994, 1995 and 1996....................................  H-4

  Consolidated Statements of Stockholder's Equity (Deficiency in Assets)
     Years Ended December 31, 1994, 1995 and 1996....................................  H-5

  Consolidated Statements of Cash Flows
     Years Ended December 31, 1994, 1995 and 1996....................................  H-6

  Notes to Consolidated Financial Statements.........................................  H-7

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
  Condensed Consolidated Balance Sheet September 30, 1996............................  H-21
  Condensed Consolidated Statement of Operations Nine Months Ended September 30,
     1996............................................................................  H-22
  Condensed Consolidated Statement of Cash Flows Nine Months Ended September 30,
     1996............................................................................  H-23
  Notes to Condensed Consolidated Financial Statements...............................  H-24
  Condensed Consolidated Balance Sheet February 4, 1997..............................  H-28
  Condensed Consolidated Statement of Operations Period from January 1, 1997 to
     February 4, 1997................................................................  H-29
  Condensed Consolidated Statement of Cash Flows Period from January 1, 1997 to
     February 4, 1997................................................................  H-30
  Notes to Condensed Consolidated Financial Statements...............................  H-31

SELECTED CONSOLIDATED FINANCIAL DATA.................................................  H-34

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS.........................................................................  H-37

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Anchor Glass Container Corporation:

     We have audited the accompanying consolidated balance sheets of Anchor Resolution Corp. (Debtor-in-Possession) (the Company) as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholder's equity (deficiency in assets) and cash flows for the three years ended December 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to report on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our report.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Anchor Resolution Corp. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the three years ended December 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced significant losses in the last three fiscal years, and has a net deficiency in assets of $236,307,000 at December 31, 1996. As described in Notes 2 and 3 to the accompanying consolidated financial statements, in September 1996, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Furthermore, as discussed in Note 2, on February 5, 1997, the Company sold substantially all of its assets and certain liabilities. The Company's bankruptcy petition and remaining deficiency in assets after this sale raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
October 31, 1997 (except with respect to the purchase price adjustment matter discussed in Note 2, as to which the date is January 5, 1998)

                            ANCHOR RESOLUTION CORP.
                             (DEBTOR-IN-POSSESSION)
             (FORMERLY KNOWN AS ANCHOR GLASS CONTAINER CORPORATION)

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                                 DECEMBER 31,
                                                                                           ------------------------
                                                                                             1996           1995
                                                                                           ---------     ----------
                                                      ASSETS
Current assets:
Cash and cash equivalents................................................................  $   4,898     $   18,315
Accounts receivable, less allowance for doubtful accounts of $1,503 and $1,826...........     55,851         40,965
Inventories
  Raw materials and manufacturing supplies...............................................     28,528         39,036
  Semi-finished and finished products....................................................    115,891        141,538
Other current assets.....................................................................     18,593         14,982
                                                                                           ---------     ----------
         Total current assets............................................................    223,761        254,836
Property, plant and equipment:
  Land and land improvements.............................................................     10,405         22,822
  Buildings..............................................................................    120,377        147,981
  Machinery, equipment and molds.........................................................    524,643        551,709
  Less accumulated depreciation, net.....................................................   (344,655)      (323,665)
                                                                                           ---------     ----------
                                                                                             310,770        398,847
Other assets.............................................................................     52,072         38,742
Intangible pension asset.................................................................     17,140         21,773
Deferred income taxes....................................................................         --          2,367
Investment in joint venture..............................................................     39,725         20,631
Excess of cost over fair value of net assets acquired (Goodwill), net of accumulated
  amortization of $83,630 in 1995........................................................         --        471,152
                                                                                           ---------     ----------
                                                                                           $ 643,468     $1,208,348
                                                                                           =========     ==========
                            LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY IN ASSETS)
Liabilities not subject to compromise:
Current liabilities:
Debtor-in-Possession Facility............................................................  $  90,455     $       --
Revolving credit facility................................................................         --          3,000
Senior Secured Notes.....................................................................    158,025             --
Current maturities of long term debt.....................................................         --          1,770
Accounts payable.........................................................................     25,727         74,120
Accrued expenses.........................................................................     32,740         32,105
Accrued interest.........................................................................      1,510         11,246
Accrued compensation and employee benefits...............................................     60,423         55,869
Deferred income taxes....................................................................         --            543
                                                                                           ---------     ----------
         Total current liabilities.......................................................    368,880        178,653
Long-term debt...........................................................................         --        552,680
Pension liabilities......................................................................     44,179         68,260
Other long-term liabilities..............................................................    119,722        119,152
                                                                                           ---------     ----------
                                                                                             163,901        740,092
Liabilities subject to compromise........................................................    379,994             --
                                                                                           ---------     ----------
         Total liabilities...............................................................    912,775        918,745
Commitments and contingencies (Note 15)
Stockholder's equity (deficiency in assets):
Common stock $.10 par value; authorized 1,000 shares, issued and outstanding, 1 share....         --             --
Capital in excess of par value...........................................................    576,300        483,816
Accumulated deficit......................................................................   (823,213)      (167,373)
Amount related to minimum pension liability..............................................    (22,394)       (26,840)
                                                                                           ---------     ----------
                                                                                            (269,307)       289,603
                                                                                           ---------     ----------
                                                                                           $ 643,468     $1,208,348
                                                                                           =========     ==========

                See Notes to Consolidated Financial Statements.

                            ANCHOR RESOLUTION CORP.
                             (DEBTOR-IN-POSSESSION)
             (FORMERLY KNOWN AS ANCHOR GLASS CONTAINER CORPORATION)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                 YEARS ENDED DECEMBER 31,
                                                           -------------------------------------
                                                             1996          1995          1994
                                                           ---------     --------     ----------
Net sales................................................  $ 814,370     $956,639     $1,089,317
Costs and expenses:
  Cost of products sold..................................    831,612      906,393        996,780
  Selling and administrative expenses....................     39,570       48,998         52,371
  Restructuring and other charges........................     49,973       10,267         79,481
  Impairment of long-lived assets........................    490,232           --             --
  Write-up of assets held for sale.......................     (8,967)          --             --
                                                           ---------     --------       --------
Loss from operations.....................................   (588,050)      (9,019)       (39,315)
Other income (expense), net..............................    (10,020)         171         (2,385)
Interest expense (1996 contractual interest of
  $57,768)...............................................    (48,601)     (56,871)       (56,070)
                                                           ---------     --------       --------
Loss before reorganization items, income taxes and
  extraordinary item.....................................   (646,671)     (65,719)       (97,770)
Reorganization items.....................................     (5,008)          --             --
                                                           ---------     --------       --------
Loss before income taxes and extraordinary item..........   (651,679)     (65,719)       (97,770)
Income tax provision.....................................      1,825          250            250
                                                           ---------     --------       --------
Loss before extraordinary item...........................   (653,504)     (65,969)       (98,020)
Extraordinary item --
  Write-off of deferred financing fees, net of nil tax...     (2,336)          --             --
                                                           ---------     --------       --------
Net loss.................................................  $(655,840)    $(65,969)    $  (98,020)
                                                           =========     ========       ========

                See Notes to Consolidated Financial Statements.

                            ANCHOR RESOLUTION CORP.
                             (DEBTOR-IN-POSSESSION)
             (FORMERLY KNOWN AS ANCHOR GLASS CONTAINER CORPORATION)

     CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIENCY IN ASSETS)
                             (DOLLARS IN THOUSANDS)

                                               CAPITAL
                                                  IN                                       TOTAL
                                                EXCESS                                 STOCKHOLDER'S
                                    COMMON        OF        RETAINED      MINIMUM         EQUITY
                                    STOCK        PAR        EARNINGS      PENSION       (DEFICIENCY
                                     (A)        VALUE       (DEFICIT)     LIABILITY     IN ASSETS)
                                    ------     --------     ---------     --------     -------------
Balance, January 1, 1994..........  $  --      $433,816     $  (3,384)    $(17,680)      $ 412,752
Amount related to minimum pension
  liability.......................     --            --            --        9,822           9,822
Net loss..........................     --            --       (98,020)          --         (98,020)
                                    -----      --------     ---------     --------       ---------
Balance, December 31, 1994........     --       433,816      (101,404)      (7,858)        324,554
Capital contribution from Vitro,
  S.A.............................     --        50,000            --           --          50,000
Amount related to minimum pension
  liability.......................     --            --            --      (18,982)        (18,982)
Net loss..........................     --            --       (65,969)          --         (65,969)
                                    -----      --------     ---------     --------       ---------
Balance, December 31, 1995........     --       483,816      (167,373)     (26,840)        289,603
Capital contribution from Vitro,
  S.A.............................     --        92,484            --           --          92,484
Amount related to minimum pension
  liability.......................     --            --            --        4,446           4,446
Net loss..........................     --            --      (655,840)          --        (655,840)
                                    -----      --------     ---------     --------       ---------
Balance, December 31, 1996........  $  --      $576,300     $(823,213)    $(22,394)      $(269,307)
                                    =====      ========     =========     ========       =========

---------------
(A) One share, $.10 par value outstanding

                See Notes to Consolidated Financial Statements.

                            ANCHOR RESOLUTION CORP.
                             (DEBTOR-IN-POSSESSION)
             (FORMERLY KNOWN AS ANCHOR GLASS CONTAINER CORPORATION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                           YEARS ENDED DECEMBER 31,
                                                                     ------------------------------------
                                                                       1996          1995          1994
                                                                     ---------     ---------     --------
Cash flows from operating activities:
  Loss before extraordinary item...................................  $(653,504)    $ (65,969)    $(98,020)
  Adjustments to reconcile loss before extraordinary item to net cash provided by (used in) operating activities:
    Impairment of long-lived assets................................    490,232            --           --
    Write-up of assets held for sale...............................     (8,967)           --           --
    Restructuring and other charges................................     49,973        10,267       79,481
    Depreciation...................................................     72,537        76,994       79,037
    Amortization...................................................     29,119        22,921       21,439
    Other..........................................................      3,131           462          354
Decrease in cash resulting from changes in assets and
  liabilities......................................................    (19,697)      (44,245)     (54,377)
Increase in cash resulting from changes in prepetition
  liabilities......................................................      8,765            --           --
                                                                     ---------     ---------     --------
                                                                       (28,411)          430       27,914
Cash flows from investing activities:
  Expenditures for property, plant and equipment...................    (46,254)      (70,368)     (93,833)
  Proceeds from sales of property, plant and equipment.............     14,022        49,490          953
  Investment in joint venture......................................    (18,552)      (20,631)          --
  Other............................................................    (13,108)       (6,991)      (3,775)
                                                                     ---------     ---------     --------
                                                                       (63,892)      (48,500)     (96,655)
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.........................     80,000            --           --
  Principal payments on long-term debt.............................    (92,191)         (365)        (702)
  Capital contribution from Vitro S.A..............................     92,484        50,000           --
  Sale of accounts receivable......................................         --        30,000           --
  Net draws on Debtor-In-Possession facility.......................     90,455            --           --
  Draws on Prepetition Credit Agreement............................         --        87,000       75,000
  Repayments on Prepetition Credit Agreement.......................    (83,000)     (114,000)     (45,000)
  Other, primarily financing fees..................................     (8,862)         (437)        (831)
                                                                     ---------     ---------     --------
                                                                        78,886        52,198       28,467
Cash and cash equivalents:
  Increase (decrease) in cash and cash equivalents.................    (13,417)        4,128      (40,274)
  Balance, beginning of year.......................................     18,315        14,187       54,461
                                                                     ---------     ---------     --------
  Balance, end of year.............................................  $   4,898     $  18,315     $ 14,187
                                                                     =========     =========     ========
SUPPLEMENTAL CASH FLOW INFORMATION
Net cash provided by (used in) operating activities reflects net cash payments for interest and taxes as follows:
Interest...........................................................  $  51,412     $  52,003     $ 60,573
                                                                     =========     =========     ========
Income taxes (refunds), net........................................  $    (209)    $    (328)    $   (149)
                                                                     =========     =========     ========
In addition, the Company had the following non-cash activities:
  Extraordinary item--write off of deferred financing fees.........  $   2,336     $      --     $     --
                                                                     =========     =========     ========
Increase (decrease) in cash resulting from changes in assets and liabilities:
  Accounts receivable..............................................  $ (15,351)    $  (6,881)    $ (8,600)
  Inventories......................................................     36,154        (5,606)      (3,564)
  Other current assets.............................................     (1,623)       (4,050)      (1,773)
  Accounts payable, accrued expenses and other current
    liabilities....................................................    (26,246)      (22,462)     (34,564)
  Other, net.......................................................    (12,631)       (5,246)      (5,876)
                                                                     ---------     ---------     --------
                                                                     $ (19,697)    $ (44,245)    $(54,377)
                                                                     =========     =========     ========

    The Company considers short-term investments with original maturities of ninety days or less at the date of purchase to be classified as cash equivalents.

                See Notes to Consolidated Financial Statements.

                            ANCHOR RESOLUTION CORP.
                             (DEBTOR-IN-POSSESSION)
             (FORMERLY KNOWN AS ANCHOR GLASS CONTAINER CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1 -- BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying consolidated financial statements are prepared on the historical cost basis of accounting and reflect adjustments for the impairment of goodwill and other long-lived assets. As discussed in Note 3, Anchor Resolution Corp. (formerly known as Anchor Glass Container Corporation) (the "Company") is operating as a debtor-in-possession under Chapter 11 of the United States Bankruptcy Code ("Chapter 11"). The accompanying consolidated financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such consolidated financial statements do not purport to show (a) as to assets, the remaining assets, their realizable value on a liquidated basis or their availability to satisfy liabilities; (b) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to stockholder's accounts, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in the Company's remaining business.

  Organization of the Company

     At December 31, 1996, the Company is a wholly-owned subsidiary of Container Holdings Corp. ("Container") which is a direct wholly-owned subsidiary of Vitro, Sociedad Anonima ("Vitro"), a limited liability corporation incorporated under the laws of the United Mexican States. On September 13, 1996, the Company filed a voluntary petition for reorganization under Chapter 11 (See Note 3). On February 5, 1997, Consumers Packaging Inc. ("CPI") and Owens-Brockway Glass Container Inc. ("OI") acquired substantially all of the assets and business of the Company in accordance with the terms of the Agreement (See Note 2).

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

  Business Segment

     The Company is engaged in the manufacture and sale of a diverse line of clear, amber, green and other color glass containers of various types, designs and sizes to customers principally in the beer, food, iced tea, distilled spirits, wine and soft drink industries. The Company markets its products throughout the United States. The Company's international operations and export sales are insignificant. Sales to Anheuser-Busch represented 11%, 24% and 25% of total net sales for 1996, 1995 and 1994, respectively. As a result of the current highly competitive environment, the Company had been informed by Anheuser-Busch that the Company's 1996 and future volume allocations would be reduced. Additionally, sales to The Strohs Brewery Company represented 10.8% of total net sales for 1996.

  Inventories

     Inventories are stated at the lower of cost or market. The cost of substantially all inventories of raw materials and semi-finished and finished products is determined on the last-in, first-out ("LIFO") method. At December 31, 1996 and 1995, the estimated current cost of these inventories exceeds their stated value determined on the LIFO basis by approximately $16,740 and $13,599, respectively. Manufacturing supplies and certain other inventories are valued at weighted average actual or standard costs that approximate actual costs.

  Property, Plant and Equipment

     Property, plant and equipment expenditures, including renewals, betterments and furnace rebuilds, which extend useful lives, and expenditures for glass forming machine molds are capitalized and depreciated using the straight-line method over the estimated useful lives of the assets for financial statement purposes while accelerated depreciation methods are principally used for tax purposes. Generally, annual depreciation rates range from 2.5% for buildings, 6.3% to 20% for machinery and equipment and 40% for molds. Furnace and machine rebuilds, which are recurring in nature and which extend the lives of the related assets, are recorded as a charge to accumulated depreciation. Annual depreciation rates for such expenditures range from 20% to 25%, based on the type and extent of these rebuilds. Depreciation of leased property recorded as capital assets is computed on a straight-line basis over the estimated useful lives of the assets. Maintenance and repairs are charged directly to expense as incurred.

  Excess of Cost Over Fair Value of Net Assets Acquired (Goodwill)

     As a result of the declining profitability, diminishing cash flows and the Company's bankruptcy as discussed in Note 3, the recoverable value of the carrying amount of long-lived assets and intangibles was reviewed for impairment.

     Prior to the sale of substantially all of its assets, the Company used projected undiscounted earnings before interest, income taxes, depreciation and amortization but after maintenance capital expenditures as compared to the unamortized balance of goodwill and other long-lived assets, to measure any impairment, and as of December 31, 1995, no impairment was calculated. As a result of the sale of the Company's assets, in late 1996, the Company used projected proceeds from the sale as a measure of impairment of goodwill.


     Based upon this review, the amount of remaining excess of purchase price over fair value of net assets acquired of $457,232 and other long-lived assets of $33,000 were written off in the year ended December 31, 1996.


     The excess of cost over fair value of net assets acquired had been amortized on a straight line basis over a 40 year period. Amortization expense, included as a component of cost of products sold, for the years ended December 31, 1996, 1995 and 1994 was $13,920, $13,925 and $13,920, respectively.

  Income Taxes

     Statement of Financial Accounting Standards No. 109 -- Accounting for Income Taxes ("SFAS 109") establishes financial accounting and reporting standards for the effects of income taxes that result from a company's activities during the current and preceding years. In general, SFAS 109 requires that each company within a consolidated group recognize tax expense based on its own income. The Company and its subsidiaries file a consolidated tax return with Container and its subsidiaries. To the extent that current operating loss benefits of the consolidated group or post acquisition loss carryforwards are allocated to the Company as a reduction of current income taxes payable, such benefits are reflected as a contribution of capital. The Company's tax benefits arising prior to acquisition (preacquisition losses) are reflected as a reduction in goodwill when the losses are utilized. Post acquisition losses of the Company are used to offset current or future income tax provisions.

  Retirement Plans

     The Company has retirement plans, principally non-contributory, covering substantially all salaried and hourly employees. The Company's funding policy is to pay at least the minimum amount required by the Employee Retirement Income Security Act of 1974. As a result of the Bankruptcy Proceedings (See Note 3), certain plan contributions were not made as of December 31, 1996 (See Note 12). At December 31, 1996 and

1995, the Company has recorded an additional minimum pension liability for underfunded plans representing the excess of the underfunded liability over previously recorded accrued pension costs.

  Postretirement Benefits

     Statement of Financial Accounting Standards No. 106 -- Employers' Accounting for Postretirement Benefits Other Than Pensions ("SFAS 106") requires accrual of postretirement benefits (such as healthcare benefits) during the period that an employee provides service. The transition obligation from the adoption of SFAS 106 approximated $3,400 and is being amortized on a straight-line basis over a period of twenty years. This accounting method has no effect on the Company's cash outlays for these retirement benefits.

  Fair Value of Financial Instruments

     Statement of Financial Accounting Standards No. 107 -- Disclosures about Fair Value of Financial Instruments requires disclosure of the estimated fair values of certain financial instruments. The estimated fair value amounts have been determined using available market information or other appropriate valuation methodologies that require considerable judgment in interpreting market data and developing estimates. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Based on the uncertainty of the ultimate outcome of the Bankruptcy Proceedings, discussed in Note 3, the Company is unable to estimate the fair value of long-term debt at December 31, 1996. The carrying amount of other financial instruments approximate their estimated fair values.

     The fair value information presented herein is based on information available to management as of December 31, 1996. Such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, the current estimates of fair value may differ significantly from the amounts presented herein. As a result of the Bankruptcy Proceedings discussed in Note 3, the ultimate value of these financial instruments is dependent upon the payment under the Company's future plan of reorganization.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated.

NOTE 2 -- SALE OF ASSETS

     On February 5, 1997, OI and Anchor Glass Acquisition Corporation ("New Anchor"), a majority-owned subsidiary of CPI, acquired substantially all of the assets and business of the Company, pursuant to the Asset Purchase Agreement dated December 18, 1996, as amended (the "Agreement").

     New Anchor purchased eleven operating glass container manufacturing facilities, five idled glass container manufacturing facilities and other related assets. OI purchased assets and assumed liabilities of the Company's Antioch, California and Hayward, California facilities and purchased certain other existing inventories. OI also purchased the Company's investment in Rocky Mountain Bottle Company, a joint venture with Coors Brewing Company ("Coors"), and assumed the Company's agreement to manufacture Coors' glass packaging products in the United States.

     The total purchase price approximated $378,000, excluding fees of approximately $1,500. The purchase price received from OI amounted to approximately $128,000 and was received in cash. The remaining purchase price of approximately $250,000 from New Anchor was comprised of: approximately $200,500 in cash, $47,000 face amount (1,879,320 shares) of mandatorily redeemable 10% cumulative convertible preferred stock and $2,500 of common stock (490,898 shares with an estimated value of $5.00 per share) of New Anchor.


     The purchase price paid by New Anchor in connection with the Anchor Acquisition is subject to adjustment. On June 13, 1997, the Company delivered to New Anchor the closing balance sheet which indicated that the Company believed that it was entitled to additional payments from New Anchor and Owens totaling approximately $76,300. On July 28, 1997, New Anchor delivered its notice of disagreement to the Company, which requested a reduction of the purchase price of approximately $96,800. Since that time, the parties have been negotiating the amount of the adjustment, and in January 1998, have reached a proposed settlement (the "Proposed Settlement"). The Proposed Settlement requires the payment by New Anchor to the Company of an additional $1,000 in cash and the issuance of 1,225,000 warrants for the purchase of additional shares of common stock. The Proposed Settlement is subject to final approval by the Company, New Anchor and the bankruptcy court.


     Proceeds from the sale were used to repay the outstanding balance of the DIP Facility and accrued interest thereon, of approximately $109,000 (principal balance of $90,455 at December 31, 1996). The remainder of the proceeds will be used against prepetition liabilities, as ultimately determined under the Company's Plan of Reorganization (see Note 3).

     Upon consummation of the purchase and effective February 6, 1997, New Anchor changed its name to Anchor Glass Container Corporation and the Company changed its name to Anchor Resolution Corp.

     As an objection to the sale, the Pension Benefit Guaranty Corporation ("PBGC") entered a determination to terminate the Company's qualified defined benefit pension plans. However, in conjunction with the sale, New Anchor assumed all liabilities of the plans and funded approximately $9,100 of plan contributions, previously unfunded following the Company's filing of Chapter 11 (see Note 3). Additionally, New Anchor issued to the plans $9,000 face amount (360,000 shares) of mandatorily redeemable 10% cumulative preferred stock and Vitro agreed to provide a limited guaranty to the PBGC with respect to the unfunded benefit liabilities of the Company's defined benefit plans. Consequently, the PBGC agreed not to terminate the plans as a result of the Agreement and the assumption of the plans by New Anchor.

     On October 4, 1996, the Company entered into an asset purchase agreement with Ball-Foster Glass Container Co. L.L.C., ("Ball-Foster"). Pursuant to that agreement, Ball-Foster was to acquire substantially all of the assets of the Company for $365.0 million in cash at closing, subject to adjustment, as set forth in that agreement. In addition, Ball-Foster was to assume specified liabilities of the Company. Payment of the purchase price was guaranteed by Saint-Gobain Corporation, parent company of Ball-Foster.

     Also on October 4, 1996, the Company filed a motion with the Bankruptcy Court seeking an order (i) authorizing the sale to Ball-Foster, subject to higher and better bids, of substantially all of the Company's assets free and clear of certain liens, claims and encumbrances and (ii) authorizing assumption and assignment of certain unexpired leases and executory contracts. The Court had entered several amended scheduling orders which established a timetable for the sale process. The amended deadline for submissions of higher and better bids was December 12, 1996. At that time, the Company received a higher and better offer from CPI and OI. Ball-Foster received a termination fee of $3,000 from the proceeds of the transaction.

     The following unaudited pro forma condensed balance sheet gives effect to the sale of assets and business and payoff of the DIP Facility (as defined) described above as if such transactions occurred on December 31, 1996:

    Cash.....................................................................  $ 237,000
    Other current assets.....................................................      7,500
    Investment in Common Stock of Anchor Glass Container Corporation.........      2,500
    Investment in Preferred Stock of Anchor Glass Container Corporation......     47,000
    Property, plant and equipment............................................      7,000
    Other assets.............................................................     10,000
                                                                               ---------
              Total assets...................................................  $ 311,000
                                                                               ---------
    Liabilities not subject to compromise:
      Current liabilities....................................................  $ 165,000
      Other long-term liabilities............................................     16,000
    Liabilities subject to compromise........................................    376,000
                                                                               ---------
              Total liabilities..............................................    557,000
                                                                               ---------
              Deficiency in assets...........................................  $(246,000)
                                                                               =========

     The Company's remaining deficiency in assets after this sale raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.

NOTE 3 -- BANKRUPTCY PROCEEDINGS

     As a result of the continued decline in the Company's results of operations from the effects of the highly competitive glass container market and the Company's high debt level, on September 13, 1996 (the "Petition Date"), the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On September 30, 1996, Anchor Recycling Corporation, a wholly-owned subsidiary of the Company, also filed a voluntary petition to reorganize under Chapter 11 in the same court. The Chapter 11 proceedings are being jointly administered, with the Company managing the business in the ordinary course as a debtor-in-possession under the supervision of the Bankruptcy Court. Vitro and the Company concluded that the Chapter 11 filing was necessary in order to preserve the value of its assets and to ensure that the business has sufficient cash resources to continue operations while it completed the sale of the business discussed in Note 2.

     Under Chapter 11 proceedings, litigation and actions by creditors to collect certain claims existing at the Petition Date are stayed, without specific Bankruptcy Court authorization to pay such claims. The Company had received authorization, pursuant to first day orders, to pay certain claims related to wages, salaries, vacation, sick pay and other claims. As a debtor-in-possession, the Company has the right, subject to Bankruptcy Court approval, and certain other limitations, to assume or reject certain executory contracts, including unexpired leases. Any claim for damages resulting from the rejection of an executory contract or an unexpired lease is treated as a general unsecured claim in the Chapter 11 proceedings.

     On September 26, 1996 the United States Trustee appointed a single unsecured creditors' committee (the "Creditors Committee"). The Creditors Committee has the right to review and object to certain business transactions and has participated in the negotiation of the Company's plan of reorganization. The Creditors Committee has retained the firm of Wachtell, Lipton, Rosen & Katz as its counsel and Smith Barney Inc. as its financial advisors.

     The Company obtained debtor-in-possession ("DIP") financing from Foothill Capital Corporation, as agent, and Congress Financial Corporation, as co-agent, (the "Lender Group") which provided for a $130,000 DIP Credit Facility (the "DIP Facility"), and was approved by the Bankruptcy Court on November 15, 1996. The DIP Facility, which would have expired September 12, 1997, provided up to $130,000 under a borrowing base formula, less prepetition advances under the Company's then existing New Senior Credit Facility (the "Prepetition Credit Facility") with the Lender Group, on terms substantially the same as the Prepetition Credit Facility. On February 5, 1997, the DIP Facility was repaid in full with proceeds from the sale as discussed in Note 2.

     The DIP Facility and prepetition secured claims are collateralized by substantially all of the assets of the Company including accounts receivable, inventories and property, plant and equipment. The Company has continued to accrue interest on its prepetition secured debt obligations. Because of the Chapter 11 filing, there has been no accrual of interest on prepetition unsecured debt subsequent to the Petition Date.

     Of the cash proceeds received from the sale of substantially all the assets and business of the Company (see Note 2), approximately $109,000 was used to repay in full the DIP Facility and approximately $11,000 was applied to the prepayment of real estate taxes, certain costs related to the Company's partnership with Coors (see Note 8) and the termination fee payable to Ball-Foster (see Note 2). The balance of the net proceeds of the sale remaining after application to the costs of the winddown and to other administrative and priority claims will be distributed to the creditors of the Company, including the holders of approximately $158,000 principal amount of the Company's Senior Secured Notes and holders of other secured and unsecured claims, pursuant to a Plan of Reorganization which is being developed by the Company in conjunction with the Creditors Committee.

     The Company has separately reported, as reorganization items on the consolidated statement of operations, professional fees and similar types of expenditures relating directly to the Chapter 11 filing. The Company's policy is to expense all such expenditures as incurred. These expenses are primarily for legal, claims and accounting services.

NOTE 4 -- PREPETITION LIABILITIES

     Prepetition liabilities subject to compromise at December 31, 1996 include the following:

        $100,000 10.25% Senior Notes......................................  $100,000
        $200,000 9.875% Senior Subordinated Debentures....................   200,000
        Other debt........................................................     4,368
        Trade payables....................................................    68,701
        Accrued interest..................................................     6,925
                                                                            --------
                                                                            $379,994
                                                                            ========

     Because of the Chapter 11 proceedings, there has been no accrual of interest on the $100,000 10.25% Senior Notes or the $200,000 9.875% Senior Subordinated Debentures since September 12, 1996. If accrued, interest expense would have increased $9,167 during the year ended December 31, 1996. Additionally, the amounts reflected as prepetition liabilities do not include amounts related to potential claims, which are substantially in excess of the recorded liabilities at December 31, 1996.

NOTE 5 -- LONG-TERM DEBT

     At December 31, 1996, all debt which, by its terms was previously classified as long-term at the Petition Date, is classified as prepetition liabilities in the accompanying balance sheet.

     As a result of the Bankruptcy Proceedings (See Note 3), the Company is in default of various covenants relating to its outstanding prepetition debt. However, under Chapter 11 proceedings, litigation or actions by creditors related to these defaults are stayed. In addition, the DIP Facility required that the Company's collateral value and availability, as defined, could not be less than a specified amount and the outstanding credit facility balance could not be more than a specified amount as measured on a rolling four-week period throughout the term of the DIP Facility. Prior to the repayment of the DIP Facility, the Company was in full compliance with these covenants.

     Long-term debt at December 31, 1995, giving affect to the Noteholder Restructuring Agreement discussed below, consisted of the following:

                                                                                  1995
                                                                                --------
    Floating Rate Series A Senior Secured Notes, variable interest rate, payable monthly.........................................................  $ 38,000
    Series B Senior Secured Notes, interest at 9.91%, payable monthly.........   202,000
    Floating Rate Series C Senior Secured Notes, variable interest rate,
      payable monthly.........................................................    10,000
    $100,000 Senior Notes, Series A, interest at 10.25%, payable
      semi-annually...........................................................   100,000
    $200,000 Senior Subordinated Debentures, interest at 9.875%, payable
      semi-annually...........................................................   200,000
    Other.....................................................................     4,450
                                                                                --------
                                                                                 554,450
    Less current maturities...................................................     1,770
                                                                                --------
                                                                                $552,680
                                                                                ========

     Effective January 12, 1996, the Company and the holders of the Senior Secured Notes entered into a Noteholder Restructuring Agreement which provides for, among other things, consent by the holders to the replacement of the then current Credit Agreement with a new $130,000 credit facility (subsequently replaced by the DIP Facility) and waiver by the holders of identified defaults or events of default existing on the effective date or which may occur during the waiver period which was to expire not later than January 31, 1998. The restructuring period was defined as the period between the effective date and the termination date, which would have occurred no later than June 30, 1998 (the "Restructuring Period"). The following events occurred in connection with the effectiveness of the Noteholder Restructuring Agreement:

     - execution of the $130,000 Prepetition Credit Facility

     - mandatory prepayment on January 12, 1996 of the aggregate principal amount of the Senior Secured Notes as follows:

           -- Series A $12,160; Series B $64,640 and Series C $3,200;

     - payment of a restructuring fee of approximately $4,100, or 1.75% of the principal amount of the consenting noteholders' Senior Secured Notes outstanding prior to giving effect to the prepayments above, and

     - $40,000 capital contribution from Vitro and a commitment from Vitro to contribute an additional $25,000 on or before January 31, 1997. Capital contributions in 1996 amounted to $92,484.

     Compliance with the financial maintenance tests as defined in the amendments to the Note Purchase Agreement, including fixed charge coverage, net worth, current ratio and debt to equity were waived through the period ending January 31, 1998. However, the Company was required to maintain capital expenditures and net worth in amounts not less than those defined in the Noteholder Restructuring Agreement.

     During the Restructuring Period, the Series A Notes and Series C Notes bore a floating rate of interest at the one-month LIBOR rate, as defined, plus 2.0%. The interest rate was adjusted monthly. Interest on the Series B Notes is fixed at 9.91% per annum. Interest during the Restructuring Period is payable on the 15th of each month.

     Effective January 12, 1996, and concurrent with the Noteholder Restructuring Agreement, the Company entered into a Loan Agreement with Foothill Capital Corporation, as agent, and Congress Financial Corporation, as co-agent, to provide for the $130,000 Prepetition Credit Facility. $80,000 of proceeds from the Prepetition Credit Facility were used to prepay at closing a significant portion of certain payments of the Senior Secured Notes originally scheduled to be made in July 1996 and July 1997 and the remaining $50,000 was used to finance working capital and other general corporate purposes. Advances outstanding at any one time are not to exceed an amount equal to the Borrowing Base as defined in the Prepetition Credit Facility. Interest, at prime plus 1.125%, as defined, is payable monthly. A commitment fee of .5% of the unused portion of the Prepetition Credit Facility is payable monthly. The Prepetition Credit Facility (which was subsequently replaced with the DIP Facility) was repaid February 5, 1997 with proceeds from the sale discussed in Note 2.

     Through February 5, 1997 the Company had borrowings outstanding under the DIP Facility. At December 31, 1996, advances outstanding under the DIP Facility were $90,455. At December 31, 1996, the weighted average interest rate on borrowings outstanding was 9.375%.

     In March 1994, Vitro provided a one year, $20,000 letter of credit facility on behalf of the Company, thereby effectively increasing the Company's letter of credit availability by $20,000. Outstanding letters of credit under this facility at December 31, 1996 were $15,000. In February 1997, the Company received an additional capital contribution of $8,400 in satisfaction of obligations outstanding under the letter of credit facility, which was terminated at that time.

     The Senior Secured Notes are collateralized by the property, plant and equipment of the Company with a secondary interest in inventories and accounts receivable. The DIP Facility is collateralized by inventories and accounts receivable with a secondary interest in the property, plant and equipment of the Company. Both the Note Purchase Agreement and the DIP Facility provide for various covenants that restrict the Company's ability to incur additional indebtedness, sell or transfer assets, make investments, enter into transactions with or make distributions to affiliates and pay dividends or make other distributions in respect of its capital stock, as well as require it to meet various financial maintenance tests. Effective with the Noteholder Restructuring Agreement, the holders of the Senior Secured Notes waived compliance with the financial maintenance covenants through January 31, 1998. However, the Company must maintain capital expenditures and net worth in amounts not less than those defined in the Noteholder Restructuring Agreement.

     Effective June 18, 1992, the Company issued $100,000 aggregate principal amount of 10.25% Senior Notes due June 30, 2002 (the "Exchange Notes"). The Company then completed an exchange offer with the exchange of all Exchange Notes for a like principal amount of 10.25% Senior Notes due 2002, Series A (the "Senior Notes"), issued under an Indenture dated as of October 15, 1992 between the Company and Continental Bank, National Association, as Trustee. The Senior Notes are unsecured obligations of the Company ranking senior in right of payment to the Debentures (described below) and pari passu with all other existing and future senior indebtedness of the Company. Interest is payable semi-annually in arrears on each June 30 and December 31. Interest has not been paid or accrued following the Petition Date.

     Effective December 2, 1993, the Company completed a public offering of $200,000 aggregate principal amount of 9.875% Senior Subordinated Debentures due December 15, 2008 (the "Debentures") under an Indenture dated December 1, 1993 between the Company and Chemical Bank, as Trustee. The Debentures are unsecured obligations, subordinate in right of payment to all existing and future senior debt, as defined, of the Company. Interest on the Debentures is payable semi-annually on June 15 and December 15. Interest has not been paid or accrued following the Petition Date.

     All of the Company's debt agreements contain cross-default provisions.

NOTE 6 -- RESTRUCTURING AND OTHER CHARGES

     In January 1996, formal plans were approved to further restructure certain of the Company's operations to respond to the continued decline in the industry sales volume combined with the loss of a significant portion of the business of the Company's largest customer. The Company closed its Cliffwood, New Jersey plant effective January 1996, and substantially all hourly and salaried employees of that plant, approximately 350, were terminated. A restructuring charge of approximately $50,000 was recorded in 1996. Of this amount, approximately $24,900 related to the writedown to net realizable value of certain manufacturing assets.

     During 1994, formal plans were approved to significantly reduce the Company's cost structure and to improve productivity. This restructuring program relates primarily to consolidation of underutilized manufacturing operations and provided for the closure of three of the Company's 17 manufacturing plants then operating. The Company closed its Waukegan, Illinois and Los Angeles, California plants in the second quarter of 1995 and its Keyser, West Virginia plant in the third quarter of 1995. In the 1994 fourth quarter, the Company recorded a restructuring charge of $79,599 and in the 1995 first quarter, an additional $10,300 charge was recorded to reflect the benefit arrangements for employees affected by this plan. In total, substantially all hourly and salaried employees of these plants, approximately 725 in total were terminated. Of the total $89,800 charge, approximately $50,600 related to the writedown to net realizable value of certain manufacturing assets.

     The Keyser and Cliffwood plants have been recorded at net realizable value and are held for sale. The Waukegan plant was sold in 1996 and the Los Angeles plant will be retained by the Company as part of the acquisition discussed in
Note 2 to the consolidated financial statements.

     The following represents information regarding exit charges and the amount charged against the restructuring liability for the Company's restructuring plans:

                                                                                     AMOUNT CHARGED
                                                                     RESTRUCTURING      AGAINST
                                                                        CHARGES        LIABILITY
                                                                     -------------   --------------
1996 RESTRUCTURING PLAN
Severance and employee benefit costs...............................     $10,800         $ 10,800
Plan shutdown costs related to consolidation and discontinuation of
  manufacturing activities.........................................      14,300           12,300
1994/1995 RESTRUCTURING PLAN
Severance and employee benefit costs...............................     $18,300         $ 18,300
Plan shutdown costs related to consolidation and discontinuation of
  manufacturing activities.........................................      20,900           18,400

NOTE 7 -- CAPITAL CONTRIBUTION

     As a condition of closing to the Noteholder Restructuring Agreement, as discussed in Note 5, in January 1996, the Company received a $40,000 cash capital contribution from Vitro and received a commitment from Vitro to contribute an additional $25,000 on or before January 31, 1997. During 1996, Vitro provided capital contributions of $92,484.

NOTE 8 -- INVESTMENT IN JOINT VENTURE

     In March 1995, the Company and Coors entered into a long-term partnership (the "Partnership") to produce glass bottles at the Coors glass manufacturing facility in Wheat Ridge, Colorado. The Partnership employed the Company's technology, along with capital contributions from both companies, to increase the efficiency, capacity and volume of the Coors facility. Coors has contributed, as its capital contribution, the facility's machinery, equipment and certain personal property. The Company's required capital contribution was approximately $54,000 in cash for capital spending needs over the first three years of the partnership, of which approximately $36,015 has been contributed through capital expenditures through December 31, 1996. The Company's investment in the joint venture is accounted for on the equity method. Capital contributions are recorded as the investment is funded. The Partnership has an initial term of ten years, which can be extended for additional terms of two years each, and the partners will share the cost benefit of achieved operational efficiencies. In addition, Coors has entered into a separate long-term preferred supplier agreement with the Company. The preferred supplier agreement has an initial term of ten years, which can be extended for additional terms of two years each. This agreement allowed the Company to supply 100% of Coors' glass container requirements (exceeding the Partnership's production) beginning January 1, 1996.

     As discussed in Note 2, effective February 5, 1997, OI purchased the Company's investment in the joint venture (including the assumption of related obligations) and the preferred supplier agreement.

NOTE 9 -- SALE AND LEASEBACK

     In July and August 1995, the Company entered into sale and leaseback transactions of certain manufacturing equipment located at four of the Company's manufacturing facilities. Under the sale agreements, the Company sold the equipment at an aggregate net selling price of approximately $48,300. In addition, the Company entered into agreements to lease back the equipment for a nine year term at an average annual rental of approximately $7,600. The deferred gain of approximately $14,200, representing the excess of the selling price over the net book value of the equipment, is being amortized at approximately $1,600 annually over the nine year operating lease term.

NOTE 10 -- RELATED PARTY INFORMATION

  Container

     There have been no material transactions between the Company and Container or its subsidiaries for the two years ended December 31, 1996. During 1996, the Company sold a previously closed manufacturing facility to Container for proceeds of approximately $750 of cash and a note receivable of $2,800.

  Vitro

     Related party transactions with Vitro and its consolidated subsidiaries are summarized as follows:

                                                                YEARS ENDED DECEMBER 31,
                                                             ------------------------------
                                                              1996        1995        1994
                                                             -------     -------     ------
    Purchases of equipment.................................  $ 7,183     $ 6,662     $7,170
    Payable for equipment..................................    2,078          22         38
    Purchases of inventory.................................    6,978       2,115      1,298
    Payable for inventory..................................    1,582           9         25
    Sales of inventory.....................................   23,376      14,534      4,699
    Receivable from sales of inventory.....................    3,100       2,211      3,201
    Other income...........................................       --          --        573
    Other receivables......................................       --         221        668
    Equipment deposits.....................................    2,187       2,187      2,900

  Sale of Accounts Receivable

     In December 1995, approximately $30,700 of eligible trade receivables was sold to Factoraje Serfin, S.A. de C.V., a wholly-owned subsidiary of Grupo Financiero Serfin, S.A. de C.V., an associated company in which Vitro owns a minority interest. This transaction resulted in net proceeds to the Company of $30,000. These receivables were sold without recourse and the proceeds were used to fund working capital needs.

NOTE 11 -- INCOME TAXES

     The consolidated group of companies, of which the Company is a member, applies SFAS 109 under which the liability method is used in accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Under SFAS 109, if on the basis of available evidence, it is more likely than not that all or a portion of the deferred tax asset will not be realized, the asset must be reduced by a valuation allowance.

     The Company had previously recognized approximately $1,825 as a deferred tax asset, net of the valuation allowance. As a result of continuing losses, management has determined it is no longer more likely than not that the value of the remaining deferred tax asset would be realized. As a result, the Company recorded an additional valuation allowance of $1,825, which is reflected as a provision for income taxes in the Consolidated Statement of Operations for the year ended December 31, 1996. The company recorded a current state income tax provision of $250 in 1995 and 1994.

     The significant components of the deferred tax assets and liabilities are as follows:

                                                                     YEARS ENDED DECEMBER
                                                                             31,
                                                                    ----------------------
                                                                      1996          1995
                                                                    ---------     --------
    Deferred tax assets:
      Acquired tax benefits.......................................  $  27,700     $ 28,300
      Post acquisition loss carryforwards.........................    106,000       50,700
      Pension and postretirement liabilities......................     55,300       62,100
      Accruals and reserves.......................................     50,300       55,900
                                                                    ---------     --------
                                                                      239,300      197,000
      Valuation allowance.........................................   (152,400)     (84,900)
                                                                    ---------     --------
                                                                       86,900      112,100
                                                                    ---------     --------
    Deferred tax liabilities:
      Property, plant and equipment...............................     55,000       68,900
      Inventories.................................................     22,300       24,300
      Receivables and other assets................................      9,600       17,100
                                                                    ---------     --------
                                                                       86,900      110,300
                                                                    ---------     --------
    Net deferred tax asset........................................  $      --     $  1,800
                                                                    =========     ========

     At December 31, 1996, the Company had unused net operating losses and investment tax credit carryforwards of approximately $325,000 and $5,200, respectively, expiring at various dates through 2011. Of these amounts, $260,000 and $0, respectively, are not restricted as to use and expire at various dates through 2011. The balance of the carryforwards amounting to $65,000 and $5,200, respectively, expire at various dates through 2004, and are restricted to offsetting future taxable income of the respective companies which generated the carryforwards.

NOTE 12 -- PENSION PLANS

     The Company has defined benefit retirement plans for salaried and hourly-paid employees. Benefits are calculated on a salary-based formula for salaried plans and on a service-based formula for hourly plans. Effective December 31, 1994, the Company changed its defined benefit plans for salaried employees resulting in the freezing of benefits, as discussed below. Pension costs for 1996, 1995 and 1994 are summarized below.

                                                                  YEARS ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1996         1995         1994
                                                             --------     --------     --------
Service cost-benefits earned during the year...............  $  5,266     $  6,731     $  9,507
Interest cost on projected benefit obligation..............    28,646       29,429       28,302
Return on plan assets......................................   (28,270)     (22,550)     (23,108)
Net amortization and deferral..............................     2,442        2,757        3,995
Curtailment (gain) loss....................................       964           --       (3,588)
                                                             --------     --------     --------
          Total pension cost...............................  $  9,048     $ 16,367     $ 15,108
                                                             ========     ========     ========

     The Company has substantial unfunded obligations related to its employee pension plans. The Retirement Protection Act of 1994 requires the Company to make significant additional funding contributions into its underfunded defined benefit retirement plans and will increase the premiums paid to the PBGC.

     Subsequent to the Petition Date, the Company did not make scheduled contribution payments to its employee pension plans. Scheduled plan contribution payments not made as of December 31, 1996, amounted to $16,330. Of the scheduled January 15, 1997 contribution, $3,599 was not paid.

     As an objection to the sale, the PBGC entered a determination to terminate the Company's qualified defined benefit pension plans. However, in conjunction with the sale, New Anchor assumed all liabilities of the plans and funded approximately $9,100 of plan contributions, previously unfunded following the Company's filing of Chapter 11 (see Note 3). Additionally, New Anchor issued $9,000 face amount of mandatorily redeemable 10% cumulative convertible preferred stock and Vitro has guaranteed to fund qualified defined benefit plan obligations up to $70,000, should New Anchor default on its obligations. Consequently, the PBGC agreed not to terminate the plans as a result of the Agreement and the assumption of the plans by New Anchor.

     Effective December 31, 1994, the Company changed its salaried retirement and savings programs, resulting in the freezing of benefits under its three defined benefit pension plans for salaried employees and amending its defined contribution savings plan for salaried employees. The freezing of benefits under the defined benefit pension plans for salaried employees resulted in a curtailment gain of $3,588. Effective December 31, 1996, the Company merged the Latchford Glass Company Salaried Employees' Pension Plan into the Anchor Glass Container Corporation Retirement Plan for Salaried Employees. Also effective December 31, 1994, the Company merged the Diamond Bathurst Salaried Employees Retirement Plan into the Anchor Glass Container Corporation Retirement Plan for Salaried Employees. Under the amended savings plan, the Company will match, beginning in 1995, employees' basic contributions to the plan in an amount equal to 150% of the first 4% of an employee's compensation.

     The funded status of the Company's pension plans at December 31, 1996 and 1995 follows:

                                                      1996                                1995
                                         -------------------------------     -------------------------------
                                          ACCUMULATED      ASSETS EXCEED      ACCUMULATED      ASSETS EXCEED
                                           BENEFITS         ACCUMULATED        BENEFITS         ACCUMULATED
                                         EXCEED ASSETS       BENEFITS        EXCEED ASSETS       BENEFITS
                                         -------------     -------------     -------------     -------------
Actuarial present value of accumulated
  plan benefits:
  Vested benefit obligation............    $ 290,589         $ 107,015         $ 280,370         $ 105,605
                                            ========          ========          ========          ========
  Accumulated benefit obligation.......    $ 301,349         $ 107,015         $ 298,533         $ 105,605
                                            ========          ========          ========          ========
Projected benefit obligation...........    $ 301,349         $ 107,015         $ 299,304         $ 105,605
Plan assets at fair value..............      218,013           116,139           201,061           111,297
                                            --------          --------          --------          --------
Projected benefit obligation in excess
  of (less than) plan assets...........       83,336            (9,124)           98,243            (5,692)
Amounts not recognized --
Subsequent losses......................      (22,394)           (3,817)          (27,612)           (3,907)
Prior service cost.....................      (17,140)               --           (21,773)               --
Additional minimum liability...........       39,534                --            48,613                --
                                            --------          --------          --------          --------
Accrued (prepaid) pension cost.........    $  83,336         $ (12,941)        $  97,471         $  (9,599)
                                            ========          ========          ========          ========

     Significant assumptions (weighted average rates) used in determining net pension cost and related pension obligations for the benefit plans for 1996, 1995 and 1994 were as follows:

                                                                     1996     1995     1994
                                                                     ----     ----     ----
    Discount rate..................................................  7.50%    7.50%    8.50%
    Expected long-term rate of return on plan assets...............  9.0      9.0      9.0
    Rate of increase on compensation level.........................  5.0      5.0      5.0

     The Company recognized an additional minimum liability that is equal to the difference between the accumulated benefit obligation over plan assets in excess of accrued (prepaid) pension cost. A corresponding amount is recognized as either an intangible asset or a reduction of equity. Pursuant to this requirement, the Company recorded, as of December 31, 1996 and 1995, an additional liability of $39,534 and $48,613, respectively, an intangible pension asset of $17,140 and $21,773, respectively, and an equity reduction of $22,394 and $26,840, respectively. Plan assets are held by independent trustees and consist principally of investments in equities, fixed income and government securities.

     The Company also sponsors two defined contribution plans covering substantially all salaried and hourly employees. Expenses under these programs for the years ended December 31, 1996, 1995 and 1994 were approximately $2,817, $3,045 and $1,743, respectively.

NOTE 13 -- POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company provides benefits to substantially all salaried, and certain hourly employees, under several plans. SFAS 106 requires accrual of postretirement benefits (such as healthcare benefits) during the years an employee provides services. Currently, the Company funds these healthcare benefits on a pay-as-you-go basis. The Company also contributes to a multi-employer trust, and under the requirements of SFAS 106, recognizes as postretirement benefit cost the required annual contribution.

     SFAS 106 allows recognition of the cumulative effect of this liability in the year of adoption or the amortization of the net initial transition obligation over a period of up to twenty years. The Company elected to recognize the net initial transition obligation of approximately $3,400 on a straight-line basis over a period of twenty years. The Company's cash flows are not affected by implementation of SFAS 106.

     The accumulated postretirement benefit obligation at December 31, 1996 and 1995 is as follows:

                                                                       YEARS ENDED
                                                                      DECEMBER 31,
                                                                   -------------------
                                                                    1996        1995
                                                                   -------     -------
        Retirees.................................................  $38,403     $38,161
        Eligible plan participants...............................    8,743      10,636
        Other active plan participants...........................   14,273      18,672
                                                                   -------     -------
                                                                    61,419      67,469
        Unrecognized gain or (loss)..............................    4,698      (4,082)
        Unrecognized transition obligation.......................   (2,695)     (2,863)
                                                                   -------     -------
        Accrued postretirement benefit costs.....................  $63,422     $60,524
                                                                   =======     =======

     Net postretirement benefit costs for the years ended December 31, 1996, 1995 and 1994 consist of the following components:

                                                                 YEARS ENDED DECEMBER 31,
                                                               ----------------------------
                                                                1996       1995       1994
                                                               ------     ------     ------
    Service cost -- benefits earned during the year..........  $1,052     $1,191     $1,805
    Interest cost on accumulated postretirement benefit
      obligation.............................................   4,200      4,641      4,980
    Net amortization and deferral............................     168        168        859
                                                               ------     ------     ------
                                                               $5,420     $6,000     $7,644
                                                               ======     ======     ======

     The assumed healthcare cost trend used in measuring the accumulated postretirement benefit obligation as of December 31, 1996 was 9.0% declining gradually to 5.5% by the year 2003, after which it remains constant. A one percentage point increase in the assumed healthcare cost trend rate for each year would increase the accumulated post-retirement benefit obligation as of December 31, 1996 by approximately 12% and the net postretirement healthcare cost for the year ended December 31, 1996 by approximately 13%. The assumed discount rate used in determining the accumulated postretirement benefit obligation was 7.25% for 1996 and 1995.

     The Company also contributes to a multi-employer trust which provides certain other postretirement benefits to retired hourly employees. Expenses under this program for the years ended December 31, 1996, 1995 and 1994, were $4,990, $5,033 and $4,882, respectively.

NOTE 14 -- LEASES

     The Company leases distribution and office facilities, machinery, transportation, data processing and office equipment under non-cancelable leases which expire at various dates through 2004. These leases generally provide for fixed rental payments and include renewal and purchase options at amounts which are generally based on fair market value at expiration of the lease. The Company has no material capital leases.

     Future minimum lease payments under non-cancelable operating leases are as follows:

        1997...............................................................  $22,100
        1998...............................................................   17,600
        1999...............................................................   13,300
        2000...............................................................    9,700
        2001...............................................................    8,600
        After 2001.........................................................   20,300
                                                                             -------
                                                                             $91,600
                                                                             =======

     Rental expense for all operating leases for the years ended December 31, 1996, 1995 and 1994 was $19,770, $21,670 and $17,302, respectively.

NOTE 15 -- COMMITMENTS AND CONTINGENCIES

     The Company is a respondent in various environment-related cases. The measurement of liabilities in these cases and other environmental concerns is based on available facts of each situation and considers factors such as prior experience in remediation efforts and presently enacted environmental laws and regulations. In the opinion of management, based upon information presently known, the Company has adequately provided for environmental liabilities. The Company is not otherwise party to, and none of its assets are subject to any other pending legal proceedings, other than ordinary routine litigation incidental to its business and against which the Company is adequately insured and indemnified or which is not material. The Company believes that the ultimate outcome of these cases will not materially affect future operations.

                            ANCHOR RESOLUTION CORP.
                             (DEBTOR IN POSSESSION)
             (FORMERLY KNOWN AS ANCHOR GLASS CONTAINER CORPORATION)

                      CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)


                                            ASSETS
Current assets:
  Cash and equivalents.........................................................    $    4,343
  Accounts receivable, net.....................................................        85,130
  Inventories:
     Raw materials and manufacturing supplies..................................        35,523
     Semi-finished and finished products.......................................       131,004
  Other current assets.........................................................        18,179
                                                                                   ----------
          Total current assets.................................................       274,179
  Property, plant and equipment, net...........................................       343,084
  Other assets.................................................................        55,604
  Intangible pension asset.....................................................        21,773
  Deferred taxes...............................................................            --
  Investment in joint venture..................................................        40,249
  Excess of cost over fair value of net assets acquired........................            --
                                                                                   ----------
                                                                                   $  734,889
                                                                                   ==========
                  LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY IN ASSETS)
Current liabilities:
  DIP Facility/Credit Facility advances........................................    $  113,312
  Current maturities of long-term debt.........................................            --
  Accounts payable.............................................................        12,721
  Accrued expenses.............................................................        19,608
  Accrued interest.............................................................           979
  Accrued compensation and employee benefits...................................        27,204
                                                                                   ----------
          Total current liabilities............................................       173,824
Long-term debt.................................................................            --
Pension liabilities............................................................            --
Other long-term liabilities....................................................        35,459
Prepetition liabilities not subject to compromise..............................       158,683
Prepetition liabilities subject to compromise..................................       574,401
                                                                                   ----------
          Total liabilities....................................................       942,367
Commitments and contingencies..................................................            --
Stockholder's equity (deficiency in assets):
  Common stock -- $.10 par value...............................................            --
  Capital in excess of par value...............................................       576,300
  Accumulated deficit..........................................................      (756,938)
  Amount related to minimum pension liability..................................       (26,840)
                                                                                   ----------
                                                                                     (207,478)
                                                                                   ----------
                                                                                   $  734,889
                                                                                   ==========


           See Notes to Condensed Consolidated Financial Statements.

                            ANCHOR RESOLUTION CORP.
                             (DEBTOR IN POSSESSION)
             (FORMERLY KNOWN AS ANCHOR GLASS CONTAINER CORPORATION)

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)


Net sales......................................................................    $  640,049
Costs and expenses:
  Cost of products sold........................................................       640,397
  Selling and administrative expenses..........................................        30,736
  Restructuring charges........................................................        49,973
  Impairment of long-lived assets..............................................       457,232
                                                                                     --------
Loss from operations...........................................................      (538,289)
Reorganization expenses........................................................        (1,576)
Other expense, net.............................................................        (3,379)
Interest expense...............................................................       (42,160)
                                                                                     --------
Loss before income taxes and extraordinary item................................      (585,404)
Income taxes...................................................................         1,825
                                                                                     --------
Loss before extraordinary item.................................................      (587,229)
Extraordinary item -- write-off of deferred financing fees.....................        (2,336)
                                                                                     --------
Net loss.......................................................................    $ (589,565)
                                                                                     ========


           See Notes to Condensed Consolidated Financial Statements.

                            ANCHOR RESOLUTION CORP.
                             (DEBTOR IN POSSESSION)
             (FORMERLY KNOWN AS ANCHOR GLASS CONTAINER CORPORATION)

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)


Cash flows from operating activities:
Loss before extraordinary item.................................................    $ (587,229)
Adjustments to reconcile loss before extraordinary item to net cash used in operating activities:
     Impairment of long-lived assets...........................................       457,232
     Deferred taxes............................................................         1,825
     Restructuring charges.....................................................        49,973
     Depreciation and amortization.............................................        78,719
     Other.....................................................................           882
     Decrease in cash resulting from changes in assets and liabilities.........       (60,148)
                                                                                      -------
                                                                                      (58,746)
Cash flows from investing activities:
  Expenditures for property, plant and equipment...............................       (36,144)
  Investment in joint venture..................................................       (22,210)
  Proceeds from sales of property, plant and equipment.........................        11,776
  Other........................................................................       (10,438)
                                                                                      -------
                                                                                      (57,016)
Cash flows from financing activities:
  Capital contributions from Vitro, S.A........................................        92,484
  Net draws (repayments) on DIP/Credit Facility................................        30,313
  Principal payments on long-term debt.........................................       (92,126)
  Proceeds from issuance of long-term debt.....................................        80,000
  Other........................................................................        (8,881)
                                                                                      -------
                                                                                      101,790
Cash and equivalents:
  Increase (decrease) in net cash position.....................................       (13,972)
  Balance, beginning of year...................................................        18,315
                                                                                      -------
  Balance, end of period.......................................................    $    4,343
                                                                                      -------
Supplemental disclosure of cash flow information:
  Interest payments, net.......................................................    $   44,860
                                                                                      -------
  Income tax payments (refunds), net...........................................    $     (170)
                                                                                      =======


           See Notes to Condensed Consolidated Financial Statements.

                            ANCHOR RESOLUTION CORP.
                             (DEBTOR IN POSSESSION)
             (FORMERLY KNOWN AS ANCHOR GLASS CONTAINER CORPORATION)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                       (UNAUDITED, DOLLARS IN THOUSANDS)

NOTE 1 -- MANAGEMENT'S RESPONSIBILITY


     The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. Under the reorganization and anticipated sale of assets discussed in Notes 2 and 3 below, the Company will sell or otherwise realize assets, and liquidate or settle liabilities, for amounts substantially less than those reflected in the condensed consolidated financial statements. As discussed in
Note 4, the Company has estimated the related impairment to the reported assets as of September 30, 1996.


     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The results of operations for the interim periods are not necessarily indicative of the results of the full fiscal year.

NOTE 2 -- BANKRUPTCY PROCEEDINGS

     The Company incurred a loss of $128,853 for the nine months ending September 30, 1996 and has an accumulated deficit of $296,226 at September 30, 1996. As a result of the continued decline in the Company's results of operations from the effect of the highly competitive glass container market and the Company's high debt level, on September 13, 1996 (the "Petition Date"), the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On September 30, 1996, Anchor Recycling Corporation, a wholly-owned subsidiary of the Company, also filed a voluntary petition to reorganize under Chapter 11 in the same court. The Chapter 11 proceedings are being jointly administered, with the Company managing the business in the ordinary course as a debtor-in-possession under the supervision of the Bankruptcy Court. The Company concluded that the Chapter 11 filing was necessary in order to preserve the value of its assets and to ensure that the business has sufficient cash resources to continue operations while it completed the sale of the business discussed in Note 3.

     Under Chapter 11 proceedings, litigation and actions by creditors to collect certain claims existing at the Petition Date are stayed, without specific Bankruptcy Court authorization to pay such claims. The Company has received authorization, pursuant to first day orders, to pay certain claims related to wages, salaries, vacation, sick pay and other claims. As a debtor-in-possession, the Company has the right, subject to Bankruptcy Court approval, and certain other limitations, to assume or reject certain executory contracts, including unexpired leases. Any claim for damages resulting from the rejection of an executory contract or an unexpired lease is treated as a general unsecured claim in the Chapter 11 proceedings.

     On September 26, 1996 the United States Trustee appointed a single unsecured creditors' committee (the "Creditors Committee"). The Creditors Committee has the right to review and object to certain business transactions and is expected to participate in the negotiation of the Company's plan of reorganization. The Creditors' Committee has retained the firm of Wachtell, Lipton, Rosen & Katz as its counsel and Smith Barney Inc. as financial advisors.

     The Company has obtained debtor-in-possession ("DIP") financing from Foothill Capital Corporation, as agent and Congress Financial Corporation, as co-agent, (the "Lender Group") which provides for a $130,000 DIP Credit Facility (the "DIP Facility"), which was approved by the Bankruptcy Court on November 15, 1996. The DIP Facility, which expires September 30, 1997, provides up to $130,000 under a borrowing base formula, less prepetition advances under the Company's then existing New Senior Credit Facility (the "Prepetition Credit Facility") with the Lender Group, on terms substantially the same as the Prepetition Credit Facility.

     The DIP Facility and prepetition secured claims are collateralized by substantially all of the assets of the Company including accounts receivable, inventories and property, plant and equipment. The Company has continued to accrue interest on its prepetition secured debt obligations. Because of the Chapter 11 filing, there has been no accrual of interest on Prepetition unsecured debt subsequent to the Petition Date.

     Without the timely completion of the sale of the Company's assets discussed in Note 3, the factors described above raise substantial doubt about the ability of the Company to continue as a going concern and there can be no assurance that the Company can continue to generate sufficient cash flow to maintain operations. These financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 -- ASSET PURCHASE AGREEMENT

     On October 4, 1996, the Company entered into an asset purchase agreement (the "Agreement") with Ball-Foster Glass Container Co. L.L.C., ("Ball-Foster") a limited liability company organized under the laws of the State of Delaware. Pursuant to the Agreement, Ball-Foster will acquire substantially all of the assets of the Company for $365 million in cash at closing, subject to adjustment, which may be substantial, as set forth in the Agreement. In addition, Ball-Foster will assume specified liabilities of the Company. Payment of the purchase price is guaranteed by Saint-Gobain Corporation, parent company of Ball-Foster. Closing under the Agreement is subject to several conditions, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act, approval by the United States Bankruptcy Court for the State of Delaware as a sale free and clear of liens, and a closing prior to December 31, 1996. On November 13, 1996 filings under Hart-Scott-Rodino were made with the Federal Trade Commission and the Department of Justice with requests for early termination of the 30 day waiting period.

     Also on October 4, 1996, the Company filed a motion with the Bankruptcy Court seeking an order (i) authorizing the sale to Ball-Foster, subject to higher and better bids, of substantially all of the Company's assets free and clear of certain liens, claims and encumbrances and (ii) authorizing assumption and assignment of certain unexpired leases and executory contracts (the "Sale Motion"). The Court has entered several amended scheduling orders which establish the following timetable for the sale process. The deadline for submissions of higher and better bids is December 2, 1996 at 3:00 pm Eastern Standard Time. If other bids are submitted, an auction will be held on December 4, 1996 at the office of Stroock & Stroock & Lavan, counsel to the Company. The sale hearing itself is scheduled for December 9, 1996 at 3:00 pm. Other adjourned dates have been set for certain objections to the sale and responses to objections. A number of objections have been filed in connection with the Sale Motion, some of which assert that the sale cannot proceed without the consent of the objecting parties, notably Owens-Brockway Glass Container, Inc., a party to a technology license agreement with the Company and Coors Brewing Company, a customer and joint venture partner with the Company in the Rocky Mountain Bottle Company joint venture. Another party claiming to be a potential bidder for the assets of the Company, Consumers Packaging Inc. ("Consumers"), has filed an objection alleging that the Ball-Foster deal cannot be consummated. To date, Consumers has not submitted a bid to the Company.

     Based on the pervasive nature of the uncertainties that exist around the ultimate resolution of the bankruptcy proceedings discussed in Note 2, which may include the sale of the Company's assets, management cannot determine the extent to which the Company's assets have been impaired. Accordingly, no provision for loss has been reflected in the accompanying condensed consolidated financial statements for asset impairment.

     The Company is actively engaged, together with its Creditors Committee, Ball-Foster and other interested parties, in reviewing the objections filed and negotiating with the significant objectors in an effort to consensually resolve all objections. The Company believes all interested parties are working to resolve objections and meet the deadline of a year-end closing as set forth in the Agreement. However, there can be no assurance that such objections will be resolved or that certain conditions to closing will be satisfied or waived.

NOTE 4 -- EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED (GOODWILL)



     As a result of the declining profitability, diminishing cash flows and the Company's bankruptcy as discussed in Note 2, the recoverable value of the carrying amount of long-lived assets and intangibles was reviewed for impairment.



     Prior to the impending sale of substantially all of its assets, the Company used projected undiscounted earnings before interest, income taxes, depreciation and amortization but after maintenance capital expenditures as compared to the unamortized balance of goodwill and other long-lived assets, to measure any impairment, and as of December 31, 1995, no impairment was calculated. As a result of the impending sale of the Company's assets, the Company currently uses projected proceeds estimated from the proposed sale as a measure of impairment of goodwill.



     Based upon this review, the amount of remaining excess of purchase price over fair value of net assets acquired of $457,232 was written off at September 30, 1996.



NOTE 5 -- INCOME TAXES


     As a result of continuing losses, management has determined it was no longer more likely than not that the value of the remaining deferred tax asset would be realized. As a result, the Company recorded an additional valuation allowance of $1,825, which is reflected as a provision for income taxes in the consolidated statement of operations for the quarter ended September 30, 1996.


NOTE 6 -- RESTRUCTURING AND OTHER CHARGES


     A summary of activity related to the Company's 1996 and 1995 restructuring plans follows:

                                                                                  AMOUNT CHARGED
                                                                                AGAINST LIABILITY
                                                               RESTRUCTURING          AS OF
                                                                 LIABILITY      SEPTEMBER 30, 1996
                                                               -------------    ------------------
    1996 RESTRUCTURING PLAN
    Plant shutdown costs, including severance costs and
      pension curtailment losses............................      $25,100            $ 13,100
    Writedown of certain manufacturing assets to net
      realizable value......................................       24,900
    1995 RESTRUCTURING PLAN
    Plant shutdown costs, including severance costs and
      pension curtailment losses............................       39,200              33,500
    Writedown of certain manufacturing assets to net
      realizable value......................................       36,600
    Writedown of previously shutdown manufacturing
      facilities to net realizable value....................       14,000


NOTE 7 -- PREPETITION LIABILITIES


     Prepetition liabilities subject to compromise at September 30, 1996 include the following:

        $100,000 10.25% Senior Notes......................................   $100,000
        $200,000 9.875% Senior Subordinated Debentures....................    200,000
        Insurance related liabilities.....................................     93,189
        Pension related liabilities.......................................     82,487
        Trade payables....................................................     60,946
        Other miscellaneous claims........................................     21,242
        Vacation and severance............................................      9,628
        Accrued interest..................................................      6,909
                                                                             --------
                                                                             $574,401
                                                                             --------

     Prepetition liabilities not subject to compromise at September 30, 1996 include the following:

        Senior Secured Notes..............................................   $158,025
        Accrued interest..................................................        658
                                                                             --------
                                                                             $158,683
                                                                             --------

     Because of the Chapter 11 proceedings, there has been no accrual of interest on the $100,000 10.25% Senior Unsecured Notes or the $200,000 9.875% Senior Subordinated Notes since September 12, 1996. If accrued, interest expense would have increased $1,500 during the nine months ended September 30, 1996.

                            ANCHOR RESOLUTION CORP.
                             (DEBTOR IN POSSESSION)
             (FORMERLY KNOWN AS ANCHOR GLASS CONTAINER CORPORATION)

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                FEBRUARY 4, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                            ASSETS
Current assets:
  Cash and equivalents.........................................................    $    3,449
  Accounts receivable, net.....................................................        60,978
  Inventories:
     Raw materials and manufacturing supplies..................................        29,649
     Semi-finished and finished products.......................................       119,082
  Other current assets.........................................................        19,184
                                                                                     --------
          Total current assets.................................................       232,342
  Property, plant and equipment, net...........................................       311,642
  Other assets.................................................................        50,943
  Intangible pension asset.....................................................        17,140
  Investment in joint venture..................................................        39,734
                                                                                     --------
                                                                                   $  651,801
                                                                                     ========
                  LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY IN ASSETS)
Liabilities not subject to compromise:
Current liabilities:
Debtor-in-Possession Facility..................................................    $  107,939
Senior Secured Notes...........................................................       158,025
Accounts payable...............................................................        32,558
Accrued expenses...............................................................        35,192
Accrued interest...............................................................           914
Accrued compensation and employee benefits.....................................        58,545
                                                                                     --------
          Total current liabilities............................................       393,173
Pension liabilities............................................................        44,198
Other long-term liabilities....................................................       120,206
                                                                                     --------
                                                                                      164,404
Liabilities subject to compromise..............................................       379,183
                                                                                     --------
          Total liabilities....................................................       936,760
Commitments and contingencies (Note 15)
Stockholder's equity (deficiency in assets):
Common stock -- $.10 par value.................................................            --
Capital in excess of par value.................................................    $  576,300
Accumulated deficit............................................................      (838,865)
Amount related to minimum pension liability....................................       (22,394)
                                                                                     --------
                                                                                     (284,959)
                                                                                     --------
                                                                                   $  651,801
                                                                                     ========

           See Notes to Condensed Consolidated Financial Statements.

                            ANCHOR RESOLUTION CORP.
                             (DEBTOR IN POSSESSION)
             (FORMERLY KNOWN AS ANCHOR GLASS CONTAINER CORPORATION)

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                PERIOD FROM JANUARY 1, 1997 TO FEBRUARY 4, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

Net sales......................................................................     $ 62,560
Costs and expenses:
  Cost of products sold........................................................       70,608
  Selling and administrative expenses..........................................        3,745
                                                                                    --------
Loss from operations...........................................................      (11,793)
Other expense, net.............................................................         (595)
Interest expense...............................................................       (2,437)
                                                                                    --------
Loss before reorganization items...............................................      (14,825)
Reorganization items...........................................................         (827)
                                                                                    --------
Net loss.......................................................................     $(15,652)
                                                                                    ========

           See Notes to Condensed Consolidated Financial Statements.

                            ANCHOR RESOLUTION CORP.
                             (DEBTOR IN POSSESSION)
             (FORMERLY KNOWN AS ANCHOR GLASS CONTAINER CORPORATION)

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                PERIOD FROM JANUARY 1, 1997 TO FEBRUARY 4, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

Cash flows from operating activities:
Net loss.......................................................................     $(15,652)
Adjustments to reconcile loss before extraordinary item to net cash used in operating activities:
     Depreciation and amortization.............................................        7,605
     Other.....................................................................          127
     Decrease in cash resulting from changes in assets and liabilities.........       (3,507)
                                                                                     -------
                                                                                     (11,427)
Cash flows from investing activities:
  Expenditures for property, plant and equipment...............................       (7,186)
  Investment in joint venture..................................................          (10)
  Other........................................................................         (304)
                                                                                     -------
                                                                                      (7,500)
Cash flows from financing activities:
  Net draws on DIP Facility....................................................       17,484
  Principal payments on long-term debt.........................................           (6)
                                                                                     -------
                                                                                      17,478
Cash and equivalents:
  Decrease in net cash position................................................       (1,449)
  Balance, beginning of year...................................................        4,898
                                                                                     -------
  Balance, end of period.......................................................     $  3,449
                                                                                     =======
Supplemental disclosure of cash flow information:
  Interest payments, net.......................................................     $     --
                                                                                     -------
  Income tax payments (refunds), net...........................................     $     --
                                                                                     =======

           See Notes to Condensed Consolidated Financial Statements.

                            ANCHOR RESOLUTION CORP.
                             (DEBTOR IN POSSESSION)
             (FORMERLY KNOWN AS ANCHOR GLASS CONTAINER CORPORATION)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                       (UNAUDITED, DOLLARS IN THOUSANDS)

NOTE 1 -- MANAGEMENT'S RESPONSIBILITY

     The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. Under the reorganization and anticipated sale of assets discussed in Notes 2 and 3 below, the Company will sell or otherwise realize assets, and liquidate or settle liabilities, for amounts substantially less than those reflected in the condensed consolidated financial statements. Therefore, the amounts reported in the condensed consolidated financial statements do not give effect to the adjustments to the carrying value of assets or amounts and classifications of liabilities that will be necessary pursuant to a plan of reorganization and sale of substantially all of the Company's assets.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The results of operations for the interim periods are not necessarily indicative of the results of the full fiscal year.

NOTE 2 -- SALE OF ASSETS

     On February 5, 1997, OI and Anchor Glass Acquisition Corporation ("New Anchor"), a majority-owned subsidiary of CPI, acquired substantially all of the assets and business of the Company, pursuant to the Asset Purchase Agreement dated December 18, 1996, as amended (the "Agreement").

     New Anchor purchased eleven operating glass container manufacturing facilities, five idled glass container manufacturing facilities and other related assets. OI purchased assets and assumed liabilities of the Company's Antioch, California and Hayward, California facilities and purchased certain other existing inventories. OI also purchased the Company's investment in Rocky Mountain Bottle Company, a joint venture with Coors Brewing Company ("Coors"), and assumed the Company's agreement to manufacture Coors' glass packaging products in the United States.

     The total purchase price approximated $378,000, excluding fees of approximately $1,500. The purchase price received from OI amounted to approximately $128,000 and was received in cash. The remaining purchase price of approximately $250,000 from New Anchor was comprised of: approximately $200,500 in cash, $47,000 face amount (1,879,320 shares) of mandatorily redeemable 10% cumulative convertible preferred stock and $2,500 of common stock (490,898 shares with an estimated value of $5.00 per share) of New Anchor.


     The purchase price paid by New Anchor in connection with the Anchor Acquisition is subject to adjustment. On June 13, 1997, the Company delivered to New Anchor the closing balance sheet which indicated that the Company believed that it was entitled to additional payments from New Anchor and Owens totaling approximately $76,300. On July 28, 1997, New Anchor delivered its notice of disagreement to the Company, which requested a reduction of the purchase price of approximately $96,800. Since that time, the parties have been negotiating the amount of the adjustment, and in January 1998, have reached a proposed settlement (the "Proposed Settlement"). The Proposed Settlement requires the payment by New Anchor to the Company of an additional $1,000 in cash and the issuance of 1,225,000 warrants for the purchase of additional shares of common stock. The Proposed Settlement is subject to final approval by the Company, New Anchor and the bankruptcy court.


     Proceeds from the sale were used to repay the outstanding balance of the DIP Facility and accrued interest thereon, of approximately $109,000 (principal balance of $90,455 at December 31, 1996). The remainder of the proceeds will be used against prepetition liabilities, as ultimately determined under the Company's Plan of Reorganization (see Note 3).

     Upon consummation of the purchase and effective February 6, 1997, New Anchor changed its name to Anchor Glass Container Corporation and the Company changed its name to Anchor Resolution Corp.

     As an objection to the sale, the Pension Benefit Guaranty Corporation ("PBGC") entered a determination to terminate the Company's qualified defined benefit pension plans. However, in conjunction with the sale, New Anchor assumed all liabilities of the plans and funded approximately $9,100 of plan contributions, previously unfunded following the Company's filing of Chapter 11 (see Note 3). Additionally, New Anchor issued to the plans $9,000 face amount (360,000 shares) of mandatorily redeemable 10% cumulative preferred stock and Vitro agreed to provide a limited guaranty to the PBGC with respect to the unfunded benefit liabilities of the Company's defined benefit plans. Consequently, the PBGC agreed not to terminate the plans as a result of the Agreement and the assumption of the plans by New Anchor.

NOTE 3 -- BANKRUPTCY PROCEEDINGS

     As a result of the continued decline in the Company's results of operations from the effects of the highly competitive glass container market and the Company's high debt level, on September 13, 1996 (the "Petition Date"), the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On September 30, 1996, Anchor Recycling Corporation, a wholly-owned subsidiary of the Company, also filed a voluntary petition to reorganize under Chapter 11 in the same court. The Chapter 11 proceedings are being jointly administered, with the Company managing the business in the ordinary course as a debtor-in-possession under the supervision of the Bankruptcy Court. Vitro and the Company concluded that the Chapter 11 filing was necessary in order to preserve the value of its assets and to ensure that the business has sufficient cash resources to continue operations while it completed the sale of the business discussed in Note 2.

     Under Chapter 11 proceedings, litigation and actions by creditors to collect certain claims existing at the Petition Date are stayed, without specific Bankruptcy Court authorization to pay such claims. The Company had received authorization, pursuant to first day orders, to pay certain claims related to wages, salaries, vacation, sick pay and other claims. As a debtor-in-possession, the Company has the right, subject to Bankruptcy Court approval, and certain other limitations, to assume or reject certain executory contracts, including unexpired leases. Any claim for damages resulting from the rejection of an executory contract or an unexpired lease is treated as a general unsecured claim in the Chapter 11 proceedings.

     On September 26, 1996 the United States Trustee appointed a single unsecured creditors' committee (the "Creditors Committee"). The Creditors Committee has the right to review and object to certain business transactions and has participated in the negotiation of the Company's plan of reorganization. The Creditors Committee has retained the firm of Wachtell, Lipton, Rosen & Katz as its counsel and Smith Barney Inc. as its financial advisors.

     The Company obtained debtor-in-possession ("DIP") financing from Foothill Capital Corporation, as agent, and Congress Financial Corporation, as co-agent, (the "Lender Group") which provided for a $130,000 DIP Credit Facility (the "DIP Facility"), and was approved by the Bankruptcy Court on November 15, 1996. The DIP Facility, which would have expired September 12, 1997, provided up to $130,000 under a borrowing base formula, less prepetition advances under the Company's then existing New Senior Credit Facility (the "Prepetition Credit Facility") with the Lender Group, on terms substantially the same as the Prepetition Credit Facility. On February 5, 1997, the DIP Facility was repaid in full with proceeds from the sale as discussed in Note 2.

     The DIP Facility and prepetition secured claims are collateralized by substantially all of the assets of the Company including accounts receivable, inventories and property, plant and equipment. The Company has continued to accrue interest on its prepetition secured debt obligations. Because of the Chapter 11 filing, there has been no accrual of interest on prepetition unsecured debt subsequent to the Petition Date.

     Of the cash proceeds received from the sale of substantially all the assets and business of the Company (see Note 2), approximately $109,000 was used to repay in full the DIP Facility and approximately $11,000 was applied to the prepayment of real estate taxes, certain costs related to the Company's partnership with

Coors (see Note 8) and the termination fee payable to Ball-Foster (see Note 2). The balance of the net proceeds of the sale remaining after application to the costs of the winddown and to other administrative and priority claims will be distributed to the creditors of the Company, including the holders of approximately $158,000 principal amount of the Company's Senior Secured Notes and holders of other secured and unsecured claims, pursuant to a Plan of Reorganization which is being developed by the Company in conjunction with the Creditors Committee.

     The Company has separately reported, as reorganization items on the consolidated statement of operations, professional fees and similar types of expenditures relating directly to the Chapter 11 filing. The Company's policy is to expense all such expenditures as incurred. These expenses are primarily for legal, claims and accounting services.

NOTE 4 -- RESTRUCTURING AND OTHER CHARGES

     A summary of activity related to the Company's 1996 and 1995 restructuring plans follows:

                                                                                   AMOUNT CHARGED
                                                                                      AGAINST
                                                                                     LIABILITY
                                                                 RESTRUCTURING         AS OF
                                                                   LIABILITY      FEBRUARY 4, 1997
                                                                 -------------    ----------------
    1996 RESTRUCTURING PLAN
    Plant shutdown costs, including severance costs and
      pension curtailment losses..............................      $25,100           $ 23,400
    1995 RESTRUCTURING PLAN
    Plant shutdown costs, including severance costs and
      pension curtailment losses..............................       39,200             36,800

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth certain historical financial information of Old Anchor. The selected financial data for the five years ended December 31, 1996 has been derived from Old Anchor's consolidated financial statements. The selected financial data for the nine months ended September 30, 1996 have been derived from Old Anchor's unaudited condensed consolidated financial statements. The following information should be read in conjunction with Old Anchor's consolidated financial statements, unaudited condensed consolidated financial statements and the related Old Anchor Management's Discussion and Analysis of Financial Condition and Results of Operations for Old Anchor, included elsewhere in this Prospectus.


                                                              HISTORICAL                              NINE MONTHS
                                                       YEARS ENDED DECEMBER 31,                          ENDED
                                     -------------------------------------------------------------   SEPTEMBER 30,
                                        1992         1993         1994         1995       1996(1)        1996
                                     ----------   ----------   ----------   ----------   ---------   -------------
                                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales..........................  $1,161,925    1,126,037   $1,089,317   $  956,639   $ 814,370     $ 640,049
Cost of products sold..............   1,037,329    1,028,332      996,780      906,393     831,612       640,397
Selling and administrative
  expenses.........................      45,785       51,137       52,371       48,998      39,570        30,736
Restructuring and other
  charges(1).......................          --           --       79,481       10,267      49,973        49,973
Impairment of long-lived
  assets(2)........................          --           --           --           --     490,232       457,232
Write-up of assets held for
  sale(1)..........................          --           --           --           --      (8,967)           --
                                     ----------   ----------   ----------   ----------   ---------      --------
Income (loss) from operations......      78,811       46,568      (39,315)      (9,019)   (588,050)     (538,289)
Other income (expense), net........        (523)         500       (2,385)         171     (10,020)       (3,379)
Interest expense(3)................     (64,659)     (62,535)     (56,070)     (56,871)    (48,601)      (42,160)
                                     ----------   ----------   ----------   ----------   ---------      --------
Income (loss) before reorganization
  items, income taxes,
  extraordinary items and
  cumulative effect of accounting
  change...........................      13,629      (15,467)     (97,770)     (65,719)   (646,671)     (583,828)
Reorganization items...............          --           --           --           --      (5,008)       (1,576)
Income taxes(4)....................      (1,300)      (2,400)        (250)        (250)     (1,825)       (1,825)
Extraordinary items(5).............      (9,026)     (18,152)          --           --      (2,336)       (2,336)
Cumulative effect of accounting
  change(4)........................          --        1,776           --           --          --            --
                                     ----------   ----------   ----------   ----------   ---------      --------
Net income (loss)..................  $    3,303   $  (34,243)  $  (98,020)  $  (65,969)  $(655,840)    $(589,565)
                                     ==========   ==========   ==========   ==========   =========      ========
OTHER FINANCIAL DATA:
Net cash provided by (used in)
  operating activities.............  $   74,092   $   99,279   $   27,914   $      430   $ (28,411)    $   8,471
Net cash used in investing
  activities.......................     (78,358)    (118,470)     (96,655)     (48,500)    (63,892)     (253,696)
Net cash provided by (used in)
  financing activities.............      (4,388)       3,259       28,467       52,198      78,886       249,377
Adjusted EBITDA(6).................     181,495      150,617      138,257      101,334      34,824        44,256
Depreciation and amortization......     103,207      103,549      100,476       99,915     101,656        78,719
Capital expenditures...............      77,580       89,901       93,833       70,368      46,254        36,144
Ratio of earnings to fixed
  charges(7).......................       1.19x           --           --           --          --            --
BALANCE SHEET DATA (AT END OF
  PERIOD):
Accounts receivable................  $   58,079   $   58,128   $   66,618   $   40,965   $  55,851     $  85,130
Inventories........................     196,827      173,204      176,769      180,574     144,419       166,527
Total assets.......................   1,321,733    1,347,201    1,264,488    1,208,348     643,468       734,889
Total debt(8)......................     526,405      555,222      584,671      557,450     552,848       575,732
Total stockholder's equity
  (deficiency in assets)...........     462,063      412,752      324,554      289,603    (269,307)     (207,478)


---------------
(1) Restructuring and other charges reflects Old Anchor's implementation of a series of restructuring plans in an effort to respond to the continued decline in the industry sales volume combined with, in 1996, the loss of a significant portion of the business of Old Anchor's largest customer. The following represents information regarding the amounts charged against the restructuring liability for Old Anchor's restructuring plans:

                                                                                 AMOUNT CHARGED
                                                                                    AGAINST
                                                                                   LIABILITY
                                                                                     AS OF
                                                               RESTRUCTURING      DECEMBER 31,
                                                                  CHARGES             1996
                                                               -------------     --------------
                                                                    (DOLLARS IN THOUSANDS)
    1996 RESTRUCTURING PLAN
    Plant shutdown costs, including severance costs and
      pension curtailment losses..............................    $25,100           $ 20,100
    Writedown of certain manufacturing assets to net
      realizable value........................................     24,900
    1994/1995 RESTRUCTURING PLAN
    Plant shutdown costs, including severance costs and
      pension curtailment losses..............................    $39,200           $ 33,700
    Writedown of certain manufacturing assets to net
      realizable value........................................     36,600
    Writedown of previously shutdown manufacturing facilities
      to net realizable value.................................     14,000

    During the year ended December 31, 1996, the Company recorded an adjustment to the carrying value of certain idled facilities held for sale. These assets were previously written down to an estimated net realizable value. Upon a current evaluation of quotes and offers on these properties in 1996, Old Anchor increased their net carrying value by approximately $9.0 million. The balance of the restructuring liability is anticipated to be expended and charged against the liability over the next three years.


(2) Impairment of long-lived assets reflects the adjustment for the write-off of goodwill and other long-lived assets. As a result of the declining profitability, diminishing cash flow and the bankruptcy proceedings, the recoverable value of the carrying amount of long-lived assets and intangibles was reviewed for impairment. Based upon this review, the amount of remaining excess of the purchase price over the fair value of net assets acquired of $457.2 million and other long-lived assets of $33.0 million were written off in the year ended December 31, 1996. The excess cost over fair value of net assets acquired had been amortized on a straight line basis over a 40 year period. Amortization expense, included as a component of cost of products sold, was approximately $13.9 million for each of the years ended December 31, 1996, 1995 and 1994. See Old Anchor's Notes to the Consolidated Financial Statements, included elsewhere in this Prospectus.


(3) Because of the Chapter 11 proceedings, there has been no accrual of interest on the $100.0 million 10.25% Senior Notes or the $200.0 million 9.875% Senior Subordinated Debentures since September 12, 1996. If accrued, interest expense would have increased $9.2 million during the year ended December 31, 1996.

(4) Income tax provision reflects any additional valuation allowances required to be recorded under SFAS 109. The adoption of SFAS 109 effective January 1, 1993 resulted in an increase in the cumulative net deferred tax asset by $1.8 million. Under SFAS 109, deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. If on the basis of available evidence, it is more likely than not that all or a portion of the deferred tax asset will not be realized, the asset must be reduced by a valuation allowance.

(5) Extraordinary items in the three years ended December 31, 1992, 1993 and 1996, result from the write-off of financing costs related to debt extinguished during the relevant periods, net of taxes.

(6) Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) ("Adjusted EBITDA") is an amount equal to income (loss) before income taxes, extraordinary items and cumulative effect of accounting change plus the amounts of restructuring charges, reorganization items, the impairment of long-lived assets, interest, depreciation and amortization and less the amount of the write-up of assets held for sale included in the determination of income (loss) before income taxes, extraordinary items and cumulative effect of accounting change. The Company believes that, in addition to cash flow from operations and net earnings, Adjusted EBITDA is a useful financial performance measurement for assessing operating performance as it provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund capital expenditures. In evaluating Adjusted EBITDA, the Company believes that investors should consider, among other things, the amount by which Adjusted EBITDA exceeds interest costs for the period, how Adjusted EBITDA compares to principal repayments on debt for the period and how Adjusted EBITDA compares to capital expenditures for the period. To evaluate Adjusted EBITDA, the components of Adjusted EBITDA, such as revenues and operating expenses and the variability of such components over time, should also be considered. Investors should be cautioned that the Company's method of calculating Adjusted EBITDA may differ from the methods used by other companies and, as a result, the Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures disclosed by other companies.


(7) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest and amortization of debt expense plus a portion of operating lease expense representative of the interest factor. There was a deficiency of earnings to fixed charges in 1993, 1994, 1995 and 1996 of $15.5 million, $97.8 million, $65.7 million and $651.7 million, respectively. For the nine months ended September 30, 1996, there was a deficiency of earnings to fixed charges of $585.4 million.


(8) Total debt as of December 31, 1996 includes $462.3 million of pre-petition liabilities and $90.5 million outstanding under Old Anchor's debtor-in-possession credit facility.

                            ANCHOR RESOLUTION CORP.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

RESULTS OF OPERATIONS

  Introduction

     The following table sets forth certain information derived from the Consolidated Financial Statements of Anchor Resolution Corp., formerly named Anchor Glass Container Corporation and currently a debtor-in-possession under Chapter 11 of the Bankruptcy Code ("Old Anchor"), for the three years ended December 31, 1996. The following discussion should be read in conjunction with the Consolidated Financial Statements of Old Anchor and notes thereto, included elsewhere in this Prospectus.

                                                               YEARS ENDED DECEMBER 31,
                                               ---------------------------------------------------------
                                                      1994                1995               1996
                                               ------------------   ----------------   -----------------
                                                AMOUNT    PERCENT   AMOUNT   PERCENT   AMOUNT    PERCENT
                                               --------   -------   ------   -------   -------   -------
                                                                 (DOLLARS IN MILLIONS)
Net sales....................................  $1,089.3    100.0%   $956.6    100.0%   $ 814.4    100.0%
Cost of products sold........................     996.8     91.5     906.4     94.8      831.6    102.1
Selling and administrative expenses..........      52.4      4.8      49.0      5.1       39.6      4.9
Restructuring and other charges..............      79.5      7.3      10.3      1.1       50.0      6.1
Impairment of long-lived assets..............        --       --        --       --      490.2     60.2
Write-up of assets held for sale.............        --       --        --       --       (9.0)    (1.1)
Loss from operations.........................     (39.4)    (3.6)     (9.1)    (1.0)    (588.0)   (72.2)
Interest expense.............................      56.1      5.2      56.8      5.9       48.6      6.0
Loss before reorganization items, income
  taxes and extraordinary item...............     (97.8)    (9.0)    (65.7)    (6.9)    (651.7)   (76.0)
Loss before extraordinary item...............     (98.0)    (9.0)    (66.0)    (6.9)    (653.5)   (80.0)
Net loss.....................................     (98.0)    (9.0)    (66.0)    (6.9)    (655.8)   (80.5)

     The net loss for the year ended December 31, 1996 was $655.8 million compared to a net loss of $66.0 million for 1995. Included in the loss for 1996 is the impairment of long-lived assets of $490.2 million. Included in the 1996 and 1995 results were first quarter charges of $50.0 million and $10.3 million, respectively, for Old Anchor's 1996 and 1995 restructuring programs. Excluding the effect of these items, net loss would have been $115.6 million compared to $55.7 million for 1995.

     The decline in Old Anchor's operations is a direct result of Old Anchor's high debt levels and industry-wide volume declines that have led to severe competitive pricing pressures, negatively impacting operating results. Net sales for 1996 decreased 14.9% compared to 1995, on a volume decline of approximately 14%, primarily in the beer, iced tea and soft drink markets. As an example, Old Anchor's 1996 volume allocation from its largest customer in 1995, Anheuser-Busch, has been significantly reduced. The softness in overall industry volume shipments has led to severe competitive pricing pressures, negatively impacting operating margins. In accordance with its restructuring plans, Old Anchor closed its Cliffwood, New Jersey plant in January 1996, and closed its Waukegan, Illinois, Los Angeles, California and Keyser, West Virginia plants in 1995.

NET SALES

     Net sales for 1996 were $814.4 million, a decrease of 14.9% compared to $956.6 million for 1995. The decrease in net sales principally reflects the softening in 1996 of the year-to-year demand for glass containers which has resulted in increased competition for market share and lower pricing trends. In addition, as described above, Anheuser-Busch has significantly reduced its purchases from Old Anchor.

     Net sales for 1995 were $956.6 million, a decrease of 12.2% compared to $1,089.3 million for 1994. The decrease in net sales principally reflects the softening in 1995 of the year-to-year demand for glass containers in the iced tea and beer segments and year-to-year reduction of unit shipments in the soft drink segment, as discussed above. The softness in demand has resulted in increased competition for market share and lower pricing trends.

COST OF PRODUCTS SOLD

     Cost of products sold as a percentage of net sales was 102.1% for 1996 compared to 94.8% for 1995. This increase principally reflects the impact of reduced shipping volumes and lower pricing trends, as described above. Partially offsetting this increase is the impact of Old Anchor's strategic initiatives and cost savings derived from Old Anchor's restructuring plans and re-engineering program.

     Cost of products sold as a percentage of net sales was 94.8% for 1995 compared to 91.5% for 1994. This increase principally reflects the impact of reduced shipping volumes and lower pricing trends. Additionally, Old Anchor's gross profit margin was negatively impacted by cost increased in certain raw materials, specifically packaging materials.

SELLING AND ADMINISTRATIVE EXPENSES

     Selling and administrative expenses declined $9.4 million, or 19.2%, in 1996 compared to 1995. This decrease principally reflects lower personnel and fringe benefit costs as a result of headcount reductions associated with Old Anchor's re-engineering and cost reduction programs.

     Selling and administrative expenses declined $3.4 million, or 6.4%, in 1995 compared to 1994, because of lower personnel and fringe benefit costs as a result of headcount reductions in that year.

RESTRUCTURING AND OTHER CHARGES

     During 1994, formal plans were approved to significantly reduce Old Anchor's cost structure and to improve productivity. This restructuring program related primarily to consolidation of underutilized manufacturing operations and provided for the closure of three of Old Anchor's 17 manufacturing plants. In the 1994 fourth quarter, Old Anchor recorded a restructuring charge of $79.5 million and in the 1995 first quarter, an additional $10.3 million charge was recorded to reflect the benefit arrangements for employees affected by this plan. In January 1996, formal plans were approved to further restructure certain of Old Anchor's operations to respond to the continued decline in the industry sales volume combined with the loss of a significant portion of the business of Old Anchor's largest 1995 customer. A restructuring charge of approximately $50.0 million has been recorded in the 1996 Consolidated Statement of Operations for the closure of the Cliffwood, New Jersey plant and other restructuring obligations.

IMPAIRMENT OF LONG-LIVED ASSETS

     As a result of declining profitability, diminishing cash flows and the bankruptcy proceedings, the entire $457.2 million of goodwill and $33.0 million of other long-lived assets were written off.

WRITE-UP OF ASSETS HELD FOR SALE

     In December 1996, Old Anchor wrote up the value of certain assets held for sale by $9.0 million.

INTEREST EXPENSE

     Interest expense was $48.6 million for 1996 compared to $56.8 million for 1995. Because of the Bankruptcy Proceedings, there has been no accrual of interest on the $100.0 million 10.25% Senior Notes or the $200.0 million 9.857% Senior Subordinated Debentures since September 12, 1996. If accrued, interest expense would have increased by $9.1 million in 1996.

     Interest expense was $56.8 million for the year ended December 31, 1995 compared to $56.1 million for the corresponding period of 1994. The increase reflected higher prevailing interest rates, and higher average working capital borrowings outstanding during 1995, as compared to 1994.

LIQUIDITY AND CAPITAL RESOURCES

     As a result of the continued decline in Old Anchor's results of operations from the effect of the highly competitive glass container market, and Old Anchor's high debt level, on September 13, 1996 (the "Petition Date"), Old Anchor filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On September 30, 1996, Anchor Recycling Corporation, a wholly-owned subsidiary of Old Anchor, also filed a voluntary petition to reorganize under Chapter 11 in the same court. The Chapter 11 proceedings are being jointly administered, with Old Anchor managing the business in the ordinary course as a debtor-in-possession under the supervision of the Bankruptcy Court. Old Anchor concluded that the Chapter 11 filing was necessary in order to preserve the value of its assets and to ensure that the business had sufficient cash resources to continue operations while it completed the sale of the business discussed in Note 2 to the Notes to the Consolidated Financial Statements, appearing elsewhere herein.

     Old Anchor obtained debtor-in-possession ("DIP") financing from Foothill Capital Corporation, as agent and Congress Financial Corporation, as co-agent (the "Lender Group") to provide for a $130.0 million DIP Credit Facility (the "DIP Facility"), which was approved by the Bankruptcy Court on November 15, 1996. The DIP Facility, which would expire September 30, 1997, provided up to $130.0 million under a borrowing base formula, less prepetition advances under Old Anchor's then existing Prepetition Credit Facility with the Lender Group, on terms substantially the same as the Prepetition Credit Facility.

     Advances outstanding at any one time were not to exceed an amount equal to the Borrowing Base, consisting of accounts receivable and finished product inventory, as defined in the Prepetition Credit Facility, and amended by the DIP Facility. At December 31, 1996, Old Anchor's available borrowing base, as defined under the DIP Facility was approximately $113.7 million against which $90.5 was outstanding. Interest, at prime plus 1.125%, as defined, was payable monthly. A commitment fee of 0.5% of the unused portion of the DIP Facility was payable monthly.

     On February 5, 1997, Anchor Glass Acquisition Corporation ("New Anchor"), a wholly-owned subsidiary of Consumers Packaging Inc. ("CPI"), and Owens-Brockway Glass Container Inc. ("OI") acquired substantially all of the assets and business of Old Anchor in accordance with the terms of the Asset Purchase Agreement, dated December 18, 1996 (the "Agreement") as discussed in Note 2 to the Notes to Consolidated Financial Statements. The total purchase price approximated $387.9 million, excluding fees of approximately $9.9 million. The purchase price received from OI amounted to approximately $128.4 million and was received in cash. The remaining purchase price of approximately $250.0 million from New Anchor was comprised of approximately $200.5 million in cash, $47.0 million face amount (1,879,320 shares) of mandatorily redeemable 10% cumulative convertible preferred stock and $2.5 million of common stock (490,898 shares with an estimated value of $5.00 per share) of New Anchor. The purchase price is subject to adjustment as defined in the Agreement.

     Proceeds from the sale were used to repay the outstanding balance of the DIP Facility and accrued interest thereon, at February 5, 1997, of approximately $109.0 million. The remainder of the proceeds will be used to satisfy prepetition liabilities, as to be determined under Old Anchor's Plan of Reorganization. Old Anchor's principal sources of liquidity through February 5, 1997 were funds derived from operations and borrowings under the DIP Facility.

     In 1996, operating activities consumed $28.4 million in cash compared to $0.4 million and $27.9 million of cash provided in 1995 and 1994, respectively. These increases in cash consumed reflect the increase in losses and the changes in working capital items during the periods compared.

     Capital expenditures in 1996 were $46.3 million compared to $70.4 million and $93.8 million in 1995 and 1994, respectively. In addition, in 1996, Old Anchor invested approximately $18.6 million in the joint venture with Coors Brewing Company ("Coors"). Old Anchor invested $20.0 million in the joint venture in 1995. Also in 1995, Old Anchor entered into sale and leaseback transactions, with respect to certain of its glass manufacturing equipment, with an aggregate net selling price of approximately $48.3 million.

     Cash flows from financing activities for the years ended December 31, 1996, 1995 and 1994 were $78.9 million, $52.2 million and $28.5 million, respectively. The 1996 cash flows from financing activities principally reflects a $92.5 million capital contribution received from Vitro, Sociedad Anonima and borrowings under the Prepetition Credit Facility, modified by the DIP Facility. In February 1997, Old Anchor received an additional capital contribution of $8.4 million in satisfaction of obligations outstanding under the $20.0 million letter of credit facility, which was terminated at that time.

     As a result of the Bankruptcy Proceedings, Old Anchor is in default of various covenants relating to Old Anchor's outstanding prepetition debt. However, under Chapter 11 proceedings, litigation or actions by creditors related to these defaults are stayed. In addition, the DIP Facility required that Old Anchor's collateral value and availability, as defined, could not be less than a specified amount as measured on a rolling four-week period throughout the term of the DIP Facility. Prior to the repayment of the DIP Facility, Old Anchor was in full compliance with these covenants.

IMPACT OF INFLATION

     The impact of inflation on the costs of Old Anchor, and the ability to pass on cost increases in the form of increased sales prices, is dependent upon market conditions. While the general level of inflation in the domestic economy has been at relatively low levels since Old Anchor's formation in 1983, Old Anchor has generally been unable, since the end of 1991, to fully pass on inflationary cost increases as a result of competitive pricing pressures. This has negatively impacted Old Anchor's operating results.

SEASONALITY

     Due principally to the seasonal nature of the brewing, iced tea and soft drink industries, in which demand is stronger during the summer months, Old Anchor's shipment volume is typically highest in the second and third quarters. Consequently, Old Anchor historically builds inventory during the first quarter in anticipation of seasonal demands during the second and third quarters. However, industry patterns existing over the last 18 months have somewhat altered the normal seasonal trends. In addition, Old Anchor generally schedules shutdowns of its plants for furnace rebuilds and machine repairs in the first and fourth quarters of the year to coincide with scheduled holiday and vacation time under its labor union contracts. These shutdowns and seasonal sales patterns adversely affect profitability during the first and fourth quarters.

                                                                         ANNEX A

                          SUMMARIZATION LETTERS OF AAA

SUMMARIZATION LETTER -- LIQUIDATION IN PLACE BASIS

     At the request of the Initial Purchasers, AAA was engaged to appraise certain property exhibited to us as that of Anchor Glass Container Corporation. Our services were provided in accordance with the Uniform Standards of Professional Appraisal Practice, (USPAP) as promulgated by The Appraisal Foundation, an organization founded by Congress in 1986.

     We made our investigation to express an opinion, as of December 31, 1996, of the market value of the real estate and personal property. The real property's fee simple estate was appraised, while the personal property was valued on the premise of liquidation-in-place. It was understood that our opinion would provide a basis for effectuating financing arrangements. Appraisals are time and use specific so it is entirely inappropriate to use our appraisal for any purpose other than that specified.

     The term market value is equivalent to open market and is defined as the most reasonable price a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: (1) buyer and seller are typically motivated; (2) both parties are well informed or well advised, and acting in what they consider their best interests;
(3) a reasonable time is allowed for exposure in the open market; (4) payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and (5) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. It was assumed the real estate was held in fee simple, except for the real property located in Salem, New Jersey which was a leasehold interest, and clear of any liens and encumbrances.

     Fair market value is defined as the estimated amount at which the assets might be expected to exchange between a willing buyer and a willing seller, neither being under compulsion, each having reasonable knowledge of all relevant facts. When fair market value is established on the premise of liquidation-in-place, it is assumed that the buyer and seller would be contemplating retention of the personal property at its present location for continued use of like operations. This value premise represents the estimated amount a property should realize if sold on a negotiated basis given a reasonable amount of time in which to find a buyer, the property would not be operating or producing a product at the time of its sale, but would be capable of operation and production. TO UNDERSTAND THE APPRAISAL PROCESS AND THE ASSUMPTIONS IMPLICIT IN THE ABOVE DEFINITIONS, THE READER IS URGED TO STUDY THE APPRAISAL IN ITS ENTIRETY.

     Our investigation included real estate, including land, land improvements, and buildings; and personal property, comprising machinery and equipment, office furniture and equipment, licensed vehicles, and construction in progress. Excluded from the investigation were supplies, materials on hand, inventories, company records, and any current or intangible assets that might exist.

     We personally inspected the designated assets and studied market conditions. We considered all three traditional approaches to value and applied the most appropriate techniques, considering the use of the appraisal. Therefore, we conducted a complete appraisal according to USPAP guidelines as we understand them. No consideration was given to the impact of any environmental concerns which are associated with the subject properties. No investigation was made of the title to or any liabilities against the appraised property.

     We appraised real and personal property at the following locations:

     Glass Container Plants at Winchester, IN; Connellsville, PA; Salem, NJ; Jacksonville, FL; Shakopee, MN; Warner Robins, GA; Henryetta, OK; Elmira, NY; and Lawrenceburg, IN.

     The Mold Repair Shop at Zanesville, OH, and the Central Machine Repair Shop at Streator, IL.

     Based on the investigation described, we concluded that as of December 31, 1996, the designated properties' market value on the premises of open market and liquidation-in-place is reasonably represented by the amount of TWO HUNDRED FORTY-TWO MILLION NINE HUNDRED SIXTY-FIVE THOUSAND DOLLARS ($242,965,000).

     The value stated above is based upon the premise and for the purpose stated and is defined and further detailed in the appraisal reports, exhibits and general service conditions provided to BT Securities Corporation.

SUMMARIZATION LETTER -- CONTINUED USE BASIS

     At the request of the initial Purchasers, AAA was engaged to appraise certain property exhibited to us as that of Anchor Glass Container Corporation. Our services were provided in accordance with the Uniform Standards of Professional Appraisal Practice, (USPAP) as promulgated by The Appraisal Foundation, an organization founded by Congress in 1986.

     We made our investigation to express an opinion, as of December 31, 1996, of the market value of the real estate and personal property. The fee simple estate was appraised for the nine real estate locations identified as being owned, while the subleasehold estate was appraised for the real property designated as being leased. The personal property was valued on the premise of continued use. It was understood that our opinion would provide a basis for allocation of the purchase price of the several classes of assets acquired. Appraisals are time and use specific so it is entirely inappropriate to use our appraisal for any purpose other than that specified.

     Fair market value is defined as the estimated amount at which the assets might be expected to exchange between a willing buyer and a willing seller, neither being under compulsion, each having reasonable knowledge of all relevant facts. When fair market value is established on the premise of continued use, it is assumed that the buyer and seller would be contemplating retention of the property at its present location as part of the current operations. Given the data available and the trends available, it was concluded that prospective profits were adequate to justify ownership and an arm's-length exchange. This value premise represents the estimated amount a property should realize if sold on a negotiated basis given a reasonable amount of time in which to find a buyer, and does not represent the amount that might be realized from piecemeal disposition in the open market or from an alternative use of the property. TO UNDERSTAND THE APPRAISAL PROCESS AND THE ASSUMPTIONS IMPLICIT IN THE ABOVE DEFINITIONS, THE READER IS URGED TO STUDY THE APPRAISAL IN ITS ENTIRETY.

     Our investigation included real estate, including land, land improvements, and buildings; and personal property, comprising machinery and equipment, office furniture and equipment, licensed vehicles, and construction in progress. Excluded from the investigation were supplies, material on hand, inventories, company records, and any current or intangible assets that might exist.

     We personally inspected the designated assets and studied market conditions. We considered all three traditional approaches to value and applied the most appropriate techniques, considering the use of the appraisal. Therefore, we conducted a complete appraisal according to USPAP guidelines as we understand them. No consideration was given to the impact of any environmental concerns which are associated with the subject properties. No investigation was made of the title to or any liabilities against the appraised property.

     We appraised real and personal property at the following locations;

     Glass Container Plants at Winchester, IN; Connellsville, PA; Salem, NJ; Jacksonville, FL; Shakoppe, MN; Warner Robins, GA; Henryetta, OK; Elmira, NY; and Lawrenceburg, IN.

     The Mold Repair Shop at Zanesville, OH, and the Central Machine Repair Shop at Streator, IL.

     Based on the investigation described, we concluded that as of December 31, 1996, the designated properties' market value on the premises of continued use is reasonably represented by the aggregate amount of THREE HUNDRED TWELVE MILLION FOUR HUNDRED TWENTY-THREE THOUSAND DOLLARS ($312,423,000).

     The value stated above is based upon the premise and for the purpose stated and is defined and further detailed in the appraisal reports, exhibits and general service conditions provided to BT Securities Corporation.

             ======================================================

NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE GUARANTORS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF NOR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS


                                            PAGE
                                            ----
Prospectus Summary.......................     1
Risk Factors.............................    15
The Exchange Offer.......................    25
The Anchor Acquisition and The Note
  Offering...............................    33
Use of Proceeds..........................    34
Capitalization...........................    35
Unaudited Pro Forma Financial
  Statements.............................    36
Management's Discussion and Analysis of
  Pro Forma Financial Condition and
  Results of Operations..................    42
Selected Financial Data..................    44
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.............................    47
Business.................................    50
Management...............................    62
Principal Stockholders...................    66
Certain Transactions.....................    68
Description of Capital Stock.............    69
Description of Revolving Credit
  Facility...............................    70
Description of the Notes.................    71
Certain U.S. Federal Income Tax
  Considerations.........................   106
Outstanding Notes Registration Rights....   107
Book Entry; Delivery and Form............   108
Plan of Distribution.....................   110
Legal Matters............................   111
Independent Accountants..................   111
Experts..................................   112
Index to Financial Statements............   F-1
Index to Financial Information for Old
  Anchor.................................   H-1
Summarization Letters of AAA Appraisal...   A-1


                            ------------------------

UNTIL               , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
             ======================================================

             ======================================================

                                 [ANCHOR LOGO]

                       ANCHOR GLASS CONTAINER CORPORATION

OFFER TO EXCHANGE UP TO $150,000,000 OF ITS NEW 11 1/4% FIRST MORTGAGE NOTES DUE
 2005, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
    FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF ITS OUTSTANDING 11 1/4% FIRST
                            MORTGAGE NOTES DUE 2005

                            ------------------------

                                   PROSPECTUS

                            ------------------------

                               FEBRUARY   , 1998


             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

ANCHOR GLASS CONTAINER CORPORATION

  Certificate of Incorporation

     Article VIII of the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") for Anchor Glass Container Corporation (the "Company") provides for the indemnification of directors and officers of the Company and any persons serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent permitted by the General Corporate Law of the State of Delaware (the "DGCL"). The Certificate of Incorporation also allows the Company, by action of the Board of Directors, to indemnify other officers, employees and agents of the Company. These rights to indemnification
(i) are contract rights; (ii) cannot be changed by any amendment to the Certificate of Incorporation to adversely affect any person being indemnified with respect to any alleged action or inaction occurring prior to such amendment; (iii) subject to any rights imposed by law and the By-Laws of the Company, include the right to have the Company advance expenses incurred in defending any such action, suit or proceeding prior to the final disposition; and (iv) are not exclusive of any other right which any person may have or may acquire under the Certificate of Incorporation, or any statute, by-law or agreement, or by any vote of the stockholders or disinterested directors of the Company, or otherwise. In addition to the indemnification provided by Article VIII, Article IX limits the personal liability of directors for monetary damages arising out of a breach of fiduciary duty to the fullest extent permitted by the DGCL.

     The Certificate of Incorporation generally prohibits the Company from indemnifying any person in connection with an action, suit or proceeding (or portion thereof) initiated by such person unless such action, suit or proceeding (or portion thereof) was authorized by the Board of Directors. However, this prohibition does not apply to a counterclaim, cross-claim or third party claim brought by an indemnitee in any action, suit or proceeding. In addition, persons claiming a right to indemnification or advancement may bring suit against the Company if the claim is not paid in full by the Company within sixty days, in the case of a claim for indemnification, or thirty days, in the case of a claim for advancement, after receipt of the written claim.

  By-laws

     The By-laws of the Company contain no provision for indemnification.

CONSUMERS U.S., INC.

  Certificate of Incorporation

     The Certificate of Incorporation of Consumers U.S., Inc. (the "Parent Guarantor") provides that the personal liability of the directors of the Parent Guarantor is limited to the fullest extent permitted by the DGCL and that the Parent Guarantor shall indemnify the directors, officers, employees and agents to the fullest extent permitted by the DGCL. The right to indemnification is not exclusive of any other right which any person may have or may acquire under the Certificate of Incorporation, or any statute, by-law or agreement, or by any vote of the stockholders or disinterested directors of the Parent Guarantor, or otherwise.

  By-laws

     The By-laws of the Parent Guarantor contain no provision for indemnification.

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

     Under the DGCL, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgements, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

     Delaware corporations may limit the personal liability of their directors for monetary damages for a breach of fiduciary duty, provided, however, that the directors can still be held personally liable (i) for a breach of the duty of loyalty to the corporation and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (described below), and (iv) for any transaction from which the director derived an improper personal benefit.
Section 174 of the DGCL makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

(A) EXHIBITS

EXHIBIT
NUMBER    ITEM
-------   -----------------------------------------------------------------------------------
 2.1      Asset Purchase Agreement dated as of December 18, 1996 among Anchor Glass Container
          Corporation, now known as Anchor Resolution Corp. ("Old Anchor"), Consumers
          Packaging Inc. and Owens-Brockway Glass Container Inc.
 2.2      Amendment to Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of
          February 5, 1997 by and among Old Anchor, Consumers Packaging Inc. and
          Owens-Brockway Glass Container Inc.
 2.3      Order of United States Bankruptcy Court for the District of Delaware approving (i)
          the Asset Purchase Agreement and (ii) the assumption and assignment of certain related executory contracts
 2.4      Order of United States Bankruptcy Court for the District of Delaware approving the
          Amendment to the Asset Purchase Agreement
 2.5      Memorandum of Understanding dated February 5, 1997 among Old Anchor, Consumers
          Packaging Inc., and the Company
 3.1      Amended and Restated Certificate of Incorporation of the Company
 3.2      Certificate of Incorporation of the Parent Guarantor
 3.3      Certificate of Amendment to Certificate of Incorporation of the Parent Guarantor
 3.4      Bylaws of the Company
 3.5      Bylaws of the Parent Guarantor
 3.6      Certificate of Designation for Series A 10% Cumulative Convertible Preferred Stock
 3.7      Certificate of Designation for Series B 8% Cumulative Convertible Preferred Stock
 4.1      Indenture dated as of April 17, 1997 among the Company, the Parent Guarantor and
          The Bank of New York, as trustee
 4.2      Form of Initial Notes (included in Exhibit 4.1)
 4.3      Form of Exchange Notes (included in Exhibit 4.1)

EXHIBIT
NUMBER    ITEM
-------   -----------------------------------------------------------------------------------
 4.4      Security Agreement dated as of February 5, 1997 among the Company and Bankers Trust
          Company, as agent under the Revolving Credit Agreement
 4.5      Assignment of Security Agreement dated as of April 17, 1997 among the Company,
          Bankers Trust Company, as assignor, and The Bank of New York, as assignee and as trustee under the Indenture
 4.6      Pledge Agreement dated as of April 17, 1997 among the Parent Guarantor and The Bank of New York, as trustee under the Indenture
 4.7      Intercreditor Agreement dated as of February 5, 1997 among The Bank of New York, as
          Note Agent, and BT Commercial Corporation, as Credit and Shared Collateral Agent
 4.8      Amendment No. 1 to the Intercreditor Agreement, dated as of April 17, 1997 among
          The Bank of New York, as Note Agent, and BT Commercial Corporation, as Credit and
          Shared Collateral Agent
 4.9      Registration Rights Agreement dated as of April 17, 1997 among the Company, the
          Parent Guarantor, BT Securities Corporation and TD Securities (USA) Inc.
 5.1      Opinion of Eckert Seamans Cherin & Mellott, LLC
 5.2      Opinion of Jones, Day, Reavis & Pogue
10.1      Credit Agreement (the "Credit Agreement") dated as of February 5, 1997 among the
          Company, Bankers Trust Company, as Issuing Bank, BT Commercial Corporation, as
          Agent and Co-Syndication Agent, PNC Bank, National Association, as Co-Syndication
          Agent and Issuing Bank, and the various financial institutions party thereto
10.2      First Amendment to the Credit Agreement dated as of March 11, 1997 among the
          Company, Bankers Trust Company, BT Commercial Corporation, and PNC Bank, National
          Association
10.3      Second Amendment to the Credit Agreement dated as of April 9, 1997 among the
          Company, Bankers Trust Company, BT Commercial Corporation, and PNC Bank, National
          Association
10.4      Third Amendment and Waiver to the Credit Agreement dated as of May 23, 1997 among the Company, Bankers Trust Company, BT Commercial Corporation, PNC Bank, National
          Association and the various financial institutions party to the Credit Agreement
10.5      Fourth Amendment to the Credit Agreement dated as of September 15, 1997 among the
          Company, Bankers Trust Company, PNC Bank, National Association and the various financial institutions party to the Credit Agreement
10.6      Assignment of Security Interest in U.S. Trademarks and Patents dated February 5,
          1997 by the Company to BT Commercial Corporation, as Collateral Agent under the
          Credit Agreement
10.7      Assignment of Security Interest in U.S. Copyrights dated February 5, 1997 by the
          Company to BT Commercial Corporation, as Collateral Agent under the Credit
          Agreement
10.8      Guaranty dated February 5, 1997, by the Parent Guarantor in favor of BT Commercial
          Corporation and the other financial institutions party to the Credit Agreement Plan
10.9      Termination Agreement dated February 3, 1997 by and between Consumers Packaging
          Inc., the Company and the Pension Benefit Guaranty Corporation
10.10     Release Agreement among Old Anchor, the Company, the Official Committee of
          Unsecured Creditors of Anchor Glass Container Corporation (Old Anchor) and Vitro,
          Sociedad Anonima
10.11     Agreement (the "Vitro Agreement") dated as of December 18, 1996 between Vitro,
          Sociedad Anonima, Consumers Packaging Inc., on behalf of itself, and Consumers
          Packaging Inc., on behalf of the Company
10.12     First Amendment to the Vitro Agreement dated as of February 4, 1997 among Vitro,
          Sociedad Anonima, Consumers Packaging Inc. and the Company
10.13     Waiver Agreement dated as of February 5, 1997 by and between Old Anchor and
          Consumers Packaging Inc.
10.14     Assignment and Assumption Agreement dated as of February 5, 1997 by and between
          Consumers Packaging Inc. and the Company

EXHIBIT
NUMBER    ITEM
-------   -----------------------------------------------------------------------------------
10.15     Assignment and Assumption Agreement dated as of February 5, 1997 between Consumers
          Packaging Inc. and the Company relating to certain employee benefit plans
10.16     Assignment and Assumption Agreement dated as of February 5, 1997 between Consumers
          Packaging Inc. and the Company relating to certain commitment letters
10.17     Bill of Sale, Assignment and Assumption Agreement dated as of February 5, 1997 by and between Old Anchor and the Company
10.18     Assignment of Patent Property and Design Property from Old Anchor to the Company
10.19     Trademark Assignment from Old Anchor to the Company
10.20     Foreign Trademark Assignment from Old Anchor to the Company
10.21     Copyright Assignment from Old Anchor to the Company
10.22     Agreement dated as of February 5, 1997 between The Travelers Indemnity Company and its Affiliates, including The Aetna Casualty and Surety Company and their predecessors, and the Company
10.23     Allocation Agreement dated as of February 5, 1997 between Consumers Packaging Inc.
          and Owens-Brockway Glass Container Inc.
10.24     Supply Agreement dated as of February 5, 1997 by and between the Company and Owens-
          Brockway Glass Container Inc.
10.25     Transition Agreement dated as of February 5, 1997 between Consumers Packaging Inc., the Company and Owens-Brockway Glass Container Inc.
10.26+    Technical Assistance and License Agreement executed December 18, 1996 by
          Owens-Brockway Glass Container Inc. and Consumers Packaging Inc.
10.27     Assurance Agreement (the "Assurance Agreement") dated as of February 5, 1997 among
          Owens-Brockway Glass Container Inc., Consumers Packaging Inc., the Company, BT
          Commercial Corporation, Bankers Trust Company and The Bank of New York
10.28     Letter agreement relating to Assurance Agreement dated April 17, 1997 addressed to
          Owens-Brockway Glass Container Inc. and signed by Bankers Trust Company and The
          Bank of New York
10.29     Intercompany Agreement dated as of April 17, 1997 among G&G Investments, Inc.,
          Glenshaw Glass Company, Inc., Hillsboro Glass Company, I.M.T.E.C. Enterprises,
          Inc., Consumers Packaging Inc., Consumers International Inc., the Parent Guarantor,
          the Company, BT Securities Corporation and The Bank of New York, as trustee under the Indenture
10.30     Management Agreement dated as of February 5, 1997 by and between the Company and
          G&G Investments, Inc.
10.31     Anchor Glass Container Corporation/Key Executive Employee Retention Plan
10.32     Lease Agreement -- Anchor Place at Fountain Square (the "Lease Agreement") dated
          March 31, 1988, by and between Old Anchor and Fountain Associates I Ltd. relating to the Company's headquarters in Tampa, Florida
10.33     First Amendment to Lease Agreement effective as of June 16, 1992, by and between
          Fountain Associates I Ltd. and Old Anchor
10.34     Second Amendment to Lease Agreement effective as of September 30, 1993, by and between Fountain Associates I Ltd. and Old Anchor
10.35     Third Amendment to Lease Agreement effective as of February 22, 1995, by and between Fountain Associates I Ltd. and Old Anchor
10.36     Agreement dated as of March 31, 1996 by and between Fountain Associates I Ltd.,
          Citicorp Leasing, Inc. and Old Anchor
10.37     Amended and Restated Agreement effective as of September 12, 1996, by and between
          Fountain Associates I Ltd., Citicorp Leasing Inc. and Old Anchor

EXHIBIT
NUMBER    ITEM
-------   -----------------------------------------------------------------------------------
10.38     Sixth Amendment to Lease and Second Amendment to Option Agreement dated as of
          February 5, 1997, by and between Fountain Associates I Ltd., Citicorp Leasing Inc.
          and Old Anchor
10.39     Building Option Agreement dated March 31, 1988, by and between Fountain Associates
          I, Ltd. and Old Anchor
10.40     First Amendment to Building Option Agreement effective as of June 16, 1992, by and between Fountain Associates I, Ltd. and Old Anchor
10.41+    Supply Agreement effective as of June 17, 1996 between The Stroh Brewery Company and the Company
10.42+    Supply Agreement between Bacardi International Limited and the Company
10.43     Warrant Agreement dated as of February 5, 1997 between the Company and Bankers
          Trust Company
10.44     Form of Warrant issued pursuant to the Warrant Agreement
10.45+    Rebate Agreement dated as of January 1, 1996 between Bacardi International Limited and the Company
12.1      Statement re: computation of ratio of earnings to fixed charges for the period from
          February 5, 1997 to September 30, 1997
12.2      Statement re: computation of ratio of earnings to fixed charges for the years ended
          December 31, 1992, 1993, 1994, 1995 and 1996
21.1      List of Subsidiaries of the Company
21.2      List of Subsidiaries of the Parent Guarantor
23.1*     Consent of Arthur Andersen LLP
23.2      Consent of Eckert Seamans Cherin & Mellott, LLC, included in Exhibit 5.1
23.3      Consent of Jones, Day, Reavis & Pogue, included in Exhibit 5.2
23.4      Consent of American Appraisal Associates, Inc.
24.1      Power of Attorney of the Company
24.2      Power of Attorney of the Parent Guarantor
25.1      Statement on Form T-1 of the eligibility of the Trustee with respect to the Company
25.2      Statement on Form T-1 of the eligibility of the Trustee with respect to the Parent
          Guarantor
27.1      Financial Data Schedule of Old Anchor
27.2      Financial Data Schedule of the Company
27.3      Financial Data Schedule of the Parent Guarantor
99.1      Form of Letter of Transmittal
99.2      Form of Notice of Guaranteed Delivery
99.3      Form of Letter to DTC Participants
99.4      Form of Letter to Clients and Form of Instruction to Book-Entry Transfer
          Participants


---------------


+ Confidential treatment requested pursuant to Rule 406 of Regulation C.



* Filed herewith.



All other exhibits were filed previously.

(b) FINANCIAL STATEMENT SCHEDULES

                                                                     SCHEDULE II

                            ANCHOR RESOLUTION CORP.
                       VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

               COLUMN A                 COLUMN B     COLUMN C     COLUMN D      COLUMN E      COLUMN F
--------------------------------------  --------     --------     --------     ----------     --------
                                                           ADDITIONS
                                                     ---------------------
                                        BALANCE      CHARGED
                                           AT        TO COSTS     CHARGED                     BALANCE
                                        BEGINNING      AND        TO OTHER                     AT END
             DESCRIPTION                OF YEAR      EXPENSES     ACCOUNTS     DEDUCTIONS     OF YEAR
--------------------------------------  --------     --------     --------     ----------     --------
Year ended December 31, 1996
  Allowance for doubtful accounts.....   $1,826       $1,126       $   --        $1,449(A)     $1,503
Year ended December 31, 1995
  Allowance for doubtful accounts.....   $3,447       $  656       $   --        $2,277(A)     $1,826
Year ended December 31, 1994
  Allowance for doubtful accounts.....   $3,615       $   50       $   --        $  218(A)     $3,447

---------------
(A) Accounts written off

                                                                     SCHEDULE II

                       ANCHOR GLASS CONTAINER CORPORATION
                       VALUATION AND QUALIFYING ACCOUNTS
               PERIOD FROM FEBRUARY 5, 1997 TO SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                 COLUMN A                  COLUMN B    COLUMN C    COLUMN D     COLUMN E      COLUMN F
------------------------------------------ --------    --------    --------    ----------    ----------
                                                            ADDITIONS
                                                       --------------------
                                           BALANCE
                                              AT       CHARGED
                                           BEGINNING   TO COSTS    CHARGED                   BALANCE AT
                                              OF         AND       TO OTHER                    END OF
               DESCRIPTION                  PERIOD     EXPENSES    ACCOUNTS    DEDUCTIONS      PERIOD
------------------------------------------ --------    --------    --------    ----------    ----------
Period from February 5, 1997 to September
  30, 1997
  Allowance for doubtful accounts.........  $1,630(B)    $225          --         $ 65(A)      $1,790

---------------
(A) Accounts written off

(B) Amount recognized as part of Anchor Acquisition.

ITEM 22. UNDERTAKINGS.

     The Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, Anchor Glass Container Corporation has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, in the Commonwealth of Pennsylvania, on February 9, 1998.


                                          ANCHOR GLASS CONTAINER CORPORATION

                                          By: /s/ M. WILLIAM LIGHTNER, JR.

                                            ------------------------------------
                                                  M. William Lightner, Jr.
                                              Senior Vice President -- Finance
                                                Chief Financial Officer and
                                                          Treasurer


     Pursuant to the requirements of the Securities Act, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities indicated on February 9, 1998.


                 SIGNATURES                                         TITLE
---------------------------------------------    --------------------------------------------
                      *                          Chairman, Chief Executive Officer and
---------------------------------------------      Director (Principal Executive Officer)
              John J. Ghaznavi

        /s/ M. WILLIAM LIGHTNER, JR.             Senior Vice President -- Finance, Chief
---------------------------------------------      Financial Officer, Treasurer and Director
          M. William Lightner, Jr.                 (Principal Financial Officer)

                      *                          Controller (Principal Accounting Officer)
---------------------------------------------
               Edward M. Jonas
                      *                          Director
---------------------------------------------
              David T. Gutowksi

                      *                          Director
---------------------------------------------
                 C. Kent May

                      *                          Director
---------------------------------------------
               Paul H. Farrar

                                          *By: /s/ M. WILLIAM LIGHTNER, JR.
                                             -----------------------------------
                                                  M. William Lightner, Jr.
                                               Pursuant to Powers of Attorney
                                              filed herewith or previously with
                                                 the Securities and Exchange
                                                          Commission

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, Consumers U.S., Inc. has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, in the Commonwealth of Pennsylvania, on February 9, 1998.


                                          CONSUMERS U.S., INC.

                                          BY: /s/ M. WILLIAM LIGHTNER, JR.
                                            ------------------------------------
                                                  M. William Lightner, Jr.
                                             Vice President and Chief Financial
                                                           Officer


     Pursuant to the requirements of the Securities Act, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities indicated on February 9, 1998.


                 SIGNATURES                                         TITLE
---------------------------------------------    --------------------------------------------

                      *                          Chairman, Chief Executive Officer and
---------------------------------------------      Director (Principal Executive Officer)
              John J. Ghaznavi

        /s/ M. WILLIAM LIGHTNER, JR.             Vice President and Chief Financial Officer
---------------------------------------------      (Principal Financial and Accounting
          M. William Lightner, Jr.                 Officer)

                      *                          Director
---------------------------------------------
              David T. Gutowksi

                      *                          Director
---------------------------------------------
                 C. Kent May

                                          *By: /s/ M. WILLIAM LIGHTNER, JR.
                                             -----------------------------------
                                                  M. William Lightner, Jr.
                                               Pursuant to Powers of Attorney
                                              filed herewith or previously with
                                                 the Securities and Exchange
                                                          Commission

                                 EXHIBIT INDEX


EXHIBIT
NUMBER    ITEM
-------   -----------------------------------------------------------------------------------
 2.1      Asset Purchase Agreement dated as of December 18, 1996 among Anchor Glass Container
          Corporation, now known as Anchor Resolution Corp. ("Old Anchor"), Consumers
          Packaging Inc. and Owens-Brockway Glass Container Inc.
 2.2      Amendment to Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of
          February 5, 1997 by and among Old Anchor, Consumers Packaging Inc. and
          Owens-Brockway Glass Container Inc.
 2.3      Order of United States Bankruptcy Court for the District of Delaware approving (i)
          the Asset Purchase Agreement and (ii) the assumption and assignment of certain related executory contracts
 2.4      Order of United States Bankruptcy Court for the District of Delaware approving the
          Amendment to the Asset Purchase Agreement
 2.5      Memorandum of Understanding dated February 5, 1997 among Old Anchor, Consumers
          Packaging Inc., and the Company
 3.1      Amended and Restated Certificate of Incorporation of the Company
 3.2      Certificate of Incorporation of the Parent Guarantor
 3.3      Certificate of Amendment to Certificate of Incorporation of the Parent Guarantor
 3.4      Bylaws of the Company
 3.5      Bylaws of the Parent Guarantor
 3.6      Certificate of Designation for Series A 10% Cumulative Convertible Preferred Stock
 3.7      Certificate of Designation for Series B 8% Cumulative Convertible Preferred Stock
 4.1      Indenture dated as of April 17, 1997 among the Company, the Parent Guarantor and
          The Bank of New York, as trustee
 4.2      Form of Initial Notes (included in Exhibit 4.1)
 4.3      Form of Exchange Notes (included in Exhibit 4.1)
 4.4      Security Agreement dated as of February 5, 1997 among the Company and Bankers Trust
          Company, as agent under the Revolving Credit Agreement
 4.5      Assignment of Security Agreement dated as of April 17, 1997 among the Company,
          Bankers Trust Company, as assignor, and The Bank of New York, as assignee and as trustee under the Indenture
 4.6      Pledge Agreement dated as of April 17, 1997 among the Parent Guarantor and The Bank of New York, as trustee under the Indenture
 4.7      Intercreditor Agreement dated as of February 5, 1997 among The Bank of New York, as
          Note Agent, and BT Commercial Corporation, as Credit and Shared Collateral Agent
 4.8      Amendment No. 1 to the Intercreditor Agreement, dated as of April 17, 1997 among
          The Bank of New York, as Note Agent, and BT Commercial Corporation, as Credit and
          Shared Collateral Agent
 4.9      Registration Rights Agreement dated as of April 17, 1997 among the Company, the
          Parent Guarantor, BT Securities Corporation and TD Securities (USA) Inc.
 5.1      Opinion of Eckert Seamans Cherin & Mellott, LLC
 5.2      Opinion of Jones, Day, Reavis & Pogue

EXHIBIT
NUMBER    ITEM
-------   -----------------------------------------------------------------------------------
10.1      Credit Agreement (the "Credit Agreement") dated as of February 5, 1997 among the
          Company, Bankers Trust Company, as Issuing Bank, BT Commercial Corporation, as
          Agent and Co- Syndication Agent, PNC Bank, National Association, as Co-Syndication
          Agent and Issuing Bank, and the various financial institutions party thereto
10.2      First Amendment to the Credit Agreement dated as of March 11, 1997 among the
          Company, Bankers Trust Company, BT Commercial Corporation, and PNC Bank, National
          Association
10.3      Second Amendment to the Credit Agreement dated as of April 9, 1997 among the
          Company, Bankers Trust Company, BT Commercial Corporation, and PNC Bank, National
          Association
10.4      Third Amendment and Waiver to the Credit Agreement dated as of May 23, 1997 among the Company, Bankers Trust Company, BT Commercial Corporation, PNC Bank, National
          Association and the various financial institutions party to the Credit Agreement
10.5      Fourth Amendment to the Credit Agreement dated as of September 15, 1997 among the
          Company, Bankers Trust Company, BT Commercial Corporation, PNC Bank, National
          Association, and the various financial institutions party to the Credit Agreement
10.6      Assignment of Security Interest in U.S. Trademarks and Patents dated February 5,
          1997 by the Company to BT Commercial Corporation, as Collateral Agent under the
          Credit Agreement
10.7      Assignment of Security Interest in U.S. Copyrights dated February 5, 1997 by the
          Company to BT Commercial Corporation, as Collateral Agent under the Credit
          Agreement
10.8      Guaranty dated February 5, 1997, by the Parent Guarantor in favor of BT Commercial
          Corporation and the other financial institutions party to the Credit Agreement Plan
10.9      Termination Agreement dated February 3, 1997 by and between Consumers Packaging
          Inc., the Company and the Pension Benefit Guaranty Corporation
10.10     Release Agreement among Old Anchor, the Company, the Official Committee of
          Unsecured Creditors of Anchor Glass Container Corporation (Old Anchor) and Vitro,
          Sociedad Anonima
10.11     Agreement (the "Vitro Agreement") dated as of December 18, 1996 between Vitro,
          Sociedad Anonima, Consumers Packaging Inc., on behalf of itself, and Consumers
          Packaging Inc., on behalf of the Company
10.12     First Amendment to the Vitro Agreement dated as of February 4, 1997 among Vitro,
          Sociedad Anonima, Consumers Packaging Inc. and the Company
10.13     Waiver Agreement dated as of February 5, 1997 by and between Old Anchor and
          Consumers Packaging Inc.
10.14     Assignment and Assumption Agreement dated as of February 5, 1997 by and between
          Consumers Packaging Inc. and the Company
10.15     Assignment and Assumption Agreement dated as of February 5, 1997 by and between
          Consumers Packaging Inc. and the Company relating to certain employee benefit plans
10.16     Assignment and Assumption Agreement dated as of February 5, 1997 between Consumers
          Packaging Inc. and the Company relating to certain commitment letters
10.17     Bill of Sale, Assignment and Assumption Agreement dated as of February 5, 1997 by and between Old Anchor and the Company
10.18     Assignment of Patent Property and Design Property from Old Anchor to the Company
10.19     Trademark Assignment from Old Anchor to the Company
10.20     Foreign Trademark Assignment from Old Anchor to the Company
10.21     Copyright Assignment from Old Anchor to the Company

EXHIBIT
NUMBER    ITEM
-------   -----------------------------------------------------------------------------------
10.22     Agreement dated as of February 5, 1997 between The Travelers Indemnity Company and its Affiliates, including The Aetna Casualty and Surety Company and their predecessors, and the Company
10.23     Allocation Agreement dated as of February 5, 1997 between Consumers Packaging Inc.
          and Owens-Brockway Glass Container Inc.
10.24     Supply Agreement dated as of February 5, 1997 by and between the Company and Owens-
          Brockway Glass Container Inc.
10.25     Transition Agreement dated as of February 5, 1997 between Consumers Packaging Inc., the Company and Owens-Brockway Glass Container Inc.
10.26+    Technical Assistance and License Agreement executed December 18, 1996 by
          Owens-Brockway Glass Container Inc. and Consumers Packaging Inc.
10.27     Assurance Agreement (the "Assurance Agreement") dated as of February 5, 1997 among
          Owens-Brockway Glass Container Inc., Consumers Packaging Inc., the Company, BT
          Commercial Corporation, Bankers Trust Company and The Bank of New York
10.28     Letter agreement relating to Assurance Agreement dated April 17, 1997 addressed to
          Owens-Brockway Glass Container Inc. and signed by Bankers Trust Company and The
          Bank of New York
10.29     Intercompany Agreement dated as of April 17, 1997 among G&G Investments, Inc.,
          Glenshaw Glass Company, Inc., Hillsboro Glass Company, I.M.T.E.C. Enterprises,
          Inc., Consumers Packaging Inc., Consumers International Inc., the Parent Guarantor,
          the Company, BT Securities Corporation and The Bank of New York, as trustee under the Indenture
10.30     Management Agreement dated as of February 5, 1997 by and between the Company and
          G&G Investments, Inc.
10.31     Anchor Glass Container Corporation/Key Executive Employee Retention Plan
10.32     Lease Agreement -- Anchor Place at Fountain Square (the "Lease Agreement") dated
          March 31, 1988, by and between Old Anchor and Fountain Associates I Ltd. relating to the Company's headquarters in Tampa, Florida
10.33     First Amendment to Lease Agreement effective as of June 16, 1992, by and between
          Fountain Associates I Ltd. and Old Anchor
10.34     Second Amendment to Lease Agreement effective as of September 30, 1993, by and between Fountain Associates I Ltd. and Old Anchor
10.35     Third Amendment to Lease Agreement effective as of February 22, 1995, by and between Fountain Associates I Ltd. and Old Anchor
10.36     Agreement dated as of March 31, 1996 by and between Fountain Associates I Ltd.,
          Citicorp Leasing, Inc. and Old Anchor
10.37     Amended and Restated Agreement effective as of September 12, 1996, by and between
          Fountain Associates I Ltd., Citicorp Leasing Inc. and Old Anchor
10.38     Sixth Amendment to Lease and Second Amendment to Option Agreement dated as of
          February 5, 1997, by and between Fountain Associates I Ltd., Citicorp Leasing Inc.
          and Old Anchor
10.39     Building Option Agreement dated March 31, 1988, by and between Fountain Associates
          I, Ltd. and Old Anchor
10.40     First Amendment to Building Option Agreement effective as of June 16, 1992, by and between Fountain Associates I, Ltd. and Old Anchor
10.41+    Supply Agreement effective as of June 17, 1996 between The Stroh Brewery Company and the Company

EXHIBIT
NUMBER    ITEM
-------   -----------------------------------------------------------------------------------
10.42+    Supply Agreement between Bacardi International Limited and the Company
10.43     Warrant Agreement dated as of February 5, 1997 between the Company and Bankers
          Trust Company
10.44     Form of Warrant issued pursuant to the Warrant Agreement
10.45+    Rebate Agreement dated as of January 1, 1996 between Bacardi International Limited and the Company
12.1      Statement re: computation of ratio of earnings to fixed charges for the period from
          February 5, 1997 to September 30, 1997
12.2      Statement re: computation of ratio of earnings to fixed charges for the years ended
          December 31, 1992, 1993, 1994, 1995 and 1996
21.1      List of Subsidiaries of the Company
21.2      List of Subsidiaries of the Parent Guarantor
23.1*     Consent of Arthur Andersen LLP
23.2      Consent of Eckert Seamans Cherin & Mellott, LLC, included in Exhibit 5.1
23.3      Consent of Jones, Day, Reavis & Pogue, included in Exhibit 5.2
23.4      Consent of American Appraisal Associates, Inc.
24.1      Power of Attorney of the Company
24.2      Power of Attorney of the Parent Guarantor
25.1      Statement on Form T-1 of the eligibility of the Trustee with respect to the Company
25.2      Statement on Form T-1 of the eligibility of the Trustee with respect to the Parent
          Guarantor
27.1      Financial Data Schedule of Old Anchor
27.2      Financial Data Schedule of the Company
27.3      Financial Data Schedule of the Parent Guarantor
99.1      Form of Letter of Transmittal
99.2      Form of Notice of Guaranteed Delivery
99.3      Form of Letter to DTC Participants
99.4      Form of Letter to Clients and Form of Instruction to Book-Entry Transfer
          Participants


---------------


+ Confidential treatment requested pursuant to Rule 406 of Regulation C.



* Filed herewith.



All other exhibits have been filed previously.